                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [X] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                              GENESIS ENERGY, L.P.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                                     [LOGO]

                                          , 2000

Dear Genesis Energy, L.P. Unitholders:

     A special meeting of unitholders of Genesis Energy, L.P. will be held on [DAY, DATE], 2000, at the [LOCATION, ADDRESS]. The meeting will start at [TIME], local time. At this important meeting, you will be asked to vote upon the proposal relating to the financial restructuring of the partnership intended to simplify our ownership structure and create the financial flexibility we need to successfully grow our business.

                             OUR CURRENT SITUATION

     We are not generating sufficient cash flow from operations to meet the minimum quarterly distribution obligation on common units of $0.50 per unit. Earnings before interest expense, income taxes, depreciation and amortization and minority interests have declined approximately 55% during the past three years from $26.6 million in 1996 to $12.1 million in 1999.

     Since our inception in December 1996, we have generated $44.3 million of distributable cash flow and have distributed $58.5 million to you, our common unitholders. The $14.2 million deficit has primarily been funded from $5 million of proceeds that we retained from our initial public offering and $8.7 million of distribution support provided by Salomon Smith Barney Holdings Inc. pursuant to Salomon's distribution support obligation. We do not expect industry conditions to improve enough to allow us to generate sufficient cash flow to pay the full minimum quarterly distribution requirement on common units for the foreseeable future and expect to use the remaining $8.9 million of distribution support from Salomon by the second quarter of 2001. Once the distribution support provided by Salomon has been fully utilized, distributions on common units will be based on our available cash, which we expect to be approximately $0.20 per unit.

     Under the terms of our partnership agreement, we will accumulate the shortfall between the current minimum quarterly distribution of $0.50 per unit and the amount actually paid on common units as arrearages. We anticipate that we will begin accumulating arrearages at a rate of $0.30 per unit per quarter, or an aggregate of $10.6 million per year, beginning in the second quarter of 2001, when the remaining distribution support provided by Salomon is expected to be fully utilized. Common unit arrearages are contingent payment obligations entitling you to payments only to the extent there is cash available for distribution and only when we have met the minimum quarterly distribution for the then current quarter. These arrearages accrue only so long as subordinated units remain outstanding.

     IF THE PROPOSAL DESCRIBED BELOW IS NOT APPROVED, WE EXPECT THAT THE ACCUMULATION OF COMMON UNIT ARREARAGES AT A RATE OF APPROXIMATELY $10 MILLION PER YEAR MAY ADVERSELY IMPACT THE PARTNERSHIP AND RESULT IN A FURTHER REDUCTION OF OUR DISTRIBUTION ON COMMON UNITS BELOW $0.20 PER QUARTER.

     - WE EXPECT TO EXPERIENCE INCREASED CREDIT SUPPORT REQUIREMENTS AND COSTS IF ARREARAGES ACCUMULATE. Exchange partners and producers may demand increased credit support because they may not appreciate the contingent nature of common unit arrearages and may perceive that our financial condition is deteriorating as a result of common unit arrearages. Increased credit support demands would increase our credit costs. If increased credit support demands exceed the credit support available under the Master Credit Support Agreement with Salomon, we may be forced to curtail our purchasing and marketing activities, which will adversely affect our financial condition.

     - WE EXPECT TO EXPERIENCE INCREASING DIFFICULTIES IN OBTAINING WORKING CAPITAL CREDIT IF ARREARAGES ACCUMULATE. Our current working capital facility expires on August 14, 2000. Increasing trade credit support requirements and the prospects of accumulating arrearages on common units may affect the terms and the cost of replacing the existing working capital facility.

     - WE EXPECT CONSTRAINTS ON OUR ABILITY TO ACCESS CAPITAL MARKETS IF ARREARAGES ACCUMULATE. Unless we expend capital or combine with other businesses to increase our asset base or diversify into other master limited partnership qualified businesses, our cash flow from operations may continue to erode. However, we expect that our ability to access capital markets to finance necessary growth or otherwise combine with other businesses would be adversely affected by our contingent obligations to repay accumulating arrearages on common units and to redeem the non-voting additional limited partner interests, or APIs, issued to Salomon in exchange for its distribution support.

     TO AVOID ARREARAGES AND THE ASSOCIATED ADVERSE EFFECTS ON OUR OPERATIONS AND FINANCIAL CONDITION, WE RECOMMEND THAT THE PARTNERSHIP BE RESTRUCTURED AS SET FORTH BELOW.

                                  THE PROPOSAL

     We propose to amend the partnership agreement of our subsidiary operating partnership to:

     - set the minimum quarterly distribution on the common units at $0.20 per unit, a level that is commensurate with our current cash flow and the cash flow we believe we will be able to sustain if the proposal is approved;

     - eliminate for no consideration all outstanding subordinated limited partner units in our operating partnership, which are owned by Salomon and Howell Corporation, thereby increasing the public unitholders' effective ownership of the operating partnership from the current 78% to 98%;

     - eliminate the requirement that the common units accrue arrearages;

     - eliminate for no consideration all outstanding APIs issued to Salomon in exchange for distribution support; and

     - set the respective per unit distribution thresholds that must be achieved before the general partner is entitled to incentive compensation payments at 125%, 140% and 165% of the minimum quarterly distribution, or $0.25, $0.28, and $0.33 per unit.

                            BENEFITS OF THE PROPOSAL

     If the proposal is approved:

     - Salomon will contribute to the operating partnership the remaining
       distribution support expected to be $[     ] million. After payment of
       transaction costs associated with the restructuring estimated at $[     ]
       million, the general partner will then declare a special distribution in
       the aggregate amount of $[     ] million or $[     ] per unit. The
       general partner will relinquish its 2% share of this special distribution and its right to any incentive compensation payments as a result of this special distribution.

     - Our obligation to redeem the $17.6 million of APIs that will have been issued to Salomon in exchange for all of its distribution support will be eliminated.

     - All outstanding subordinated units will be eliminated, resulting in:

      - the elimination of the obligation to distribute future available cash of the partnership to anyone other than the common unitholders and the general partner; and

      - the elimination of the requirement that the common units accrue arrearages. The arrearage provision of the partnership agreement is intended to assure that subordinated unitholders do not receive distributions unless all distribution obligations to the common unitholder have been fully satisfied. Once all of the subordinated units are eliminated, arrearages will no longer accumulate.

      - Salomon will extend the expiration date of its credit support obligation to the partnership from December 31, 2000 to December 31, 2001 on the current terms and conditions. This extension of Salomon's credit support eliminates an estimated $3.3 million per year increase in annual trade credit costs for 2001.

      - We expect our financial structure to be more viable. We expect that the approval of the proposal will improve our ability to access debt capital and to issue partnership units as currency for acquisitions. We believe that it is essential to grow our business if we are to maintain or improve our available cash for distributions.

      - We believe that a simplified ownership structure will enhance the potential for business combinations and other strategic arrangements.

      - The general partner will be motivated to increase distributions to the common unitholders. Approval of the proposal will restore the incentive given by the unitholders to the general partner to increase quarterly cash distributions by setting the target levels of distributions that must be achieved before the general partner is entitled to incentive compensation payments to target levels comparable to those established at our initial public offering in 1996.

     WE URGE YOU TO VOTE IN FAVOR OF THE PROPOSAL. YOUR FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

     The general partner appointed a special committee of disinterested members of its board of directors to consider the restructuring proposal on behalf of the holders of public common units. The special committee voted unanimously to recommend that the general partner and the board of directors of the general partner approve the restructuring proposal. The special committee considered many factors in reaching its recommendation, which are described in detail in the attached proxy statement.

     THE GENERAL PARTNER AND ITS BOARD OF DIRECTORS BY UNANIMOUS VOTE OF ITS MEMBERS, BASED ON THE RECOMMENDATION OF THE SPECIAL COMMITTEE AND AFTER CAREFUL CONSIDERATION, RECOMMEND THAT THE PROPOSAL BE APPROVED BY THE UNITHOLDERS.

     A VOTE IN FAVOR OF THE RESTRUCTURING WILL HELP US MAINTAIN THE CURRENT LEVEL OF CASH FLOW AND ESTABLISH A FOUNDATION FOR FUTURE GROWTH.

     YOUR VOTE IS IMPORTANT. Even if you plan to attend the special meeting, I urge you to mark, sign and date the enclosed proxy and return it promptly, or authorize the individuals named on your proxy card to vote your units by calling the toll-free telephone number or using the Internet as described in the instructions included with your proxy card. You will retain the option to revoke your proxy at any time before the vote or to vote your units personally on request if you attend the special meeting.

     THE MAJORITY OF COMMON UNITS IS NECESSARY FOR THE APPROVAL OF THE PROPOSAL.

     I urge you to review carefully the attached proxy statement, which contains a detailed description of the proposal to be voted upon at the special meeting.

                                            Sincerely,

                                            Mark J. Gorman
                                            President and Chief Executive
                                            Officer,
                                            Genesis Energy, L.L.C., as General
                                            Partner

                              GENESIS ENERGY, L.P.
                             500 DALLAS, SUITE 2500
                              HOUSTON, TEXAS 77002

                    Notice of Special Meeting of Unitholders
                           to be Held on [DATE], 2000

To the unitholders of Genesis Energy, L.P.:

     A special meeting of unitholders of Genesis Energy, L.P., a Delaware limited partnership, will be held on [DAY], [DATE], 2000 at [TIME] local time, at [LOCATION] to consider and vote upon a proposal that, if approved, will:

     - set the minimum quarterly distribution for the common units at $0.20 per unit (the current minimum quarterly distribution is $0.50 per unit);

     - set the respective per unit distribution thresholds to be achieved before the general partner is entitled to receive incentive compensation payments at 125%, 140% and 165% of the minimum quarterly distribution, or $0.25, $0.28 and $0.33 per unit; and

     - ratify and approve the following additional actions:

      - the elimination of all outstanding subordinated limited partnership units and the termination of the subordination period;

      - the elimination of all outstanding additional partner interests;

      - the elimination of the requirement that the common units accrue arrearages;

      - the payment of Salomon's remaining distribution support obligation in
        the amount of $[     ];

      - a special distribution of an aggregate of $[     ] million, or $[     ]
        per unit, on the common units held by the public; and

      - the extension of Salomon's $300 million credit support obligation to the partnership until December 31, 2001, on the current terms and conditions.

     Only holders of units at the close of business on [RECORD DATE], 2000 are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof. Unitholders may vote in person or by proxy. The accompanying form of proxy is solicited by our general partner.

     Under applicable law, dissenters' appraisal rights do not apply to the unitholders in connection with the proposal to be voted upon at the special meeting.

     YOUR VOTE IS IMPORTANT. An affirmative vote of a majority of the votes entitled to be cast is required to approve the proposal. YOUR FAILURE TO VOTE WILL HAVE THE EFFECT OF A VOTE AGAINST THE PROPOSAL. Even if you plan to attend the special meeting in person, please sign and return the enclosed proxy, or authorize the individuals named on your proxy card to vote your units by calling the toll-free telephone number or using the Internet as described in the instructions included with your proxy card. This will ensure that your units will be represented at the special meeting if you are unable to attend. If you do attend the special meeting and wish to vote in person, you may withdraw your proxy and vote in person.

                                            By Order of the General Partner

                                            Mark J. Gorman
                                            President and Chief Executive
                                            Officer
                                            Genesis Energy, L.L.C.

Houston, Texas
[DATE], 2000

                                PROXY STATEMENT

                              GENESIS ENERGY, L.P.
                             500 DALLAS, SUITE 2500
                              HOUSTON, TEXAS 77002

     This proxy statement is being furnished to holders of units of Genesis Energy, L.P. in connection with the solicitation of proxies by Genesis Energy, L.L.C., our general partner, for use at a special meeting of our unitholders to be held on [DATE], 2000, and any adjournment thereof. At the special meeting, unitholders will be asked to consider and vote upon a restructuring proposal, which if approved will:

     - set the minimum quarterly distribution on the common units at $0.20 per unit (the current minimum quarterly distribution is $0.50 per unit); and

     - set the respective per unit distribution thresholds that must be achieved before the general partner is entitled to incentive compensation payments at 125%, 140% and 165% of the minimum quarterly distribution, or $0.25, $0.28 and $0.33 per unit; and

     - ratify and approve the following additional actions:

      - the elimination of all outstanding subordinated limited partnership units and the termination of the subordination period;

      - the elimination of all outstanding additional partner interests;

      - the elimination of the requirement that the common units accrue arrearages;

      - the payment of Salomon's remaining distribution support obligation in
        the amount of $[     ];

      - a special distribution of an aggregate of $[     ] million, or $[     ]
        per unit, on the common units held by the public; and

      - the extension of Salomon's $300 million credit support obligation to the partnership until December 31, 2001, on the current terms and conditions.

     WE ARE SEEKING YOUR VOTE IN FAVOR OF THE PROPOSED RESTRUCTURING TO AVOID ARREARAGES AND ANY POTENTIAL ADVERSE EFFECTS ON OUR OPERATIONS AND FINANCIAL CONDITION. YOUR FAILURE TO VOTE WILL HAVE THE EFFECT OF A VOTE AGAINST THE PROPOSAL.

     The general partner appointed a special committee of disinterested members of its board of directors to consider the restructuring proposal on our behalf and on behalf of the unitholders. The special committee voted unanimously to recommend that the board of directors of the general partner approve the restructuring proposal. The special committee considered many factors in reaching its recommendation, which are described in detail in this proxy statement.

     The special committee, acting on behalf of Genesis Energy, L.P. and the unitholders, has been advised by independent legal counsel and by Simmons & Company International, an independent financial advisor, who gave the special committee an opinion that the terms (as defined in the opinion) of the proposal are fair to the holders of common units of Genesis Energy, L.P., from a financial point of view. BASED ON THE RECOMMENDATION OF THE SPECIAL COMMITTEE, THE BOARD OF DIRECTORS OF THE GENERAL PARTNER UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RESTRUCTURING PROPOSAL.

     If you have any questions about the proxy statement or the special meeting, please call [TELEPHONE NUMBER]. This proxy statement, dated [DATE], 2000, is first being mailed to unitholders on or about [DATE], 2000. We have retained [PROXY SOLICITOR] to aid in the solicitation of proxies.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF OR THAT THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IS CORRECT AS OF ANY TIME AFTER THE DATE OF THIS PROXY STATEMENT.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION..............     1
FORWARD LOOKING STATEMENTS..................................     2
THE PROPOSAL................................................     3
  Current Ownership Structure...............................     4
  Resulting Ownership Structure.............................     5
REASONS FOR THE PROPOSAL....................................     6
  Current Business Conditions...............................     6
  Expected Common Unit Arrearages...........................     8
  Expected Financial Constraints of the Current Partnership
     Structure..............................................     9
BENEFITS OF THE RESTRUCTURING TO THE UNITHOLDERS............    10
  Special Distribution to the Unitholders...................    10
  Elimination of APIs and Subordinated Units................    10
  Extension of Salomon's Master Credit Support Agreement....    10
  We Gain Financial Flexibility to Grow.....................    10
  We Become a More Attractive Entity........................    10
  The General Partner Will Be Incentivized to Increase
     Distributions to Unitholders...........................    11
INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL................    11
RECOMMENDATIONS AND OPINIONS................................    11
  Strategic Alternatives....................................    11
  Recommendation of the Special Committee of the Board of
     Directors of the General Partner.......................    12
  Fairness Opinion of Financial Advisor to the Special
     Committee..............................................    13
  Recommendations of the Board of Directors of the General
     Partner................................................    13
BUSINESS OF GENESIS ENERGY, L.P.............................    13
  General...................................................    13
  Business Overview.........................................    14
SALOMON'S CURRENT OBLIGATION TO PROVIDE CREDIT SUPPORT......    15
SALOMON'S REMAINING DISTRIBUTION SUPPORT....................    15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................    16
PROPOSED AMENDMENT TO THE PARTNERSHIP AGREEMENT OF THE
  OPERATING PARTNERSHIP.....................................    16
DESCRIPTION OF THE UNITS....................................    18
  Ownership Structure.......................................    18
  Distribution Support......................................    18
  Distributions by the Partnership to the Unitholders.......    18
  Distributions of Available Cash...........................    20
  Threshold Levels for Incentive Compensation Payments......    21
  Distributions of Available Cash After the
     Reorganization.........................................    22
  New Thresholds for Incentive Compensation Payment
     Amounts................................................    22
MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES...............    22
  Treatment of Distributions................................    23
  Disposition of Common Units...............................    23
  Basis of Units............................................    24
  Ratio of Taxable Income to Distributions..................    24
THE SPECIAL MEETING.........................................    24
  General...................................................    24
  Unitholders Entitled to Vote..............................    24

                                                              PAGE
                                                              ----
  Record Date...............................................    24
  Proxies...................................................    25
  Voting Procedures for Beneficial Owners...................    25
  Solicitation..............................................    25
  Adjournment...............................................    25
INCORPORATION OF DOCUMENTS BY REFERENCE.....................    26
ANNEX A -- OPINION OF SIMMONS & COMPANY INTERNATIONAL.......   A-1
ANNEX B -- SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED
  PARTNERSHIP OF GENESIS ENERGY, L.P........................   B-1
ANNEX C -- SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED
  PARTNERSHIP OF GENESIS CRUDE OIL, L.P.....................   C-1
ANNEX D -- GLOSSARY.........................................   D-1
ANNEX E -- GENESIS ENERGY, L.P. QUARTERLY REPORT ON FORM
  10-Q FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2000........   E-1
ANNEX F -- GENESIS ENERGY, L.P. ANNUAL REPORT ON FORM 10-K
  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999...............   F-1

                 QUESTIONS AND ANSWERS ABOUT THE REORGANIZATION

Q:   WHAT DO I NEED TO DO NOW?

A: We urge you to read this proxy statement carefully, including its annexes, and to consider how the reorganization may affect you as a unitholder. This proxy statement, which was mailed to all holders of record as of [DATE], 2000, contains important information regarding the proposed reorganization. For information about where to call to get answers to your questions, see "What if I have questions?" below.

Q:   HOW DO I VOTE?

A: Just mail your completed, signed and dated proxy card in the enclosed postage-paid return envelope as soon as possible so that your units may be represented at the special unitholders' meeting to vote on the proposal, or authorize the individuals named on your proxy card to vote your units by calling the toll-free telephone number or using the Internet as described in the instructions included with your proxy card. You may also attend the special meeting and vote your units in person. The special meeting will be held on [DATE], 2000 at [TIME], at [LOCATION, ADDRESS]. Even if you plan to attend the special meeting, we recommend that you complete, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

Q:   WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

A: A special committee of the board of directors of the general partner appointed to consider the restructuring proposal unanimously voted to recommend that the board of directors approve the restructuring proposal. Based on that recommendation, the board of directors unanimously recommends that you vote FOR the restructuring proposal.

Q:   WHEN MUST I VOTE?

A: In order for your vote to be counted, we must receive your proxy at or prior to the special meeting or you must attend the special meeting.

Q:   IF MY UNITS ARE HELD BY MY BROKER, HOW DO I VOTE?

A: You should contact your broker for instructions. Your broker can tell you if your units are held in street name and, if they are, how you can instruct your broker to vote your units. Your broker may vote your units only if you provide instructions on how to vote. Please tell your broker how to vote your units.

Q:   WHAT IF I HAVE QUESTIONS?

A: If you have questions about the reorganization or if you would like additional copies of this proxy statement or a new proxy card, you should contact: [PROXY SOLICITOR NAME] by mail at [ADDRESS], or by telephone, toll
     free, at (800)           . [PROXY SOLICITOR NAME] is acting as our proxy
     solicitor.

                           FORWARD LOOKING STATEMENTS

     The statements in this proxy statement that are not historical information are forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although we believe that our expectations regarding future events are based on reasonable assumptions, we cannot assure you that our goals will be achieved or that our expectations regarding future developments will prove to be correct. Important factors that could cause actual results to differ materially from the expectations reflected in the forward looking statements herein include, but are not limited to, the following:

     - changes in regulations;

     - our success in obtaining additional lease barrels;

     - changes in crude oil production volumes (both world-wide and in areas in which we have operations);

     - developments relating to possible acquisitions or business combination opportunities;

     - volatility of crude oil prices and grade differentials;

     - the success of our risk management activities;

     - credit requirements by our counterparties;

     - our ability to replace our credit support from Salomon with a bank facility and to replace our working capital facility from Bank One with another facility;

     - any requirements for testing or changes in our Mississippi pipeline system as a result of the oil spill that occurred there in December 1999;

     - any fines and penalties federal and state regulatory agencies may impose in connection with the oil spill that would not be reimbursed by insurance; and

     - conditions of the capital markets and equity markets during the periods covered by the forward looking statements.

     All subsequent written or oral forward looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the foregoing cautionary statements.

                                  THE PROPOSAL

     The proposal you are being asked to vote on, if approved by the affirmative majority vote of holders of common units, will:

     - Set the minimum quarterly distribution for the common units at $0.20 per unit. The current minimum quarterly distribution is $0.50 per unit.

     - Eliminate all outstanding subordinated units in the operating partnership, thus eliminating Salomon and Howell as limited partners of the operating partnership. After this elimination, the outstanding common units held by the partnership's public unitholders will represent an effective 98% interest in the operating partnership. The general partner interests of Genesis Energy, L.L.C. in the partnership and the operating partnership will represent a combined 2% interest in the partnership. Further, the elimination of all subordinated units will result in the expiration of the subordination period.

     - Eliminate the requirement that the common units accrue arrearages.

     - Eliminate all of the outstanding APIs.

     - Set the respective per unit distribution thresholds that must be achieved before the general partner is entitled to incentive compensation payments at 125%, 140% and 165% of the minimum quarterly distribution, or $0.25, $0.28, and $0.33 per unit.

     - Result in the contribution by Salomon of all of its remaining distribution support obligation to the partnership in the amount of
       $[     ]. After payment of the costs related to the restructuring, the general partner will declare a special cash distribution of approximately
       $[     ] per common unit to be paid by the partnership to the unitholders of record on a record date to be established by the general partner promptly after the special meeting. In connection with this special distribution, the general partner will relinquish its rights to its 2% share of this special compensation payments and any related special incentive distributions.

     - Extend Salomon's credit support obligation one additional year to December 31, 2001, on the current terms and conditions.

     Your vote FOR the proposal will also be your vote FOR an amendment to the partnership agreement of the operating partnership. For a more detailed description of the proposed amendment to the operating partnership agreement, see "Proposed Amendment to the Partnership Agreement of the Operating Partnership" on page 16. The proposed form of Second Amended and Restated Agreement of Limited Partnership of Genesis Crude Oil, L.P. is attached to this proxy statement as Annex C.

     The operating partnership agreement, as amended, will eliminate all subordinated units and end the subordination period. As a result, any cash available for distribution in excess of $0.20 per common unit, that is, the minimum quarterly distribution as amended, will (subject to the general partner's right to incentive compensation payments) directly accrue to the benefit of the common unitholders since there will be no subordinated unitholders or holders of APIs who would be entitled to distributions of excess cash prior to the common unitholders.

     A vote FOR the proposal will also be your vote FOR a technical amendment to the partnership agreement of the partnership, eliminating all references to "Subordinated OLP Units" and "APIs." The proposed form of Second Amended and Restated Agreement of Limited Partnership of Genesis Energy, L.P. is attached to this proxy statement as Annex B.

     The following charts illustrate our current ownership structure and the resulting ownership structure if the proposal is approved and the reorganization is completed.

     YOUR FAILURE TO VOTE WILL HAVE THE EFFECT OF A VOTE AGAINST THE PROPOSAL.

                          CURRENT OWNERSHIP STRUCTURE

                EFFECTIVE OWNERSHIP OF THE OPERATING PARTNERSHIP

Public Unitholders' Common Units............................  78.41%
Salomon's Subordinated OLP Units............................  10.58%
Howell's Subordinated OLP Units.............................   9.01%
General Partner's Interest..................................   2.00%

                            [DESCRIPTION OF DIAGRAM]

     Diagram depicting the organizational structure and percentage interests owned in the Partnership, the Operating Partnership and the General Partner, setting forth the following information:

           ENTITY                    PERCENTAGE INTEREST                   HELD BY
----------------------------  ---------------------------------  ----------------------------
Genesis Energy, L.L.C.......        100% member interest                   Salomon
Genesis Energy, L.P.........    98% limited partner interest          Public Unitholders
Genesis Energy, L.P.........     2% general partner interest        Genesis Energy, L.L.C.
Genesis Crude Oil, L.P......   80.01% general partner interest       Genesis Energy, L.P.
Genesis Crude Oil, L.P......   0.40% general partner interest       Genesis Energy, L.L.C.
Genesis Crude Oil, L.P......     10.58% subordinated limited               Salomon
                                      partner interest
Genesis Crude Oil, L.P.          9.01% subordinated limited                 Howell
                                      partner interest

                         RESULTING OWNERSHIP STRUCTURE

                EFFECTIVE OWNERSHIP OF THE OPERATING PARTNERSHIP

Public unitholders' common units............................  97.99%
General partner's interest..................................   2.01%

                            [DESCRIPTION OF DIAGRAM]

     Diagram depicting the organizational structure and percentage interests owned in the Partnership, the Operating Partnership and the General Partners, setting forth the following information:

           ENTITY                    PERCENTAGE INTEREST                   HELD BY
----------------------------  ---------------------------------  ----------------------------
Genesis Energy, L.L.C.......        100% member interest                   Salomon
Genesis Energy, L.P.........    98% limited partner interest          Public Unitholders
Genesis Energy, L.P.........     2% general partner interest        Genesis Energy, L.L.F.
Genesis Crude Oil, L.P......   99.99% limited partner interest       Genesis Energy, L.P.
Genesis Crude Oil, L.P......   0.01% general partner interest       Genesis Energy, L.L.C.

                            REASONS FOR THE PROPOSAL

     During the past three years, we have experienced a significant decline in our cash flow and profitability. As a result, we are not generating sufficient cash flow from operations to meet our minimum quarterly distribution obligation and have used distribution support from Salomon for every quarter since the second quarter of 1999. We do not expect industry conditions to improve enough to allow us to generate sufficient cash flow to make the minimum quarterly distribution obligation on common units for the foreseeable future. Between now and the end of the distribution support period on December 31, 2001, we expect to use the entire $17.6 million distribution support obligation from Salomon. As of the date hereof, there are $8.9 million remaining under Salomon's distribution support obligation.

     After examining several options, we believe that the best strategy for bringing value to you, the unitholder, would be either to:

     - grow and diversify the business; or

     - enter into a transaction to combine with another business entity in our industry.

     Under our current partnership structure and our current levels of cash flow and profitability, we are constrained in our ability to obtain debt or equity capital to grow and diversify the business or to realize value for our unitholders by way of a business combination. We believe that the proposal you are being asked to vote for, if approved, will enhance the ability of the general partner to increase the value of your investment in Genesis.

     CURRENT BUSINESS CONDITIONS. We are not generating sufficient cash flow from operations to meet the current minimum quarterly distribution obligation on common units of $0.50 per unit. Earnings before interest expense, income taxes, depreciation and amortization and minority interests (EBITDA), less maintenance capital expenditures, has declined $13.7 million, or 57%, from 1996 to 1999 and $1.9 million, or 55% from the first quarter of 1999 to the first quarter of 2000. As a result of this decline, our ability to meet our $17.6 million annual distribution obligation on common units has been severely impaired. The deficits incurred over the past three years have been primarily funded from $5 million of proceeds that we retained from our initial public offering and $8.7 million of distribution support provided by Salomon pursuant to Salomon's distribution support obligation. $8.7 million of distribution support has been utilized and $8.9 million remains available through December 31, 2001. We expect that the remaining distribution support will be fully utilized before the distribution support agreement expires on December 31, 2001.

                                                   THREE MONTHS
                                                 ENDED MARCH 31,             YEAR ENDED DECEMBER 31,
                                                 ----------------   -----------------------------------------
                                                  2000      1999     1999      1998      1997        1996
                                                 -------   ------   -------   -------   -------   -----------
                                                                                                  (PRO FORMA)
                                                   (UNAUDITED)                                    (UNAUDITED)
                                                                        (IN THOUSANDS)
EBITDA(1)......................................  $ 1,631   $3,615   $12,064   $16,384   $15,085     $26,637
Maintenance capital expenditures...............       99      184     1,682     1,509     3,785       2,535
                                                 -------   ------   -------   -------   -------     -------
EBITDA less maintenance capital expenditures...    1,532    3,431    10,382    14,875    11,300      24,102
Distribution obligation on common units........    4,401    4,401    17,600    17,600    17,600      17,600
                                                 -------   ------   -------   -------   -------     -------
Cash surplus (deficit) vs. distribution
  obligation...................................  $(2,869)  $ (970)  $(7,218)  $(2,725)  $(6,300)    $ 6,502
                                                 =======   ======   =======   =======   =======     =======

------------------

(1) EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization and minority interests. EBITDA should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations).

     The $13.7 million decline in EBITDA less maintenance capital expenditures from 1996 to 1999 is primarily attributable to an equivalent decrease in our gross margins over the same time frame. As shown in the table below, our gross margins decreased $13.3 million from $36.2 million in 1996 to $22.9 million in 1999. Gathering and marketing gross margins decreased $9.7 million from 1996 to 1999 and pipeline gross margins decreased $3.6 million over the same period. Gross margins decreased $1.5 million from $5.8 million in the first quarter of 1999 to $4.3 million in the first quarter of 2000, with gathering and marketing gross margins decreasing $0.7 million and pipeline gross margins decreasing $0.8 million during the same period.

                                                   THREE MONTHS
                                                       ENDED
                                                     MARCH 31,               YEAR ENDED DECEMBER 31,
                                                  ---------------   -----------------------------------------
                                                   2000     1999     1999      1998      1997        1996
                                                  ------   ------   -------   -------   -------   -----------
                                                    (UNAUDITED)                                   (PRO FORMA)
                                                                                                  (UNAUDITED)
                                                                        (IN THOUSANDS)
Gathering and marketing gross margins...........  $2,939   $3,641   $14,659   $19,635   $11,648     $24,379
Pipeline gross margins..........................   1,360    2,128     8,205     8,562    11,973      11,802
                                                  ------   ------   -------   -------   -------     -------
Total gross margins.............................  $4,299   $5,769   $22,864   $28,197   $23,621     $36,181

     The decline in gathering and marketing gross margins resulted from severe declines during this period in production from Texas, Louisiana, Mississippi and Alabama, our primary areas of operation. As crude oil prices fell from $20 per barrel to $10 per barrel during 1998, oil producers stopped drilling and shut in existing production. Hardest hit were operators of stripper wells, which are older wells producing less than 10 barrels per day. Stripper wells account for 75% of all wells in the United States. Baker Hughes Incorporated estimates that 135,000 of the 450,000 stripper wells in the United States were shut in and that 30% of the shut-in wells have been permanently lost.

     Crude oil production in our primary areas of operation declined 15.8% between 1996 and 1999, dropping from 1.97 million barrels per day to 1.66 million barrels per day. Over the same time frame, our wellhead purchases declined 19.8% falling from 116,000 barrels per day to 93,000 barrels per day. The decline in wellhead volumes began in the second half of 1998 in response to weakening crude oil prices. Volumes declined from 118,000 barrels per day during the first half of 1998 to 111,000 barrels per day during the second half of the year. A large contract with Pioneer Natural Resources expired at the end of 1998, reducing volumes at the beginning of 1999 by an additional 21,000 barrels per day. The loss of the Pioneer volumes and continued declines associated with low crude oil prices cut wellhead volumes during the first half of 1999 to an average of 89,000 barrels per day. We increased wellhead volumes during the second half of 1999 by obtaining existing production through competitive marketing efforts. Wellhead purchases increased to 92,000 barrels per day during the third quarter and to 99,000 barrels per day for the fourth quarter of 1999. Although the partnership increased its average wellhead volumes by 14,000 barrels per day in the first quarter of 2000 as compared to the same period in 1999, these volume increases were a result of competitive marketing efforts. Volume increases obtained by competitive marketing efforts tend to result in incrementally lower average gross margin per barrel.

                                                          ANNUAL AVERAGE BARRELS PER DAY
                                                         ---------------------------------
                                                          1999     1998     1997     1996
                                                         ------   ------   ------   ------
                                                                  (IN THOUSANDS)
Total Production -- Primary Operating Areas............  1,663    1,865    1,954    1,974
Genesis Wellhead Purchases.............................     93      114      105      116

     The severe production declines in our primary areas of operation adversely impacted our pipeline gross margins. The $3.6 million decline in pipeline gross margins is attributable to volume declines on pipeline assets that were acquired when our partnership was formed in December 1996. Shipments on these assets declined 18.5% between 1996 and 1999, dropping from approximately 86,600 barrels per day to 70,500 barrels per day. The 16,000 barrel a day decline reduced annual pipeline revenues by over $3.1 million. The West Columbia acquisition in the fourth quarter of 1998 and the tie-in of a new connecting carrier on the Texas system at the beginning of 1999 replaced the volume decline on the pipeline assets acquired when the partnership was formed, but the average length of haul associated with the new volumes was significantly shorter, resulting in lower total revenues and gross margins. Also contributing to the decline in the pipeline gross margins associated with these assets were higher maintenance costs and lease payments on a new pipeline segment.

                                                                 AVERAGE BARRELS PER DAY
                                                                       YEAR ENDED
                                       THREE MONTHS ENDED   ---------------------------------
                                         MARCH 31, 2000      1999     1998     1997     1996
                                       ------------------   ------   ------   ------   ------
                                                                     (IN THOUSANDS)
Initial Pipeline Assets: December
  1996...............................        67,231         70,549   82,769   89,117   86,557
West Columbia Acquisition............        16,015         17,073    2,825        0        0
Business Development.................         4,926          6,426        0        0        0
                                             ------         ------   ------   ------   ------
Total Pipeline Volume................        88,172         94,048   85,594   89,117   86,557

     Despite significant increases in crude oil prices since the first quarter of 1999, U.S. onshore crude oil production volumes have not improved. Further, we have not seen sufficient improvement in the drilling and workover rig counts to indicate that producers are expending sufficient capital to increase production. The first sign of a recovery is normally an increase in the number of workover rigs, the rigs used for jobs that increase production from existing wells. In 1998, the monthly average number of rigs being utilized in our primary operating areas was 653. That count dropped to 497 in 1999. Similarly, the average number of rotary rigs being utilized in our primary operating areas to find or develop oil or natural gas declined from 386 rigs in 1998 to 275 rigs in 1999. We believe producers who survived the price downturn in 1998 and early 1999 by borrowing from banks or utilizing cash reserves are using the increased cash flow from higher crude oil prices to repay debt and replenish cash reserves. Although there has been some increase in the number of drilling and workover rigs being utilized in our primary operating areas during the first quarter of 2000, we expect that this increased activity is more likely to have the effect of reducing natural production declines rather than significantly increasing wellhead volumes in our operating areas.

                                                           BAKER HUGHES RIG COUNT
                                         AVERAGE NUMBER OF RIGS IN GENESIS PRIMARY OPERATING AREAS
                                                                      YEAR ENDED DECEMBER 31,
                                         THREE MONTHS ENDED     ------------------------------------
                                           MARCH 31, 2000        1999      1998      1997      1996
                                        --------------------    ------    ------    ------    ------
Workover Rigs........................            573              497       653       809       735
Drilling Rigs........................            351              275       386       450       350

     Given the limited amount of drilling activity, we hope to continue to increase lease purchase and pipeline volumes by obtaining existing production through competitive marketing efforts. Increased competition for existing production generally results in lower margin per barrel. Therefore, we expect production obtained through competitive marketing efforts to result in incrementally lower gross margins per barrel.

     EXPECTED COMMON UNIT ARREARAGES.

     WE ANTICIPATE THAT FOR THE FORESEEABLE FUTURE CASH FLOW FROM OPERATIONS WILL NOT BE SUFFICIENT TO PAY THE FULL MINIMUM QUARTERLY DISTRIBUTION OF $0.50 PER OUTSTANDING COMMON UNIT. We expect that our operations will generate only enough available cash to fund distributions of approximately $0.20 per unit. We will fund the shortfall, estimated to be $0.30 per unit, by utilizing Salomon's distribution support. If the estimated shortfall level is consistent with our estimates, we expect to exhaust Salomon's distribution support by the second quarter of 2001. After the distribution support is exhausted, we will only be able to distribute cash in the amount of $0.20 per unit per quarter. Beyond the second quarter of 2001, we expect to accumulate arrearages equal to at least $0.30 per unit per quarter, the difference between the anticipated per unit distributions from available cash and the minimum quarterly distribution of $0.50 per unit.

     Common unit arrearages are contingent payment obligations entitling you to payments only to the extent there is cash available for distribution and only when we have met the minimum quarterly distribution for the then current quarter. These arrearages accrue only so long as subordinated units remain outstanding.

     WE EXPECT TO EXHAUST THE ENTIRE REMAINING DISTRIBUTION SUPPORT OBLIGATION PRIOR TO THE END OF 2001. Through the first quarter of 2000, we used $8.7 million of distribution support from Salomon. We have $8.9 million of distribution support remaining. We do not expect to significantly reduce the level of distribution support that we are using for the foreseeable future. Accordingly, we expect to utilize the entire distribution support obligation of Salomon by the second quarter of 2001. Thereafter, shortfalls in cash available for distributions will accumulate as arrearages.

     EXPECTED FINANCIAL CONSTRAINTS OF THE CURRENT PARTNERSHIP STRUCTURE.

     WE EXPECT TO EXPERIENCE INCREASED CREDIT SUPPORT REQUIREMENTS AND COSTS IF ARREARAGES ACCUMULATE. Exchange partners and producers may demand increased credit support because they may not appreciate the contingent nature of common unit arrearages and may perceive that our financial condition is deteriorating as a result of common unit arrearages. The increased credit support demands would increase our credit costs as a result of an increase in the amount of credit fees we pay Salomon for the use of its credit support under the existing Master Credit Support Agreement. If increased credit support demands exceed the credit support available under the Master Credit Support Agreement with Salomon, we may be forced to curtail our purchasing and marketing activities, which will adversely affect our profitability and available cash.

     Further, the Master Credit Support Agreement with Salomon is scheduled to expire on December 31, 2000. If we replace the existing Master Credit Support Agreement with a commercial letter-of-credit facility, we expect the cost of our credit support to increase by at least $3.3 million per year. If our trade credit support requirements increase as a result of the demands by our trade counterparties, the cost of replacing the Salomon's Master Credit Support could increase even further. This situation in turn could adversely affect our ability to maintain or increase our level of purchasing and marketing activities or otherwise adversely affect our profitability and available cash.

     Common unit arrearages will not cause a default under our partnership agreement. Should common unit arrearages accrue, we will be obligated to pay those arrearages in a future quarter only if there is available cash remaining after the minimum quarterly distribution is paid for that quarter. Common units will not accrue arrearages on distributions for any quarter after the subordination period and subordinated units will not accrue any arrearages on distributions for any quarter.

     WE EXPECT TO EXPERIENCE INCREASING DIFFICULTIES IN OBTAINING WORKING CAPITAL CREDIT IF ARREARAGES ACCUMULATE. Our current working capital facility with Bank One is due to expire on August 14, 2000. Increasing trade credit support requirements and the prospects of accumulating arrearages on common units may affect the terms and the cost of replacing the existing working capital facility.

     WE EXPECT CONSTRAINTS ON OUR ABILITY TO ACCESS CAPITAL MARKETS IF ARREARAGES ACCUMULATE. Unless Genesis expends capital to increase its asset base or diversify into other master limited partnership qualified businesses, and if current industry conditions continue, we believe that cash available for distribution on common units will continue to decline. If we begin to accumulate distribution arrearages with respect to our common units, we believe that our access to capital markets will be limited. We believe that there would be a great deal of uncertainty and complexity associated with the issuance of new common or subordinated units while existing common units are subject to arrearages for past distributions and obligations to repurchase APIs exist. Further, we believe that this impediment to issuing new equity capital could adversely affect our ability to obtain debt financing for acquisitions since an important element of obtaining debt financing is our commitment to and our ability to access equity markets. If we are limited in our ability to access capital to grow and diversify the business, we may be adversely affected in our ability to maintain or increase our level of purchasing and marketing activity. Such reduction of activity could further erode our ability to generate available cash flow for distributions.

     WE EXPECT CURRENT AND FUTURE FINANCIAL CONSTRAINTS TO RENDER GENESIS LESS ATTRACTIVE AS A CANDIDATE FOR A BUSINESS COMBINATION. For example, we believe that Genesis' current capital structure combined with its inability to generate sufficient cash to meet our current minimum quarterly distributions, would serve as a disincentive to any enterprise with master limited partnership qualified assets to contribute these assets in exchange for partnership interests in Genesis. A substantial portion of any incremental cash flow generated by the contribution of these assets would be applied to reduce arrearages on common units, to make minimum quarterly distributions on existing subordinated units, and to redeem APIs. Further, we believe that any combination of Genesis with another master limited partnership would most likely require, as a condition of that combination, a reduction in the minimum quarterly distribution on existing Genesis common units, forgiveness of common unit arrearages, and the elimination of subordinated units and APIs. Approval of the proposed restructuring would remove significant impediments to a business combination that could bring value to the holders of common units.

     WE ARE SEEKING YOUR VOTE IN FAVOR OF THE PROPOSED RESTRUCTURING TO AVOID ARREARAGES AND THE ASSOCIATED ADVERSE EFFECTS ON OUR OPERATIONS AND FINANCIAL CONDITION.

                BENEFITS OF THE RESTRUCTURING TO THE UNITHOLDERS

     SPECIAL DISTRIBUTION TO THE UNITHOLDERS. If the restructuring is approved, Salomon has agreed to contribute to the partnership its remaining distribution
support obligation expected to be approximately $[     ] million. The general
partner will then set a record date for a special distribution to all unitholders of record on the special record date in the amount of approximately
$[     ] per unit, representing all of the remaining distribution support reduced by the transaction costs associated with obtaining approval for this restructuring. The general partner will relinquish the general partner's 2% share of the special distribution and its rights to any related incentive compensation payments as a result of this special distribution.

     ELIMINATION OF APIS AND SUBORDINATED UNITS. If the restructuring is approved, all APIs will be eliminated, resulting in the elimination of the obligation to redeem the $17.6 million of APIs that will have been issued to Salomon in exchange for all of its distribution support. APIs represent the right to repayment to the extent there is cash available for distribution and
(1) the minimum quarterly distribution has been met, (2) all common units arrearages have been paid and (3) the minimum quarterly distribution on the outstanding subordinated units has been paid. Further, if the restructuring is approved, all subordinated units will be eliminated, resulting in the elimination of Salomon and Howell as limited partners of the operating partnership and an increase of the public unitholders' effective ownership of the operating partnership from the current approximately 78% to 98%. This will result in the elimination of all future distribution obligations of the partnership to anyone other than the common unitholders and the general partner. In addition, the subordination period will be terminated and as a result, arrearages on common units will no longer accumulate.

     EXTENSION OF SALOMON'S MASTER CREDIT SUPPORT AGREEMENT. If the proposal is approved, Salomon has agreed to extend the expiration date of its Master Credit Support Agreement with us from December 31, 2000 to December 31, 2001 under terms equivalent to the existing Master Credit Support Agreement. The extension of Salomon's Master Credit Support Agreement to 2001 will eliminate an estimated $3.3 million per year increase in annual trade credit costs for the year 2001.

     WE GAIN FINANCIAL FLEXIBILITY TO GROW. If the proposal is approved, we expect our financial structure to be more viable. Our cost of trade credit and access to trade credit should be enhanced. We believe that it is essential to grow our business if we are to maintain or improve our available cash for distribution. We expect that the approval of the proposal will improve our ability to access debt capital and to issue partnership units as currency for acquisitions. See "Reasons for the Proposal -- Expected Financial Constraints of the Current Partnership Structure."

     WE BECOME A MORE ATTRACTIVE ENTITY. A simplified ownership structure and improved financial condition will enhance the potential for business combinations and other strategic alternatives.

     THE GENERAL PARTNER WILL BE INCENTIVIZED TO INCREASE DISTRIBUTIONS TO UNITHOLDERS. Approval of the proposal will restore the arrangement between unitholders and the general partner to the originally intended structure; that is to incentivize the general partner to increase quarterly cash distributions by reducing the target level of distributions that must be achieved before the general partner is entitled to incentive compensation payments.

                 INTERESTS OF CERTAIN PERSONS IN THE PROPOSALS

     Our general partner is a wholly owned subsidiary of Salomon Smith Barney Holdings Inc. Salomon, both as owner of the general partner and under the agreements between Salomon and the partnership, has interests in the proposal that differ from the interests of the unitholders, as set forth below:

     - The proposal will eliminate for no consideration all of the subordinated units, a majority of which are held by Salomon.

     - As the provider of the distribution support, Salomon has an interest in the proposal because the proposal will require Salomon to pay immediately the balance of the distribution support to the unitholders and eliminates for no consideration all of the APIs held by Salomon.

     - The proposal will also require Salomon to extend the period of its $300 million credit support to us by one year, to expire December 31, 2001.

     - If the reorganization proposal is approved, the reduction of the minimum quarterly distribution from $0.50 to $0.20 in conjunction with the reduction of the individual target distribution thresholds to $0.25, $0.28 and $0.33 per quarter from the current threshold levels of $0.55, $0.635 and $0.825 will increase the likelihood that the general partner, an indirect wholly owned subsidiary of Salomon, will receive incentive compensation payments depending on which target distribution levels are met, although it will reduce the minimum quarterly distribution received by the general partner.

                          RECOMMENDATIONS AND OPINIONS

     STRATEGIC ALTERNATIVES. In light of the business and financial conditions described above, on several occasions since July 1997 the general partner had authorized management to exchange financial information with various parties for the purpose of exploring various types of strategic combinations. Officers of the general partner and representatives of Howell and Salomon, as members of the general partner at that time, had on five separate occasions engaged in preliminary and substantial negotiations with four different parties interested in entering into transactions with the partnership to acquire the general partner, to merge or otherwise combine the operating limited partnership with the other entity, or to acquire all of the assets of the partnership. Each of the negotiations were terminated at a different stage of the negotiations but none progressed to the level of a final agreement. Such negotiations were terminated for reasons which included, but were not limited to, the relative value of the combining entities, changing strategic priorities, impediments of a combination transaction to alternate opportunities, and economic downturns in business operations.

     At its meeting on February 8, 2000, management of the general partner informed the board of directors that no negotiations had produced any significant likelihood of a successful business combination. Management of the general partner recommended to the board of directors of the general partner that it was no longer in the best interest of the common unitholders to pursue a strategy to combine the partnership with another business entity. At this meeting, management of the general partner recommended that the general partner seek a unitholder vote to approve a restructuring proposal. In its presentation on February 8, 2000, management of the general partner recommended a restructuring of the partnership based upon a preliminary analysis which indicated a target minimum quarterly distribution of $0.25 per unit and per unit distribution thresholds for incentive compensation payments to the general partner of $0.45, $0.586 and $0.725.

     Based upon the board of directors's instructions to further explore the proposed restructuring, management conducted a more detailed analysis. Based upon such analysis, in a letter dated April 27, 2000 management presented to the special committee of the board of directors of the general partner a revised restructuring proposal. The revised restructuring proposal indicated a lower target minimum quarterly distribution of $0.20 per unit, and per unit distribution thresholds for incentive distributions to the general partner of $0.25, $0.28 and $0.33 taking into account the following additional factors:

     - An expected increase in the cost of our credit support in the year 2000 by at least $3.3 million, due to the need to replace the Master Credit Support Agreement with Salomon at the end of 2000 if the proposal is not approved.

     - Expected expenditures necessary to increase market share in the face of declining production volumes.

     - The undesirability of failing to meet quarterly distributions combined with the uncertainty as to whether, based on current conditions and assumptions (including the approval of the proposal), a minimum quarterly distribution of $0.25 per unit is sustainable on a consistent and long-term basis.

     - The expectation, based on current conditions and assumptions (including the approval of the proposal), to be able to sustain a minimum quarterly distribution of $0.20 per unit on a consistent and long-term basis.

     - The potentially more adverse impact on unitholder value of a failure to meet a target minimum quarterly distribution of $0.25 per unit, as compared to the initially negative impact of a recommendation of a lower minimum quarterly distribution of $0.20 per unit.

     - The strategic need to maintain the per unit distribution thresholds for incentive compensation payments within the range of economic incentives available to the general partners of Genesis' competitors, in order to facilitate the possible combination of the partnership with another business entity.

RECOMMENDATION OF THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF THE GENERAL PARTNER

     On March 1, 2000, Salomon, as the sole member of the general partner, adopted a resolution to appoint a special committee to the board of directors of the general partner comprised of disinterested members of the board of directors and delegated to the special committee the authority to review and investigate the proposed restructuring and to report its findings and recommendation to Salomon and the board of directors.

     The special committee met on seven occasions during March, April and May to evaluate the proposed restructuring in light of the Company's financial and operating condition. The special committee engaged Simmons & Company International as its financial advisor to assist the special committee in its evaluation of the fairness of the proposed restructuring to the holders of common units of Genesis. At the request of the special committee, the general partner provided information concerning its projections of the future financial performance of Genesis under various circumstances, and the special committee, together with its financial advisor, analyzed the reasonableness of each set of projections and the possible impact of the proposed restructuring under the projections. The special committee reviewed information provided by its financial advisor concerning the current business conditions affecting the crude oil gathering business, the prospects for continued arrearages under Genesis' current structure, and the resulting financial constraints that would likely prevent growth and/or business combinations that might otherwise bring value to the holders of common units. The special committee reviewed possible results of a failure to restructure Genesis, and the possible impact on the holders of common units of this scenario. After completing its consideration of these matters and receiving the opinion of its financial advisor to the effect that the proposed restructuring is fair, from a financial point of view, to the holders of common units of Genesis, the special committee recommended that the general partner, the sole member of the general partner and the holders of common units of Genesis adopt the proposed restructuring.

FAIRNESS OPINION OF FINANCIAL ADVISOR TO THE SPECIAL COMMITTEE

     Simmons & Company International was retained as financial advisor to the special committee to evaluate the fairness, from a financial point of view, to the holders of common units of Genesis of the terms of the proposal. The special committee received an opinion from Simmons & Company International dated May 8, 2000, to the effect that, as of the date of the opinion, the terms (as defined in the opinion) of the proposal are fair to the holders of common units from a financial point of view. This opinion is subject to certain limitations and assumptions stated therein. Simmons & Company International's opinion is set forth in full as Annex A and should be read in its entirety. Any description of or reference to Simmons & Company International's opinion is subject to, and qualified in its entirety by reference to, the full text of such fairness opinion as set forth in Annex A.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In its analyses, Simmons & Company International made numerous assumptions with respect to general business and economic conditions and other matters, many of which are beyond the control of Genesis or Simmons & Company International. Any projections or estimates contained in its analyses are not necessarily indicative of future results, prices or values, which may be significantly more or less favorable than as set forth in such analyses.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF THE GENERAL PARTNER

     Based on the recommendation of the special committee and pursuant to the authority delegated to it by the general partner, on May 9, 2000, the board of directors of the general partner unanimously approved the restructuring proposal and unanimously recommends that the unitholders of Genesis vote FOR the proposal.

                        BUSINESS OF GENESIS ENERGY, L.P.

GENERAL

     Genesis Energy, L.P., a Delaware limited partnership, was formed in December 1996. With the proceeds of an offering of common limited partnership units to the public, we, through our affiliated operating partnership, Genesis Crude Oil, L.P., acquired the crude oil gathering and marketing operations of a subsidiary of Salomon and the crude oil gathering, marketing and pipeline operations of Howell Corporation and its subsidiaries.

     We are one of the largest independent gatherers and marketers of crude oil in North America. Our operations are concentrated in Texas, Louisiana, Alabama, Florida, Mississippi, New Mexico, Kansas and Oklahoma. In our gathering and marketing business, we are principally engaged in the purchase and aggregation of crude oil at the wellhead and the bulk purchase of crude oil at pipeline and terminal facilities for resale at various points along the crude oil distribution chain, which extends from the wellhead to aggregation and terminal facilities, refineries and other end markets. Our gathering and marketing margins are generated by buying crude oil at competitive prices, efficiently transporting or exchanging the crude oil along the distribution chain and marketing the crude oil to refineries or other customers at favorable prices. In addition to our gathering and marketing business, our operations include transportation of crude oil at regulated published tariffs on our three common carrier pipeline systems.

     We utilize our trucking fleet of approximately 76 tractor-trailers and our gathering lines to transport crude oil purchased at the wellhead to pipeline injection points, terminals and refineries for sale to our customers. We also transport purchased crude oil on trucks, barges and pipelines owned and operated by third parties. In addition, as part of our gathering and marketing business, we purchase crude oil in bulk at pipeline and terminal facilities for resale to refineries or other customers. When opportunities arise to increase our margin or to acquire a grade of crude oil that more closely matches the specifications for crude oil we are obligated to deliver, we exchange crude oil with third parties through exchange or buy/sell agreements.

     Crude oil production in our primary areas of operation declined 15.8% between 1996 and 1999, decreasing from 1.97 million barrels per day to 1.66 million barrels per day. Over the same time frame, our wellhead purchases declined 19.8%, decreasing from 116,000 barrels per day to 93,000 barrels per day. In the first quarter of 2000, we purchased an average of approximately 102,481 barrels per day of crude oil at the wellhead from approximately 9,600 leases. While this represents a 16.2% increase from an average of 88,160 barrels per day we purchased in the first quarter of 1999, this volume increase was a result of competitive marketing efforts. Increased volumes obtained through competition for existing production generally result in incrementally lower margins per barrel.

     We currently transport a total of approximately 88,000 barrels per day on our three common carrier crude oil pipeline systems and related gathering lines. These systems are the Texas System, the Jay System extending between Florida and Alabama, and the Mississippi System extending between Mississippi and Louisiana. In October 1998, we acquired 200 additional miles of pipelines and gathering lines extending from the West Columbia area to Webster which became a part of our Texas System. We also own approximately 2.0 million barrels of associated storage capacity. As a result of the December 1999 oil spill, a segment of our Mississippi system has been temporarily shut down and will not be returned to service until regulators give their approval.

     Genesis Energy, L.L.C., a Delaware limited liability company, serves as our sole general partner and as the operating general partner of our operating partnership. Genesis Energy, L.L.C. is a wholly owned subsidiary of Salomon. Our operating partnership has two subsidiary partnerships, Genesis Pipeline Texas, L.P. and Genesis Pipeline USA, L.P. Salomon also owns 1,163,700 subordinated limited partner units, or 10.58%, of the operating partnership. Howell owns 991,300 subordinated limited partner units, or 9.01%, of the operating partnership. These subordinated limited partner interests are referred to as subordinated units in the operating partnership.

BUSINESS OVERVIEW

     In our gathering and marketing business, we seek to purchase and sell crude oil at points along the crude oil distribution chain where we can achieve positive gross margins. We generally purchase crude oil at prevailing prices from producers at the wellhead under short-term contracts or in bulk from major oil companies, intermediaries and other third parties. We then transport the crude oil along the distribution chain for sale to or exchange with customers. Our margins from our gathering and marketing operations are generated by the difference between the price of crude oil at the point of purchase and the price of crude oil at the point of sale, minus the associated costs of aggregation and transportation. We generally enter into an exchange transaction only when the cost of the exchange is less than the alternative costs we would otherwise incur in transporting or storing the crude oil. In addition, we often exchange one grade of crude oil for another to maximize our margins or meet our contract delivery requirements.

     Generally, as we purchase crude oil, we simultaneously establish a margin by selling crude oil for physical delivery to third party users, such as independent refiners or major oil companies, or by entering into a future delivery obligation with respect to futures contracts on the New York Mercantile Exchange. Through these transactions, we seek to maintain a position that is substantially balanced between crude oil purchases, on the one hand, and sales or future delivery obligations, on the other hand. It is our policy not to acquire and hold crude oil, futures contracts or other derivative products for the purpose of speculating on crude oil price changes.

     Our gross margin from gathering, marketing and pipeline operations varies from period to period, depending to a significant extent upon changes in the supply and demand of crude oil and the resulting changes in U.S. crude oil inventory levels.

     Through our pipeline systems, we transport crude oil for ourselves and others pursuant to tariff rates regulated by the Federal Energy Regulatory Commission or the Texas Railroad Commission. Accordingly, we offer transportation services to any shipper of crude oil, provided that the products tendered for transportation satisfy the conditions and specifications contained in the applicable tariff. Pipeline revenues and gross margins are primarily a function of the level of throughput and storage activity. The margins from our pipeline operations are generated by the difference between the regulated published tariff and the fixed and variable costs of operating the pipelines.

             SALOMON'S CURRENT OBLIGATION TO PROVIDE CREDIT SUPPORT

     Our credit standing is a major consideration for parties with whom we do business. At times, in connection with our crude oil purchases or exchanges, we are required to furnish guarantees or letters of credit. For most purchases from producers and most exchanges, the seller extends to us an open line of credit up to a dollar limit, with credit support required from us for amounts in excess of the limit.

     In connection with our initial public offering of units in December 1996, we entered into a Master Credit Support Agreement with Salomon. Under this agreement, Salomon provides us with credit support in the form of a guarantee facility in connection with the purchase, sale or exchange of crude oil in the ordinary course of our business with third parties. The aggregate amount of the guarantee facility is limited to $300 million. This amount is reduced by the amount of any obligation we have to a third party to the extent that such party has a prior security interest in the collateral under the Master Credit Support Agreement.

     Salomon's credit support obligation will expire on December 31, 2000. If the proposal is approved Salomon will extend its credit support obligation, on the current terms and conditions, for one additional year to December 31, 2001.

     At December 31,1999, the aggregate amount of obligations covered by guarantees was $164 million, including $72 million in payable obligations and $92 million in estimated crude oil purchase obligations for January 2000. At March 31, 2000, because of a significant increase in crude oil prices the aggregate amount of obligations covered by guarantees was $273 million, including $167 million in payable obligations and $106 million in estimated crude oil purchase obligations for April 2000.

                    SALOMON'S REMAINING DISTRIBUTION SUPPORT

     In connection with our initial public offering in December 1996, Salomon agreed to contribute up to $17.6 million in exchange for APIs if necessary to support our ability to pay the minimum quarterly distributions on our outstanding common units with respect to quarters ending on or prior to December 31, 2001. The current minimum quarterly distribution on our units is $0.50 per quarter, or $2.00 per year. We began utilizing Salomon's distribution support with respect to our distribution for the second quarter of 1999. As of May 15, 2000, we had utilized an aggregate of $8.7 million, leaving $8.9 million available to us for distribution support by Salomon. If the proposal is not approved, and based upon current business conditions and expectations about future activity levels, we expect that all of Salomon's available distribution support will be exhausted by the second quarter of 2001.

     To date, we have issued to Salomon $8.7 million in APIs. When the remaining unused portion of Salomon's distribution support commitment in the amount of $8.9 million is exhausted (currently expected by mid 2001), we will have issued to Salomon an aggregate of $17.6 million of APIs. As a result, if the proposal is not approved and the APIs are not eliminated, we will be obligated to distribute to Salomon $17.6 million if:

     - there is cash available for distribution;

     - the minimum quarterly distribution has been met;

     - all arrearages outstanding on the common units have been paid; and

     - the minimum quarterly distribution on the outstanding subordinated units has been paid.

     If the proposal is not approved, we will be obligated to distribute available cash to the holders of subordinated units and repurchase APIs prior to being able to distribute to holders of common units available cash in excess of the minimum quarterly distribution and accrued arrearages from prior periods.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets certain information as of May 15, 2000, regarding the beneficial ownership of the units by all directors of the general partner, each of our named executive officers and all of our directors and officers as a group.

                                                                  AMOUNT AND NATURE OF
                                                                  BENEFICIAL OWNERSHIP
                                                                  --------------------
                                                                    SOLE VOTING AND      PERCENT
   TITLE OF CLASS                        NAME                       INVESTMENT POWER     OF CLASS
--------------------   -----------------------------------------  --------------------   --------
Genesis Energy, L.P.   A. Richard Janiak........................             --             --
Common Unit            Mark J. Gorman...........................         18,683              *
                       John P. vonBerg..........................         18,558              *
                       Michael A. Peak..........................         25,420              *
                       Robert T. Moffett........................             --             --
                       Herbert I. Goodman.......................          2,000              *
                       J. Conley Stone..........................          1,000              *
                       John M. Fetzer...........................         18,683              *
                       Kerry W. Mazoch..........................          5,702              *
                       Ross A. Benavides........................          4,965              *

                       All directors and executive officers as a        100,073           1.2%
                       group (11 in number).....................

------------------

* Less than 1 percent

The above table includes units owned by members of the families of the directors or executive officers, including units in which pecuniary interest may be disclaimed.

The general partner does not know of any person that beneficially owns more than 5% of the units.

                PROPOSED AMENDMENT TO THE PARTNERSHIP AGREEMENT
                          OF THE OPERATING PARTNERSHIP

     The proposal you are being asked to vote on, if approved by the requisite majority vote of holders of units, will also constitute your vote for amendments to the partnership agreements of the operating partnership and the partnership. The general effect of these amendments on your rights and the reasons for the proposed amendments are discussed below.

     If the proposal is approved, the agreement of limited partnership of the operating partnership will be amended to:

     - REDUCE THE MINIMUM QUARTERLY DISTRIBUTION ON THE COMMON UNITS FROM $0.50 PER UNIT TO $0.20 PER UNIT. This will lower the minimum quarterly distribution to a level that is compatible with our current cash generating capability and provide us with greater flexibility in the use of our cash, which will allow us to pursue a more growth-oriented business strategy.

     - REDUCE EACH TARGET DISTRIBUTION LEVEL AS FOLLOWS:

      - The First Target Distribution will be reduced from $0.55 to $0.25 per unit per quarter;

      - The Second Target Distribution will be reduced from $0.635 to $0.28 per unit per quarter; and

      - The Third Target Distribution will be reduced from $0.825 to $0.33 per unit per quarter.

     This will provide the general partner with increased incentives to increase the cash flow to the unitholders since the target distribution levels would be set at levels that are more likely to be met given the partnership's expected cash generating capability.

     - ELIMINATE ALL OF THE SUBORDINATED UNITS. As a result of the elimination of the subordinated units, the partnership will effectively be owned 98% by the common unitholders, and no available cash will have to be distributed to the subordinated unitholders. The elimination of all subordinated units will result in the termination of the subordination period. The termination of the subordination period will also eliminate the requirement that the common units accrue arrearages.

     - ELIMINATE ALL OUTSTANDING APIS. By eliminating APIs, any increases in distributions of available cash will be paid to the unitholders and the general partner rather than to the holders of APIs, since, as discussed above, we must redeem all outstanding APIs prior to making distributions to unitholders in excess of the minimum quarterly distribution.

     We believe that the proposal will ensure that any increases in our available cash will accrue to the benefit of the unitholders and our general partner, since available cash in excess of the amount necessary to meet the minimum quarterly distribution on the common units will no longer be required to make distributions to the subordinated unitholders or redeem APIs. In addition, the proposal will provide the general partner with increased incentives to generate increased cash available for distribution to the unitholders, since the target distribution levels will be lower and the minimum quarterly distribution will be set at a level that is more realistic for us to meet given our expected cash generating capability.

     Our agreement of limited partnership will require other technical modifications to conform to the amendments made to the agreement of limited partnership of the operating partnership.

     The form of our Second Amended and Restated Agreement of Limited Partnership of Genesis Energy, L.P. is attached as Annex B to this proxy statement. The form of the Second Amended and Restated Agreement of Limited Partnership of Genesis Crude Oil, L.P. is attached as Annex C to this proxy statement.

                            DESCRIPTION OF THE UNITS

     The following is a general description of the units and the modifications to the units that will occur if the proposal that you are being asked to vote upon is approved. Please refer to the Second Amended and Restated Agreement of Limited Partnership of Genesis Energy, L.P. attached as Annex B for a more detailed description.

     The common units represent limited partner interests in the partnership. The common units entitle their holders to participate in our distributions and to exercise the rights or privileges available to limited partners under our partnership agreement. The common units are listed and traded on the New York Stock Exchange and constitute a class of securities registered under Section 12 of the Securities Exchange Act of 1934.

     OWNERSHIP STRUCTURE. The partnership's principal asset is its 80.01% general partner interest in the operating partnership. Genesis Energy, L.L.C. is the operating general partner with a 0.40% general partner interest. Currently, Salomon and Howell are the two limited partners of the operating partnership holding subordinated units representing an aggregate ownership interest of 19.59%. Salomon's 1,163,700 subordinated units represent a 10.58% interest in the operating partnership and Howell's 991,300 subordinated units represent a 9.01% interest in the operating partnership.

     A VOTE IN FAVOR OF THE PROPOSAL WILL RESULT IN AN INCREASE OF THE EFFECTIVE OWNERSHIP OF THE OPERATING PARTNERSHIP BY THE PARTNERSHIP TO 98%. ALL CURRENTLY OUTSTANDING SUBORDINATED UNITS IN THE OPERATING PARTNERSHIP WILL BE ELIMINATED.

     DISTRIBUTION SUPPORT. Pursuant to a distribution support agreement with Salomon, we may request Salomon to purchase up to $17.6 million of APIs, if we need these funds to support our ability to pay the current minimum quarterly distributions on our units with respect to quarters ending prior to December 31, 2001. As of the date hereof, there are $8.9 million remaining under Salomon's distribution support obligation. The APIs are limited partner interests that may be redeemed for the face value but are not entitled to distributions and have no voting rights. A holder of APIs has the right to request their redemption if and to the extent that available cash from operating surplus with respect to any quarter exceeds the amount necessary to pay the minimum quarterly distribution for such quarter on all units and subordinated units on an aggregate basis and, during the subordination period, to eliminate all arrearages on the units, if any.

     IF THE PROPOSAL IS APPROVED, ALL OUTSTANDING APIS WILL BE ELIMINATED WITHOUT THE PAYMENT OF ANY CONSIDERATION. IN ADDITION, SALOMON'S DISTRIBUTION OBLIGATION, BY VIRTUE OF SALOMON'S CONTRIBUTION OF THE REMAINING AMOUNT AVAILABLE, WILL TERMINATE. UPON APPROVAL OF THE PROPOSAL, ONCE THE GENERAL PARTNER HAS ESTABLISHED A RECORD DATE, THIS AMOUNT, LESS TRANSACTION COSTS, WILL BE PAID TO COMMON UNITHOLDERS AS A SPECIAL DISTRIBUTION.

DISTRIBUTIONS BY THE PARTNERSHIP TO THE UNITHOLDERS

     The operating partnership distributes to its partners, including the partnership, the general partner and the holders of subordinated units and APIs, on a quarterly basis, all of its available cash in the manner described below. The partnership will then distribute to its partners, including the public common unitholders and the general partner, all of its available cash in the manner described below. This discussion concerning the distribution of available cash includes the distribution of available cash by both the partnership and the operating partnership on a combined basis.

     Available cash is defined in the Glossary (Annex D) and generally means, with respect to any fiscal quarter of the partnership, all cash on hand at the end of such quarter less:

     - the amount of cash reserves that is necessary or appropriate in the reasonable discretion of the general partner to

      - provide for the proper conduct of the partnership's business,

      - comply with applicable law or any partnership debt instrument or other agreement or

      - provide funds for distributions to unitholders and the general partner in respect of any one or more of the next four quarters; and

     - any amount necessary to make incentive compensation payments to the general partner with respect to that quarter.

     Cash distributions are characterized as distributions from either operating surplus or capital surplus. This distinction is important because during the subordination period, which will not end prior to December 31, 2001, the holders of common units are entitled to receive, out of available cash from operating surplus, the minimum quarterly distribution, plus any common unit arrearages, before any distribution of available cash from operating surplus is made on the subordinated units, but does not have any preference over the holders of subordinated units with respect to distributions of Capital Surplus.

     Operating surplus refers to (1) the cash balance of the partnership on the date the partnership commenced operations, plus $20 million, plus all cash receipts of the partnership from its operations (including cash received from the issuance of APIs), less (2) all partnership operating expenses, incentive compensation payments, debt service payments (including reserves therefor, but not including payments required in connection with the sale of assets or any refinancing of indebtedness with the proceeds of new indebtedness or an equity offering), maintenance capital expenditures and reserves established for future partnership operations.

     Capital surplus will generally be generated only by borrowings (other than for working capital purposes), sales of debt and equity securities (other than
APIs) and sales or other dispositions of assets for cash (other than inventory, accounts receivable and certain other assets all as disposed of in the ordinary course of business). To avoid the difficulty of trying to determine whether available cash distributed by the partnership is from operating surplus or from capital surplus, all available cash distributed by the partnership from any source will be treated as distributed from operating surplus until the sum of all available cash distributed since the commencement of the partnership equals the cumulative operating surplus through the quarter prior to such distribution. Any excess available cash (irrespective of its source) will be deemed to be from capital surplus and distributed accordingly. If available cash from capital surplus is distributed in respect of each common unit in an aggregate amount per common unit equal to the initial public offering price of the common units, plus any outstanding common unit arrearages, the distinction between operating surplus and capital surplus will cease, and all distributions of available cash will be treated as if they were from operating surplus. The partnership does not anticipate that there will be significant distributions of available cash from capital surplus.

     The subordinated units are a separate class of interests in the operating partnership, and the rights of holders of such interests to participate in distributions to limited partners differ from the rights of the holders of common units in the partnership.

     For any given quarter, any available cash will be distributed to the general partner and to the holders of common units, and may also be distributed to the holders of subordinated units during the subordination period depending upon the amount of available cash for the quarter, the amount of outstanding common unit arrearages, if any, and other factors discussed below. Since its inception, the partnership has not paid any distributions on subordinated units and does not expect to do so in the foreseeable future.

     Subject to limitations, the partnership has the authority to issue additional common units or other equity securities of the partnership for such consideration and on such terms and conditions as are established by the general partner in its sole discretion and without the approval of the unitholders. It is possible that the partnership will fund acquisitions through the issuance of additional common units or other equity securities of the partnership. Holders of any additional common units issued by the partnership will be entitled to share equally with the then-existing holders of common units in distributions of available cash by the partnership. In addition, the issuance of additional interests in the partnership may dilute the value of the interests of the then existing holders of common units in the net assets of the partnership. The general partner will be required to make an additional capital contribution to the partnership in connection with the issuance of additional interests in the partnership.

     The discussion below indicates the percentages of cash distributions required to be made to the general partner and the holders of common units and the circumstances under which holders of subordinated units and holders of APIs are entitled to cash distributions and the amounts thereof.

     DISTRIBUTIONS OF AVAILABLE CASH. The subordinated units, which are held by Salomon and Howell, are a separate class of interests in the operating partnership, and their rights to participate in distributions differ from the rights of the holders of common units. For any given quarter, any available cash is required to be distributed first to the general partner and to the holders of common units, and it may thereafter also be distributed to the holders of subordinated units or holders of APIs, if any, depending upon the amount of available cash for the quarter, amounts distributed in prior quarters, whether or not the subordination period has ended and other factors discussed below. The discussion below indicates the percentages of cash distributions required to be made to the general partner and the common unitholders and the circumstances under which holders of subordinated units and APIs, if any, are entitled to cash distributions and the amounts of such distributions. In the following general discussion of how available cash is distributed, references to available cash are references to available cash from operating surplus.

     The partnership currently makes distributions to its partners with respect to each calendar quarter prior to liquidation in an amount equal to 100% of its available cash for such quarter. With respect to each quarter during the subordination period, to the extent there is sufficient available cash, the holders of the common units will have the right to receive the minimum quarterly distribution of $0.50 per unit, plus the amount of any arrearages in payments of minimum quarterly distributions on the common units from prior quarters, prior to any distribution of available cash to the holders of subordinated units. The common units will not accrue arrearages for any quarter after the subordination period, and subordinated units will not accrue any arrearages with respect to distributions for any quarter.

     The subordination period extends until the first day of any quarter beginning after December 31, 2001 in which (1) distributions of available cash on the common units and subordinated units equaled or exceeded the minimum quarterly distribution for each of the three consecutive four quarter periods immediately preceding that date, (2) the adjusted operating surplus we generated in each of the three consecutive four quarter periods immediately preceding that date equaled or exceeded the sum of the minimum quarterly distribution on the common units and subordinated units and the related distribution on the general partner interest during such periods and (3) there are no arrearages on the common units. As used above, adjusted operating surplus for a period generally means the cash generated from our operations during such period less cash expenditures during such period and reserves, other than expenditures for capital improvements or acquisitions or repayments of indebtedness. Based on current conditions, we do not expect the subordination period to end in the foreseeable future, since we do not expect to be able to pay any distributions on subordinated units in the foreseeable future.

     Should the conditions for the termination of the subordination period be satisfied, all subordinated units would convert into common units on a one-for-one basis and would thereafter participate pro rata with the units in distributions. As discussed in "Reasons for the Proposal" on page 6, we do not expect these conditions to be satisfied in the foreseeable future.

     Our distributions of available cash from operating surplus with respect to any quarter during the subordination period are required to be made in the following manner:

          first, 98% to the common unitholders, pro rata, and 2% to the general partner, until there has been distributed in respect of each outstanding common unit an amount equal to the minimum quarterly distribution for such quarter;

          second, 98% to the common unitholders, pro rata, and 2% to the general partner, until there has been distributed in respect of each common unit an amount equal to any common unit arrearages accrued and unpaid with respect to any prior quarters during the subordination period;

          third, 98% to the subordinated unitholders, pro rata, and 2% to the general partner, until there has been distributed in respect of each subordinated unit an amount equal to the minimum quarterly distribution for such quarter;

          fourth, 100% to the holders of APIs, pro rata, to redeem outstanding APIs, until all outstanding APIs have been redeemed; and

          thereafter, 98% to all common unitholders and subordinated unitholders, pro rata, and 2% to the general partner.

     The above references to the 2% of available cash from operating surplus distributed to the general partner are references to the amount of the general partner's percentage interest in distributions from the partnership and the operating partnership on a combined basis.

     Upon expiration of the subordination period, all subordinated units will convert into common units in the operating partnership (common OLP units) on a one-for-one basis. The common OLP units will thereafter participate pro rata with the partnership common units in future distributions of available cash.

     Our distributions of available cash from operating surplus with respect to any quarter after the subordination period has ended will be made in the following manner:

          first, 98% to all unitholders, pro rata, and 2% to the general partner, until there has been distributed in respect of each outstanding common and common OLP unit an amount equal to the minimum quarterly distribution for such quarter;

          second, 100% to the holders of APIs, pro rata, to redeem outstanding APIs, until all outstanding APIs have been redeemed; and

          thereafter, 98% to all unitholders, pro rata, and 2% to the general partner.

     THRESHOLD LEVELS FOR INCENTIVE COMPENSATION PAYMENTS. For any quarter for which available cash from operating surplus is distributed in respect of both the common units and the subordinated units in an amount equal to the minimum quarterly distribution and available cash from operating surplus has been distributed on outstanding common units in the amount as may be necessary to eliminate any accrued and unpaid common unit arrearages and to the holders of APIs in redemption of any outstanding APIs, then any additional available cash from operating surplus in respect of such quarter will be reduced by the incentive compensation payments required to be made to the general partner with respect to such quarter.

     After the first target distribution level ($0.55 per unit per quarter) has been reached, (1) the common unitholders and subordinated unitholders and the general partner will be entitled to receive distributions of approximately 86.7% of available cash from operating surplus (calculated before any reduction for the payment of incentive compensation payments), with these distributions to be made 98% to the common unitholders and subordinated unitholders and 2% to the general partner, and (2) the general partner will be entitled to receive incentive compensation payments of approximately 13.3% of available cash from operating surplus (calculated before any reduction for such payments).

     After the second target distribution level ($0.635 per unit per quarter) and third target distribution level ($0.825 per unit per quarter) have been reached, the general partner will be entitled to receive incentive compensation payments of approximately 23.5% and 49%, respectively, of available cash from operating surplus (calculated before any reduction for such payments). The target distribution levels on the common units and subordinated units are as follows:

                                                                PERCENTAGE OF AVAILABLE   PERCENTAGE OF AVAILABLE
                                     CUMULATIVE DISTRIBUTIONS   CASH PAID AS INCENTIVE     CASH DISTRIBUTED 98%
                                       PER COMMON UNIT AND          COMPENSATION TO       TO ALL UNITHOLDERS AND
                                        SUBORDINATED UNIT           GENERAL PARTNER        2% TO GENERAL PARTNER
                                     ------------------------   -----------------------   -----------------------
Minimum quarterly distribution.....           $0.500                      0.0%                    100.0%
First target distribution..........           $0.550                     13.3%                     86.7%
Second target distribution.........           $0.635                     23.5%                     76.5%
Third target distribution and
  thereafter.......................           $0.825                     49.0%                     51.0%

     DISTRIBUTIONS OF AVAILABLE CASH AFTER THE REORGANIZATION. If the proposal is approved, the partnership will make distributions to its partners with respect to each calendar quarter prior to liquidation in an amount equal to 100% of its available cash for such quarter. TO THE EXTENT THERE IS SUFFICIENT AVAILABLE CASH, THE HOLDERS OF THE COMMON UNITS WILL HAVE THE RIGHT TO RECEIVE THE MINIMUM QUARTERLY DISTRIBUTION OF $0.20 PER UNIT.

     Our distributions of available cash from operating surplus with respect to any quarter will be made in the following manner:

          first, 98% to the unitholders, pro rata, and 2% to the general partner, until there has been distributed in respect of each outstanding unit an amount equal to the minimum quarterly distribution for such quarter;

          thereafter, in the manner described in "-- New Thresholds for Incentive Distribution Amounts" below.

     NEW THRESHOLDS FOR INCENTIVE COMPENSATION PAYMENT AMOUNTS. Incentive distribution rights represent the right to receive a higher percentage of quarterly distributions of available cash after the minimum quarterly distribution has been achieved, and as additional target levels are met, increasingly higher percentages of available cash up to 49%. The target distribution levels are the amounts of available cash distributed in excess of payments made for the minimum quarterly distribution and the related 2% distribution to the general partner.

     IF THE PROPOSAL IS APPROVED, THE THRESHOLD AMOUNTS WILL BE $0.25, $0.28 AND $0.33 PER UNIT PER QUARTER. If, for any quarter, we have distributed available cash to the common unitholders in an amount equal to the minimum quarterly distribution, then we will distribute any additional available cash for that quarter among the common unitholders and the general partner in the percentages set forth below next to the respective target distribution levels on the common units:

                                                        PERCENTAGE OF AVAILABLE    PERCENTAGE OF AVAILABLE
                                                        CASH PAID AS INCENTIVE      CASH DISTRIBUTED 98%
                                       DISTRIBUTIONS        COMPENSATION TO       TO COMMON UNITHOLDERS AND
                                      PER COMMON UNIT       GENERAL PARTNER         2% TO GENERAL PARTNER
                                      ---------------   -----------------------   -------------------------
Minimum quarterly distribution......       $0.20                  0.0%                      100.0%
First target distribution...........       $0.25                 13.3%                       86.7%
Second target distribution..........       $0.28                 23.5%                       76.5%
Third target distribution and
  thereafter........................       $0.33                 49.0%                       51.0%

     Since the subordinated units and APIs will have been eliminated, all excess cash available for distribution will directly accrue for the benefit of the common unitholders and the general partner, at the percentage levels set forth above, depending on the threshold levels achieved. Further, the elimination of the subordinated units will result in the termination of the subordination period. Therefore, arrearages in distribution obligations to common unitholders will no longer accumulate.

                 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

     The following is a discussion of the material federal income tax consequences that are expected to result from the proposal, if approved. This discussion does not intend to deal with all aspects of federal income taxation that may affect particular unitholders in light of their individual circumstances and, in particular, does not address tax considerations that may affect the treatment of certain special status taxpayers such as financial institutions, broker-dealers, life insurance companies, tax-exempt organizations (including individual retirement accounts), investment companies and foreign taxpayers. In addition, no information is provided in this discussion with respect to tax considerations under any applicable foreign, state or local laws.

     This discussion is based upon current law. Future legislative, judicial or administrative changes or interpretations could alter or modify the following statements and conclusions, and any of these changes or interpretations could be retroactive and could affect the tax consequences to unitholders.

     No ruling from the IRS concerning the federal income tax consequences of the proposal has been or will be requested. The consequences described in this discussion are not binding on the IRS or the courts and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court if the issues are litigated. If a contrary position was successfully asserted by the IRS, we or the unitholders could be subject to the assessment of additional taxes, penalties and interest.

     UNITHOLDERS ARE URGED TO SEEK TAX ADVICE TO DETERMINE THEIR PARTICULAR UNITED STATES FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES OF APPROVAL OF THE PROPOSAL.

TREATMENT OF DISTRIBUTIONS

     The special distribution to a unitholder generally will not be taxable to the unitholder for federal income tax purposes to the extent of his tax basis in common units immediately before the distribution. Our cash distribution in excess of a unitholder's tax basis generally would be considered to be gain from the sale or exchange of the common units, taxable in accordance with the rules described under "Disposition of Common Units" below. We do not anticipate that any unitholder will receive cash distributions in excess of his tax basis in his common units as a result of the proposal, if approved. To the extent our distributions cause a unitholder's at-risk amount to be less than zero at the end of any taxable year, he must recapture any loss deducted in prior years.

     If a unitholder received consideration in exchange for his consent to the proposal, that consideration would be subject to tax as ordinary income. We believe, and intend to take the position, that the common unitholders received either no consideration or very nominal consideration in exchange for their approval of the proposal.

DISPOSITION OF COMMON UNITS

     Gain or loss will be recognized on a sale or exchange of units equal to the difference between the amount realized and the unitholder's tax basis for the units sold. A unitholder's amount realized will be measured by the sum of the cash or the fair market value of other property received plus his share of our nonrecourse liabilities. Because the amount realized includes a unitholder's share of our nonrecourse liabilities, the gain recognized on the sale of units could result in a tax liability in excess of any cash received from the sale.

     Prior distributions from us in excess of cumulative net taxable income for a common unit that decreased a unitholder's tax basis in that common unit will, in effect, become taxable income if the common unit is sold at a price greater than the unitholder's tax basis in that common unit, even if the price is less than his original cost.

     Except as noted below, gain or loss recognized by a unitholder, other than a "dealer" in units, on the sale or exchange of a unit held for more than one year will generally be taxable as capital gain or loss. Capital gain recognized by an individual on the sale of units held more than 12 months will generally be taxed a maximum rate of 20%. A portion of this gain or loss, which will likely be substantial, however, will be separately computed and taxed as ordinary income or loss to the extent attributable to assets giving rise to depreciation recapture or other "unrealized receivables" or to "inventory items" we own. The term "unrealized receivables" includes potential recapture items, including depreciation recapture. Ordinary income attributable to unrealized receivables, inventory items and depreciation recapture may exceed net taxable gain realized upon the sale of the unit and may be recognized even if there is a net taxable loss realized on the sale of the unit. Thus, a unitholder may recognize both ordinary income and a capital loss upon a disposition of units. Net capital loss may offset no more than $3,000 of ordinary income in the case of individuals and may only be used to offset capital gain in the case of corporations.

BASIS OF UNITS

     A unitholder's initial tax basis for his common units will be the amount he paid for the common units plus his share of our nonrecourse liabilities. That basis will be increased by his share of our income and by any increases in his share of our nonrecourse liabilities. That basis will be decreased (but not below zero) by distributions from us, by the unitholder's share of our losses, by any decrease in his share of our nonrecourse liabilities and by his share of our expenditures that are not deductible in computing taxable income and are not required to be capitalized. A limited partner will have no share of our debt which is recourse to the general partner, but will have a share, generally based on his share of profits, of our nonrecourse liabilities.

RATIO OF TAXABLE INCOME TO DISTRIBUTIONS

     We anticipate that no material change in the ratio of allocable taxable income to cash distributions will result from approval of the proposal. This estimate is based upon the assumption that gross income from operations will approximate the amount required to make the minimum quarterly distribution on all units and other assumptions with respect to capital expenditures, cash flow and anticipated cash distributions. This estimate and the assumptions are subject to, among other things, numerous business, economic, regulatory, competitive and political uncertainties beyond our control. Further, the estimate is based on current tax law and specified tax reporting positions that we intend to adopt or have adopted and with which the IRS could disagree. Accordingly, we cannot assure you that the estimate will prove to be correct.

                              THE SPECIAL MEETING

GENERAL

     The special meeting will be held for the purpose of considering the proposal to restructure our distribution policy and capital structure. The special meeting is scheduled to be held on [DATE], 2000 at [TIME], local time, at [LOCATION, ADDRESS].

UNITHOLDERS ENTITLED TO VOTE

     Holders of record of common units representing limited partner units in the
partnership at the close of business on [     ], 2000, the record date, will be
entitled to notice of and to vote on the proposal at the special meeting. As of
the record date, [          ] common units of the partnership were issued and
outstanding, and each unit is entitled to one vote on the proposal. If the proposal is approved, our agreement of limited partnership and the agreement of limited partnership of our operating partnership will be amended. See "Proposed Amendment to the Partnership Agreement of the Operating Partnership" on page 16.

     A vote in favor of the proposal is a vote in favor of amending our agreement of limited partnership and in favor of causing us to vote the partnership's 80.01% general partner interest in the operating partnership in favor of amending the agreement of limited partnership of the operating partnership.

     Salomon and Howell have agreed to vote their subordinated units, which represent all of the outstanding subordinated units in the operating partnership, for approval of the amendment of the agreement of limited partnership of the operating partnership.

RECORD DATE

     Our general partner has fixed the close of business on [     ], 2000, as
the record date for the determination of holders of units entitled to notice of, and to vote at, the special meeting or any adjournment(s) thereof. Only holders of record of units at the close of business on the record date are entitled to notice of, and to vote at, the special meeting. A complete list of the unitholders will be available for inspection at the offices of Genesis Crude Oil, L.P., 500 Dallas, Suite 2500, Houston, Texas, during normal business hours upon written demand by any unitholder, unitholder's agent or attorney beginning five business days after the date of this proxy statement and continuing through the special meeting. Any unitholder or unitholder's agent or attorney may, upon written notice and subject to Section 17-305 of the Delaware Revised Uniform Limited Partnership Act, copy the list of unitholders during regular business hours during the inspection period at the unitholder's expense. If you have units registered in the name of a brokerage firm or trustee and plan to attend the special meeting, please obtain from the firm or trustee a letter, account statement or other evidence of your beneficial ownership of those units to facilitate your admittance to the meeting.

PROXIES

     Any holder of outstanding units entitled to vote on the proposal may vote such units either in person or by duly authorized proxy. The giving of a proxy by a unitholder will not affect the unitholder's right to vote his or her units if the unitholder attends the special meeting and desires to vote in person. Prior to the voting of a proxy, the proxy may be revoked by the unitholder by delivering written notice of revocation to the general partner: Attention:
Secretary, by executing a subsequently dated proxy or by voting in person at the special meeting. All units represented by effective proxies on the enclosed form of proxy received by us will be voted at the special meeting in accordance with the terms of such proxies. If no instructions are given, the proxies will be voted FOR approval of the proposal.

VOTING PROCEDURES FOR BENEFICIAL OWNERS

     The enclosed proxy includes the power to vote at the special meeting (or any adjournment of same) the number of units registered in a holder's name, according to the books of our transfer agent. We will mail this proxy statement and a proxy to all persons who, according to the books of our transfer agent, beneficially own units.

SOLICITATION

     We will bear the expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby. In addition to the use of the mails, proxies may be solicited by employees of the general partner, without additional remuneration, in person or by telephone, telegraph or facsimile transmission. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of units as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. We have retained [PROXY SOLICITOR] to aid in the solicitation of proxies. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expenses.

ADJOURNMENT

     The special meeting may be adjourned to another date and/or place for any proper purposes, including, without limitation, for the purpose of soliciting additional proxies.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

     The SEC allows us to incorporate certain documents into this proxy statement by reference. Accordingly, we have incorporated by reference into this proxy statement:

     - Genesis Energy, L.P.'s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000, which is attached hereto as Annex E; and

     - Genesis Energy, L.P.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1999, which is attached hereto as Annex F.

     IT IS IMPORTANT THAT YOUR UNITS BE REPRESENTED AT THE SPECIAL MEETING. THEREFORE, WHETHER OR NOT YOU EXPECT TO BE PRESENT IN PERSON, YOU ARE RESPECTFULLY REQUESTED TO MAKE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IN THE ENCLOSED ENVELOPE.

     YOUR FAILURE TO VOTE WILL HAVE THE EFFECT OF A VOTE AGAINST THE PROPOSAL.

                                            Respectfully submitted,

                                            Genesis Energy, L.L.C., general
                                            partner of
                                            Genesis Energy, L.P.

                                                                         ANNEX A
                  [Simmons & Company International Letterhead]

CONFIDENTIAL

May 8, 2000

Special Committee of the Board of Directors
Genesis Energy, L.L.C.
500 Dallas, Suite 2500
Houston, TX 77002

Members of the Special Committee:

In your capacity as the Special Committee (the "Special Committee") of the Board of Directors (the "Board of Directors") of Genesis Energy, L.L.C., the general partner (the "General Partner") of Genesis Energy, L.P. (the "Partnership"), you have requested the opinion of Simmons & Company International ("Simmons") as investment bankers as to the fairness, from a financial point of view, to the holders of common units of the Partnership (the "Common Unitholders") of the Terms (as defined below) of the Reorganization (as defined below). We understand that the General Partner proposes a reorganization and an amendment of the Amended and Restated Agreement of Limited Partnership of Genesis Energy, L.P., and of the Amended and Restated Agreement of Limited Partnership of Genesis Crude Oil, L.P., to reflect the Reorganization. The proposed reorganization (the "Reorganization") provides for the following terms (the "Terms"): (i) the reduction of the minimum quarterly distribution from $0.50 per unit to $0.20 per unit; (ii) the reduction of the per unit distribution thresholds that must be achieved before the general partner is entitled to incentive distributions from $0.55, $0.635, and $0.825, to $0.25, $0.28, and $0.33, respectively; (iii) the elimination of all outstanding subordinated limited partner units in Genesis Crude Oil, L.P. (the "Operating Partnership"), thereby increasing the Common Unitholders' effective ownership of the Operating Partnership from 80% to 98%;
(iv) the elimination of all outstanding additional partner interests of the Operating Partnership; (v) the Special Distribution (as defined below); and (vi) the Credit Extension (as defined below). Pursuant to the Reorganization, (a) Salomon Smith Barney Holdings Inc. ("Salomon"), which owns all of the member interests of the General Partner, will immediately fund in full its remaining distribution support obligation that would otherwise be payable in connection with future quarterly distributions, which amount after reduction by approximately $1.1 million to pay the costs and expenses of the Partnership associated with the Reorganization will be distributed by the Partnership to the Common Unitholders as a special distribution (the "Special Distribution"), and
(b) Salomon will extend its $300 million credit support facility for one year beyond its current expiration date of December 31, 2000 (the "Credit Extension"). For reference, the full terms and conditions of the Reorganization are set forth in the Proxy Statement referred to below. Unless the context otherwise requires, references in this letter to the Partnership include the Operating Partnership and the subsidiary partnerships.

In conducting our analysis and arriving at our opinion expressed herein, we have considered such financial and other factors as we deemed appropriate under the circumstances, including, without limitation, the following: (i) the most recent draft of the Proxy Statement (dated April 28, 2000); (ii) certain publicly available financial statements and other information concerning the Partnership, including without limitation the Partnership's Annual Report on Form 10-K for the year ended December 31, 1999, filed with the Securities and Exchange Commission on March 29, 2000; (iii) certain internal business and financial information relating to the Partnership, including certain forecasts prepared by management of the Partnership and provided to Simmons by the Partnership; (iv) discussions of the past and current operations and the financial condition and prospects of the Partnership with management of the Partnership; (v) the financial performance of the Partnership; (vi) the trading performance of the Partnership's common units as compared to those of certain other publicly held entities in businesses similar to those conducted by the Partnership; (vii) the Terms of the Reorganization; and (viii) the financial terms of certain other recent transactions to the extent such transactions are reasonably comparable to the Reorganization. We also took into account our assessment of general economic, market and financial conditions and our experience in connection with similar transactions and securities' valuations generally. The opinion expressed herein is necessarily based upon conditions as they exist and can be evaluated on, and based on the information made available at, the date hereof.

In arriving at this opinion, we, with your consent, assumed and relied upon the accuracy and completeness of all the foregoing information and did not independently verify any of such information. With respect to financial forecasts, we utilized certain information set forth therein and assumed that such information was reasonably prepared on bases reflecting the best estimates and judgments of the management of the Partnership as to the future financial performance of the Partnership, as available at the time of preparation. We did not make or receive any independent evaluation or appraisal of any assets or liabilities (contingent or otherwise) of the Partnership.

We are serving as financial advisor to the Special Committee in connection with this transaction and will receive a fee for our services, which fee is not contingent upon consummation of the Reorganization. We are a nationally recognized investment banking firm, and we are continually engaged, among other things, in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, secondary distributions of listed and unlisted securities, and private placements of equity and debt. Salomon, or an affiliate of Salomon, is frequently engaged, along with other investment firms, in such transactions. In addition, in the ordinary course of business, we may actively trade the securities of the Partnership and of Salomon and its affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

You agree that this opinion letter is for the use and benefit of the Special Committee, and may not be used for any other purpose without our prior written consent. This opinion does not address the merits of either the determination by the General Partner to propose the Reorganization or of the underlying decision by the Partnership to enter into the Reorganization and does not constitute a recommendation to any Common Unitholder as to how such Common Unitholder should vote on the Reorganization or on any matter related thereto. In addition, we have not evaluated any of the costs to, or the benefits to be derived by, Salomon from the Reorganization and our opinion in no way speaks to such costs and benefits to Salomon relative to the benefits to the Common Unitholders of the Reorganization.

Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Terms of the Reorganization are fair, from a financial point of view, to the Common Unitholders (other than Salomon, the affiliates of the Partnership, the General Partner and their respective officers, directors and affiliates and any other Common Unitholder that did not acquire its units through the public trading markets).

Sincerely yours,

SIMMONS & COMPANY INTERNATIONAL

/s/ George C. Morris III

George C. Morris III

Managing Director

                                                                         ANNEX B

                          SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                              GENESIS ENERGY, L.P.

                               TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----
                                ARTICLE I
                               DEFINITIONS

1.1    Definitions.................................................   B-1
1.2    Construction................................................  B-10

                               ARTICLE II
                              ORGANIZATION

2.1    Formation...................................................  B-10
2.2    Name........................................................  B-10
2.3    Registered Office; Registered Agent; Principal Office; Other
       Offices.....................................................  B-10
2.4    Purpose and Business........................................  B-10
2.5    Powers......................................................  B-11
2.6    Power of Attorney...........................................  B-11
2.7    Term........................................................  B-12
2.8    Title to Partnership Assets.................................  B-12

                               ARTICLE III
                       RIGHTS OF LIMITED PARTNERS

3.1    Limitation of Liability.....................................  B-13
3.2    Management of Business......................................  B-13
3.3    Outside Activities of the Limited Partners..................  B-13
3.4    Rights of Limited Partners..................................  B-13

                               ARTICLE IV
                CERTIFICATES; RECORD HOLDERS; TRANSFER OF
                  PARTNERSHIP INTERESTS; REDEMPTION OF
                          PARTNERSHIP INTERESTS

4.1    Certificates................................................  B-14
4.2    Mutilated, Destroyed, Lost or Stolen Certificates...........  B-14
4.3    Record Holders..............................................  B-15
4.4    Transfer Generally..........................................  B-15
4.5    Registration and Transfer of Limited Partner Interests......  B-15
4.6    Transfer of a General Partner's General Partner Interest....  B-16
4.7    Restrictions on Transfers...................................  B-16
4.8    Citizenship Certificates; Non-citizen Assignees.............  B-17
4.9    Redemption of Partnership Interests of Non-citizen
       Assignees...................................................  B-18

                                                                     PAGE
                                                                     ----
                                ARTICLE V
                  CAPITAL CONTRIBUTIONS AND ISSUANCE OF
                          PARTNERSHIP INTERESTS

5.1    Previous Capital Contributions..............................  B-19
5.2    Additional Contributions by General Partner.................  B-19
5.3    Interest and Withdrawal.....................................  B-19
5.4    Capital Accounts............................................  B-19
5.5    Issuances of Additional Partnership Securities..............  B-22
5.6    Limitations on Issuance of Additional Partnership
       Securities..................................................  B-22
5.7    Limited Preemptive Right....................................  B-22
5.8    Splits and Combination......................................  B-23
5.9    Fully Paid and Non-Assessable Nature of Limited Partner
       Interests...................................................  B-23

                               ARTICLE VI
                      ALLOCATIONS AND DISTRIBUTIONS

6.1    Allocations for Capital Account Purposes....................  B-23
6.2    Allocations for Tax Purposes................................  B-26
6.3    Distributions to Record Holders.............................  B-27

                               ARTICLE VII
                  MANAGEMENT AND OPERATION OF BUSINESS

7.1    Management..................................................  B-28
7.2    Certificate of Limited Partnership..........................  B-30
7.3    Restrictions on General Partner's Authority.................  B-30
7.4    Reimbursement of the General Partner........................  B-31
7.5    Outside Activities..........................................  B-31
7.6    Loans from the General Partner; Loans or Contributions from the Partnership; Contracts with Affiliates; Certain
       Restrictions on the General Partner.........................  B-32
7.7    Indemnification.............................................  B-33
7.8    Liability of Indemnitees....................................  B-35
7.9    Resolution of Conflicts of Interest.........................  B-35
7.10   Other Matters Concerning the General Partner................  B-36
7.11   Purchase or Sale of Partnership Securities..................  B-37
7.12   Registration Rights of the General Partner and its
       Affiliates..................................................  B-37
7.13   Reliance by Third Parties...................................  B-38

                              ARTICLE VIII
                 BOOKS, RECORDS, ACCOUNTING AND REPORTS

8.1    Records and Accounting......................................  B-39
8.2    Fiscal Year.................................................  B-39
8.3    Reports.....................................................  B-39

                               ARTICLE IX
                               TAX MATTERS

9.1    Tax Returns and Information.................................  B-40
9.2    Tax Elections...............................................  B-40
9.3    Tax Controversies...........................................  B-40
9.4    Withholding.................................................  B-40

                                                                     PAGE
                                                                     ----
                                ARTICLE X
                          ADMISSION OF PARTNERS

10.1   Admission of Substituted Limited Partner....................  B-41
10.2   Admission of Successor General Partner......................  B-41
10.3   Admission of Additional Limited Partners....................  B-41
10.4   Amendment of Agreement and Certificate of Limited
       Partnership.................................................  B-42

                               ARTICLE XI
                    WITHDRAWAL OR REMOVAL OF PARTNERS

11.1   Withdrawal of the General Partner...........................  B-42
11.2   Removal of the General Partner..............................  B-43
11.3   Interest of Departing Partner and Successor General
       Partner.....................................................  B-43
11.4   Withdrawal of Limited Partners..............................  B-45

                               ARTICLE XII
                       DISSOLUTION AND LIQUIDATION

12.1   Dissolution.................................................  B-45
12.2   Continuation of the Business of the Partnership After
       Dissolution.................................................  B-45
12.3   Liquidator..................................................  B-46
12.4   Liquidation.................................................  B-46
12.5   Cancellation of Certificate of Limited Partnership..........  B-47
12.6   Return of Contributions.....................................  B-47
12.7   Waiver of Partition.........................................  B-47
12.8   Capital Account Restoration.................................  B-47

                              ARTICLE XIII
        AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

13.1   Amendment to be Adopted Solely by the General Partner.......  B-47
13.2   Amendment Procedures........................................  B-48
13.3   Amendment Requirements......................................  B-49
13.4   Special Meetings............................................  B-49
13.5   Notice of a Meeting.........................................  B-50
13.6   Record Date.................................................  B-50
13.7   Adjournment.................................................  B-50
13.8   Waiver of Notice; Approval of Meeting; Approval of
       Minutes.....................................................  B-50
13.9   Quorum......................................................  B-50
13.10  Conduct of a Meeting........................................  B-51
13.11  Action Without a Meeting....................................  B-51
13.12  Voting and Other Rights.....................................  B-52

                                                                     PAGE
                                                                     ----
                               ARTICLE XIV
                                 MERGER

14.1   Authority...................................................  B-52
14.2   Procedure for Merger or Consolidation.......................  B-52
14.3   Approval by Limited Partners of Merger or Consolidation.....  B-53
14.4   Certificate of Merger.......................................  B-54
14.5   Effect of Merger............................................  B-54

                               ARTICLE XV
               RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

15.1   Right to Acquire Limited Partner Interests..................  B-54

                               ARTICLE XVI
                           GENERAL PROVISIONS

16.1   Addresses and Notices.......................................  B-56
16.2   Further Action..............................................  B-56
16.3   Binding Effect..............................................  B-56
16.4   Integration.................................................  B-56
16.5   Creditors...................................................  B-56
16.6   Waiver......................................................  B-56
16.7   Counterparts................................................  B-57
16.8   Applicable Law..............................................  B-57
16.9   Invalidity of Provisions....................................  B-57
16.10  Consent of Partners.........................................  B-57

             AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                              GENESIS ENERGY, L.P.

     THIS AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of Genesis
Energy, L.P. dated as of             , 2000, is entered into by and among
Genesis Energy, L.L.C., a Delaware limited liability company, as the General Partner, together with any other Persons who are or who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

1.1  DEFINITIONS

     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

     "Acquisition" means any transaction in which any Group Member acquires (through an asset acquisition, merger, stock acquisition or other form of investment) control over all or a portion of the assets, properties or business of another Person for the purpose of increasing the operating capacity or revenues of the Partnership Group from the operating capacity or revenues of the Partnership Group existing immediately prior to such transaction.

     "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 10.4 and who is shown as such on the books and records of the Partnership.

     "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership, (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii), and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(c)(i) or 6.1(c)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     "Adjusted Operating Surplus" has the meaning assigned to such term in the Genesis OLP Partnership Agreement.

     "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 5.5(d)(i) or 5.5(d)(ii). Once an Adjusted Property is deemed distributed by, and recontributed to, the Partnership for federal income tax purposes upon a termination of the Partnership pursuant to Treasury Regulation Section 1.708-1(b)(1)(iv), such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is subsequently adjusted pursuant to Section 5.5(d)(i) or 5.5(d)(ii). Upon a termination of the Partnership following the publication of Proposed Treasury Regulation 1.708-1(b)(1)(iv) as a final regulation, an Adjusted Property deemed contributed to a new partnership in exchange for an interest in the new partnership, followed by the deemed liquidation of the Partnership, shall thereafter constitute a Contributed Property until the Carrying Value of such property is subsequently adjusted pursuant to Section 5.5(d)(i) or 5.5(d)(ii).

     "Affiliate" means, with respect to any Person, any other Person that (i) directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question or (ii) owns, beneficially, directly or indirectly, 20% or more of the outstanding capital stock, shares or other equity interests of the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Agreed Allocation" means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of
Section 6.1, including, without limitation, a Curative Allocation (if appropriate to the context in which the term "Agreed Allocation" is used).

     "Agreed Value" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that the Agreed Value of any property deemed contributed to the Partnership for federal income tax purposes upon termination and reconstitution thereof pursuant to Section 708 of the Code (whether before or after finalization of Proposed Treasury Regulation Section 1.708-1(b)(1)(iv)) shall be determined in accordance with Section 5.5(c)(i). Subject to Section 5.5(c)(i), the General Partner shall, in its discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

     "Agreement" means this Amended and Restated Agreement of Limited Partnership of Genesis Energy, L.P., as it may be amended, supplemented or restated from time to time.

     "Assignee" means a Non-citizen Assignee or a Person to whom one or more Limited Partner Interests have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application as required by this Agreement, but who has not been admitted as a Substituted Limited Partner.

     "Associate" means, when used to indicate a relationship with any Person,
(a) any corporation or organization of which such Person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of voting stock or other voting interest; (b) any trust or other estate in which such Person has at least a 20% beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same principal residence as such Person.

     "Audit Committee" means a committee of the Board of Directors of the General Partner composed entirely of two or more directors who are neither officers nor employees of the General Partner or officers, directors or employees of any Affiliate of the General Partner.

     "Available Cash" means, with respect to any Quarter ending prior to the Liquidation Date,

          (a) the sum of (i) all cash and cash equivalents of the Partnership on hand at the end of such Quarter and (ii) all additional cash and cash equivalents of the Partnership on hand on the date of determination of Available Cash with respect to such Quarter resulting from borrowings for working capital purposes, less

          (b) the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the General Partner to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for anticipated future credit needs of the business of the Partnership Group) subsequent to such Quarter or (ii) comply with applicable law or any loan agreement (including the Master Credit Support Agreement), security agreement (including the Security Agreement), mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject; provided, however, that disbursements made by the Partnership or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the General Partner so determines, less

          (c) any Redemption Proceeds on hand that have not yet been contributed to Genesis OLP.

          Notwithstanding the foregoing, "Available Cash" with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

     "Book-Tax Disparity" means with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section
5.5 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

     "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the states of New York or Texas shall not be regarded as a Business Day.

     "Capital Account" means the capital account maintained for a Partner pursuant to Section 5.5.

     "Capital Contribution" means any cash, cash equivalents or the Net Agreed Value of Contributed Property that a Partner contributed to the Partnership pursuant to this Agreement.

     "Capital Improvement" means any (a) addition or improvement to the capital assets owned by any Group Member or (b) acquisition of existing or the construction of new capital assets (including pipeline systems, storage facilities and related assets), made to increase the operating capacity or revenues of the Partnership Group from the operating capacity or revenues of the Partnership Group existing immediately prior to such addition, improvement, acquisition or construction.

     "Carrying Value" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners' and Assignees' Capital Accounts in respect of such Contributed Property, and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 5.5(d)(i) and 5.5(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

     "Cause" means a court of competent jurisdiction has entered a final, non-appealable judgment finding the General Partner liable for actual fraud, gross negligence or willful or wanton misconduct in its capacity as general partner of the Partnership.

     "Certificate" means a certificate, substantially in the form of Exhibit A to this Agreement or in such other form as may be adopted by the General Partner in its discretion, issued by the Partnership evidencing ownership of one or more Common Units or a certificate, in such form as may be adopted by the General Partner in its discretion, issued by the Partnership evidencing ownership of one or more other Partnership Securities.

     "Certificate of Limited Partnership" means the Amended and Restated Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 7.2, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

     "Citizenship Certification" means a properly completed certificate in such form as may be specified by the General Partner by which an Assignee or a Limited Partner certifies that he (and if he is a nominee holding for the account of another Person, that to the best of his knowledge such other Person) is an Eligible Citizen.

     "Claim" has the meaning assigned to such term in Section 7.12(c).

     "Closing Date" means December 3, 1996.

     "Closing Price" has the meaning assigned to such term in Section 15.1(a).

     "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     "Combined Interest" has the meaning assigned to such term in Section
11.3(a).

     "Commission" means the United States Securities and Exchange Commission.

     "Common Unit" means a Partnership Security representing a fractional part of the Partnership Interests of all Limited Partners and Assignees and having the rights and obligations specified with respect to a Common Unit in this Agreement.

     "Contributed Property" means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership (or deemed contributed to a new partnership upon the termination of the Partnership pursuant to Section 708 of the Code. Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.5(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

     "Conversion Election" has the meaning assigned to such term in the Genesis OLP Partnership Agreement.

     "Conveyance Agreement" means that certain Purchase & Sale and Contribution & Conveyance Agreement, dated as of November 26, 1996, among the Partnership, Genesis OLP, Genesis Energy, L.L.C., Basis, Howell and the Howell Subsidiaries, together with the additional conveyance documents and instruments contemplated or referenced thereunder.

     "Curative Allocation" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(c)(ix).

     "Current Market Price" has the meaning assigned to such term in Section 15.1(a).

     "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

     "Departing Partner" means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or 11.2.

     "Economic Risk of Loss" has the meaning set forth in Treasury Regulation
Section 1.752-2(a).

     "Eligible Citizen" means a Person qualified to own interests in real property in jurisdictions in which any Group Member does business or proposes to do business from time to time, and whose status as a Limited Partner or Assignee does not or would not subject such Group Member to a significant risk of cancellation or forfeiture of any of its properties or any interest therein.

     "Event of Withdrawal" has the meaning assigned to such term in Section 11.1(a).

     "GP Unit" means a Partnership Security representing a fractional part of the Partnership Interest of the General Partner and having the rights and obligations specified with respect to GP Units in this Agreement.

     "General Partner" means Genesis Energy, L.L.C. and its successors and permitted assigns as general partner of the Partnership.

     "General Partner Interest" means the ownership interest of a General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it), which may be evidenced by GP Units or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which the General Partner is entitled as provided in this Agreement, together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

     "Genesis Energy, L.L.C." means Genesis Energy, L.L.C., a Delaware limited liability company, which is currently the General Partner of the Partnership, and its successors.

     "Genesis OLP" means Genesis Crude Oil, L.P., a Delaware limited partnership, and its successors.

     "Genesis OLP Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Genesis Crude Oil, L.P., as it may be amended, supplemented or restated from time to time.

     "Group" means a Person that with or through any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent given to such Person in response to a proxy or consent solicitation made to 10 or more Persons) or disposing of any Partnership Securities with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, Partnership Securities.

     "Group Member" means a member of the Partnership Group.

     "Holder" as used in Section 7.12, has the meaning assigned to such term in
Section 7.12(a).

     "Incentive Compensation Payment" has the meaning assigned to such term in the Genesis OLP Partnership Agreement.

     "Indemnified Persons" has the meaning assigned to such term in Section 7.12(c).

     "Indemnitee" means (a) the General Partner, any Departing Partner and any Person who is or was an Affiliate of the General Partner or any Departing Partner, (b) any Person who is or was a director, officer, employee, agent or trustee of a Group Member, (c) any Person who is or was a member, officer, director, employee, agent or trustee of the General Partner or any Departing Partner or any Affiliate of the General Partner or any Departing Partner, or any Affiliate of any such Person, and (d) any Person who is or was serving at the request of the General Partner or any Departing Partner or any such Affiliate as a director, officer, employee, member, partner, agent, fiduciary or trustee of another Person; provided, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

     "Initial Common Unit" means a Common Unit sold in the Initial Offering.

     "Initial Offering" means the initial offering and sale of Common Units to the public, as described in the Registration Statement.

     "Issue Price" means the price at which a Unit is purchased from the Partnership, after taking into account any sales commission or underwriting discount charged to the Partnership.

     "Limited Partner" means, unless the context otherwise requires, (a) the Organizational Limited Partner, each Initial Limited Partner, each Substituted Limited Partner, each Additional Limited Partner, and any Partner upon the change of its status from General Partner to Limited Partner pursuant to Section
11.3 and (b) solely for purposes of Articles V, VI, VII and IX and Section 12.4, each Assignee.

     "Limited Partner Interest" means the ownership interest of a Limited Partner or Assignee in the Partnership, which may be evidenced by Common Units or other Partnership Securities or a combination thereof or interest therein, and includes any and all benefits to which such Limited Partner or Assignee is entitled as provided in this Agreement, together with all obligations of such Limited Partner or Assignee to comply with the terms and provisions of this Agreement.

     "Liquidation Date" means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the Partners have the right to elect to reconstitute the Partnership and continue its business has expired without such an election being made, and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

     "Liquidator" means one or more Persons selected by the General Partner to perform the functions described in Section 12.3 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

     "Master Credit Support Agreement" means the Master Credit Support Agreement, dated as of the Closing Date, between Genesis OLP and Salomon which sets forth the agreement of Genesis OLP and Salomon relating to the credit support to be provided by Salomon to Genesis OLP and the agreement of Genesis OLP regarding working capital to be provided by Salomon to Genesis OLP.

     "Majority Interest" means at least a majority in Voting Power of the Outstanding Limited Partner Interests.

     "Merger Agreement" has the meaning assigned to such term in Section 14.1.

     "National Securities Exchange" means an exchange registered with the Commission under Section 6(a) of the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute, or the Nasdaq Stock Market or any successor thereto.

     "Net Agreed Value" means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership's Carrying Value of such property (as adjusted pursuant to Section 5.5(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

     "Net Income" means, for any taxable year, the excess, if any, of the Partnership's items of income and gain for such taxable year over the Partnership's items of loss and deduction for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with
Section 5.5(b) and shall not include any items specially allocated under Section 6.1(c).

     "Net Loss" means, for any taxable year, the excess, if any, of the Partnership's items of loss and deduction for such taxable year over the Partnership's items of income and gain for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.5(b) and shall not include any items specially allocated under Section 6.1(c).

     "Ninety Percent Interest" means at least 90% in Voting Power of the Outstanding Limited Partner Interests.

     "Non-Competition Agreement" means the Non-Competition Agreement, dated as of the Closing Date, among the Partnership, Genesis OLP and Salomon, Basis and Howell.

     "Non-citizen Assignee" means a Person whom the General Partner has determined in its discretion does not constitute an Eligible Citizen and as to whose Limited Partner Interest the General Partner has become the Substituted Limited Partner, pursuant to Section 4.8.

     "Nonrecourse Built-in Gain" means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 6.2(b)(i)(A), 6.2(b)(ii)(A) and 6.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

     "Nonrecourse Deductions" means any and all items of loss, deduction or expenditures (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

     "Nonrecourse Liability" has the meaning set forth in Treasury Regulation
Section 1.752-1(a)(2).

     "Notice of Election to Purchase" has the meaning assigned to such term in
Section 15.1(b) hereof.

     "OLP General Partner Interest" has the meaning assigned to the term "General Partner Interest" in the Genesis OLP Partnership Agreement.

     "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of their Affiliates) acceptable to the General Partner in its reasonable discretion.

     "Outstanding" means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as outstanding on the Partnership's books and records as of the date of determination; provided, however, that if at any time any Person or Group (other than the General Partner or its Affiliates) beneficially owns 20% or more of any Outstanding Partnership Securities of any class then Outstanding, all Partnership Securities owned by such Person or Group shall not be voted on any matter and shall not be considered to be Outstanding when sending notices of a meeting of Limited Partners to vote on any matter (unless otherwise required by law), calculating required votes, determining the presence of a quorum or for other similar purposes under this Agreement, except that such Partnership Securities shall be considered to be Outstanding for purposes of Section 11.1(b)(iv) (such Partnership Securities shall not, however, be treated as a separate class of Partnership Securities for purposes of this Agreement).

     "Parity Units" means Common Units and all other Limited Partner Interests having rights to distributions or in liquidation ranking on a parity with the Common Units.

     "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulation
Section 1.704-2(b)(4).

     "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

     "Partner Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

     "Partner" means the General Partner and each Limited Partner.

     "Partnership" means Genesis Energy, L.P., a Delaware limited partnership, and any successors thereto.

     "Partnership Group" means the Partnership, Genesis OLP and any other Subsidiary of the Partnership, treated as a single consolidated entity.

     "Partnership Interest" means an ownership interest in the Partnership, which shall include General Partner Interests and Limited Partner Interests.

     "Partnership Minimum Gain" means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

     "Partnership Security" means any class or series of equity interest in the Partnership and shall include, without limitation, Common Units and GP Units.

     "Percentage Interest" means as of the date of such determination (a) as to any Partner or Assignee holding Units, the product obtained by multiplying (i) 100% less the percentage applicable to paragraph (b) by (ii) the quotient obtained by dividing (A) the number of Units held by such Partner or

Assignee by (B) the total number of all Outstanding Units, and (b) as to the holders of additional Partnership Securities issued by the Partnership in accordance with Section 5.6, the percentage established as a part of such issuance.

     "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

     "Pro Rata" means (a) when modifying Units or any class thereof, apportioned among all designated Units in accordance with their relative Percentage Interests and (b) when modifying Partners and Assignees, apportioned among all Partners and Assignees in accordance with their respective Percentage Interests.

     "Purchase Date" means the date determined by the General Partner as the date for purchase of all Outstanding Units (other than Units owned by the General Partner and its Affiliates) pursuant to Article XV.

     "Quarter" means, unless the context requires otherwise, a calendar quarter.

     "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

     "Record Date" means the date established by the General Partner for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Limited Partners or entitled to vote by ballot or give approval of Partnership action in writing without a meeting or entitled to exercise rights in respect of any lawful action of Limited Partners or (b) the identity of Record Holders entitled to receive any report or distribution or participate in any offer.

     "Record Holder" means the Person in whose name a Common Unit is registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, or with respect to other Partnership Securities, the Person in whose name any such other Partnership Security is registered on the books which the General Partner has caused to be kept as of the opening of business on such Business Day.

     "Redeemable Interests" means any Limited Partner Interests for which a redemption notice has been given, and has not been withdrawn, pursuant to
Section 4.9.

     "Registration Statement" means the Registration Statement on Form S-1 (Registration No. 333-11545) as amended, filed by the Partnership with the Commission under the Securities Act to register the offering and sale of the Common Units in the Initial Offering.

     "Required Allocations" means (a) any limitation imposed on any allocation of Net Losses under Section 6.1(b) and (b) any allocation of an item of income, gain, loss or deduction pursuant to Section 6.1(c)(i), 6.1(c)(ii), 6.1(c)(iii), 6.1(c)(vi) or 6.1(c)(viii).

     "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.2(b)(i)(A) or 6.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.

     "Salomon" means Salomon Smith Barney Holdings Inc, a Delaware corporation.

     "Securities Act" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

     "Security Agreement" means the Security Agreement, dated as of the Closing Date, among Genesis OLP, Salomon and the Secured Parties (as defined in the Security Agreement) securing the obligations of Genesis OLP under the Master Credit Support Agreement and creating a security interest in the

Collateral (as defined in the Security Agreement) in favor of the Collateral Agent (as defined in the Security Agreement).

     "Special Approval" means approval by a majority of the members of the Audit Committee.

     "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of such partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or
(ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

     "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 10.2 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

     "Surviving Business Entity" has the meaning assigned to such term in
Section 14.2(b).

     "Trading Day" has the meaning assigned to such term in Section 15.1(a).

     "transfer" has the meaning assigned to such term in Section 4.4(a).

     "Transfer Agent" means such bank, trust company or other Person (including the General Partner or one of its Affiliates) as shall be appointed from time to time by the Partnership to act as registrar and transfer agent for the Common Units.

     "Transfer Application" means an application and agreement for transfer of Partnership Securities in the form set forth on the back of a Certificate or in a form substantially to the same effect in a separate instrument.

     "Two-Thirds Interest" means at least 66 2/3% in Voting Power of the Outstanding Limited Partner Interests.

     "Unit" means a Common Unit or a GP Unit or any other Partnership Security that is designated as a "Unit."

     "Unitholder" means a holder of a Unit.

     "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.5(d)) over
(b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date).

     "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.5(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.5(d)).

     "U.S. GAAP" means United States Generally Accepted Accounting Principles consistently applied.

     "Voting Power" means the right, if any, of the holder of a Partnership Security to vote on Partnership matters. Each Common Unit shall entitle the holder thereof to one vote. Each additional Partnership

Security shall entitle the holder thereof to such vote, if any, as shall be established at the time of issuance of such Partnership Security.

     "Withdrawal Opinion of Counsel" has the meaning assigned to such term in
Section 11.1(b).

1.2  CONSTRUCTION

     Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) "include" or "includes" means includes, without limitation, and "including" means including, without limitation.

                                   ARTICLE II

                                  ORGANIZATION

2.1  FORMATION

     The General Partner and the Limited Partners hereby continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act and this Agreement, which is effective as of the date hereof. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in specific Partnership property.

2.2  NAME

     The name of the Partnership shall be "Genesis Energy, L.P." The Partnership's business may be conducted under any other name or names deemed necessary or appropriate by the General Partner in its sole discretion, including the name of the General Partner. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner in its discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

2.3  REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE; OTHER OFFICES

     Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be CT Corporation System. The principal office of the Partnership shall be located at 500 Dallas, Suite 3100, Houston, Texas 77002 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or appropriate. The address of the General Partner shall be 500 Dallas, Suite 3100, Houston, Texas 77002 or such other place as the General Partner may from time to time designate by notice to the Limited Partners.

2.4  PURPOSE AND BUSINESS

     The purpose and nature of the business to be conducted by the Partnership shall be to (a) serve as a general partner in Genesis OLP and, in connection therewith, to exercise all the rights and powers conferred upon the Partnership as a general partner in Genesis OLP pursuant to the Genesis OLP Partnership Agreement or otherwise, (b) engage directly in, or enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that Genesis OLP is permitted to engage in by the Genesis OLP Partnership Agreement and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, (c) engage directly in, or to enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and which lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (d) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member. The General Partner has no obligation or duty to the Partnership, the Limited Partners, or the Assignees to propose or approve, and in its discretion may decline to propose or approve, the conduct by the Partnership of any business.

2.5  POWERS

     The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section
2.4 and for the protection and benefit of the Partnership.

2.6  POWER OF ATTORNEY

     (a) Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner and, if a Liquidator shall have been selected pursuant to
Section 12.3, the Liquidator, severally (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

          (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement;
     (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article IV, X, XI or XII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant to Section 5.6; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to Article XIV; and

          (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by Section 13.3 or any other provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this

     Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

     Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

     (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Interest and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

2.7  TERM

     The term of the Partnership shall continue until the close of Partnership business on December 31, 2086 or until the earlier dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

2.8  TITLE TO PARTNERSHIP ASSETS

     Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of its Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

                                  ARTICLE III

                           RIGHTS OF LIMITED PARTNERS

3.1  LIMITATION OF LIABILITY

     The Limited Partners and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

3.2  MANAGEMENT OF BUSINESS

     No Limited Partner or Assignee, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any officer, director, employee, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

3.3  OUTSIDE ACTIVITIES OF THE LIMITED PARTNERS

     Subject to the provisions of Section 7.5, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

3.4  RIGHTS OF LIMITED PARTNERS

     (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon reasonable written demand and at such Limited Partner's own expense:

          (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

          (ii) promptly after becoming available, to obtain a copy of the Partnership's federal, state and local tax returns for each year;

          (iii) to have furnished to him a current list of the name and last known business, residence or mailing address of each Partner;

          (iv) to have furnished to him a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

          (v) to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

          (vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

     (b) The General Partner may keep confidential from the Limited Partners and Assignees, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of the Partnership Group, (B) could damage the Partnership Group or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this
Section 3.4).

                                   ARTICLE IV

                   CERTIFICATES; RECORD HOLDERS; TRANSFER OF
                      PARTNERSHIP INTERESTS; REDEMPTION OF
                             PARTNERSHIP INTERESTS

4.1  CERTIFICATES

     Upon the Partnership's issuance of Common Units to any Person, the Partnership shall issue one or more Certificates in the name of such Person evidencing the number of such Common Units being so issued. In addition, the General Partner may cause the Partnership to issue Certificates evidencing ownership of one or more other classes or series of Partnership Securities. Certificates shall be executed on behalf of the Partnership by the Chairman of the Board, President or any Vice President and the Secretary or any Assistant Secretary of the General Partner. No Common Unit Certificate shall be valid for any purpose until it has been countersigned by the Transfer Agent.

4.2  MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES

     (a) If any mutilated Certificate is surrendered to the Transfer Agent, the appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver and, in the case of a Common Unit Certificate, the Transfer Agent shall countersign, in exchange therefor, a new Certificate evidencing the same number and type of Partnership Securities as the Certificate so surrendered.

     (b) The appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver and, in the case of a Common Unit Certificate, the Transfer Agent shall countersign, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

          (i) makes proof by affidavit, in form and substance satisfactory to the Partnership, that a previously issued Certificate has been lost, destroyed or stolen;

          (ii) requests the issuance of a new Certificate before the Partnership has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

          (iii) if requested by the Partnership, delivers to the Partnership a bond, in form and substance satisfactory to the Partnership, with surety or sureties and with fixed or open penalty as the Partnership may reasonably direct, in its sole discretion, to indemnify the Partnership, the General Partner and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

          (iv) satisfies any other reasonable requirements imposed by the Partnership.

     If a Limited Partner or Assignee fails to notify the Partnership within a reasonable time after he has notice of the loss, destruction or theft of a Certificate, and a transfer of the Limited Partner Interests represented by the Certificate is registered before the Partnership, the General Partner or the Transfer

Agent receives such notification, the Limited Partner or Assignee shall be precluded from making any claim against the Partnership, the General Partner or the Transfer Agent for such transfer or for a new Certificate.

     (c) As a condition to the issuance of any new Certificate under this
Section 4.2, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

4.3  RECORD HOLDERS

     The Partnership shall be entitled to recognize the Record Holder as the Partner or Assignee with respect to any Partnership Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Partnership Interest on the part of any other Person, regardless of whether the Partnership shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which Limited Partner Interests are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Limited Partner Interests, as between the Partnership on the one hand, and such other Persons on the other, such representative Person (a) shall be the Partner or Assignee (as the case may be) of record and beneficially, (b) must execute and deliver a Transfer Application and (c) shall be bound by this Agreement and shall have the rights and obligations of a Partner or Assignee (as the case may be) hereunder and as, and to the extent, provided for herein.

4.4  TRANSFER GENERALLY

     (a) The term "transfer," when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction by which the General Partner assigns its General Partner Interest to another Person who becomes the General Partner, or by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person who is or becomes a Limited Partner or an Assignee, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

     (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

     (c) Nothing contained in this Agreement shall be construed to prevent a disposition by any interest holder in the General Partner of any or all of the issued and outstanding interests in the General Partner.

4.5  REGISTRATION AND TRANSFER OF LIMITED PARTNER INTERESTS

     (a) The Partnership shall keep or cause to be kept on behalf of the Partnership a register in which, subject to such reasonable regulations as it may prescribe and subject to the provisions of Section 4.5(b), the Partnership will provide for the registration and transfer of Limited Partner Interests. The Transfer Agent is hereby appointed registrar and transfer agent for the purpose of registering Common Units and transfers of such Common Units as herein provided. The Partnership shall not recognize transfers of Certificates evidencing Limited Partner Interests unless such transfers are effected in the manner described in this Section 4.5. Upon surrender of a Certificate for registration of transfer of any Limited Partner Interest, and subject to the provisions of Section 4.5(b), the appropriate officers of the General Partner on behalf of the Partnership shall execute and deliver and, in the case of Common Units, the Transfer Agent shall countersign, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder's instructions, one or more new Certificates evidencing the same aggregate number and type of Limited Partner Interests as was evidenced by the Certificate so surrendered.

     (b) Except as otherwise provided in Section 4.8, the Partnership shall not recognize any transfer of Limited Partner Interests until the Certificates evidencing such Limited Partner Interests are surrendered for registration of transfer and are accompanied by a Transfer Application duly executed by the transferee (or the transferee's attorney-in-fact duly authorized in writing). No charge shall be imposed by the Partnership for such transfer; provided, that as a condition to the issuance of any new Certificate under this Section 4.5, the Partnership may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

     (c) Limited Partner Interests may be transferred only in the manner described in this Section 4.5. The transfer of any Limited Partner Interests and the admission of any new Limited Partner shall not constitute an amendment to this Agreement.

     (d) Until admitted as a Substituted Limited Partner pursuant to Section 10.2, the Record Holder of a Limited Partner Interest shall be an Assignee in respect of such Limited Partner Interest. Limited Partners may include custodians, nominees or any other individual or entity in its own or any representative capacity.

     (e) A transferee of a Limited Partner Interest who has completed and delivered a Transfer Application shall be deemed to have (i) requested admission as a Substituted Limited Partner, (ii) agreed to comply with and be bound by and to have executed this Agreement, (iii) represented and warranted that such transferee has the right, power and authority and, if an individual, the capacity to enter into this Agreement, (iv) granted the powers of attorney set forth in this Agreement and (v) given the consents and approvals and made the waivers contained in this Agreement.

4.6  TRANSFER OF A GENERAL PARTNER'S GENERAL PARTNER INTEREST

     Prior to December 31, 2006, the General Partner shall not transfer all or any part of its General Partner Interest to a Person unless such transfer (a) has been approved by the prior written consent or vote of the holders of a Majority Interest or (b) is of all, but not less than all, of its General Partner Interest to (i) an Affiliate of the General Partner or (ii) another Person in connection with the merger or consolidation of the General Partner with or into another Person or the transfer by the General Partner of all or substantially all of its assets to another Person. Notwithstanding anything herein to the contrary, no transfer by the General Partner of all or any part of its General Partner Interest to another Person shall be permitted unless (x) the transferee agrees to assume the rights and duties of the General Partner under this Agreement and the Genesis OLP Partnership Agreement and to be bound by the provisions of this Agreement and the Genesis OLP Partnership Agreement, (y) the Partnership receives an Opinion of Counsel that such transfer would not result in the loss of limited liability of any Limited Partner or of any limited partner of Genesis OLP or cause the Partnership or Genesis OLP to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed) and (z) such transferee also agrees to purchase all (or the appropriate portion thereof, if applicable) of the partnership interest of the General Partner as the general partner of each other Group Member. In the case of a transfer pursuant to and in compliance with this Section 4.6, the transferee or successor (as the case may be) shall, subject to compliance with the terms of Section 10.3, be admitted to the Partnership as a General Partner immediately prior to the transfer of the General Partner Interest, and the business of the Partnership shall continue without dissolution.

4.7  RESTRICTIONS ON TRANSFERS

     (a) Notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interest shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authority with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership or Genesis OLP under the laws of the jurisdiction of its formation or (iii) cause the Partnership or Genesis OLP to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

     (b) The General Partner may impose restrictions on the transfer of Partnership Interests if a subsequent Opinion of Counsel determines that such restrictions are necessary to avoid a significant risk of the Partnership or Genesis OLP becoming taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes. The restrictions may be imposed by making such amendments to this Agreement as the General Partner may determine to be necessary or appropriate to impose such restrictions; provided, however, that any amendment that the General Partner believes, in the exercise of its reasonable discretion, could result in the delisting or suspension of trading of any class of Limited Partner Interests on the principal National Securities Exchange on which such class of Limited Partner Interests is then traded must be approved, prior to such amendment being effected, by the holders of at least a majority of the Outstanding Limited Partner Interests of such class.

     (c) Nothing contained in this Article IV, or elsewhere in this Agreement, shall preclude the settlement of any transactions involving Partnership Interests entered into through the facilities of any National Securities Exchange on which such Partnership Interests are listed for trading.

4.8  CITIZENSHIP CERTIFICATES; NON-CITIZEN ASSIGNEES

     (a) If any Group Member is or becomes subject to any federal, state or local law or regulation that, in the reasonable determination of the General Partner, creates a substantial risk of cancellation or forfeiture of any property in which the Group Member has an interest based on the nationality, citizenship or other related status of a Limited Partner or Assignee, the General Partner may request any Limited Partner or Assignee to furnish to the General Partner, within 30 days after receipt of such request, an executed Citizenship Certification or such other information concerning his nationality, citizenship or other related status (or, if the Limited Partner or Assignee is a nominee holding for the account of another Person, the nationality, citizenship or other related status of such Person) as the General Partner may request. If a Limited Partner or Assignee fails to furnish to the General Partner within the aforementioned 30-day period such Citizenship Certification or other requested information or if upon receipt of such Citizenship Certification or other requested information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Limited Partner Interests owned by such Limited Partner or Assignee shall be subject to redemption in accordance with the provisions of Section 4.9. In addition, the General Partner may require that the status of any such Limited Partner or Assignee be changed to that of a Non-citizen Assignee and, thereupon, the General Partner shall be substituted for such Non-citizen Assignee as the Limited Partner in respect of his Limited Partner Interests.

     (b) The General Partner shall, in exercising voting rights in respect of Limited Partner Interests held by it on behalf of Non-citizen Assignees, distribute the votes in the same ratios as the votes of Limited Partners (including without limitation the General Partner) in respect of Limited Partner Interests other than those of Non-citizen Assignees are cast, either for, against or abstaining as to the matter.

     (c) Upon dissolution of the Partnership, a Non-citizen Assignee shall have no right to receive a distribution in kind pursuant to Section 12.4 but shall be entitled to the cash equivalent thereof, and the Partnership shall provide cash in exchange for an assignment of the Non-citizen Assignee's share of the distribution in kind. Such payment and assignment shall be treated for Partnership purposes as a purchase by the Partnership from the Non-citizen Assignee of his Limited Partner Interest (representing his right to receive his share of such distribution in kind).

     (d) At any time after he can and does certify that he has become an Eligible Citizen, a Non-citizen Assignee may, upon application to the General Partner, request admission as a Substituted Limited Partner with respect to any Limited Partner Interests of such Non-citizen Assignee not redeemed pursuant to
Section 4.9, and upon his admission pursuant to Section 10.2, the General Partner shall cease to be deemed to be the Limited Partner in respect of the Non-citizen Assignee's Limited Partner Interests.

4.9  REDEMPTION OF PARTNERSHIP INTERESTS OF NON-CITIZEN ASSIGNEES

     (a) If at any time a Limited Partner or Assignee fails to furnish a Citizenship Certification or other information requested within the 30-day period specified in Section 4.8(a), or if upon receipt of such Citizenship Certification or other information the General Partner determines, with the advice of counsel, that a Limited Partner or Assignee is not an Eligible Citizen, the Partnership may, unless the Limited Partner or Assignee establishes to the satisfaction of the General Partner that such Limited Partner or Assignee is an Eligible Citizen or has transferred his Limited Partner Interests to a Person who is an Eligible Citizen and who furnishes a Citizenship Certification to the General Partner prior to the date fixed for redemption as provided below, redeem the Limited Partner Interest of such Limited Partner or Assignee as follows:

          (i) The General Partner shall, not later than the 30th day before the date fixed for redemption, give notice of redemption to the Limited Partner or Assignee, at his last address designated on the records of the Partnership or the Transfer Agent, by registered or certified mail, postage prepaid. The notice shall be deemed to have been given when so mailed. The notice shall specify the Redeemable Interests, the date fixed for redemption, the place of payment, that payment of the redemption price will be made upon surrender of the Certificate evidencing the Redeemable Interests and that on and after the date fixed for redemption no further allocations or distributions to which the Limited Partner or Assignee would otherwise be entitled in respect of the Redeemable Interests will accrue or be made.

          (ii) The aggregate redemption price for Redeemable Interests shall be an amount equal to the Current Market Price (the date of determination of which shall be the date fixed for redemption) of Limited Partner Interests of the class to be so redeemed multiplied by the number of Limited Partner Interests of each such class included among the Redeemable Interests. The redemption price shall be paid, in the discretion of the General Partner, in cash or by delivery of a promissory note of the Partnership in the principal amount of the redemption price, bearing interest at the rate of 10% annually and payable in three equal annual installments of principal together with accrued interest, commencing one year after the redemption date.

          (iii) Upon surrender by or on behalf of the Limited Partner or Assignee, at the place specified in the notice of redemption, of the Certificate evidencing the Redeemable Interests, duly endorsed in blank or accompanied by an assignment duly executed in blank, the Limited Partner or Assignee or his duly authorized representative shall be entitled to receive the payment therefor.

          (iv) After the redemption date, Redeemable Interests shall no longer constitute issued and Outstanding Limited Partner Interests.

     (b) The provisions of this Section 4.9 shall also be applicable to Limited Partner Interests held by a Limited Partner or Assignee as nominee of a Person determined to be other than an Eligible Citizen.

     (c) Nothing in this Section 4.9 shall prevent the recipient of a notice of redemption from transferring his Limited Partner Interests before the redemption date if such transfer is otherwise permitted under this Agreement. Upon receipt of notice of such a transfer, the General Partner shall withdraw the notice of redemption, provided the transferee of such Limited Partner Interests certifies to the satisfaction of the General Partner in a Citizenship Certification delivered in connection with the Transfer Application that he is an Eligible Citizen. If the transferee fails to make such certification, such redemption shall be effected from the transferee on the original redemption date.

                                   ARTICLE V

                     CAPITAL CONTRIBUTIONS AND ISSUANCE OF
                             PARTNERSHIP INTERESTS

5.1  PREVIOUS CAPITAL CONTRIBUTIONS

     The Partners (or their predecessors) have heretofore made Capital Contributions to the Partnership as provided in the previous versions of the partnership agreement superseded by this Agreement.

5.2  ADDITIONAL CONTRIBUTIONS BY GENERAL PARTNER

     (a) In the event that any Capital Contribution is made to the Partnership subsequent to the date hereof, the General Partner shall be required to make an additional Capital Contribution to the Partnership in the amount necessary to maintain an overall two percent interest in all Partnership distributions, taking into account for this purpose the General Partner's General Partner Interest and any indirect interest in Partnership distributions held by the General Partner as a consequence of its OLP General Partners Interest. All cash contributed to the Partnership in exchange for the GP Units issued to the General Partner pursuant to this Section 5.2(b) shall be contributed to Genesis OLP.

     (b) Except as set forth in Sections 5.2(a) and 5.2(b) and Article XII, the General Partner shall not be obligated to make any Capital Contributions to the Partnership.

5.3  INTEREST AND WITHDRAWAL

     No interest shall be paid by the Partnership on Capital Contributions. No Partner or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner or Assignee shall have priority over any other Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners and Assignees agree within the meaning of
Section 17-502(b) of the Delaware Act.

5.4  CAPITAL ACCOUNTS

     (a) The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with
Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 5.4(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 5.4(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1.

     (b) For purposes of computing the amount of any item of income, gain, loss or deduction which is to be allocated pursuant to Article VI and is to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

          (i) Solely for purposes of this Section 5.4, the Partnership shall be treated as owning directly its proportionate share (as determined by the General Partner based upon the provisions of the Genesis OLP Partnership Agreement) of all property owned by Genesis OLP.

          (ii) All underwriting discounts and commissions incurred by the Partnership in connection with the issuance of Partnership Securities that can neither be deducted nor amortized under Section 709 of the Code shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such costs are incurred and shall be allocated 100% to the holders of such Partnership Securities in accordance with their relative Percentage Interests. All other fees and other expenses incurred by the Partnership to promote the sale of (or to sell) Partnership Securities that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.

          (iii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

          (iv) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

          (v) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.4(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the General Partner may adopt.

          (vi) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to
     Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section
     6.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

     (c) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred[; provided, however, that, if the transfer causes a termination of the Partnership under Section 708(b)(1)(B) of the Code, the Partnership's properties and liabilities shall be deemed (i) to have been distributed in liquidation of the Partnership to the Partners (including any transferee of a Partnership Interest that is a party to the transfer causing such termination) pursuant to Section 12.4 (after adjusting the balance of the Capital Accounts of the Partners as provided in Section 5.5(d)(ii)) and recontributed by such Partners in reconstitution of the Partnership or (ii) in the event of a termination of the Partnership that occurs after the finalization of Proposed Treasury Regulation Section 1.704-1(b)(1)(iv), to have been contributed to a new partnership which will be deemed to be a continuation of, and successor to, the Partnership and the Partnership will be deemed to make liquidating distributions of the interests in this new partnership to the Partners (including any transferee of a Partnership Interest that is a party to the transfer causing such termination) pursuant to Section 12.4 (after adjusting the balance of the Capital Accounts of the Partners as provided in Section 5.5(d)(ii)). Any such deemed distribution and contribution, in the case of a characterization under clause (i) of the preceding sentence, or any such deemed contribution and distribution, in the case of a characterization under clause (ii) of the preceding sentence, shall be treated as an actual contribution and distribution for purposes of this Section 5.5. In such event, the Carrying Values of the Partnership properties shall be adjusted immediately prior to such deemed distribution and contribution, or deemed contribution and distribution, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv) and this Section 5.5 and such Carrying Values shall then constitute the Agreed Values of such properties upon such deemed contribution to the new partnership. In either case, the Capital Accounts of the new partnership that results under the applicable characterization shall be maintained in accordance with the principles of this
Section 5.4.]

     (d) (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or Contributed Property or the conversion of the General Partner's Combined Interest to Common Units pursuant to Section 11.3(b), the Capital Account of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 6.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Partnership Securities shall be determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its discretion to be reasonable) to arrive at a fair market value for individual properties.

          (ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 6.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution which is not made pursuant to Section 12.4 or in the case of a deemed contribution and/or distribution occurring as a result of a termination of the Partnership pursuant to Section 708 of the Code, be determined and allocated in the same manner as that provided in Section 5.4(d)(i) or (B) in the case of a liquidating distribution pursuant to
     Section 12.4,
     be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt.

5.5  ISSUANCES OF ADDITIONAL PARTNERSHIP SECURITIES

     (a) Subject to Section 5.7, the Partnership may issue additional Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners.

     (b) Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 5.5(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the General Partner in the exercise of its sole discretion, including (i) the right to share Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may redeem such Partnership Security; (v) whether such Partnership Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which such Partnership Security will be issued, evidenced by certificates and assigned or transferred; and (vii) the right, if any, of such Partnership Security to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Security.

     (c) The General Partner is hereby authorized and directed to take all actions that it deems necessary or appropriate in connection with (i) each issuance of Partnership Securities pursuant to this Section 5.5, (ii) the conversion of a General Partner Interest into Common Units pursuant to the terms of this Agreement, (iii) the admission of Additional Limited Partners and (iv) all additional issuances of Partnership Securities. The General Partner is further authorized and directed to specify the relative rights, powers and duties of the holders of Partnership Securities being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities or in connection with the conversion of a General Partner Interest into Common Units pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency or any National Securities Exchange on which the Common Units or other Partnership Securities are listed for trading.

5.6  LIMITATIONS ON ISSUANCE OF ADDITIONAL PARTNERSHIP SECURITIES

     The issuance of Partnership Securities pursuant to Section 5.5 shall be subject to the following restrictions and limitations:

          (a) No fractional Common Units shall be issued by the Partnership.

5.7  LIMITED PREEMPTIVE RIGHT

     Except as provided in this Section 5.7 and in Section 5.2, no Person shall have any preemptive, preferential or other similar right with respect to the issuance of any Partnership Security, whether unissued, held in the treasury or hereafter created. The General Partner shall have the right, which it may from time to time assign in whole or in part to any of its Affiliates, to purchase Partnership Securities from the Partnership whenever, and on the same terms that, the Partnership issues Partnership Securities to Persons other than the General Partner and its Affiliates, to the extent necessary to maintain the Percentage Interests of the General Partner and its Affiliates equal to that which existed immediately prior to the issuance of such Partnership Securities.

5.8  SPLITS AND COMBINATION

     (a) Subject to Section 5.8(d), the Partnership may make a Pro Rata distribution of Partnership Securities to all Record Holders or may effect a subdivision or combination of Partnership Securities so long as, after any such event, each Partner shall have the same Percentage Interest in the Partnership as before such event, and any amounts calculated on a per Unit basis or stated as a number of Units are proportionately adjusted retroactive to the beginning of the Partnership.

     (b) Whenever such a distribution, subdivision or combination of Partnership Securities is declared, the General Partner shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The General Partner also may cause a firm of independent public accountants selected by it to calculate the number of Partnership Securities to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The General Partner shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

     (c) Promptly following any such distribution, subdivision or combination, the Partnership may issue Certificates to the Record Holders of Partnership Securities as of the applicable Record Date representing the new number of Partnership Securities held by such Record Holders, or the General Partner may adopt such other procedures as it may deem appropriate to reflect such changes. If any such combination results in a smaller total number of Partnership Securities Outstanding, the Partnership shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

     (d) The Partnership shall not issue fractional Common Units upon any distribution, subdivision or combination of Common Units. If a distribution, subdivision or combination of Common Units would result in the issuance of fractional Common Units but for the provisions of Section 5.6(a) and this
Section 5.8(d), each fractional Common Unit shall be rounded to the nearest whole Common Unit (and a 0.5 Common Unit shall be rounded to the next higher Common Unit).

5.9  FULLY PAID AND NON-ASSESSABLE NATURE OF LIMITED PARTNER INTERESTS

     All Limited Partner Interests issued pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-607 of the Delaware Act.

                                   ARTICLE VI

                         ALLOCATIONS AND DISTRIBUTIONS

6.1  ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES

     For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 5.4(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided hereinbelow.

     (a) NET INCOME. After giving effect to the special allocations set forth in
Section 6.1(c), Net Income for each taxable year and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable year shall be allocated as follows:

          (i) First, 100% to the General Partner until the aggregate Net Income allocated to the General Partner pursuant to this Section 6.1(a)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Losses allocated to the General Partner pursuant to Section 6.1(b)(ii) for all previous taxable years; and

          (ii) Second, the balance, if any, 100% to the Partners in accordance with their respective Percentage Interests.

     (b) NET LOSSES. After giving effect to the special allocations set forth in
Section 6.1(c), Net Losses for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Losses for such taxable period shall be allocated as follows:

          (i) First, 100% to the Partners in accordance with their respective Percentage Interests; provided, that Net Losses shall not be allocated pursuant to this Section 6.1(b)(i) to the extent that such allocation would cause any Limited Partner to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in its Adjusted Capital Account); and

          (ii) Second, the balance, if any, 100% to the General Partner.

     (c) SPECIAL ALLOCATIONS. Notwithstanding any other provision of this
Section 6.1, the following special allocations shall be made for such taxable period:

          (i) PARTNERSHIP MINIMUM GAIN CHARGEBACK. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(c), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(c) with respect to such taxable period (other than an allocation pursuant to Sections 6.1(c)(v) and 6.1(c)(vi)). This Section 6.1(c)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

          (ii) CHARGEBACK OF PARTNER NONRECOURSE DEBT MINIMUM
     GAIN. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(c)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this
     Section 6.1(c), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(c), other than Section 6.1(c)(i) and other than an allocation pursuant to Sections 6.1(c)(v) and 6.1(c)(vi), with respect to such taxable period. This Section 6.1(c)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation
     Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

          (iii) QUALIFIED INCOME OFFSET. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 6.1(c)(i) or 6.1(c)(ii).

          (iv) GROSS INCOME ALLOCATIONS. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such

     Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 6.1(c)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this
     Section 6.1 have been tentatively made as if this Section 6.1(c)(iv) were not in this Agreement.

          (v) NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the other Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

          (vi) PARTNER NONRECOURSE DEDUCTIONS. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

          (vii) NONRECOURSE LIABILITIES. For purposes of Treasury Regulation
     Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

          (viii) CODE SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(c) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

          (ix) CURATIVE ALLOCATION.

             (A) Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. Notwithstanding the preceding sentence, Required Allocations relating to
        (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and
        (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations pursuant to this Section 6.1(c)(ix)(A) shall only be made with respect to Required Allocations to the extent the General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 6.1(c)(ix)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent Required Allocations.

             (B) The General Partner shall have reasonable discretion, with respect to each taxable period, to (1) apply the provisions of Section 6.1(c)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and (2) divide all allocations pursuant to Section 6.1(c)(ix)(A) among the Partners in a manner that is likely to minimize such economic distortions.

6.2  ALLOCATIONS FOR TAX PURPOSES

     (a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1.

     (b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

          (i)(A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under
     Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1.

          (ii)(A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 5.4(d)(i) or 5.4(d)(ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 6.2(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1.

          (iii) The General Partner shall apply the principles of Treasury Regulation Section 1.704-3(d) to eliminate Book-Tax Disparities.

     (c) For the proper administration of the Partnership and for the preservation of uniformity of the Limited Partner Interests (or any class or classes thereof), the General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of the Limited Partner Interests (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this
Section 6.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Limited Partner Interests issued and Outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

     (d) The General Partner in its discretion may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership's common basis of such property, despite any inconsistency of such approach with Proposed Treasury Regulation

Section 1.168-2(n), Treasury Regulation Section 1.167(c)-l(a)(6) or the legislative history of Section 197 of the Code. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring Limited Partner Interests in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other reasonable depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any Limited Partner Interests that would not have a material adverse effect on the Limited Partners or the Record Holders of any class or classes of Limited Partner Interests.

     (e) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

     (f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

     (g) Each item of Partnership income, gain, loss and deduction attributable to a transferred Partnership Interest, shall for federal income tax purposes, be determined on an annual basis and prorated on a monthly basis and shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of each month; provided, however, that (i) if the Over-allotment Option is not exercised, such items for the period beginning on the Closing Date and ending on the last day of the month in which the Closing Date occurs shall be allocated to Partners as of the opening of the New York Stock Exchange on the first Business Day of the next succeeding month or (ii) if the Over-allotment Option is exercised, such items for the period beginning on the Closing Date and ending on the last day of the month in which the Option Closing Date occurs shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the next succeeding month; and provided, further, that gain or loss on a sale or other disposition of any assets of the Partnership other than in the ordinary course of business shall be allocated to the Partners as of the opening of the New York Stock Exchange on the first Business Day of the month in which such gain or loss is recognized for federal income tax purposes. The General Partner may revise, alter or otherwise modify such methods of allocation as it determines necessary, to the extent permitted or required by Section 706 of the Code and the regulations or rulings promulgated thereunder.

     (h) Allocations that would otherwise be made to a Limited Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Limited Partner Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with
Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion.

6.3  DISTRIBUTIONS TO RECORD HOLDERS

     (a) Within 45 days following the end of each Quarter, an amount equal to 100% of Available Cash with respect to such Quarter shall, subject to Section 17-607 of the Delaware Act, be distributed in accordance with this Article VI by the Partnership to the Partners as of the Record Date selected by the General Partner in its reasonable discretion in accordance with their respective Percentage Interests. The immediately preceding sentence shall not require any distribution of cash if and to the extent such distribution would be prohibited by applicable law or by any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which the Partnership is a party or by which it is bound or its assets are subject. All distributions required to be made under this Agreement shall be made subject to Section 17-607 of the Delaware Act.

     (b) In the event of the dissolution and liquidation of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs, other than from borrowings described in (a)(ii) of the definition of Available Cash, shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

     (c) The General Partner shall have the discretion to treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners.

     (d) Each distribution in respect of a Partnership Interest shall be paid by the Partnership, directly or through the Transfer Agent or through any other Person or agent, only to the Record Holder of such Partnership Interest as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Partnership's liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

                                  ARTICLE VII

                      MANAGEMENT AND OPERATION OF BUSINESS

7.1  MANAGEMENT

     (a) The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to
Section 7.3, shall have full power and authority to do all things and on such terms as it, in its sole discretion, may deem necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in
Section 2.5 and to effectuate the purposes set forth in Section 2.4, including the following:

          (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into Partnership Securities, and the incurring of any other obligations;

          (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

          (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3);

          (iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group, the lending of funds to other Persons, the repayment of obligations of the Partnership Group and the making of capital contributions to any member of the Partnership Group;

          (v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

          (vi) the distribution of Partnership cash;

          (vii) the selection and dismissal of employees (including employees having titles such as "president," "vice president," "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

          (viii) the maintenance of such insurance for the benefit of the Partnership Group and the Partners as it deems necessary or appropriate;

          (ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations or other relationships (including the acquisition of interests in, and the contributions of property to, Genesis OLP from time to time), subject, however, to the restrictions set forth in Section 2.4;

          (x) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation;

          (xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

          (xii) the entering into of listing agreements with any National Securities Exchange and the delisting of some or all of the Limited Partner Interests from, or requesting that trading be suspended on, any such exchange (subject to any prior approval that may be required under Section 4.7);

          (xiii) the purchase, sale or other acquisition or disposition of Partnership Securities, and, unless restricted or prohibited by Section 5.6, the issuance of additional Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities; and

          (xiv) the undertaking of any action in connection with the Partnership's participation as a general partner of Genesis OLP including, without limitation, exercising the authority granted to the Partnership in
     Section 7.3(d) of the Genesis OLP Partnership Agreement to make certain decisions relating to the operation and conduct of the business of Genesis OLP.

     (b) Notwithstanding any other provision of this Agreement, the Genesis OLP Partnership Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and each other Person who may acquire an interest in Partnership Securities hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement, the other agreements and documents filed as exhibits to the Registration Statement, and the other agreements described in the Registration Statement; (ii) agrees that the General Partner (on its own or through any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the other Persons who may acquire an interest in Partnership Securities; and (iii) agrees that the execution, delivery or performance by the General Partner, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article XV), shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

7.2  CERTIFICATE OF LIMITED PARTNERSHIP

     The General Partner has caused the Certificate of Amended and Restated Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act and shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner.

7.3  RESTRICTIONS ON GENERAL PARTNER'S AUTHORITY

     (a) The General Partner may not, without written approval of the specific act by holders of all of the Outstanding Limited Partner Interests or by other written instrument executed and delivered by holders of all of the Outstanding Limited Partner Interests subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, except as otherwise provided in this Agreement, (i) possessing Partnership property, or assigning any rights in specific Partnership property, for other than a Partnership purpose; (ii) admitting a Person as a Partner; (iii) amending this Agreement in any manner; or (iv) transferring its General Partner Interest.

     (b) Except as provided in Articles XII and XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the assets of the Partnership Group in a single transaction or a series of related transactions, without the approval of holders of a Majority Interest; provided, however, that this provision shall not preclude or limit the General Partner's ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership Group and shall not apply to any forced sale of any or all of the assets of the Partnership Group pursuant to the foreclosure of, or other realization upon, any such encumbrance; and provided, further, that this provision shall not preclude or limit the ability of Genesis OLP to sell, exchange or otherwise dispose of all of the assets of Genesis OLP in a single transaction or a series of related transactions that is approved by the OLP Unitholders as provided in Section 7.3(b) of the Genesis OLP Partnership Agreement.

     (c) Without the approval of holders of a Majority Interest, the General Partner shall not, on behalf of the Partnership, (i) consent to any amendment to the Genesis OLP Partnership Agreement or, except as expressly permitted by
Section 7.9(d), take any action permitted to be taken by a partner of Genesis OLP, in either case, that would have a material adverse effect on the Partnership as a partner of Genesis OLP or (ii) except as permitted under Sections 4.6, 11.1 and 11.2, elect or cause the Partnership to elect a successor general partner of Genesis OLP.

     (d) At all times while serving as the general partner of the Partnership, the General Partner shall not make any dividend or distribution on, or repurchase any shares of, its stock or take any other action within its control if the effect of such action would cause its net worth, independent of its interest in the Partnership Group, to be less than $7.5 million or such lower amount, which based on an Opinion of Counsel that states, (i) based on a change in the position of the Internal Revenue Service with respect to partnership status pursuant to Code Section 7701, such lower amount would not cause the Partnership or Genesis OLP to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes and (ii) would not result in the loss of the limited liability of any Limited Partner or of any limited partner of Genesis OLP.

7.4  REIMBURSEMENT OF THE GENERAL PARTNER

     (a) Except as provided in this Section 7.4 and elsewhere in this Agreement or in the Genesis OLP Partnership Agreement, the General Partner shall not be compensated for its services as general partner of any Group Member.

     (b) The General Partner shall be reimbursed on a monthly basis, or such other reasonable basis as the General Partner may determine in its sole discretion, for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership (including salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the General Partner, to perform services for the Partnership or for the General Partner in the discharge of its duties to the Partnership), and (ii) all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by the General Partner in connection with operating the Partnership's business (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership in any reasonable manner determined by the General Partner in its sole discretion. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

     (c) Subject to Section 5.7, the General Partner, in its sole discretion and without the approval of the Limited Partners (who shall have no right to vote in respect thereof), may propose and adopt on behalf of the Partnership employee benefit plans, employee programs and employee practices (including plans, programs and practices involving the issuance of Partnership Securities or options to purchase Partnership Securities), or cause the Partnership to issue Partnership Securities pursuant to any employee benefit plan, employee program or employee practice maintained or sponsored by the General Partner or any of its Affiliates, in each case for the benefit of employees of the General Partner, any Group Member or any Affiliate, or any of them, in respect of services performed, directly or indirectly, for the benefit of the Partnership Group. The Partnership agrees to issue and sell to the General Partner or any of its Affiliates any Partnership Securities that the General Partner or such Affiliate is obligated to provide to any employees pursuant to any such employee benefit plans, employee programs or employee practices. Expenses incurred by the General Partner in connection with any such plans, programs and practices (including the net cost to the General Partner or such Affiliate of Partnership Securities purchased by the General Partner or such Affiliate from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner's General Partner Interest pursuant to Section 4.6.

7.5  OUTSIDE ACTIVITIES

     (a) After the Closing Date, the General Partner, for so long as it is the general partner of the Partnership (i) agrees that its sole business will be to act as a general partner of the Partnership, Genesis OLP and any other partnership of which the Partnership or Genesis OLP is, directly or indirectly, a partner and to undertake activities that are ancillary or related thereto (including being a limited partner in the Partnership or any such other partnership) and (ii) shall not, directly or indirectly, engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner of one or more Group Members or as described in or contemplated by the Registration Statement or (B) the acquiring, owning or disposing of debt or equity securities of any Group Member.

     (b) Salomon, Basis Petroleum, Inc. and Howell continue to be parties to the Non-Competition Agreement, which agreement sets forth certain restrictions on their ability to engage in the business of (i) crude oil gathering at the wellhead in the states of Alabama, Florida, Kansas, Louisiana, Mississippi, New Mexico, Oklahoma or Texas, or any states contiguous to such states, and (ii) transporting for third parties crude oil by pipeline along the routes of the Partnership's crude oil pipelines owned as of the Closing Date. That agreement remains in effect in accordance with its terms.

     (c) Except as specifically restricted by Section 7.5(a) and the Non-Competition Agreement, each Indemnitee shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of any Group Member, and none of the same shall constitute a breach of this Agreement or any duty express or implied by law to any Group Member or any Partner. Neither any Group Member, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement, the Genesis OLP Partnership Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee.

     (d) Subject to the terms of Sections 7.5(a), 7.5(b) and 7.5(c) and the Non-Competition Agreement, but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners and
(ii) it shall be deemed not to be a breach of the General Partner's fiduciary duty or any other obligation of any type whatsoever of the General Partner for the Indemnitees (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership, and the General Partner and the Indemnitees shall have no obligation to present business opportunities to the Partnership.

     (e) The General Partner and any of its Affiliates may acquire Partnership Securities in addition to those acquired on the Closing Date and, except as otherwise provided in this Agreement, shall be entitled to exercise all rights of a General Partner or Limited Partner, as applicable, relating to such Partnership Securities.

     (f) The term "Affiliates" when used in Section 7.5 with respect to the General Partner shall not include any Group Member or any Subsidiary of the Group Member.

7.6 LOANS FROM THE GENERAL PARTNER; LOANS OR CONTRIBUTIONS FROM THE PARTNERSHIP; CONTRACTS WITH AFFILIATES; CERTAIN RESTRICTIONS ON THE GENERAL PARTNER

     (a) The General Partner or any Affiliate thereof may lend to any Group Member, and any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm's-length basis (without reference to the lending party's financial abilities or guarantees). The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term "Group Member" shall include any Affiliate of a Group Member that is controlled by the Group Member. No Group Member may lend funds to the General Partner or any of its Affiliates (other than another Group Member).

     (b) The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions established in the sole discretion of the General Partner; provided, however, that the Partnership may not charge the Group Member interest at a rate less than the rate that would be charged to the Group Member (without reference to the General Partner's financial abilities or guarantees) by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.

     (c) The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member or to the General Partner in the discharge of its duties as general partner of the Partnership. Any services rendered to a Group Member by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(c) shall be deemed satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership Group than those generally being provided to or available from unrelated third parties or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership Group), is equitable to the Partnership Group. The provisions of Section 7.4 shall apply to the rendering of services described in this Section 7.6(c).

     (d) The Partnership Group may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

     (e) Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(e) shall be deemed to be satisfied as to (i) the transactions effected pursuant to Sections 5.2 and 5.3, the Conveyance Agreement and any other transactions described in or contemplated by the Registration Statement, (ii) any transaction approved by Special Approval, (iii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or
(iv) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership. With respect to any contribution of assets to the Partnership in exchange for Partnership Securities, the Audit Committee, in determining whether the appropriate number of Partnership Securities are being issued, may take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Partnership against a low tax basis, and such other factors as the Audit Committee deems relevant under the circumstances.

     (f) The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

     (g) Without limitation of Sections 7.6(a) through 7.6(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners.

7.7  INDEMNIFICATION

     (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

     (b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

     (c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the holders of Outstanding Limited Partner Interests, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

     (d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities or such Person's activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     (e) For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 7.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

     (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

     (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     (h) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

     (i) No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

7.8  LIABILITY OF INDEMNITEES

     (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners or any other Persons who have acquired interests in Partnership Securities, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

     (b) Subject to its obligations and duties as General Partner set forth in
Section 7.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

     (c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Partners, the General Partner and any other Indemnitee acting in connection with the Partnership's business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Indemnitee.

     (d) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Indemnitees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

7.9  RESOLUTION OF CONFLICTS OF INTEREST

     (a) Unless otherwise expressly provided in this Agreement or the Genesis OLP Partnership Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, Genesis OLP or any Partner, on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement, of the Genesis OLP Partnership Agreement, of any agreement contemplated herein, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval (as long as the material facts known to the General Partner or any of its Affiliates regarding any proposed transaction were disclosed to the Audit Committee at the time it gave its approval), (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner may also adopt a resolution or course of action that has not received Special Approval. The General Partner (including the Audit Committee in connection with Special Approval) shall be authorized in connection with its determination of what is "fair and reasonable" to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest;
(B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting practices or principles; and (D) such additional factors as the General Partner (including the Audit Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the General Partner (including the Audit Committee) to consider the interests of any Person other than the Partnership. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or, to the extent permitted by law, under the Delaware Act or any other law, rule or regulation.

     (b) Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision (i) in its "sole discretion" or "discretion," that it deems "necessary or appropriate" or "necessary or advisable" or under a grant of similar authority or latitude, except as otherwise provided herein, the General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, the Partnership, Genesis OLP or any Limited Partner, (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to "sole discretion" or "discretion") unless another express standard is provided for, or (iii) in "good faith" or under another express standard, the General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, the Genesis OLP Partnership Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation. In addition, any actions taken by the General Partner or such Affiliate consistent with the standards of "reasonable discretion" set forth in the definition of Available Cash shall not constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners. The General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business. No borrowing by any Group Member or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty of the General Partner to the Partnership or the Limited Partners by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable Genesis OLP to make Incentive Compensation Payments.

     (c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

     (d) The Limited Partners hereby authorize the General Partner, on behalf of the Partnership as a partner of a Group Member, to approve of actions by the general partner of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

7.10  OTHER MATTERS CONCERNING THE GENERAL PARTNER

     (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

     (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.

     (d) Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited, to the extent permitted by law, as required to permit the General Partner to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement, so long as such action is reasonably believed by the General Partner to be in, or not inconsistent with, the best interests of the Partnership.

7.11  PURCHASE OR SALE OF PARTNERSHIP SECURITIES

     The General Partner may cause the Partnership to purchase or otherwise acquire Partnership Securities. As long as Partnership Securities are held by any Group Member, such Partnership Securities shall not be considered Outstanding for any purpose, except as otherwise provided herein. The General Partner and any Affiliate of the General Partner may also purchase or otherwise acquire and sell or otherwise dispose of Partnership Securities for its own account, subject to the provisions of Articles IV and X.

7.12  REGISTRATION RIGHTS OF THE GENERAL PARTNER AND ITS AFFILIATES

     (a) If (i) the General Partner or any Affiliate of the General Partner (including for purposes of this Section 7.12, any Person that is an Affiliate of the General Partner at the date hereof notwithstanding that it may later cease to be an Affiliate of the General Partner) holds Partnership Securities that it desires to sell and (ii) Rule 144 of the Securities Act (or any successor rule or regulation to Rule 144) or another exemption from registration is not available to enable such holder of Partnership Securities (the "Holder") to dispose of the number of Partnership Securities it desires to sell at the time it desires to do so without registration under the Securities Act, then upon the request of the General Partner or any of its Affiliates, the Partnership shall file with the Commission as promptly as practicable after receiving such request, and use all reasonable efforts to cause to become effective and remain effective for a period of not less than six months following its effective date or such shorter period as shall terminate when all Partnership Securities covered by such registration statement have been sold, a registration statement under the Securities Act registering the offering and sale of the number of Partnership Securities specified by the Holder; provided, however, that the Partnership shall not be required to effect more than three registrations pursuant to this Section 7.12(a); and provided further, however, that if the Audit Committee determines in its good faith judgment that a postponement of the requested registration for up to six months would be in the best interests of the Partnership and its Partners due to a pending transaction, investigation or other event, the filing of such registration statement or the effectiveness thereof may be deferred for up to six months, but not thereafter. In connection with any registration pursuant to the immediately preceding sentence, the Partnership shall promptly prepare and file (x) such documents as may be necessary to register or qualify the Partnership Securities subject to such registration under the securities laws of such states as the Holder shall reasonably request; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Partnership would become subject to general service of process or to taxation or qualification to do business as a foreign corporation or partnership doing business in such jurisdiction solely as a result of such registration and (y) such documents as may be necessary to apply for listing or to list the Partnership Securities subject to such registration on such National Securities Exchange as the Holder shall reasonably request, and do any and all other acts and things that may reasonably be necessary or advisable to enable the Holder to consummate a public sale of such Partnership Securities in such states. Except as set forth in
Section 7.12(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

     (b) If the Partnership shall at any time propose to file a registration statement under the Securities Act for an offering of Partnership Securities for cash (other than an offering relating solely to an employee benefit plan), the Partnership shall use all reasonable efforts to include such number or amount of Partnership Securities held by the Holder in such registration statement as the Holder shall request. If the proposed offering pursuant to this Section 7.12(b) shall be an underwritten offering, then, in the event that the managing underwriter or managing underwriters of such offering advise the Partnership and the Holder in writing that in their opinion the inclusion of all or some of the Holder's Partnership Securities would adversely and materially affect the success of the offering, the Partnership shall include in such offering only that number or amount, if any, of Partnership Securities held by the Holder which, in the opinion of the managing underwriter or managing underwriters, will not so adversely and materially affect the offering. Except as set forth in Section 7.12(c), all costs and expenses of any such registration and offering (other than the underwriting discounts and commissions) shall be paid by the Partnership, without reimbursement by the Holder.

     (c) If underwriters are engaged in connection with any registration referred to in this Section 7.12, the Partnership shall provide indemnification, representations, covenants, opinions and other assurance to the underwriters in form and substance reasonably satisfactory to such underwriters. Further, in addition to and not in limitation of the Partnership's obligation under Section 7.7, the Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the Holder, its officers, directors and each Person who controls the Holder (within the meaning of the Securities Act) and any agent thereof (collectively, "Indemnified Persons") against any losses, claims, demands, actions, causes of action, assessments, damages, liabilities (joint or several), costs and expenses (including interest, penalties and reasonable attorneys' fees and disbursements), resulting to, imposed upon, or incurred by the Indemnified Persons, directly or indirectly, under the Securities Act or otherwise (hereinafter referred to in this Section 7.12(c) as a "claim" and in the plural as "claims") based upon, arising out of or resulting from any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which any Partnership Securities were registered under the Securities Act or any state securities or Blue Sky laws, in any preliminary prospectus (if used prior to the effective date of such registration statement), or in any summary or final prospectus or in any amendment or supplement thereto (if used during the period the Partnership is required to keep the registration statement current), or arising out of, based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements made therein not misleading; provided, however, that the Partnership shall not be liable to any Indemnified Person to the extent that any such claim arises out of, is based upon or results from an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, such preliminary, summary or final prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of such Indemnified Person specifically for use in the preparation thereof.

     (d) The provisions of Section 7.12(a) and 7.12(b) shall continue to be applicable with respect to the General Partner (and any of the General Partner's Affiliates) after it ceases to be a General Partner of the Partnership, during a period of two years subsequent to the effective date of such cessation and for so long thereafter as is required for the Holder to sell all of the Partnership Securities with respect to which it has requested during such two-year period inclusion in a registration statement otherwise filed or that a registration statement be filed; provided, however, that the Partnership shall not be required to file successive registration statements covering the same Partnership Securities for which registration was demanded during such two-year period. The provisions of Section 7.12(c) shall continue in effect thereafter.

     (e) Any request to register Partnership Securities pursuant to this Section
7.12 shall (i) specify the Partnership Securities intended to be offered and sold by the Person making the request, (ii) express such Person's present intent to offer such shares for distribution, (iii) describe the nature or method of the proposed offer and sale of Partnership Securities, and (iv) contain the undertaking of such Person to provide all such information and materials and take all action as may be required in order to permit the Partnership to comply with all applicable requirements in connection with the registration of such Partnership Securities.

7.13  RELIANCE BY THIRD PARTIES

     Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of the Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

                                  ARTICLE VIII

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

8.1  RECORDS AND ACCOUNTING

     The General Partner shall keep or cause to be kept at the principal office of the Partnership, appropriate books and records with respect to the Partnership's business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including the record of the Record Holders and Assignees of Units or other Partnership Securities, books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

8.2  FISCAL YEAR

     The fiscal year of the Partnership shall be the calendar year.

8.3  REPORTS

     (a) As soon as practicable, but in no event later than 120 days after the close of each fiscal year of the Partnership, the General Partner shall cause to be mailed or furnished to each Record Holder of a Limited Partner Interest as of a date selected by the General Partner in its discretion, an annual report containing financial statements of the Partnership for such fiscal year of the Partnership, presented in accordance with U.S. GAAP, including a balance sheet and statements of operations, Partnership equity and cash flows, such statements to be audited by a firm of independent public accountants selected by the General Partner.

     (b) As soon as practicable, but in no event later than 90 days after the close of each Quarter except the last Quarter of each year, the General Partner shall cause to be mailed or furnished to each Record Holder of a Limited Partner Interest, as of a date selected by the General Partner in its discretion, a report containing unaudited financial statements of the Partnership and such other information as may be required by applicable law, regulation or rule of any National Securities Exchange on which Limited

Partner Interests are listed for trading, or as the General Partner determines to be necessary or appropriate.

                                   ARTICLE IX

                                  TAX MATTERS

9.1  TAX RETURNS AND INFORMATION

     The Partnership shall file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31. The tax information reasonably required by Record Holders for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership's taxable year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

9.2  TAX ELECTIONS

     (a) The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner's determination that such revocation is in the best interests of the Limited Partners. Notwithstanding any other provision herein contained, for the purposes of computing the adjustments under Section 743(b) of the Code, the General Partner shall be authorized (but not required) to adopt a convention whereby the price paid by a transferee of a Limited Partner Interest will be deemed to be the lowest quoted closing price of such Limited Partner Interests on any National Securities Exchange on which such Limited Partner Interests are traded during the calendar month in which such transfer is deemed to occur pursuant to
Section 6.2(g) without regard to the actual price paid by such transferee.

     (b) The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a sixty-month period as provided in Section 709 of the Code.

     (c) Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

9.3  TAX CONTROVERSIES

     Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

9.4  WITHHOLDING

     Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines in its discretion to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including, without limitation, by reason of Section 1446 of the Code), the amount withheld may be treated as a distribution of cash pursuant to Section 6.3 in the amount of such withholding from such Partner.

                                   ARTICLE X

                             ADMISSION OF PARTNERS

10.1  ADMISSION OF SUBSTITUTED LIMITED PARTNER

     By transfer of a Limited Partner Interest in accordance with Article IV, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Certificate representing a Limited Partner Interest shall, however, only have the authority to convey to a purchaser or other transferee who does not execute and deliver a Transfer Application (a) the right to negotiate such Certificate to a purchaser or other transferee and (b) the right to transfer the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Limited Partner Interests. Each transferee of a Limited Partner Interest (including any nominee holder or an agent acquiring such Limited Partner Interest for the account of another Person) who executes and delivers a Transfer Application shall, by virtue of such execution and delivery, be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the Limited Partner Interest so transferred to such Person. Such Assignee shall become a Substituted Limited Partner (x) at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner's discretion, and (y) when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall be an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions, of the Partnership. With respect to voting rights attributable to Limited Partner Interests that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, vote such Limited Partner Interests at the written direction of the Assignee who is the Record Holder of such Limited Partner Interests. If no such written direction is received, such Limited Partner Interests will not be voted. An Assignee shall have no other rights of a Limited Partner.

10.2  ADMISSION OF SUCCESSOR GENERAL PARTNER

     A successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of the General Partner's General Partner Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the General Partner pursuant to Section 11.1 or 11.2 or the transfer of the General Partner's General Partner Interest pursuant to Section 4.6; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.6 has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the Partnership and Genesis OLP without dissolution.

10.3  ADMISSION OF ADDITIONAL LIMITED PARTNERS

     (a) A Person (other than the General Partner or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement in exchange for Limited Partner Interests shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 2.6, and (ii) such other documents or instruments as may be required in the discretion of the General Partner to effect such Person's admission as an Additional Limited Partner.

     (b) Notwithstanding anything to the contrary in this Section 10.4, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's discretion. The admission of any Person as an Additional Limited

Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the General Partner to such admission.

10.4  AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP

     To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to
Section 2.6.

                                   ARTICLE XI

                       WITHDRAWAL OR REMOVAL OF PARTNERS

11.1  WITHDRAWAL OF THE GENERAL PARTNER

     (a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal");

          (i) the General Partner voluntarily withdraws from the Partnership by giving written notice to the Limited Partners (and it shall be deemed that the General Partner has withdrawn pursuant to this Section 11.1(a)(i) if the General Partner voluntarily withdraws as a general partner of Genesis
     OLP);

          (ii) the General Partner transfers all of its General Partner Interest pursuant to Section 4.6;

          (iii) the General Partner is removed pursuant to Section 11.2;

          (iv) the General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor in possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

          (v) a final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

          (vi) (A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B),
(C) or (E) occurs, the withdrawing General Partner shall give notice to the Limited Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

     (b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) at any time during the period beginning on the Closing Date and ending at 12:00 midnight, Eastern Standard Time, on December 31, 2006, the General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners; provided that prior to the effective date of such withdrawal, the withdrawal is approved by the holders of a Majority Interest and the General Partner delivers to the Partnership an Opinion of Counsel ("Withdrawal Opinion of Counsel") that such withdrawal (following the selection of the successor General Partner) would not result in the loss of the limited liability of any Limited Partner or any limited partner of Genesis OLP or cause the Partnership or Genesis OLP to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such); (ii) at any time after 12:00 midnight, Eastern Standard Time, on December 31, 2006, the General Partner voluntarily withdraws by giving at least 90 days' advance notice to the Limited Partners, such withdrawal to take effect on the date specified in such notice; (iii) at any time that the General Partner ceases to be the General Partner pursuant to
Section 11.1(a)(ii) or is removed pursuant to Section 11.2; or (iv) notwithstanding clause (i) of this sentence, at any time that the General Partner voluntarily withdraws by giving at least 90 days' advance notice of its intention to withdraw to the Limited Partners, such withdrawal to take effect on the date specified in the notice, if at the time such notice is given one Person and its Affiliates (other than the General Partner and its Affiliates) own beneficially or of record or control at least 50% of the Outstanding Limited Partner Interests. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the holders of a Majority Interest, may, prior to the effective date of such withdrawal, elect a successor General Partner. The Person so elected as successor General Partner shall automatically become a successor general partner of the other Group Members of which the General Partner is a general partner. If, prior to the effective date of the General Partner's withdrawal, a successor is not selected by the Limited Partners as provided herein or the Partnership does not receive a Withdrawal Opinion of Counsel, the Partnership shall be dissolved in accordance with Section 12.1. Any successor General Partner elected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3.

11.2  REMOVAL OF THE GENERAL PARTNER

     The General Partner may not be removed without Cause. If Cause exists the General Partner may be removed if such removal is approved by the holders of a Two-Thirds Interest (including Limited Partner Interests held by the General Partner and its Affiliates). Any such action by such holders for removal of the General Partner must also provide for the election of a successor General Partner by the holders of a Two-Thirds Interest (including Limited Partner Interests held by the General Partner and its Affiliates). Such removal shall be effective immediately following the admission of a successor General Partner pursuant to Section 10.3. The removal of the General Partner shall also automatically constitute the removal of the General Partner as general partner of the other Group Members of which the General Partner is a general partner. If a Person is elected as a successor General Partner in accordance with the terms of this Section 11.2, such Person shall, upon admission pursuant to Section 10.3, automatically become a successor general partner of the other Group Members of which the General Partner is a general partner. The right of the Limited Partners to remove the General Partner pursuant to this Section 11.2 shall not exist or be exercised unless the Partnership has received an opinion opining as to the matters covered by a Withdrawal Opinion of Counsel. Any successor General Partner elected in accordance with the terms of this Section
11.2 shall be subject to the provisions of Section 10.3.

11.3  INTEREST OF DEPARTING PARTNER AND SUCCESSOR GENERAL PARTNER

     (a) In the event of the withdrawal of the General Partner under circumstances where such withdrawal does not violate this Agreement, if a successor General Partner is elected in accordance with the terms of Section
11.1 or 11.2, the Departing Partner shall have the option exercisable prior to the effective date of the departure of such Departing Partner to require its successor to purchase its General Partner Interest and its partnership interest as a general partner in the other Group Members and if the General Partner has delivered a Conversion Election as provided in Section 7.13 of the Genesis OLP Partnership Agreement, its right to participate in distributions as provided in
Section 7.13 of the Genesis OLP Partnership Agreement (collectively, the "Combined Interest") in exchange for an amount in cash equal to the fair market value of such Combined Interest, such amount to be determined and payable as of the effective date of its departure. If the General Partner is removed by the Partners under circumstances where Cause exists or if the General Partner withdraws under circumstances where such withdrawal violates this Agreement or the Genesis OLP Partnership Agreement, and if a successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2, such successor shall have the option, exercisable prior to the effective date of the departure of such Departing Partner, to purchase the Combined Interest of the Departing Partner for such fair market value of such Combined Interest. In either event, the Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by the General Partner for the benefit of the Partnership or the other Group Members.

     For purposes of this Section 11.3(a), the fair market value of the Departing Partner's Combined Interest shall be determined by agreement between the Departing Partner and its successor or, failing agreement within 30 days after the effective date of such Departing Partner's departure, by an independent investment banking firm or other independent expert selected by the Departing Partner and its successor, which, in turn, may rely on other experts, and the determination of which shall be conclusive as to such matter. If such parties cannot agree upon one independent investment banking firm or other independent expert within 45 days after the effective date of such departure, then the Departing Partner shall designate an independent investment banking firm or other independent expert, the Departing Partner's successor shall designate an independent investment banking firm or other independent expert, and such firms or experts shall mutually select a third independent investment banking firm or independent expert, which third independent investment banking firm or other independent expert shall determine the fair market value of the Combined Interest. In making its determination, such third independent investment banking firm or other independent expert may consider the then current trading price of Common Units on any National Securities Exchange on which Common Units are then listed, the value of the Partnership's assets, the rights and obligations of the General Partner and other factors it may deem relevant.

     (b) If the Combined Interest is not purchased in the manner set forth in
Section 11.3(a), the Departing Partner will have the right to convert the Combined Interest into Common Units or to receive cash from the Partnership in exchange for such Combined Interest. The Departing Partner's Combined Interest shall be converted into Common Units pursuant to a valuation made by an investment banking firm or other independent expert selected pursuant to Section 11.3(a), without reduction in such Combined Interest (but subject to proportionate dilution by reason of the admission of its successor). Any successor General Partner shall indemnify the Departing Partner as to all debts and liabilities of the Partnership arising on or after the date on which the Departing Partner becomes a Limited Partner. For purposes of this Agreement, conversion of the General Partner's Combined Interest to Common Units will be characterized as if the General Partner contributed its Combined Interest to the Partnership in exchange for the newly issued Common Units.

     (c) If a successor General Partner is elected in accordance with the terms of Section 11.1 or 11.2 and the option described in Section 11.3(a) is not exercised by the party entitled to do so, the successor General Partner shall, at the effective date of its admission to the Partnership, contribute to the Partnership cash in the amount necessary to acquire a General Partner Interest equal to the General Partner Interest of the Departing Partner. In such event, such successor General Partner shall be entitled to such Percentage Interest of all Partnership allocations and distributions and any other allocations and distributions to which the Departing Partner was entitled.

11.4  WITHDRAWAL OF LIMITED PARTNERS

     No Limited Partner shall have any right to withdraw from the Partnership; provided, however, that when a transferee of a Limited Partner's Limited Partner Interest becomes a Record Holder of the Limited Partner Interest so transferred, such transferring Limited Partner shall cease to be a Limited Partner with respect to the Limited Partner Interest so transferred.

                                  ARTICLE XII

                          DISSOLUTION AND LIQUIDATION

12.1  DISSOLUTION

     The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is elected pursuant to Section 11.1 or 11.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

          (a) the expiration of its term as provided in Section 2.7;

          (b) an Event of Withdrawal of the General Partner as provided in
     Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an Opinion of Counsel is received as provided in Section 11.1(b) or 11.2 and such successor is admitted to the Partnership pursuant to Section 10.3;

          (c) an election to dissolve the Partnership by the General Partner that is approved by the holders of a Majority Interest;

          (d) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act;

          (e) the dissolution of Genesis OLP; or

          (f) the sale of all or substantially all of the assets and properties of the Partnership Group.

12.2  CONTINUATION OF THE BUSINESS OF THE PARTNERSHIP AFTER DISSOLUTION

     Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in
Section 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing Partner pursuant to Section 11.1 or 11.2, then within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or
(vi), then, to the maximum extent permitted by law, within 180 days thereafter, the holders of a Majority Interest may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as the successor general partner a Person approved by the holders of a Majority Interest. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

          (i) the reconstituted Partnership shall continue until the end of the term set forth in Section 2.7 unless earlier dissolved in accordance with this Article XII;

          (ii) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

          (iii) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and, as necessary, to file a new partnership agreement and certificate of limited partnership, and the successor general partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Section 2.6; provided, that the right of the holders of a Majority Interest to approve a successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner and (y) neither the Partnership, the reconstituted limited partnership, nor Genesis OLP would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue.

12.3  LIQUIDATOR

     Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to
Section 12.2, the General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by the holders of a Majority Interest. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days' prior notice and may be removed at any time, with or without cause, by notice of removal approved by the holders of a Majority Interest. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by the holders of a Majority Interest. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3(b)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.

12.4  LIQUIDATION

     The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Partners, subject to Section 17-804 of the Delaware Act and the following:

     (a) Disposition of Assets. The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may, in its absolute discretion, defer liquidation or distribution of the Partnership's assets for a reasonable time if it determines that an immediate sale of all or some of the Partnership's assets would be impractical or would cause undue loss to the partners. The Liquidator may, in its absolute discretion, distribute the Partnership's assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the partners.

     (b) Discharge of Liabilities. Liabilities of the Partnership include amounts owed to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reasonable reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

     (c) Liquidation Distributions. All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

12.5  CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP

     Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Partnership shall be terminated and the Certificate of Limited Partnership and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

12.6  RETURN OF CONTRIBUTIONS

     The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

12.7  WAIVER OF PARTITION

     To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

12.8  CAPITAL ACCOUNT RESTORATION

     No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.

                                  ARTICLE XIII

           AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS; RECORD DATE

13.1  AMENDMENT TO BE ADOPTED SOLELY BY THE GENERAL PARTNER

     Each Partner agrees that the General Partner, without the approval of any Partner or Assignee, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

          (a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

          (b) admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

          (c) a change that, in the sole discretion of the General Partner, is necessary or advisable to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that the

     Partnership and Genesis OLP will not be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

          (d) a change that, in the discretion of the General Partner, (i) does not adversely affect the Limited Partners in any material respect, (ii) is necessary or advisable (A) to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act), (B) to facilitate the trading of Limited Partner Interests (including the division of any class or classes of Outstanding Limited Partner Interests into different classes to facilitate uniformity of tax consequences within such classes of Limited Partner Interests) or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which Limited Partner Interests are or will be listed for trading, compliance with any of which the General Partner determines in its discretion to be in the best interests of the Partnership and the Limited Partners (C) in connection with action taken by the General Partner pursuant to Section 5.8, or (iii) is required to effect the intent expressed in the Registration Statement or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

          (e) a change in the fiscal year or taxable year of the Partnership and any changes that, in the discretion of the General Partner, are necessary or advisable as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the definition of "Quarter" and the dates on which distributions are to be made by the Partnership;

          (f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

          (g) subject to the terms of Section 5.6, an amendment that, in the discretion of the General Partner, is necessary or advisable in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.5;

          (h) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

          (i) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

          (j) an amendment that, in the discretion of the General Partner, is necessary or advisable to reflect, account for and deal with appropriately the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

          (k) a merger or conveyance pursuant to Section 14.3(d); or

          (l) any other amendments substantially similar to the foregoing.

13.2  AMENDMENT PROCEDURES

     Except as provided in Sections 13.1 and 13.3, all amendments to this Agreement shall be made in accordance with the following requirements. Amendments to this Agreement may be proposed only by or with the consent of the General Partner, which consent may be given or withheld in its sole discretion. A proposed amendment shall be effective upon its approval by the holders of a Majority Interest, unless a greater or different percentage is required under this Agreement or by Delaware law. Each proposed amendment that requires the approval of the holders of a specified percentage of Outstanding Limited Partner Interests shall be set forth in a writing that contains the text of the proposed amendment. If such an amendment is proposed, the General Partner shall seek the written approval of the requisite percentage of Outstanding Limited Partner Interests or call a meeting of the Limited Partners to consider and vote on such proposed amendment. The General Partner shall notify all Record Holders upon final adoption of any such proposed amendments.

13.3  AMENDMENT REQUIREMENTS

     (a) Notwithstanding the provisions of Sections 13.1 and 13.2, no provision of this Agreement that establishes a percentage of Outstanding Limited Partner Interests (including Limited Partner Interests deemed owned by the General Partner) required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the written consent or the affirmative vote of holders of Outstanding Limited Partner Interests (including Limited Partner Interests deemed owned by the General Partner) whose aggregate Outstanding Limited Partner Interests constitute not less than the voting requirement sought to be reduced.

     (b) Notwithstanding the provisions of Sections 13.1 and 13.2, no amendment to this Agreement may (i) enlarge the obligations of any Limited Partner without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 13.3(c), (ii) enlarge the obligations of, restrict in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable or otherwise payable to, the General Partner or any of its Affiliates without its consent, which may be given or withheld in its sole discretion, (iii) change Section 12.1(a) or 12.1(c), or (iv) change the term of the Partnership or, except as set forth in Section 12.1(c) or 12.1(e), give any Person the right to dissolve the Partnership.

     (c) Except as provided in Section 14.3, and except as otherwise provided, and without limitation of the General Partner's authority to adopt amendments to this Agreement as contemplated in Section 13.1, any amendment that would have a material adverse effect on the rights or preferences of any class of Partnership Interests in relation to other classes of Partnership Interests must be approved by the holders of not less than a majority of the Outstanding Partnership Interests of the class affected.

     (d) Notwithstanding any other provision of this Agreement, except for amendments pursuant to Section 7.3 or 13.1 and except as otherwise provided by
Section 14.3(b), no amendments shall become effective without the approval of the holders of a Ninety Percent Interest unless the Partnership obtains an Opinion of Counsel to the effect that such amendment will not affect the limited liability of any Limited Partner under applicable law.

     (e) Except as provided in Section 13.1, this Section 13.3 shall only be amended with the approval of the holders of a Ninety Percent Interest.

13.4  SPECIAL MEETINGS

     All acts of Limited Partners to be taken pursuant to this Agreement shall be taken in the manner provided in this Article XIII. Special meetings of the Limited Partners may be called by the General Partner or by Limited Partners owning 20% or more of the Outstanding Limited Partner Interests of the class or classes for which a meeting is proposed and which are entitled to vote thereat. Limited Partners shall call a special meeting by delivering to the General Partner one or more requests in writing stating that the signing Limited Partners wish to call a special meeting and indicating the general or specific purposes for which the special meeting is to be called. Within 60 days after receipt of such a call from Limited Partners or within such greater time as may be reasonably necessary for the Partnership to comply with any statutes, rules, regulations, listing agreements or similar requirements governing the holding of a meeting or the solicitation of proxies for use at such a meeting, the General Partner shall send a notice of the meeting to the Limited Partners either directly or indirectly through the Transfer Agent. A meeting shall be held at a time and place determined by the General Partner on a date not less than 10 days nor more than 60 days after the mailing of notice of the meeting. Limited Partners shall not vote on matters that would cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability under the Delaware Act or the law of any other state in which the Partnership is qualified to do business.

13.5  NOTICE OF A MEETING

     Notice of a meeting called pursuant to Section 13.4 shall be given to the Record Holders of the class or classes of Limited Partner Interests for which a meeting is proposed in writing by mail or other means of written communication in accordance with Section 16.1. The notice shall be deemed to have been given at the time when deposited in the mail or sent by other means of written communication.

13.6  RECORD DATE

     For purposes of determining the Limited Partners entitled to notice of or to vote at a meeting of the Limited Partners or to give approvals without a meeting as provided in Section 13.11, the General Partner may set a Record Date, which shall not be less than 10 nor more than 60 days before (a) the date of the meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which Limited Partner Interests are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern) or (b) in the event that approvals are sought without a meeting, the date by which Limited Partners are requested in writing by the General Partner to give such approvals.

13.7  ADJOURNMENT

     When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting and a new Record Date need not be fixed, if the time and place thereof are announced at the meeting at which the adjournment is taken, unless such adjournment shall be for more than 45 days. At the adjourned meeting, the Partnership may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if a new Record Date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with this Article XIII.

13.8  WAIVER OF NOTICE; APPROVAL OF MEETING; APPROVAL OF MINUTES

     The transactions of any meeting of Limited Partners, however called and noticed, and whenever held, shall be as valid as if occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, Limited Partners representing such quorum who were present in person or by proxy and entitled to vote, sign a written waiver of notice or an approval of the holding of the meeting or an approval of the minutes thereof. All waivers and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Limited Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Limited Partner does not approve, at the beginning of the meeting, of the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to disapprove the consideration of matters required to be included in the notice of the meeting, but not so included, if the disapproval is expressly made at the meeting.

13.9  QUORUM

     The holders of a majority of the Outstanding Limited Partner Interests (including Limited Partner Interests deemed owned by the General Partner) of the class or classes for which a meeting has been called and which are entitled to vote represented in person or by proxy shall constitute a quorum at a meeting of Limited Partners of such class or classes unless any such action by the Limited Partners requires approval by holders of a greater percentage of such Limited Partner Interests, in which case the quorum shall be such greater percentage. At any meeting of the Limited Partners duly called and held in accordance with this Agreement at which a quorum is present, the act of Limited Partners holding Outstanding Limited Partner Interests (including Limited Partner Interests deemed owned by the General Partner) that in the aggregate represent a majority of the Outstanding Limited Partner Interests (including

Limited Partner Interests deemed owned by the General Partner) entitled to vote and be present in person or by proxy at such meeting shall be deemed to constitute the act of all Limited Partners, unless a greater or different percentage is required with respect to such action under the provisions of this Agreement, in which case the act of the Limited Partners holding Outstanding Limited Partner Interests (including Limited Partner Interests deemed owned by the General Partner) that in the aggregate represent at least such greater or different percentage shall be required. The Limited Partners present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough Limited Partners to leave less than a quorum, if any action taken (other than adjournment) is approved by the required percentage of Outstanding Limited Partner Interests (including Limited Partner Interests deemed owned by the General Partner) specified in this Agreement. In the absence of a quorum any meeting of Limited Partners may be adjourned from time to time by the affirmative vote of holders of at least a majority of the Outstanding Limited Partner Interests (including Limited Partner Interests deemed owned by the General Partner) entitled to vote at such meeting represented either in person or by proxy, but no other business may be transacted, except as provided in
Section 13.7.

13.10  CONDUCT OF A MEETING

     The General Partner shall have full power and authority concerning the manner of conducting any meeting of the Partners or solicitation of approvals in writing, including the determination of Persons entitled to vote, the existence of a quorum, the satisfaction of the requirements of Section 13.4, the conduct of voting, the validity and effect of any proxies and the determination of any controversies, votes or challenges arising in connection with or during the meeting or voting. The General Partner shall designate a Person to serve as chairman of any meeting and shall further designate a Person to take the minutes of any meeting. All minutes shall be kept with the records of the Partnership maintained by the General Partner. The General Partner may make such other regulations consistent with applicable law and this Agreement as it may deem advisable concerning the conduct of any meeting of the Partners or solicitation of approvals in writing, including regulations in regard to the appointment of proxies, the appointment and duties of inspectors of votes and approvals, the submission and examination of proxies and other evidence of the right to vote, and the revocation of approvals in writing.

13.11  ACTION WITHOUT A MEETING

     If authorized by the General Partner, any action that may be taken at a meeting of the Limited Partners may be taken without a meeting if an approval in writing setting forth the action so taken is signed by Limited Partners owning not less than the minimum percentage of the Outstanding Limited Partner Interests (including Limited Partner Interests deemed owned by the General Partner) that would be necessary to authorize or take such action at a meeting at which all the Limited Partners were present and voted (unless such provision conflicts with any rule, regulation, guideline or requirement of any National Securities Exchange on which Limited Partner Interests are listed for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). Prompt notice of the taking of action without a meeting shall be given to the Limited Partners who have not approved in writing. The General Partner may specify that any written ballot submitted to Limited Partners for the purpose of taking any action without a meeting shall be returned to the Partnership within the time period, which shall be not less than 20 days, specified by the General Partner. If a ballot returned to the Partnership does not vote all of the Limited Partner Interests held by a Limited Partner the Partnership shall be deemed to have failed to receive a ballot for the Limited Partner Interests that were not voted. If approval of the taking of any action by the Limited Partners is solicited by any Person other than by or on behalf of the General Partner, the written approvals shall have no force and effect unless and until (a) they are deposited with the Partnership in care of the General Partner, (b) approvals sufficient to take the action proposed are dated as of a date not more than 90 days prior to the date sufficient approvals are deposited with the Partnership and (c) an Opinion of Counsel is delivered to the General Partner to the effect that the exercise of such right and the action proposed to be taken with respect to any particular matter (i) will not cause the Limited Partners to be deemed to be taking part in the management and control of the business and affairs of the Partnership so as to jeopardize the Limited Partners' limited liability, and (ii) is otherwise permissible under the state statutes then governing the rights, duties and liabilities of the Partnership and the Partners.

13.12  VOTING AND OTHER RIGHTS

     (a) Only those Record Holders of the Limited Partner Interests on the Record Date set pursuant to Section 13.6 (and also subject to the limitations contained in the definition of "Outstanding") shall be entitled to notice of, and to vote at, a meeting of Limited Partners or to act with respect to matters as to which the holders of the Outstanding Limited Partner Interests have the right to vote or to act. All references in this Agreement to votes of, or other acts that may be taken by, the Outstanding Limited Partner Interests shall be deemed to be references to the votes or acts of the Record Holders of such Outstanding Limited Partner Interests.

     (b) With respect to Limited Partner Interests that are held for a Person's account by another Person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Limited Partner Interests are registered, such other Person shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, and unless the arrangement between such Persons provides otherwise, vote such Limited Partner Interests in favor of, and at the direction of, the Person who is the beneficial owner, and the Partnership shall be entitled to assume it is so acting without further inquiry. The provisions of this Section 13.12(b) (as well as all other provisions of this Agreement) are subject to the provisions of
Section 4.3.

                                  ARTICLE XIV

                                     MERGER

14.1  AUTHORITY

     The Partnership may merge or consolidate with one or more corporations, limited liability companies, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article XIV.

14.2  PROCEDURE FOR MERGER OR CONSOLIDATION

     Merger or consolidation of the Partnership pursuant to this Article XIV requires the prior approval of the General Partner. If the General Partner shall determine, in the exercise of its discretion, to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

          (a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

          (b) The name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the "Surviving Business Entity");

          (c) The terms and conditions of the proposed merger or consolidation;

     (d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their general or limited partner interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

     (e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

     (f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

     (g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the General Partner.

14.3  APPROVAL BY LIMITED PARTNERS OF MERGER OR CONSOLIDATION

     (a) Except as provided in Section 14.3(d), the General Partner, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of the Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article
XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

     (b) Except as provided in Section 14.3(d), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the holders of a Majority Interest unless the Merger Agreement contains any provision that, if contained in an amendment to this Agreement, the provisions of this Agreement or the Delaware Act would require the vote or consent of a greater percentage of the Outstanding Limited Partner Interests or of any class of Limited Partners, in which case such greater percentage vote or consent shall be required for approval of the Merger Agreement.

     (c) Except as provided in Section 14.3(d), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

     (d) Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, in its discretion, without Limited Partner approval, to merge the Partnership or any Group Member into, or convey all of the Partnership's assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such Merger other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner or any limited partner in Genesis OLP or cause the Partnership or Genesis OLP to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the governing instruments of the new entity provide the Limited Partners and the General Partner with the same rights and obligations as are herein contained.

14.4  CERTIFICATE OF MERGER

     Upon the required approval by the General Partner and the Limited Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

14.5  EFFECT OF MERGER

     (a) At the effective time of the certificate of merger:

          (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

          (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

          (iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

          (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

     (b) A merger or consolidation effected pursuant to this Article XIV shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

                                   ARTICLE XV

                   RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

15.1  RIGHT TO ACQUIRE LIMITED PARTNER INTERESTS

     (a) Notwithstanding any other provision of this Agreement, if at any time not more than 20% of the total Limited Partner Interests of any class then Outstanding are held by Persons other than the General Partner and its Affiliates, the General Partner shall then have the right, which right it may assign and transfer in whole or in part to the Partnership or any Affiliate of the General Partner, exercisable in its sole discretion, to purchase all, but not less than all, of such Limited Partner Interests of such class then Outstanding held by Persons other than the General Partner and its Affiliates, at the greater of (x) the Current Market Price as of the date three days prior to the date that the notice described in Section 15.1(b) is mailed and (y) the highest price paid by the General Partner or any of its Affiliates for any such Limited Partner Interest of such class purchased during the 90-day period preceding the date that the notice described in Section 15.1(b) is mailed. As used in this Agreement, (i) "Current Market Price" as of any date of any class of Limited Partner Interests listed or admitted to trading on any National Securities Exchange means the average of the daily Closing Prices (as hereinafter defined) per Limited Partner Interest of such class for the 20 consecutive Trading Days (as hereinafter defined) immediately prior to such date; (ii) "Closing Price" for any day means the last sale price on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted for trading on the principal National Securities Exchange (other than the Nasdaq Stock Market) on which such Limited Partner Interests of such class are listed or admitted to trading or, if such Limited Partner Interests of such class are not listed or admitted to trading on any National Securities Exchange (other than the Nasdaq Stock Market), the last quoted price on such day or, if not so quoted, the average of the high bid and low asked prices on such day in the over-the-counter market, as reported by the Nasdaq Stock Market or such other system then in use, or, if on any such day such Limited Partner Interests of such class are not quoted by any such organization, the average of the closing bid and asked prices on such day as furnished by a professional market maker making a market in such Limited Partner Interests of such class selected by the General Partner, or if on any such day no market maker is making a market in such Limited Partner Interests of such class, the fair value of such Limited Partner Interests on such day as determined reasonably and in good faith by the General Partner; and (iii) "Trading Day" means a day on which the principal National Securities Exchange on which such Limited Partner Interests of any class are listed or admitted to trading is open for the transaction of business or, if Limited Partner Interests of a class are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

     (b) If the General Partner, any Affiliate of the General Partner or the Partnership elects to exercise the right to purchase Limited Partner Interests granted pursuant to Section 15.1(a), the General Partner shall deliver to the Transfer Agent notice of such election to purchase (the "Notice of Election to Purchase") and shall cause the Transfer Agent to mail a copy of such Notice of Election to Purchase to the Record Holders of Limited Partner Interests of such class (as of a Record Date selected by the General Partner) at least 10, but not more than 60, days prior to the Purchase Date. Such Notice of Election to Purchase shall also be published for a period of at least three consecutive days in at least two daily newspapers of general circulation printed in the English language and published in the Borough of Manhattan, New York. The Notice of Election to Purchase shall specify the Purchase Date and the price (determined in accordance with Section 15.1(a)) at which Limited Partner Interests will be purchased and state that the General Partner, its Affiliate or the Partnership, as the case may be, elects to purchase such Limited Partner Interests, upon surrender of Certificates representing such Limited Partner Interests in exchange for payment, at such office or offices of the Transfer Agent as the Transfer Agent may specify, or as may be required by any National Securities Exchange on which such Limited Partner Interests are listed or admitted to trading. Any such Notice of Election to Purchase mailed to a Record Holder of Limited Partner Interests at his address as reflected in the records of the Transfer Agent shall be conclusively presumed to have been given regardless of whether the owner receives such notice. On or prior to the Purchase Date, the General Partner, its Affiliate or the Partnership, as the case may be, shall deposit with the Transfer Agent cash in an amount sufficient to pay the aggregate purchase price of all of such Limited Partner Interests to be purchased in accordance with this Section 15.1. If the Notice of Election to Purchase shall have been duly given as aforesaid at least 10 days prior to the Purchase Date, and if on or prior to the Purchase Date the deposit described in the preceding sentence has been made for the benefit of the holders of Limited Partner Interests subject to purchase as provided herein, then from and after the Purchase Date, notwithstanding that any Certificate shall not have been surrendered for purchase, all rights of the holders of such Limited Partner Interests (including any rights pursuant to Articles IV, V, VI, and XII) shall thereupon cease, except the right to receive the purchase price (determined in accordance with Section 15.1(a)) for Limited Partner Interests therefor, without interest, upon surrender to the Transfer Agent of the Certificates representing such Limited Partner Interests, and such Limited Partner Interests shall thereupon be deemed to be transferred to the General Partner, its Affiliate or the Partnership, as the case may be, on the record books of the Transfer Agent and the Partnership, and the General Partner or any Affiliate of the General Partner, or the Partnership, as the case may be, shall be deemed to be the owner of all such Limited Partner Interests from and after the Purchase Date and shall have all rights as the owner of such Limited Partner Interests (including all rights as owner of such Limited Partner Interests pursuant to Articles IV, V, VI and XII).

     (c) At any time from and after the Purchase Date, a holder of an Outstanding Limited Partner Interest subject to purchase as provided in this
Section 15.1 may surrender his Certificate evidencing such Limited Partner Interest to the Transfer Agent in exchange for payment of the amount described in Section 15.1(a), therefor, without interest thereon.

                                  ARTICLE XVI

                               GENERAL PROVISIONS

16.1  ADDRESSES AND NOTICES

     Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address described below. Any notice, payment or report to be given or made to a Partner or Assignee hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Partnership Security at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Partnership, regardless of any claim of any Person who may have an interest in such Partnership Security by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 16.1 executed by the General Partner, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Partnership is returned by the United States Post Office marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Partnership of a change in his address) if they are available for the Partner or Assignee at the principal office of the Partnership for a period of one year from the date of the giving or making of such notice, payment or report to the other Partners and Assignees. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to
Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.

16.2  FURTHER ACTION

     The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

16.3  BINDING EFFECT

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

16.4  INTEGRATION

     This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

16.5  CREDITORS

     None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

16.6  WAIVER

     No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

16.7  COUNTERPARTS

     This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Limited Partner Interest, upon accepting the certificate evidencing such Limited Partner Interest or executing and delivering a Transfer Application as herein described, independently of the signature of any other party.

16.8  APPLICABLE LAW

     This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

16.9  INVALIDITY OF PROVISIONS

     If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

16.10  CONSENT OF PARTNERS

     Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                            GENESIS ENERGY, L.L.C.,
                                            As General Partner

                                            By:
                                              ----------------------------------
                                                Name:
                                                Title:

                                            LIMITED PARTNERS

                                            All Limited Partners now and
                                            hereafter admitted as Limited
                                            Partners of the Partnership,
                                            pursuant to powers of attorney now
                                            and hereafter executed in favor of,
                                            and granted and delivered to the
                                            General Partner.

                                            By: Genesis Energy, L.L.C.
                                            General Partner, as attorney-in-fact
                                            for all Limited Partners pursuant to
                                            the Powers of Attorney granted
                                            pursuant to Section 2.6.

                                            By:
                                              ----------------------------------

                                                                         ANNEX C

                          SECOND AMENDED AND RESTATED

                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                            GENESIS CRUDE OIL, L.P.

                               TABLE OF CONTENTS

                                                                     PAGE
                                                                     ----
                                ARTICLE I
                               DEFINITIONS
1.1    Definitions.................................................   C-1
1.2    Construction................................................  C-10

                               ARTICLE II
                              ORGANIZATION
2.1    Continuation................................................  C-10
2.2    Name........................................................  C-10
2.3    Registered Office; Registered Agent; Principal Office; Other
         Offices...................................................  C-10
2.4    Purpose and Business........................................  C-11
2.5    Powers......................................................  C-11
2.6    Power of Attorney...........................................  C-11
2.7    Term........................................................  C-12
2.8    Title to Partnership Assets.................................  C-12

ARTICLE III
  RIGHTS OF LIMITED PARTNERS
3.1    Limitation of Liability.....................................  C-13
3.2    Management of Business......................................  C-13
3.3    Outside Activities of Limited Partners......................  C-13
3.4    Rights of Limited Partners..................................  C-13

ARTICLE IV
TRANSFER OF PARTNERSHIP INTERESTS; REDEMPTION OF PARTNERSHIP INTERESTS
4.1    Transfer Generally..........................................  C-14
4.2    Transfer of General Partner's Partnership Interest..........  C-14
4.3    Transfer of a Limited Partner's Partnership Interest........  C-14
4.4    Restrictions on Transfers...................................  C-15

ARTICLE V
CAPITAL CONTRIBUTIONS AND
ISSUANCE OF PARTNERSHIP INTERESTS
5.1    Previous Capital Contributions..............................  C-15
5.2    Additional Contributions by General Partner.................  C-15
5.3    Interest and Withdrawal.....................................  C-15
5.4    Capital Accounts............................................  C-16
5.5    Issuances of Additional Partnership Securities..............  C-17
5.6    Limited Preemptive Right....................................  C-18
5.7    Fully Paid and Non-Assessable Nature of Limited Partner
         Interests.................................................  C-18

                                                                     PAGE
                                                                     ----
ARTICLE VI
ALLOCATIONS AND DISTRIBUTIONS
6.1    Allocations for Capital Account Purposes....................  C-18
6.2    Allocations for Tax Purposes................................  C-22
6.3    Requirement and Characterization of Distributions;
         Distributions to Record Holders...........................  C-23
6.4    Distributions of Available Cash from Operating Surplus......  C-23
6.5    Distributions of Available Cash from Capital Surplus........  C-24
6.6    Adjustment of Minimum Quarterly Distribution and Target
         Distribution Levels.......................................  C-24
6.7    Entity-Level Taxation.......................................  C-24
6.8    Characterization of Distributions as Advances or Drawings...  C-25

                               ARTICLE VII
                  MANAGEMENT AND OPERATION OF BUSINESS
7.1    Management..................................................  C-25
7.2    Certificate of Limited Partnership..........................  C-26
7.3    Restrictions on the General Partner's Authority.............  C-27
7.4    Reimbursement of the General Partner........................  C-27
7.5    Outside Activities..........................................  C-28
7.6    Loans from the General Partner; Loans or Contributions from the Partnership; Contracts with Affiliates; Certain
         Restrictions on the General Partner.......................  C-28
7.7    Indemnification.............................................  C-30
7.8    Liability of Indemnitees....................................  C-31
7.9    Resolution of Conflicts of Interest.........................  C-31
7.10   Other Matters Concerning the General Partner................  C-33
7.11   Reliance by Third Parties...................................  C-33
7.12   Incentive Compensation Payments to the General Partner......  C-33
7.13   Conversion of General Partner's Incentive Compensation
         Payment Rights............................................  C-34

ARTICLE VIII
BOOKS, RECORDS, ACCOUNTING AND REPORTS
8.1    Records and Accounting......................................  C-35
8.2    Fiscal Year.................................................  C-35

ARTICLE IX
TAX MATTERS
9.1    Tax Returns and Information.................................  C-35
9.2    Tax Elections...............................................  C-35
9.3    Tax Controversies...........................................  C-35
9.4    Withholding.................................................  C-36

ARTICLE X
ADMISSION OF PARTNERS
10.1   Status of General Partner...................................  C-36
10.2   Admission of Successor or Transferee General Partner........  C-36
10.3   Admission of Substituted Limited Partner....................  C-36
10.4   Admission of Additional Limited Partners....................  C-37
10.5   Amendment of Agreement and Certificate of Limited
         Partnership...............................................  C-37

                                                                     PAGE
                                                                     ----
ARTICLE XI
WITHDRAWAL OR REMOVAL OF PARTNERS
11.1   Withdrawal of the General Partner...........................  C-37
11.2   Removal of General Partner..................................  C-38
11.3   Interest of Departing Partner...............................  C-38
11.4   Withdrawal of Limited Partners..............................  C-39

ARTICLE XII
DISSOLUTION AND LIQUIDATION
12.1   Dissolution.................................................  C-39
12.2   Continuation of the Business of the Partnership After
         Dissolution...............................................  C-39
12.3   Liquidator..................................................  C-40
12.4   Liquidation.................................................  C-40
12.5   Cancellation of Certificate of Limited Partnership..........  C-41
12.6   Return of Contributions.....................................  C-41
12.7   Waiver of Partition.........................................  C-41
12.8   Capital Account Restoration.................................  C-41

ARTICLE XIII
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS
13.1   Amendment to be Adopted Solely by General Partner...........  C-41
13.2   Amendment Procedures........................................  C-43

ARTICLE XIV
MERGER
14.1   Authority...................................................  C-43
14.2   Procedure for Merger or Consolidation.......................  C-43
14.3   Approval by Limited Partners of Merger or Consolidation.....  C-44
14.4   Certificate of Merger.......................................  C-44
14.5   Effect of Merger............................................  C-44

ARTICLE XV
GENERAL PROVISIONS
15.1   Addresses and Notices.......................................  C-45
15.2   Further Action..............................................  C-45
15.3   Binding Effect..............................................  C-45
15.4   Integration.................................................  C-45
15.5   Creditors...................................................  C-45
15.6   Waiver......................................................  C-45
15.7   Counterparts................................................  C-45
15.8   Applicable Law..............................................  C-46
15.9   Invalidity of Provisions....................................  C-46
15.10  Consent of Partners.........................................  C-46

          SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                            GENESIS CRUDE OIL, L.P.

     THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP of
Genesis Crude Oil, L.P., dated as of             , 2000, is entered into by and
among Genesis Energy, L.L.C., a Delaware limited liability company, as the General Partner, Genesis Energy, L.P., a Delaware limited partnership, as the Limited Partner, together with any other Persons who become Partners in the Partnership or parties hereto as provided herein. In consideration of the covenants, conditions and agreements contained herein, the parties hereto hereby agree as follows:

                                    RECITALS

     WHEREAS, immediately prior to the execution of this Agreement, the partners of the Partnership were Genesis Energy, L.L.C., as the operating general partner, Genesis Energy, L.P., as the managing general partner, and Salomon Smith Barney Holdings Inc. ("Salomon") and Howell Corporation ("Howell") as limited partners, all in accordance with the Amended and Restated Agreement of Limited Partnership of Genesis Crude Oil, L.P. (the "Previous Agreement"); and

     WHEREAS, Salomon has abandoned all of its interests in the Partnership (including its APIs, as such term is defined in the Previous Agreement) and the Partnership has cancelled such interests; and

     WHEREAS, Howell has abandoned all of its interests in the Partnership and the Partnership has cancelled such interests; and

     WHEREAS, in connection with the foregoing transactions, the Partnership and Genesis Energy, L.P. have received the appropriate approvals of their respective partners to (i) reduce the amount of the Minimum Quarterly Distribution (as defined in the Previous Agreement), (ii) to reduce the threshold amounts at which Genesis Energy, L.L.C. was entitled to receive certain incentive compensation payments and (iii) permit Genesis Energy, L.P. to withdraw from the Partnership as managing general partner and convert its general partner interest to a limited partner interest, all as described in that certain Proxy Statement
dated           , 2000, pursuant to which such approval was solicited; and

     WHEREAS, Genesis Energy, L.L.C., as the sole general partner, and Genesis Energy, L.P., as the sole limited partner, now desire to amend the Previous Agreement to address the foregoing transactions and to reflect such other changes as are consistent therewith and, as so amended, to restate the Previous Agreement in its entirety;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

1.1  DEFINITIONS

     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

     "Acquisition" means any transaction in which any Group Member acquires (through an asset acquisition, merger, stock acquisition or other form of investment) control over all or a portion of the assets, properties or business of another Person for the purpose of increasing the operating capacity or revenues of the Partnership Group from the operating capacity or revenues of the Partnership Group existing immediately prior to such transaction.

     "Additional Limited Partner" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 10.4 and who is shown as such on the books and records of the Partnership.

     "Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each fiscal year of the Partnership (a) increased by any amounts that such Partner is obligated to restore under the standards set by Treasury Regulation Section 1.704-1(b)(2)(ii)(c) (or is deemed obligated to restore under Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5)) and (b) decreased by (i) the amount of all losses and deductions that, as of the end of such fiscal year, are reasonably expected to be allocated to such Partner in subsequent years under Sections 704(e)(2) and 706(d) of the Code and Treasury Regulation Section 1.751-1(b)(2)(ii) and (ii) the amount of all distributions that, as of the end of such fiscal year, are reasonably expected to be made to such Partner in subsequent years in accordance with the terms of this Agreement or otherwise to the extent they exceed offsetting increases to such Partner's Capital Account that are reasonably expected to occur during (or prior to) the year in which such distributions are reasonably expected to be made (other than increases as a result of a minimum gain chargeback pursuant to Section 6.1(d)(i) or 6.1(d)(ii)). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     "Adjusted Operating Surplus" means, with respect to any period, Operating Surplus generated during such period (a) less (i) any net increase in working capital borrowings during such period and (ii) any net reduction in cash reserves for Operating Expenditures during such period not relating to an Operating Expenditure made during such period and (b) plus (i) any net decrease in working capital borrowings during such period, (ii) any net increase in cash reserves for Operating Expenditures during such period required by any debt instrument for the repayment of principal, interest or premium and (iii) the amount of any Incentive Compensation Payments that reduced Operating Surplus for such period. Adjusted Operating Surplus does not include that portion of Operating Surplus included in clause (a)(i) of the definition of Operating Surplus.

     "Adjusted Property" means any property the Carrying Value of which has been adjusted pursuant to Section 5.4(d)(i) or 5.4(d)(ii).

     "Affiliate" means, with respect to any Person, any other Person that (i) directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question or (ii) owns, beneficially, directly or indirectly, 20% or more of the outstanding capital stock, shares or other equity interests of the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Agreed Allocation" means any allocation, other than a Required Allocation, of an item of income, gain, loss or deduction pursuant to the provisions of
Section 6.1, including, without limitation, a Curative Allocation (if appropriate to the context in which the term "Agreed Allocation" is used).

     "Agreed Value" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt. The General Partner shall, in its discretion, use such method as it deems reasonable and appropriate to allocate the aggregate Agreed Value of Contributed Properties contributed to the Partnership in a single or integrated transaction among each separate property on a basis proportional to the fair market value of each Contributed Property.

     "Agreement" means this Second Amended and Restated Agreement of Limited Partnership of Genesis Crude Oil, L.P., as it may be amended, supplemented or restated from time to time.

     "Assets" means all of the assets now owned or hereafter acquired by the Partnership.

     "Assignee" means a Person to whom one or more Partnership Interests have been transferred in a manner permitted under this Agreement and who has executed and delivered a Transfer Application as required by this Agreement, but who has not been admitted as a Substituted Limited Partner.

     "Audit Committee" means a committee of the Board of Directors of the General Partner composed entirely of two or more directors who are neither officers nor employees of the General Partner or officers, directors or employees of any Affiliate of the General Partner.

     "Available Cash" means, with respect to any Quarter ending prior to the Liquidation Date,

          (a) the sum of (i) all cash and cash equivalents of the Partnership Group on hand at the end of such Quarter and (ii) all additional cash and cash equivalents of the Partnership Group on hand on the date of determination of Available Cash with respect to such Quarter resulting from borrowings for working capital purposes, less

          (b) the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the General Partner to (i) provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for anticipated future credit needs of the business of the Partnership Group) subsequent to such Quarter, (ii) comply with applicable law or any loan agreement (including the Master Credit Support Agreement), security agreement (including the Security Agreement), mortgage, debt instrument or other agreement or obligation to which any Group Member is a party or by which it is bound or its assets are subject or (iii) provide funds for distributions under Section 6.4 or 6.5 or to make Incentive Compensation Payments to the General Partner in respect of any one or more of the next four Quarters; provided, however, that the General Partner may not establish cash reserves pursuant to (iii) above if the effect of such reserves would be that Genesis MLP is unable to distribute the Minimum Quarterly Distribution on all MLP Common Units with respect to such Quarter; and, provided further, that disbursements made by a Group Member or cash reserves established, increased or reduced after the end of such Quarter but on or before the date of determination of Available Cash with respect to such Quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such Quarter if the General Partner so determines, less

          (c) the amount necessary to make Incentive Compensation Payments to the General Partner pursuant to Section 7.12 with respect to such Quarter.

     Notwithstanding the foregoing, "Available Cash" with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

     "Book-Tax Disparity" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Section 5.4 and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

     "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the states of New York or Texas shall not be regarded as a Business Day.

     "Capital Account" means the capital account maintained for a Partner pursuant to Section 5.4.

     "Capital Contribution" means any cash, cash equivalents or the Net Agreed Value of Contributed Property contributed to the Partnership.

     "Capital Improvement" means any (a) addition or improvement to the capital assets owned by any Group Member or (b) acquisition of existing or the construction of new capital assets (including pipeline systems, storage facilities and related assets), made to increase the operating capacity or revenues of the Partnership Group from the operating capacity or revenues of the Partnership Group existing immediately prior to such addition, improvement, acquisition or construction.

     "Capital Surplus" has the meaning assigned to such term in Section 6.3(a).

     "Carrying Value" means (a) with respect to a Contributed Property, the Agreed Value of such property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners' and Assignees' Capital Accounts in respect of such Contributed Property and (b) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Sections 5.4(d)(i) and 5.4(d)(ii) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

     "Certificate of Limited Partnership" means the Amended and Restated Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Delaware as referenced in Section 7.2, as such Certificate of Limited Partnership may be amended, supplemented or restated from time to time.

     "Closing Date" means December 3, 1996.

     "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     "Commission" means the United States Securities and Exchange Commission.

     "Contributed Property" means each property or other asset, in such form as may be permitted by the Delaware Act, but excluding cash, contributed to the Partnership (or deemed contributed to a new partnership upon the termination of the Partnership pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Section 5.4(d), such property shall no longer constitute a Contributed Property, but shall be deemed an Adjusted Property.

     "Conversion Election" has the meaning assigned to such term in Section
7.13.

     "Curative Allocation" means any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 6.1(d)(ix).

     "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, 6 Del C. 17-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

     "Departing Partner" means a former General Partner from and after the effective date of any withdrawal or removal of such former General Partner pursuant to Section 11.1 or 11.2.

     "Economic Risk of Loss" has the meaning set forth in Treasury Regulation
Section 1.752-2(a).

     "Event of Withdrawal" has the meaning assigned to such term in Section 11.1(a).

     "First Target Distribution" means, with respect to any Quarter, the amount determined by multiplying $0.25 times the total number of MLP Units then Outstanding (as such term is defined in the Genesis MLP Partnership Agreement), subject to adjustment in accordance with Section 6.6.

     "General Partner" means Genesis Energy, L.L.C. and its successors and permitted assigns as general partner of the Partnership.

     "General Partner Interest" means the ownership interest of the General Partner in the Partnership (in its capacity as a general partner without reference to any Limited Partner Interest held by it), and includes any and all benefits to which the General Partner is entitled as provided in this Agreement (other than the right of the General Partner to receive Incentive Compensation Payments pursuant to Section 7.12), together with all obligations of the General Partner to comply with the terms and provisions of this Agreement.

     "Genesis Energy, L.L.C." means Genesis Energy, L.L.C., a Delaware limited liability company, which is currently the General Partner, and its successors.

     "Genesis MLP" means Genesis Energy, L.P., a Delaware limited partnership, and its successors.

     "Genesis MLP Partnership Agreement" means the Second Amended and Restated Agreement of Limited Partnership of Genesis Energy, L.P., as it may be amended, supplemented or restated from time to time.

     "Group Member" means a member of the Partnership Group.

     "Howell" means Howell Corporation, a Delaware corporation, and its subsidiaries.

     "Incentive Compensation Payment" means a payment made to the General Partner pursuant to Section 7.12.

     "Indemnitee" means (a) the General Partner, any Departing Partner and any Person who is or was an Affiliate of the General Partner or any Departing Partner, (b) any Person who is or was a director, officer, employee, agent or trustee of a Group Member, (c) any Person who is or was a member, officer, director, employee, agent, or trustee of the General Partner or any Departing Partner or any Affiliate of the General Partner or any Departing Partner, or any Affiliate of any such Person and (d) any Person who is or was serving at the request of the General Partner or any Departing Partner or any such Affiliate as a director, officer, employee, member, partner, agent, fiduciary or trustee of another Person; provided, however, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.

     "Initial Unit Price" means $20.625, adjusted as appropriate to give effect to any distribution, subdivision or combination of MLP Common Units.

     "Interim Capital Transactions" means the following transactions if they occur prior to the Liquidation Date: (a) borrowings, refinancings or refundings of indebtedness and sales of debt securities (other than for working capital purposes and other than for items purchased on open account in the ordinary course of business) by any Group Member; (b) sales of equity interests by any Group Member; and (c) sales or other voluntary or involuntary dispositions of any assets of any Group Member other than (i) sales or other dispositions of inventory in the ordinary course of business, (ii) sales or other dispositions of other current assets, including receivables and accounts in the ordinary course of business and (iii) sales or other dispositions of assets as part of normal retirements or replacements.

     "Limited Partner" means, unless the context otherwise requires, (a) Genesis MLP, each Substituted Limited Partner, each Additional Limited Partner and (b) solely for purposes of Articles V, VI, VII and IX and Section 12.4, each Assignee.

     "Limited Partner Interest" means the ownership interest of a Limited Partner or Assignee in the Partnership, which includes any and all benefits to which such Limited Partner or Assignee is entitled as provided in this Agreement, together with all obligations of such Limited Partner or Assignee to comply with the terms and provisions of this Agreement.

     "Liquidation Date" means (a) in the case of an event giving rise to the dissolution of the Partnership of the type described in clauses (a) and (b) of the first sentence of Section 12.2, the date on which the applicable time period during which the holders of Outstanding Units have the right to elect to reconstitute the Partnership and continue its business has expired without such an election being made and (b) in the case of any other event giving rise to the dissolution of the Partnership, the date on which such event occurs.

     "Liquidator" means one or more Persons selected by the General Partner to perform the functions described in Section 12.3 as liquidating trustee of the Partnership within the meaning of the Delaware Act.

     "Master Credit Support Agreement" means the Master Credit Support Agreement dated December 3, 1996, among the Partnership and Salomon which sets forth the agreement of the Partnership and Salomon relating to the credit support to be provided by Salomon to the Partnership.

     "Merger Agreement" has the meaning assigned to such term in Section 14.1.

     "Minimum Quarterly Distribution" means, with respect to any Quarter, the amount determined by multiplying $0.20 times the total number of MLP Units then Outstanding (as such term is defined in the Genesis MLP Partnership Agreement), subject to adjustment in accordance with Section 6.6.

     "MLP Common Unit" has the meaning assigned to the term "Common Unit" in the Genesis MLP Partnership Agreement.

     "MLP General Partner Interest" has the meaning assigned to the term "General Partner Interest" in the Genesis MLP Partnership Agreement.

     "MLP Parity Unit" has the meaning assigned to the term "Parity Unit" in the Genesis MLP Partnership Agreement.

     "MLP Partnership Security" has the meaning assigned to the term "Partnership Security" in the Genesis MLP Partnership Agreement.

     "MLP Unit" has the meaning assigned to the term "Unit" in the Genesis MLP Partnership Agreement.

     "Net Agreed Value" means, (a) in the case of any Contributed Property, the Agreed Value of such property reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed and (b) in the case of any property distributed to a Partner or Assignee by the Partnership, the Partnership's Carrying Value of such property (as adjusted pursuant to Section 5.4(d)(ii)) at the time such property is distributed, reduced by any indebtedness either assumed by such Partner or Assignee upon such distribution or to which such property is subject at the time of distribution, in either case, as determined under Section 752 of the Code.

     "Net Income" means, for any taxable year, the excess, if any, of the Partnership's items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Partnership's items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Income shall be determined in accordance with Section 5.4(b) and shall not include any items specially allocated under Section 6.1(d).

     "Net Loss" means, for any taxable year, the excess, if any, of the Partnership's items of loss and deduction (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year over the Partnership's items of income and gain (other than those items taken into account in the computation of Net Termination Gain or Net Termination Loss) for such taxable year. The items included in the calculation of Net Loss shall be determined in accordance with Section 5.4(b) and shall not include any items specially allocated under Section 6.1(d).

     "Net Termination Gain" means, for any taxable year, the sum, if positive, of all items of income, gain, loss or deduction recognized by the Partnership after the Liquidation Date. The items included in the determination of Net Termination Gain shall be determined in accordance with Section 5.4(b) and shall not include any items of income, gain or loss specially allocated under Section 6.1(d).

     "Net Termination Loss" means, for any taxable period, the sum, if negative, of all items of income, gain, loss or deduction recognized by the Partnership after the Liquidation Date. The items included in the determination of Net Termination Loss shall be determined in accordance with Section 5.4(b) and shall not include any items of income, gain or loss specially allocated under Section 6.1(d).

     "Non-Competition Agreement" means the Non-Competition Agreement dated December 3, 1996, among the Partnership, Genesis MLP, Salomon, Basis Petroleum, Inc. and Howell.

     "Nonrecourse Built-in Gain" means with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Sections 6.2(b)(i)(A), 6.2(b)(ii)(A) and 6.2(b)(iii) if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

     "Nonrecourse Deductions" means any and all items of loss, deduction or expenditures (described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(b), are attributable to a Nonrecourse Liability.

     "Nonrecourse Liability" has the meaning set forth in Treasury Regulation
Section 1.752-1(a)(2).

     "Operating Expenditures" means all Partnership Group expenditures, including, but not limited to, taxes, reimbursements of the General Partner, Incentive Compensation Payments to the General Partner, debt service payments, guarantee fees and capital expenditures, subject to the following:

          (a) Payments (including prepayments) of principal of and premium on indebtedness shall not be an Operating Expenditure if the payment is (i) required in connection with the sale or other disposition of assets or (ii) made in connection with the refinancing or refunding of indebtedness with the proceeds from new indebtedness or from the sale of equity interests. For purposes of the foregoing, at the election and in the reasonable discretion of the General Partner, any payment of principal or premium shall be deemed to be refunded or refinanced by any indebtedness incurred or to be incurred by the Partnership Group within 180 days before or after such payment to the extent of the principal amount of such indebtedness.

          (b) Operating Expenditures shall not include (i) capital expenditures made for Acquisitions or for Capital Improvements, (ii) payment of transaction expenses relating to Interim Capital Transactions or (iii) distributions to Partners. Where capital expenditures are made in part for Acquisitions or for Capital Improvements and in part for other purposes, the General Partner's good faith allocation between the amounts paid for each shall be conclusive.

     "Operating Surplus" means, with respect to any period ending prior to the Liquidation Date, on a cumulative basis and without duplication,

          (a) the sum of (i) $20 million plus all cash and cash equivalents of the Partnership Group on hand as of the close of business on the Closing Date, (ii) all cash receipts of the Partnership Group for the period beginning on the Closing Date and ending with the last day of such period, other than cash receipts from Interim Capital Transactions (except to the extent specified in Section 6.5) and (iii) all cash receipts of the Partnership Group after the end of such period but on or before the date of determination of Operating Surplus with respect to such period resulting from borrowings for working capital purposes, less

          (b) the sum of (i) Operating Expenditures for the period beginning on the Closing Date and ending with the last day of such period and (ii) the amount of cash reserves that is necessary or advisable in the reasonable discretion of the General Partner to provide funds for future Operating Expenditures provided, however, that disbursements made (including contributions to a Group Member or disbursements on behalf of a Group Member) or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of Available Cash with respect to such period shall be deemed to have been made, established, increased or reduced for purposes of determining Operating Surplus, within such period if the General Partner so determines.

Notwithstanding the foregoing, "Operating Surplus" with respect to the Quarter in which the Liquidation Date occurs and any subsequent Quarter shall equal zero.

     "Opinion of Counsel" means a written opinion of counsel (who may be regular counsel to the Partnership or the General Partner or any of its Affiliates) acceptable to the General Partner in its reasonable discretion.

     "Outstanding" means, with respect to Partnership Securities, all Partnership Securities that are issued by the Partnership and reflected as Outstanding on the Partnership's books and records as of the date of determination.

     "Partner" means each General Partner and each Limited Partner.

     "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulation
Section 1.704-2(b)(4).

     "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2).

     "Partner Nonrecourse Deductions" means any and all items of loss, deduction or expenditure (including, without limitation, any expenditure described in Section 705(a)(2)(B) of the Code) that, in accordance with the principles of Treasury Regulation Section 1.704-2(i), are attributable to a Partner Nonrecourse Debt.

     "Partnership" means Genesis Crude Oil, L.P., a Delaware limited partnership, and any successors thereto.

     "Partnership Group" means the Partnership and any Subsidiary of the Partnership, treated as a single consolidated entity.

     "Partnership Interest" means an ownership interest in the Partnership which shall include General Partner Interests and Limited Partner Interests.

     "Partnership Minimum Gain" means that amount determined in accordance with the principles of Treasury Regulation Section 1.704-2(d).

     "Partnership Security" means any class or series of equity interest in the Partnership.

     "Percentage Interest" means (a) as to the General Partner, .01% and (b) as to Genesis MLP, 99.99%, subject to adjustment to reflect the issuance of any additional Partnership Securities in accordance with Section 5.5.

     "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

     "Pro Rata" means (a) when modifying Units or any class thereof, apportioned among all designated Units in accordance with their relative Percentage Interests, and (b) when modifying Partners and Assignees, apportioned among all Partners and Assignees in accordance with their respective Percentage Interests.

     "Proxy Statement" means the Proxy Statement filed by Genesis MLP with the Commission under the Securities Act.

     "Quarter" means, unless the context requires otherwise, a calendar quarter.

     "Recapture Income" means any gain recognized by the Partnership (computed without regard to any adjustment required by Section 734 or 743 of the Code) upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

     "Registration Statement" means the Registration Statement on Form S-1 (Registration No. 333-11545) as amended, filed by Genesis MLP with the Commission under the Securities Act to register the initial offering and sale of MLP Common Units to the public.

     "Required Allocations" means (a) any limitation imposed on any allocation of Net Loss or Net Termination Loss under Section 6.1(b) or Section 6.1(c) and
(b) any allocation of an item of income, gain, loss or deduction pursuant to
Section 6.1(d)(i), 6.1(d)(ii), 6.1(d)(iv), 6.1(d)(vii) or 6.1(d)(ix).

     "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of a Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 6.2(b)(i)(A) or 6.2(b)(ii)(A), respectively, to eliminate Book-Tax Disparities.

     "Salomon" means Salomon Smith Barney Holdings Inc., a Delaware corporation.

     "Second Target Distribution" means, with respect to any Quarter, the amount determined by multiplying $0.28 times the total number of MLP Units then Outstanding (as such term is defined in the Genesis MLP Partnership Agreement), subject to adjustment in accordance with Section 6.6.

     "Securities Act" means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

     "Security Agreement" means the Security Agreement, dated as of December 3, 1996, among the Partnership, Salomon and the Secured Parties (as defined in the Security Agreement) securing the obligations of the Partnership under the Master Credit Support Agreement and creating a security interest in the Collateral (as defined in the Security Agreement) in favor of the Collateral Agent (as defined in the Security Agreement).

     "Special Approval" means approval by a majority of the members of the Audit Committee.

     "Subsidiary" means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the partnership interests of such partnership (considering all of the partnership interests of such partnership as a single class) is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person, or a combination thereof, or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or
(ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

     "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 10.3 in place of and with all the rights of a Limited Partner and who is shown as a Limited Partner on the books and records of the Partnership.

     "Surviving Business Entity" has the meaning assigned to such term in
Section 14.2(b).

     "Third Target Distribution" means, with respect to any Quarter, the amount determined by multiplying $0.33 times the total number of MLP Units then Outstanding (as such term is defined in the Genesis MLP Partnership Agreement), subject to adjustment in accordance with Section 6.6.

     "transfer" has the meaning assigned to such term in Section 4.1(a).

     "Transfer Application" means an application and agreement for transfer of Partnership Securities in the form set forth on the back of a Certificate or in a form substantially to the same effect in a separate instrument.

     "Unit" means a Partnership Security that is designated as a "Unit."

     "Unitholder" means a holder of a Unit.

     "Unrealized Gain" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the fair market value of such property as of such date (as determined under Section 5.4(d)) over
(b) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.4(d) as of such date).

     "Unrealized Loss" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (a) the Carrying Value of such property as of such date (prior to any adjustment to be made pursuant to Section 5.4(d) as of such date) over (b) the fair market value of such property as of such date (as determined under Section 5.4(d)).

     "Unrecovered Capital" means at any time, with respect to a MLP Common Unit, the Initial Unit Price less the sum of (i) all distributions constituting Capital Surplus theretofore made in respect of an MLP Common Unit sold in the initial offering and sale of MLP Common Units to the public, as described in the Registration Statement and (ii) any distributions of cash (or the Net Agreed Value of any distributions in kind) in connection with the dissolution and liquidation of the Partnership theretofore made in respect of such a MLP Common Unit, adjusted as the General Partner determines to be appropriate to give effect to any distribution, subdivision or combination of such MLP Common Units.

     "U.S. GAAP" means United States Generally Accepted Accounting Principles consistently applied.

     "Voting Power" means the right, if any, of the holder of a Partnership Security to vote on Partnership matters. Each Common Unit shall entitle the holder thereof to one vote. Each additional Partnership Security shall entitle the holder thereof to such vote, if any, as shall be established at the time of issuance of such Partnership Security.

1.2  CONSTRUCTION

     Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to Articles and Sections refer to Articles and Sections of this Agreement; and (c) "include" or "includes" means includes, without limitation, and "including" means including, without limitation.

                                   ARTICLE II

                                  ORGANIZATION

2.1  CONTINUATION

     The General Partner and the Limited Partner hereby continue the Partnership as a limited partnership pursuant to the provisions of the Delaware Act and this Agreement, which is effective as of the date hereof. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties), liabilities and obligations of the Partners and the administration, dissolution and termination of the Partnership shall be governed by the Delaware Act. All Partnership Interests shall constitute personal property of the owner thereof for all purposes and a Partner has no interest in specific Partnership property.

2.2  NAME

     The name of the Partnership shall be "Genesis Crude Oil, L.P." The Partnership's business may be conducted under any other name or names deemed necessary or appropriate by the General Partner in its sole discretion, including the name of the General Partner. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The General Partner in its discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

2.3  REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE; OTHER OFFICES

     Unless and until changed by the General Partner, the registered office of the Partnership in the State of Delaware shall be located at 1209 Orange Street, New Castle County, Wilmington, Delaware 19801, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office shall be CT Corporation System. The principal office of the Partnership shall be located at 500 Dallas, Suite 2500, Houston, Texas 77002 or such other place as the General Partner may from time to time designate by notice to the Limited Partner. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems necessary or appropriate. The address of the General Partner shall be 500 Dallas, Suite 2500, Houston, Texas 77002 or such other place as the General Partner may from time to time designate by notice to the Limited Partner.

2.4  PURPOSE AND BUSINESS

     The purpose and nature of the business to be conducted by the Partnership shall be to (a) acquire, manage and operate the Assets and any similar assets or properties, and to engage directly in, or to enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any type of business or activity associated with, or reasonably related to, the Assets and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, (b) engage directly in, or to enter into or form any corporation, partnership, joint venture, limited liability company or other arrangement to engage indirectly in, any business activity that is approved by the General Partner and which lawfully may be conducted by a limited partnership organized pursuant to the Delaware Act and, in connection therewith, to exercise all of the rights and powers conferred upon the Partnership pursuant to the agreements relating to such business activity, and (c) do anything necessary or appropriate to the foregoing, including the making of capital contributions or loans to a Group Member or the MLP; provided however, in the case of (b) above, that the General Partner reasonably determines, as of the date of the acquisition or commencement of such activity, that such activity (i) generates "qualifying income" (as such term is defined pursuant to Section 7709 of the Code) or (ii) enhances the operations of an activity of the Partnership that generates qualifying income. The General Partner has no obligation or duty to the Partnership, the Partners, or the Assignees to propose or approve, and in their discretion may decline to propose or approve, the conduct by the Partnership of any business.

2.5  POWERS

     The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described in Section
2.4 and for the protection and benefit of the Partnership.

2.6  POWER OF ATTORNEY

     (a) The Limited Partner and each Assignee hereby constitutes and appoints the General Partner and, if a Liquidator shall have been selected pursuant to
Section 12.3, the Liquidator, severally (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

          (i) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (A) all certificates, documents and other instruments (including this Agreement and the Certificate of Limited Partnership and all amendments or restatements hereof or thereof) that the General Partner or the Liquidator deems necessary or appropriate to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all certificates, documents and other instruments that the General Partner or the Liquidator deems necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the General Partner or the Liquidator deems necessary or appropriate to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement;
     (D) all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article IV, X, XI or XII; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class or series of Partnership Securities issued pursuant hereto; and (F) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger or consolidation of the Partnership pursuant to
     Article XIV; and

          (ii) execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments necessary or appropriate, in the discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or is necessary or appropriate, in the discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement; provided, that when required by any provision of this Agreement that establishes a percentage of the Limited Partners or of the Limited Partners of any class or series required to take any action, the General Partner and the Liquidator may exercise the power of attorney made in this Section 2.6(a)(ii) only after the necessary vote, consent or approval of the Limited Partners or of the Limited Partners of such class or series, as applicable.

     Nothing contained in this Section 2.6(a) shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XIII or as may be otherwise expressly provided for in this Agreement.

     (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's Partnership Interest and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner and Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator acting in good faith pursuant to such power of attorney; and each such Limited Partner and Assignee, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator taken in good faith under such power of attorney. Each Limited Partner and Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator deems necessary to effectuate this Agreement and the purposes of the Partnership.

2.7  TERM

     The term of the Partnership shall continue until the close of Partnership business on December 31, 2086 or until the earlier dissolution of the Partnership in accordance with the provisions of Article XII. The existence of the Partnership as a separate legal entity shall continue until the cancellation of the Certificate of Limited Partnership as provided in the Delaware Act.

2.8  TITLE TO PARTNERSHIP ASSETS

     Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner or Assignee, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner, one or more of the General Partner's Affiliates or one or more nominees, as the General Partner may determine. The General Partner hereby declares and warrants that any Partnership assets for which record title is held in the name of the General Partner or one or more of its Affiliates or one or more nominees shall be held by the General Partner or such Affiliate or nominee for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use reasonable efforts to cause record title to such assets (other than those assets in respect of which the General Partner determines that the expense and difficulty of conveyancing makes transfer of record title to the Partnership impracticable) to be vested in the Partnership as soon as reasonably practicable; provided, further, that, prior to the withdrawal or removal of the General Partner or as soon thereafter as practicable, the General Partner shall use reasonable efforts to effect the transfer of record title to the Partnership and, prior to any such transfer, will provide for the use of such assets in a manner satisfactory to the General Partner. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which record title to such Partnership assets is held.

                                  ARTICLE III

                           RIGHTS OF LIMITED PARTNERS

3.1  LIMITATION OF LIABILITY

     The Limited Partners and the Assignees shall have no liability under this Agreement except as expressly provided in this Agreement or the Delaware Act.

3.2  MANAGEMENT OF BUSINESS

     No Limited Partner or Assignee, in its capacity as such, shall participate in the operation, management or control (within the meaning of the Delaware Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. Any action taken by any Affiliate of the General Partner or any officer, director, employee, member, general partner, agent or trustee of the General Partner or any of its Affiliates, or any officer, director, employee, member, general partner, agent or trustee of a Group Member, in its capacity as such, shall not be deemed to be participation in the control of the business of the Partnership by a limited partner of the Partnership (within the meaning of Section 17-303(a) of the Delaware Act) and shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

3.3  OUTSIDE ACTIVITIES OF LIMITED PARTNERS

     Subject to the provisions of Section 7.5, which shall continue to be applicable to the Persons referred to therein, regardless of whether such Persons shall also be Limited Partners or Assignees, any Limited Partner or Assignee shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities in direct competition with the Partnership Group. Neither the Partnership nor any of the other Partners or Assignees shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee.

3.4  RIGHTS OF LIMITED PARTNERS

     (a) In addition to other rights provided by this Agreement or by applicable law, and except as limited by Section 3.4(b), each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon reasonable written demand and at such Limited Partner's own expense:

          (i) to obtain true and full information regarding the status of the business and financial condition of the Partnership;

          (ii) promptly after becoming available, to obtain a copy of the Partnership's federal, state and local tax returns for each year;

          (iii) to have furnished to him a current list of the name and last known business, residence or mailing address of each Partner;

          (iv) to have furnished to him a copy of this Agreement and the Certificate of Limited Partnership and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Limited Partnership and all amendments thereto have been executed;

          (v) to obtain true and full information regarding the amount of cash and a description and statement of the Net Agreed Value of any other Capital Contribution by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner; and

          (vi) to obtain such other information regarding the affairs of the Partnership as is just and reasonable.

     (b) The General Partner may keep confidential from the Limited Partners and Assignees, for such period of time as the General Partner deems reasonable, (i) any information that the General Partner reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the General Partner in good faith believes (A) is not in the best interests of Genesis MLP or the Partnership Group, (B) could damage Genesis MLP or the Partnership Group or (C) that any Group Member is required by law or by agreement with any third party to keep confidential (other than agreements with Affiliates of the Partnership the primary purpose of which is to circumvent the obligations set forth in this Section 3.4).

                                   ARTICLE IV

                       TRANSFER OF PARTNERSHIP INTERESTS;
                      REDEMPTION OF PARTNERSHIP INTERESTS

4.1  TRANSFER GENERALLY

     (a) The term "transfer," when used in this Agreement with respect to a Partnership Interest, shall be deemed to refer to a transaction by which a General Partner assigns its General Partner Interest to another Person who becomes a General Partner (or an Assignee) or by which the holder of a Limited Partner Interest assigns such Limited Partner Interest to another Person who becomes a Limited Partner (or an Assignee), and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

     (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IV. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IV shall be null and void.

     (c) Nothing contained in this Agreement shall be construed to prevent a disposition by any member of a General Partner of any or all of the issued and outstanding membership interests of such General Partner.

4.2  TRANSFER OF GENERAL PARTNER'S PARTNERSHIP INTEREST

     If the General Partner transfers its interest as a general partner of the MLP to any Person in accordance with the provisions of the MLP Agreement, such General Partner shall contemporaneously therewith transfer all, but not less than all, of its General Partner Interest herein to such Person, and the Limited Partners and Assignees, if any, hereby expressly consent to such transfer. Except as set forth in the immediately preceding sentence and in Section 5.2, a General Partner may not transfer all or any part of its Partnership Interest as a General Partner.

4.3  TRANSFER OF A LIMITED PARTNER'S PARTNERSHIP INTEREST

     A Limited Partner may transfer all, but not less than all, of its Partnership Interest as a Limited Partner in connection with the merger, consolidation or other combination of such Limited Partner with or into any other Person or the transfer by such Limited Partner of all or substantially all of its assets to another Person, and following any such transfer such Person may become a Substituted Limited Partner pursuant to Article X. Except as set forth in the immediately preceding sentence, or in connection with any pledge of (or any related foreclosure on) a Partnership Interest as a Limited Partner solely for the purpose of securing, directly or indirectly, indebtedness of the Partnership or Genesis MLP, and except for the transfers contemplated by Section 10.3, a Limited Partner may not transfer all or any part of its Partnership Interest or withdraw from the Partnership.

4.4  RESTRICTIONS ON TRANSFERS

     (a) Notwithstanding the other provisions of this Article IV, no transfer of any Partnership Interest shall be made if such transfer would (i) violate the then applicable federal or state securities laws or rules and regulations of the Commission, any state securities commission or any other governmental authorities with jurisdiction over such transfer, (ii) terminate the existence or qualification of the Partnership or Genesis MLP under the laws of the jurisdiction of its formation, or (iii) cause the Partnership or Genesis MLP to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not already so treated or taxed).

     (b) The General Partner may impose restrictions on the transfer of Partnership Interests if a subsequent Opinion of Counsel determines that such restrictions are necessary to avoid a significant risk of the Partnership or Genesis MLP becoming taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes. The restrictions may be imposed by making such amendments to this Agreement as the General Partner may determine to be necessary or appropriate to impose such restrictions.

                                   ARTICLE V

                           CAPITAL CONTRIBUTIONS AND
                       ISSUANCE OF PARTNERSHIP INTERESTS

5.1  PREVIOUS CAPITAL CONTRIBUTIONS

     The Partners (or their predecessors) have heretofore made Capital Contributions to the Partnership as provided in the previous versions of the partnership agreement superseded by this Agreement.

5.2  ADDITIONAL CONTRIBUTIONS BY GENERAL PARTNER

     (a) In the event that any Capital Contribution is made to the Partnership subsequent to the date hereof, the General Partner shall make an additional Capital Contribution to the Partnership in the amount necessary to maintain an overall two percent interest in all Partnership distributions, taking into account for this purpose the General Partner's General Partner Interest and any indirect interest in Partnership distributions held by the General Partner as a consequence of its MLP General Partner Interest.

     (b) Except as set forth in Section 5.2(a) and Article XII, the General Partner shall not be obligated to make any additional Capital Contribution to the Partnership.

5.3  INTEREST AND WITHDRAWAL

     No interest shall be paid by the Partnership on Capital Contributions. No Partner or Assignee shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon termination of the Partnership may be considered as such by law and then only to the extent provided for in this Agreement. Except to the extent expressly provided in this Agreement, no Partner or Assignee shall have priority over any other Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions. Any such return shall be a compromise to which all Partners and Assignees agree within the meaning of
Section 17-502(b) of the Delaware Act.

5.4  CAPITAL ACCOUNTS

     (a) The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with
Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this Agreement and (ii) all items of Partnership income and gain (including, without limitation, income and gain exempt from tax) computed in accordance with Section 5.4(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 5.4(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1.

     (b) For purposes of computing the amount of any item of income, gain, loss or deduction which is to be allocated pursuant to Article VI and is to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose), provided, that:

          (i) All fees and other expenses incurred by the Partnership to promote the sale of (or to sell) a Partnership Interest that can neither be deducted nor amortized under Section 709 of the Code, if any, shall, for purposes of Capital Account maintenance, be treated as an item of deduction at the time such fees and other expenses are incurred and shall be allocated among the Partners pursuant to Section 6.1.

          (ii) Except as otherwise provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership and, as to those items described in Section 705(a)(1)(B) or 705(a)(2)(B) of the Code, without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment in the Capital Accounts shall be treated as an item of gain or loss.

          (iii) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

          (iv) In accordance with the requirements of Section 704(b) of the Code, any deductions for depreciation, cost recovery or amortization attributable to any Contributed Property shall be determined as if the adjusted basis of such property on the date it was acquired by the Partnership were equal to the Agreed Value of such property. Upon an adjustment pursuant to Section 5.4(d) to the Carrying Value of any Partnership property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such property shall be determined (A) as if the adjusted basis of such property were equal to the Carrying Value of such property immediately following such adjustment and (B) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as is applied for federal income tax purposes; provided, however, that, if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the General Partner may adopt.

          (v) If the Partnership's adjusted basis in a depreciable or cost recovery property is reduced for federal income tax purposes pursuant to
     Section 48(q)(1) or 48(q)(3) of the Code, the amount of such reduction shall, solely for purposes hereof, be deemed to be an additional depreciation or cost recovery deduction in the year such property is placed in service and shall be allocated among the Partners pursuant to Section
     6.1. Any restoration of such basis pursuant to Section 48(q)(2) of the Code shall, to the extent possible, be allocated in the same manner to the Partners to whom such deemed deduction was allocated.

     (c) A transferee of a Partnership Interest shall succeed to a pro rata portion of the Capital Account of the transferor relating to the Partnership Interest so transferred.

          (d)(i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or Contributed Property, the conversion of the General Partner's Partnership Interest to MLP Common Units pursuant to Section 11.3(b) of the Genesis MLP Partnership Agreement, or the conversion of the General Partner's right to Incentive Compensation Payments pursuant to Section 7.13, the Capital Account of all Partners and the Carrying Value of each Partnership property immediately prior to such issuance or conversion shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property immediately prior to such issuance and had been allocated to the Partners at such time pursuant to Section 6.1(c) in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss, the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests shall be determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that the General Partner, in arriving at such valuation, must take fully into account the fair market value of the Partnership Interests of all Partners at such time. The General Partner shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its discretion to be reasonable) to arrive at a fair market value for individual properties.

          (ii) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to any actual or deemed distribution to a Partner of any Partnership property (other than a distribution of cash that is not in redemption or retirement of a Partnership Interest), the Capital Accounts of all Partners and the Carrying Value of all Partnership property shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as if such Unrealized Gain or Unrealized Loss had been recognized in a sale of such property immediately prior to such distribution for an amount equal to its fair market value, and had been allocated to the Partners, at such time, pursuant to Section 6.1(c) in the same manner as any item of gain or loss actually recognized during such period would have been allocated. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Partnership assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall (A) in the case of an actual distribution which is not made pursuant to Section 12.4 or in the case of a deemed contribution and/or distribution occurring as a result of a termination of the Partnership pursuant to Section 708 of the Code, be determined and allocated in the same manner as that provided in Section 5.4(d)(i) or (B) in the case of a liquidating distribution pursuant to
     Section 12.4, be determined and allocated by the Liquidator using such reasonable method of valuation as it may adopt.

5.5  ISSUANCES OF ADDITIONAL PARTNERSHIP SECURITIES

     (a) Subject to this Section 5.5, the Partnership may issue additional Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities for any Partnership purpose at any time and from time to time to such Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners.

     (b) Each additional Partnership Security authorized to be issued by the Partnership pursuant to Section 5.5(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Securities), as shall be fixed by the General Partner in the exercise of its sole discretion, including (i) the right to share Partnership profits and losses or items thereof; (ii) the right to share in Partnership distributions; (iii) the rights upon dissolution and liquidation of the Partnership; (iv) whether, and the terms and conditions upon which, the Partnership may redeem such Partnership Security; (v) whether such Partnership Security is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which such Partnership Security will be issued, evidenced by Certificates and assigned or transferred; and (vii) the right, if any, of such Partnership Security to vote on Partnership matters, including matters relating to the relative rights, preferences and privileges of such Partnership Security.

     (c) The General Partner is hereby authorized and directed to take all actions that it deems necessary or appropriate in connection with (i) each issuance of Partnership Securities pursuant to this Section 5.5, (ii) the admission of Additional Limited Partners and (iii) all additional issuances of Partnership Securities. The General Partner is further authorized and directed to specify the relative rights, powers and duties of the holders of Partnership Securities being so issued. The General Partner shall do all things necessary to comply with the Delaware Act and is authorized and directed to do all things it deems to be necessary or advisable in connection with any future issuance of Partnership Securities pursuant to the terms of this Agreement, including compliance with any statute, rule, regulation or guideline of any federal, state or other governmental agency.

5.6  LIMITED PREEMPTIVE RIGHT

     Except as provided in this Section 5.6 and in Section 5.5, no Person shall have any preemptive, preferential or other similar right with respect to (a) additional Capital Contributions; (b) the issuance of any class or series of Partnership Interests, whether unissued, held in the treasury or hereafter created; (c) issuance of any obligations, evidences of indebtedness or other securities of the Partnership convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase or subscribe to, any such Partnership Interests; (d) issuance of any right of subscription to or right to receive, or any warrant or option for the purchase of, any such Partnership Interests; or (e) issuance or sale of any other securities that may be issued or sold by the Partnership.

5.7  FULLY PAID AND NON-ASSESSABLE NATURE OF LIMITED PARTNER INTERESTS

     All Partnership Interests issued to Limited Partners pursuant to, and in accordance with the requirements of, this Article V shall be fully paid and non-assessable Partnership Interests in the Partnership, except as such non-assessability may be affected by Section 17-607 of the Delaware Act.

                                   ARTICLE VI

                         ALLOCATIONS AND DISTRIBUTIONS

6.1  ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES

     For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Section 5.4(b)) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

     (a) NET INCOME. After giving effect to the special allocations set forth in
Section 6.1(d), Net Income for each taxable year and all items of income, gain, loss and deduction taken into account in computing Net Income for such taxable year shall be allocated among the Partners as follows:

          (i) First, 100% to the General Partner until the aggregate Net Income allocated to the General Partner pursuant to this Section 6.1(a)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Loss allocated to the General Partner pursuant to Section 6.1(b)(ii) for all previous taxable years;

          (ii) Second, 100% to the Partners in accordance with their respective Percentage Interests, until the aggregate Net Income allocated to the Partners pursuant to this Section 6.1(a)(ii) for the current taxable year and all previous taxable years is equal to the aggregate Net Loss allocated to the Partners pursuant to Section 6.1(b)(ii) for all previous taxable years; and

          (iii) Third, the balance, if any, 100% to the Partners in accordance with their respective Percentage Interests.

     (b) NET LOSS. After giving effect to the special allocations set forth in
Section 6.1(d), Net Loss for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Loss for such taxable period shall be allocated among the Partners as follows:

          (i) First, 100% to the Partners in accordance with their respective Percentage Interests, until the aggregate Net Loss allocated pursuant to this Section 6.1(b)(i) for the current taxable year and all previous taxable years is equal to the aggregate Net Income allocated to the Partners pursuant to Section 6.1(a)(iii) for all previous taxable years; provided, however, that Net Loss shall not be allocated to a Limited Partner pursuant to this Section 6.1(b)(i) to the extent that such allocation would cause a Limited Partner to have a deficit balance in its Adjusted Capital Account at the end of such taxable year (or increase any existing deficit balance in such Limited Partner's Adjusted Capital Account);

          (ii) Second, the balance, if any, 100% to the General Partner.

     (c) NET TERMINATION GAIN AND LOSS. After giving effect to the special allocations set forth in Section 6.1(d), all items of income, gain, loss and deduction taken into account in computing Net Termination Gain or Net Termination Loss for such taxable period shall be allocated in the same manner as such Net Termination Gain or Net Termination Loss is allocated hereunder. All allocations under this Section 6.1(c) shall be made after Capital Account balances have been adjusted by all other allocations provided under this Section
6.1 and after all distributions of Available Cash provided under Sections 6.4 and 6.5 have been made with respect to the taxable period ending on or before the Liquidation Date; provided, however, that solely for purposes of this
Section 6.1(c), Capital Accounts shall not be adjusted for distributions made pursuant to Section 12.4.

          (i) If a Net Termination Gain is recognized (or deemed recognized pursuant to Section 5.4(d)), such Net Termination Gain shall be allocated among the Partners in the following manner (and the Capital Accounts of the Partners shall be increased by the amount so allocated in each of the following subclauses, in the order listed, before an allocation is made pursuant to the next succeeding subclause):

             (A) First, to each Partner having a deficit balance in its Capital Account, in the proportion that such deficit bears to the total deficit balances in the Capital Accounts of all Partners, until each Partner has been allocated Net Termination Gain equal to any such deficit balance in its Capital Account; and

             (B) Second, the balance, if any, 100% to the Partners in accordance with their respective Percentage Interests.

          (ii) If a Net Termination Loss is recognized (or deemed recognized pursuant to Section 5.4(d)), such Net Termination Loss shall be allocated to the Partners in the following manner:

             (A) First, to the Partners in proportion to, and to the extent of, the positive balances in their respective Capital Accounts; and

             (B) Second, the balance, if any, 100% to the General Partner.

     (d) SPECIAL ALLOCATIONS. Notwithstanding any other provision of this
Section 6.1, the following special allocations shall be made for such taxable period:

          (i) Partnership Minimum Gain Chargeback. Notwithstanding any other provision of this Section 6.1, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable period, each Partner shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(f)(6), 1.704-2(g)(2) and 1.704-2(j)(2)(i), or any successor provision. For purposes of this Section 6.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d) with respect to such taxable period (other than an allocation pursuant to Sections 6.1(d)(v) and 6.1(d)(vi)). This Section 6.1(d)(i) is intended to comply with the Partnership Minimum Gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

          (ii) Chargeback of Partner Nonrecourse Debt Minimum
     Gain. Notwithstanding the other provisions of this Section 6.1 (other than Section 6.1(d)(i)), except as provided in Treasury Regulation Section 1.704-2(i)(4), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any Partnership taxable period, any Partner with a share of Partner Nonrecourse Debt Minimum Gain at the beginning of such taxable period shall be allocated items of Partnership income and gain for such period (and, if necessary, subsequent periods) in the manner and amounts provided in Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2)(ii), or any successor provisions. For purposes of this
     Section 6.1(d), each Partner's Adjusted Capital Account balance shall be determined, and the allocation of income or gain required hereunder shall be effected, prior to the application of any other allocations pursuant to this Section 6.1(d), other than Section 6.1(d)(i) and other than an allocation pursuant to Sections 6.1(d)(v) and 6.1(d)(vi), with respect to such taxable period. This Section 6.1(d)(ii) is intended to comply with the chargeback of items of income and gain requirement in Treasury Regulation
     Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

          (iii) Qualified Income Offset. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Section 6.1(d)(i) or 6.1(d)(ii).

          (iv) Gross Income Allocations. In the event any Partner has a deficit balance in its Capital Account at the end of any Partnership taxable period in excess of the sum of (A) the amount such Partner is required to restore pursuant to the provisions of this Agreement and (B) the amount such Partner is deemed obligated to restore pursuant to Treasury Regulation Sections 1.704-2(g) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership gross income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this

     Section 6.1(d)(iv) shall be made only if and to the extent that such Partner would have a deficit balance in its Capital Account as adjusted after all other allocations provided for in this Section 6.1 have been tentatively made as if this Section 6.1(d)(iv) were not in this Agreement.

          (v) Nonrecourse Deductions. Nonrecourse Deductions for any taxable period shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Treasury Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the other Partners, to revise the prescribed ratio to the numerically closest ratio that does satisfy such requirements.

          (vi) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any taxable period shall be allocated 100% to the Partner that bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i). If more than one Partner bears the Economic Risk of Loss with respect to a Partner Nonrecourse Debt, such Partner Nonrecourse Deductions attributable thereto shall be allocated between or among such Partners in accordance with the ratios in which they share such Economic Risk of Loss.

          (vii) Nonrecourse Liabilities. For purposes of Treasury Regulation
     Section 1.752-3(a)(3), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (A) the amount of Partnership Minimum Gain and (B) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective Percentage Interests.

          (viii) Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(c) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

          (ix) Curative Allocation. (A) Notwithstanding any other provision of this Section 6.1, other than the Required Allocations, the Required Allocations shall be taken into account in making the Agreed Allocations so that, to the extent possible, the net amount of items of income, gain, loss and deduction allocated to each Partner pursuant to the Required Allocations and the Agreed Allocations, together, shall be equal to the net amount of such items that would have been allocated to each such Partner under the Agreed Allocations had the Required Allocations and the related Curative Allocation not otherwise been provided in this Section 6.1. Notwithstanding the preceding sentence, Required Allocations relating to
     (1) Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partnership Minimum Gain and (2) Partner Nonrecourse Deductions shall not be taken into account except to the extent that there has been a decrease in Partner Nonrecourse Debt Minimum Gain. Allocations pursuant to this Section 6.1(d)(ix)(A) shall only be made with respect to Required Allocations to the extent the General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic agreement among the Partners. Further, allocations pursuant to this Section 6.1(d)(ix)(A) shall be deferred with respect to allocations pursuant to clauses (1) and (2) hereof to the extent the General Partner reasonably determines that such allocations are likely to be offset by subsequent Required Allocations.

          (B) The General Partner shall have reasonable discretion, with respect to each taxable period, to (1) apply the provisions of Section 6.1(d)(ix)(A) in whatever order is most likely to minimize the economic distortions that might otherwise result from the Required Allocations, and
     (2) divide all
     allocations pursuant to Section 6.1(d)(ix)(A) among the Partners in a manner that is likely to minimize such economic distortions.

6.2  ALLOCATIONS FOR TAX PURPOSES

     (a) Except as otherwise provided herein, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1.

     (b) In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, depreciation, amortization and cost recovery deductions shall be allocated for federal income tax purposes among the Partners as follows:

          (i)(A) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Partners in the manner provided under
     Section 704(c) of the Code that takes into account the variation between the Agreed Value of such property and its adjusted basis at the time of contribution; and (B) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1.

          (ii)(A) In the case of an Adjusted Property, such items shall (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Section 5.4(d)(i) or 5.4(d)(ii), and (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 6.2(b)(i)(A); and (B) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1.

          (iii) The General Partner shall apply the principles of Treasury Regulation Section 1.704-3(d) to eliminate Book-Tax Disparities.

     (c) For the proper administration of the Partnership and for the preservation of uniformity of Partnership Interests (or any class or classes thereof), the General Partner shall have sole discretion to (i) adopt such conventions as it deems appropriate in determining the amount of depreciation, amortization and cost recovery deductions; (ii) make special allocations for federal income tax purposes of income (including, without limitation, gross income) or deductions; and (iii) amend the provisions of this Agreement as appropriate (x) to reflect the proposal or promulgation of Treasury regulations under Section 704(b) or 704(c) of the Code or (y) otherwise to preserve or achieve uniformity of Units or other limited partner interests of Genesis MLP (or any class or classes thereof). The General Partner may adopt such conventions, make such allocations and make such amendments to this Agreement as provided in this Section 6.2(c) only if such conventions, allocations or amendments would not have a material adverse effect on the Partners, the holders of any class or classes of Units or other limited partner interests of Genesis MLP issued and outstanding or the Partnership, and if such allocations are consistent with the principles of Section 704 of the Code.

     (d) The General Partner in its discretion may determine to depreciate or amortize the portion of an adjustment under Section 743(b) of the Code attributable to unrealized appreciation in any Adjusted Property (to the extent of the unamortized Book-Tax Disparity) using a predetermined rate derived from the depreciation or amortization method and useful life applied to the Partnership's common basis of such property, despite any inconsistency of such approach with Proposed Treasury Regulation Section 1.168-2(n), Treasury Regulation Section 1.167(c)-l(a)(6) or the legislative history of Section 197 of the Code. If the General Partner determines that such reporting position cannot reasonably be taken, the General Partner may adopt depreciation and amortization conventions under which all purchasers acquiring limited partnership interests of Genesis MLP in the same month would receive depreciation and amortization deductions, based upon the same applicable rate as if they had purchased a direct interest in the Partnership's property. If the General Partner chooses not to utilize such aggregate method, the General Partner may use any other reasonable depreciation and amortization conventions to preserve the uniformity of the intrinsic tax characteristics of any limited partnership interests of Genesis MLP that would not have a material adverse effect on the Partners or the holders of any class or classes of limited partnership interests of Genesis MLP.

     (e) Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall, to the extent possible, after taking into account other required allocations of gain pursuant to this Section 6.2, be characterized as Recapture Income in the same proportions and to the same extent as such Partners (or their predecessors in interest) have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

     (f) All items of income, gain, loss, deduction and credit recognized by the Partnership for federal income tax purposes and allocated to the Partners in accordance with the provisions hereof shall be determined without regard to any election under Section 754 of the Code which may be made by the Partnership; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 and 743 of the Code.

     (g) The General Partner may adopt such methods of allocation of income, gain, loss or deduction between a transferor and a transferee of a Partnership Interest as it determines necessary, to the extent permitted or required by
Section 706 of the Code and the regulations or rulings promulgated thereunder.

     (h) Allocations that would otherwise be made to a Partner under the provisions of this Article VI shall instead be made to the beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with
Section 6031(c) of the Code or any other method acceptable to the General Partner in its sole discretion.

6.3 REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS; DISTRIBUTIONS TO RECORD HOLDERS

     (a) Within 45 days following the end of each Quarter, an amount equal to 100% of Available Cash with respect to such Quarter shall, subject to Section 17-607 of the Delaware Act, be distributed in accordance with this Article VI by the Partnership to the Partners in accordance with their respective Percentage Interests. All amounts of Available Cash distributed by the Partnership on any date from any source shall be deemed to be Operating Surplus until the sum of all amounts of Available Cash theretofore distributed by the Partnership to the Partners pursuant to Section 6.4 equals the Operating Surplus from the Closing Date through the close of the immediately preceding Quarter. Any remaining amounts of Available Cash distributed by the Partnership on such date shall, except as otherwise provided in Section 6.5, be deemed to be "Capital Surplus." All distributions required to be made under this Agreement shall be made subject to Section 17-607 of the Delaware Act.

     (b) In the event of the dissolution and liquidation of the Partnership, all receipts received during or after the Quarter in which the Liquidation Date occurs, other than from borrowings described in (a)(ii) of the definition of Available Cash, shall be applied and distributed solely in accordance with, and subject to the terms and conditions of, Section 12.4.

     (c) The General Partner shall have the discretion to treat taxes paid by the Partnership on behalf of, or amounts withheld with respect to, all or less than all of the Partners, as a distribution of Available Cash to such Partners.

6.4  DISTRIBUTIONS OF AVAILABLE CASH FROM OPERATING SURPLUS

     Available Cash that is deemed to be Operating Surplus pursuant to the provisions of Section 6.3 or 6.5, subject to Section 17-607 of the Delaware Act, shall be distributed as follows, except as otherwise required by Section 5.5(b) (in respect of additional Partnership Securities issued pursuant thereto) or permitted by Section 6.8:

          (a) First, 100% to all Partners, in accordance with their relative Percentage Interests, until there has been distributed to the Partners an amount equal to the Minimum Quarterly Distribution for such Quarter; and

          (b) Thereafter, 100% to all Partners, in accordance with their respective Percentage Interests;

provided, however, if the Minimum Quarterly Distribution, the First Target Distribution, the Second Target Distribution and the Third Target Distribution have been reduced to zero pursuant to the second sentence of Section 6.6(a), the distribution of Available Cash that is deemed to be Operating Surplus with respect to any Quarter will be made solely in accordance with Section 6.5(b)(ii).

6.5  DISTRIBUTIONS OF AVAILABLE CASH FROM CAPITAL SURPLUS

     Available Cash with respect to any Quarter that is deemed to be Capital Surplus pursuant to the provisions of Section 6.3 shall, subject to Section 17-607 of the Delaware Act, be distributed as follows, unless the provisions of
Section 6.3 require otherwise:

          (i) First, 100% to all Partners, in accordance with their respective Percentage Interests, until there has been distributed to the Partners an amount such that, after giving effect to the distribution of such amount by Genesis MLP, a hypothetical holder of a MLP Common Unit acquired on the Closing Date has received with respect to such MLP Common Unit, during the period since the Closing Date through such date, distributions of Available Cash that are deemed to be Capital Surplus in an aggregate amount equal to the Initial Unit Price;

          (ii) Thereafter, all Available Cash that is deemed to be Capital Surplus pursuant to the provisions of Section 6.3 shall be distributed as if it were Operating Surplus and shall be distributed in accordance with
     Section 6.4.

6.6  ADJUSTMENT OF MINIMUM QUARTERLY DISTRIBUTION AND TARGET DISTRIBUTION LEVELS

     (a) The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution shall be proportionately adjusted in the event of any distribution, combination or subdivision (whether effected by a distribution payable in Units or otherwise) of Units or other Partnership Securities in accordance with Section 5.5. In the event of a distribution of Available Cash that is deemed to be from Capital Surplus, the then applicable Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution shall be adjusted proportionately downward to equal the product obtained by multiplying the otherwise applicable Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution, as the case may be, by a fraction of which the numerator is the Unrecovered Capital of the MLP Common Units immediately after giving effect to such distribution and of which the denominator is the Unrecovered Capital of the MLP Common Units immediately prior to giving effect to such distribution.

     (b) The Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution shall also be subject to adjustment pursuant to Section 6.7.

6.7  ENTITY-LEVEL TAXATION

     If legislation is enacted or the interpretation of existing language is modified by the relevant governmental authority which causes the Partnership to be treated as an association taxable as a corporation or otherwise subjects the Partnership to entity-level taxation for federal income tax purposes, the then applicable Minimum Quarterly Distribution, First Target Distribution, Second Target Distribution and Third Target Distribution shall be adjusted to equal the product obtained by multiplying (a) the amount thereof by (b) one minus the sum of (i) the highest marginal federal corporate (or other entity, as applicable) income tax rate of the Partnership for the taxable year of the Partnership in which such

Quarter occurs (expressed as a percentage) plus (ii) the effective overall state and local income tax rate (expressed as a percentage) applicable to the Partnership for the calendar year next preceding the calendar year in which such Quarter occurs (after taking into account the benefit of any deduction allowable for federal income tax purposes with respect to the payment of state and local income taxes), but only to the extent of the increase in such rates resulting from such legislation or interpretation. Such effective overall state and local income tax rate shall be determined for the taxable year next preceding the first taxable year during which the Partnership is taxable for federal income tax purposes as an association taxable as a corporation or is otherwise subject to entity-level taxation by determining such rate as if the Partnership had been subject to such state and local taxes during such preceding taxable year.

6.8  CHARACTERIZATION OF DISTRIBUTIONS AS ADVANCES OR DRAWINGS

     Any distribution made to a Partner pursuant to Section 6.4, Section 6.5 or
Section 12.4 of this Agreement shall be treated as an advance or drawing against such Partner's share of Partnership income under Treasury Regulation Section 1.731-1(a)(1)(ii). Any other distribution made to a Partner pursuant to the terms of this Agreement shall not be treated as an advance or drawing against such Partner's share of Partnership income under Treasury Regulation Section 1.731-1(a)(1)(ii).

                                  ARTICLE VII

                      MANAGEMENT AND OPERATION OF BUSINESS

7.1  MANAGEMENT

     (a) The General Partner shall conduct, direct and manage all activities of the Partnership. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership shall be exclusively vested in the General Partner, and no Limited Partner or Assignee shall have any management power over the business and affairs of the Partnership. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3, shall have full power and authority to do all things and on such terms as they, in their sole discretion, may deem necessary or appropriate to conduct the business of the Partnership, to exercise all powers set forth in Section 2.5 and to effectuate the purposes set forth in
Section 2.4, including the following:

          (i) the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including indebtedness that is convertible into a Partnership Interest, and the incurring of any other obligations;

          (ii) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

          (iii) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership or the merger or other combination of the Partnership with or into another Person (the matters described in this clause (iii) being subject, however, to any prior approval that may be required by Section 7.3);

          (iv) the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Partnership Group, subject to Section 7.6, the lending of funds to other Persons (including Genesis MLP and any member of the Partnership Group), the repayment of obligations of Genesis MLP or any member of the Partnership Group and the making of capital contributions to any member of the Partnership Group;

          (v) the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Partnership under contractual arrangements to all or particular assets of the Partnership, with the other party to the contract to have no recourse against the General Partner or its assets other than its interest in the Partnership, even if same results in the terms of the transaction being less favorable to the Partnership than would otherwise be the case);

          (vi) the distribution of Partnership cash;

          (vii) the selection and dismissal of employees (including employees having titles such as "president," "vice president," "secretary" and "treasurer") and agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment or hiring;

          (viii) the maintenance of such insurance for the benefit of the Partnership Group and the Partners as it deems necessary or appropriate;

          (ix) the formation of, or acquisition of an interest in, and the contribution of property and the making of loans to, any further limited or general partnerships, joint ventures, corporations or other relationships subject to the restrictions set forth in Section 2.4;

          (x) the control of any matters affecting the rights and obligations of the Partnership, including the bringing and defending of actions at law or in equity and otherwise engaging in the conduct of litigation and the incurring of legal expense and the settlement of claims and litigation;

          (xi) the indemnification of any Person against liabilities and contingencies to the extent permitted by law; and

          (xii) the purchase, sale or other acquisition or disposition of Partnership Securities, or, unless restricted or prohibited by Section 5.5, the issuance of additional Partnership Securities and options, rights, warrants and appreciation rights relating to Partnership Securities.

     (b) Notwithstanding any other provision of this Agreement, the MLP Agreement, the Delaware Act or any applicable law, rule or regulation, each of the Partners and Assignees and each other Person who may acquire an interest in the Partnership hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of this Agreement, the MLP Agreement, the other agreements and documents filed as exhibits to the Registration Statement and the other agreements described in the Registration Statement; (ii) agrees that the General Partner (on its own or through any officer of the Partnership) is authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Partnership without any further act, approval or vote of the Partners or the Assignees or the other Persons who may acquire an interest in the Partnership; and (iii) agrees that the execution, delivery or performance by the General Partner, Genesis MLP, any Group Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement (including the exercise by the General Partner or any Affiliate of the General Partner of the rights accorded pursuant to Article
XV), shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement (or any other agreements) or of any duty stated or implied by law or equity.

7.2  CERTIFICATE OF LIMITED PARTNERSHIP

     The General Partner has caused the Amended and Restated Certificate of Limited Partnership to be filed with the Secretary of State of the State of Delaware as required by the Delaware Act and shall use all reasonable efforts to cause to be filed such other certificates or documents as may be determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware or any other state in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner in its sole discretion to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all things to maintain the Partnership as a limited partnership (or a partnership or other entity in which the limited partners have limited liability) under the laws of the State of Delaware or of any other state in which the Partnership may elect to do business or own property. Subject to the terms of Section 3.4(a), the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership, any qualification document or any amendment thereto to any Limited Partner or Assignee.

7.3  RESTRICTIONS ON THE GENERAL PARTNER'S AUTHORITY

     (a) The General Partner may not, without written approval of the specific act by the Limited Partners or by other written instrument executed and delivered by the Limited Partners subsequent to the date of this Agreement, take any action in contravention of this Agreement, including, except as otherwise provided in this Agreement, (i) committing any act that would make it impossible to carry on the ordinary business of the Partnership; (ii) possessing Partnership property, or assigning any rights in specific Partnership property, for other than a Partnership purpose; (iii) admitting a Person as a Partner;
(iv) amending this Agreement in any manner; or (v) transferring its General Partner Interest.

     (b) Except as provided in Articles XII and XIV, the General Partner may not sell, exchange or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination) or approve on behalf of the Partnership the sale, exchange or other disposition of all or substantially all of the assets of the Partnership, without the approval of the Limited Partners; provided, however, that this provision shall not preclude or limit the General Partner's ability to mortgage, pledge, hypothecate or grant a security interest in all or substantially all of the assets of the Partnership and shall not apply to any forced sale of any or all of the assets of the Partnership pursuant to the foreclosure of, or other realization upon, any such encumbrance.

7.4  REIMBURSEMENT OF THE GENERAL PARTNER

     (a) Except as provided in this Section 7.4 and elsewhere in this Agreement or the Genesis MLP Partnership Agreement, the General Partner shall not be compensated for its services as General Partner, general partner of Genesis MLP or as general partner of any Group Member.

     (b) The General Partner shall be reimbursed on a monthly basis, or such other reasonable basis as the General Partner may determine in its sole discretion, for (i) all direct and indirect expenses they incur or payments they make on behalf of the Partnership (including salary, bonus, incentive compensation and other amounts paid to any Person, including Affiliates of the General Partner, to perform services for the Partnership or for the General Partner in the discharge of its duties to the Partnership), and (ii) all other necessary or appropriate expenses allocable to the Partnership or otherwise reasonably incurred by the General Partner in connection with operating the Partnership's business (including expenses allocated to the General Partner by its Affiliates). The General Partner shall determine the expenses that are allocable to the Partnership in any reasonable manner determined by the General Partner in its sole discretion. Reimbursements pursuant to this Section 7.4 shall be in addition to any reimbursement to the General Partner as a result of indemnification pursuant to Section 7.7.

     (c) Expenses incurred by the General Partner in connection with any employee benefit plans, employee programs and employee practices (including the net cost to the General Partner or such Affiliate of MLP Units or other MLP Partnership Securities purchased by the General Partner or such Affiliate from the Partnership to fulfill options or awards under such plans, programs and practices) shall be reimbursed in accordance with Section 7.4(b). Any and all obligations of the General Partner under any employee benefit plans, employee programs or employee practices adopted by the General Partner as permitted by this Section 7.4(c) shall constitute obligations of the General Partner hereunder and shall be assumed by any successor General Partner approved pursuant to Section 11.1 or
11.2 or the transferee of or successor to all of the General Partner's General Partner Interest pursuant to Section 4.2.

7.5  OUTSIDE ACTIVITIES

     (a) After the Closing Date, the General Partner, for so long as it is the General Partner of the Partnership, (i) agrees that its sole business will be to act as the General Partner of the Partnership, Genesis MLP and any other partnership of which the Partnership or Genesis MLP is, directly or indirectly, a partner and to undertake activities that are ancillary or related thereto (including being a limited partner in the Genesis Partnership) and (ii) shall not, directly or indirectly, engage in any business or activity or incur any debts or liabilities except in connection with or incidental to (A) its performance as general partner of the Partnership, Genesis MLP or one or more Group Members or as described in or contemplated by the Registration Statement or (B) the acquiring, owning or disposing of debt or equity securities in any Group Member.

     (b) Salomon, Basis Petroleum, Inc. and Howell continue to be parties to the Non-Competition Agreement, which agreement sets forth certain restrictions on their ability to engage in the business of (i) crude oil gathering at the wellhead in the states of Alabama, Florida, Kansas, Louisiana, Mississippi, New Mexico, Oklahoma or Texas, or any states contiguous to such states, and (ii) transporting for third parties crude oil by pipeline along the routes of the Partnership's crude oil pipelines owned as of the Closing Date. That agreement remains in effect in accordance with its terms.

     (c) Except as specifically restricted by Section 7.5(a) and the Non-Competition Agreement, each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by Genesis MLP or any Group Member, independently or with others, including business interests and activities in direct competition with the business and activities of Genesis MLP or any Group Member, and none of the same shall constitute a breach of this Agreement or any duty express or implied by law to Genesis MLP or any Group Member or any Partner or Assignee. Neither Genesis MLP nor any Group Member, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement, the Genesis MLP Partnership Agreement or the partnership relationship established hereby in any business ventures of any Indemnitee.

     (d) Subject to the terms of Sections 7.5(a), 7.5(b) and 7.5(c) and the Non-Competition Agreement, but otherwise notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 7.5 is hereby approved by the Partnership and all Partners and
(ii) it shall be deemed not to be a breach of the General Partner's fiduciary duty or any other obligation of any type whatsoever of the General Partner for the Indemnitees (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership, and the General Partner and the Indemnitees shall have no obligation to present business opportunities to the Partnership.

     (e) The General Partner and any of its Affiliates may acquire Partnership Securities in addition to those heretofore acquired and, except as otherwise provided in this Agreement, shall be entitled to exercise all rights relating to such Partnership Securities.

     (f) The term "Affiliates" when used in this Section 7.5 with respect to the General Partner shall not include any Group Member or any Subsidiary of Genesis MLP or any Group Member.

7.6 LOANS FROM THE GENERAL PARTNER; LOANS OR CONTRIBUTIONS FROM THE PARTNERSHIP; CONTRACTS WITH AFFILIATES; CERTAIN RESTRICTIONS ON THE GENERAL PARTNER

     (a) The General Partner or its Affiliates may lend to Genesis MLP or any Group Member, and Genesis MLP or any Group Member may borrow from the General Partner or any of its Affiliates, funds needed or desired by Genesis MLP or the Group Member for such periods of time and in such amounts as the General Partner may determine; provided, however, that in any such case the lending party may not charge the borrowing party interest at a rate greater than the rate that would be charged the borrowing party or impose terms less favorable to the borrowing party than would be charged or imposed on the borrowing party by unrelated lenders on comparable loans made on an arm's-length basis (without reference to the lending party's financial abilities or guarantees). The borrowing party shall reimburse the lending party for any costs (other than any additional interest costs) incurred by the lending party in connection with the borrowing of such funds. For purposes of this Section 7.6(a) and Section 7.6(b), the term "Group Member" shall include any Affiliate of a Group Member that is controlled by the Group Member. No Group Member may lend funds to the General Partner or any of its Affiliates (other than Genesis MLP, a Subsidiary of Genesis MLP, or a Subsidiary of another Group Member).

     (b) The Partnership may lend or contribute to any Group Member, and any Group Member may borrow from the Partnership, funds on terms and conditions established in the sole discretion of the General Partner; provided, however, that the Partnership may not charge the Group Member interest at a rate less than the rate that would be charged to the Group Member (without reference to the General Partner's financial abilities or guarantees) by unrelated lenders on comparable loans. The foregoing authority shall be exercised by the General Partner in its sole discretion and shall not create any right or benefit in favor of any Group Member or any other Person.

     (c) The General Partner may itself, or may enter into an agreement with any of its Affiliates to, render services to a Group Member or to the General Partner in the discharge of its duties as general partner of the Partnership. Any services rendered to a Group Member by the General Partner or any of its Affiliates shall be on terms that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(c) shall be deemed satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership Group than those generally being provided to or available from unrelated third parties or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership Group), is equitable to the Partnership Group. The provisions of Section 7.4 shall apply to the rendering of services described in this Section 7.6(c).

     (d) The Partnership Group may transfer assets to joint ventures, other partnerships, corporations, limited liability companies or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions as are consistent with this Agreement and applicable law.

     (e) Neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from the Partnership, directly or indirectly, except pursuant to transactions that are fair and reasonable to the Partnership; provided, however, that the requirements of this Section 7.6(e) shall be deemed to be satisfied as to (i) any transaction approved by Special Approval, (ii) any transaction, the terms of which are no less favorable to the Partnership than those generally being provided to or available from unrelated third parties, or (iii) any transaction that, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership), is equitable to the Partnership. With respect to any contribution of assets to the Partnership in exchange for Partnership Securities, the Audit Committee, in determining whether the appropriate number of Partnership Securities are being issued, may take into account, among other things, the fair market value of the assets, the liquidated and contingent liabilities assumed, the tax basis in the assets, the extent to which tax-only allocations to the transferor will protect the existing partners of the Partnership against a low tax basis, and such other factors as the Audit Committee deems relevant under the circumstances.

     (f) The General Partner and its Affiliates will have no obligation to permit any Group Member to use any facilities or assets of the General Partner and its Affiliates, except as may be provided in contracts entered into from time to time specifically dealing with such use, nor shall there be any obligation on the part of the General Partner or its Affiliates to enter into such contracts.

     (g) Without limitation of Sections 7.6(a) through 7.6(f), and notwithstanding anything to the contrary in this Agreement, the existence of the conflicts of interest described in the Registration Statement are hereby approved by all Partners.

7.7  INDEMNIFICATION

     (a) To the fullest extent permitted by law but subject to the limitations expressly provided in this Agreement, all Indemnitees shall be indemnified and held harmless by the Partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an Indemnitee; provided, that in each case the Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or (in the case of a Person other than the General Partner) not opposed to, the best interests of the Partnership and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

     (b) To the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee who is indemnified pursuant to Section 7.7(a) in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in this Section 7.7.

     (c) The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, both as to actions in the Indemnitee's capacity as an Indemnitee and as to actions in any other capacity (including any capacity under the Underwriting Agreement), and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

     (d) The Partnership may purchase and maintain (or reimburse the General Partner or its Affiliates for the cost of) insurance, on behalf of the General Partner, its Affiliates and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Partnership's activities or such Person's activities on behalf of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     (e) For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute "fines" within the meaning of Section 7.7(a); and action taken or omitted by it with respect to any employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is in, or not opposed to, the best interests of the Partnership.

     (f) In no event may an Indemnitee subject the Limited Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

     (g) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     (h) The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

     (i) No amendment, modification or repeal of this Section 7.7 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

7.8  LIABILITY OF INDEMNITEES

     (a) Notwithstanding anything to the contrary set forth in this Agreement, no Indemnitee shall be liable for monetary damages to the Partnership, the Limited Partners, the Assignees or any other Persons who have acquired interests in the Partnership Units or other MLP Partnership Securities, for losses sustained or liabilities incurred as a result of any act or omission if such Indemnitee acted in good faith.

     (b) Subject to their obligations and duties as the General Partner set forth in Section 7.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents, and the General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

     (c) To the extent that, at law or in equity, an Indemnitee has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or to the Limited Partners, the General Partner and any other Indemnitee acting in connection with the Partnership's business or affairs shall not be liable to the Partnership or to any Partner for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or otherwise modify the duties and liabilities of an Indemnitee otherwise existing at law or in equity, are agreed by the Partners to replace such other duties and liabilities of such Indemnitee.

     (d) Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of the Partnership, the Limited Partners, the General Partner and the Partnership's and General Partner's directors, officers and employees under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

7.9  RESOLUTION OF CONFLICTS OF INTEREST

     (a) Unless otherwise expressly provided in this Agreement or the Genesis MLP Partnership Agreement, whenever a potential conflict of interest exists or arises between the General Partner or any of its Affiliates, on the one hand, and the Partnership, Genesis MLP, any Partner, or any Assignee on the other, any resolution or course of action by the General Partner or its Affiliates in respect of such conflict of interest shall be permitted and deemed approved by all Partners, and shall not constitute a breach of this Agreement or the Genesis MLP Partnership Agreement, of any agreement contemplated herein or therein, or of any duty stated or implied by law or equity, if the resolution or course of action is, or by operation of this Agreement is deemed to be, fair and reasonable to the Partnership. The General Partner shall be authorized but not required in connection with its resolution of such conflict of interest to seek Special Approval of such resolution. Any conflict of interest and any resolution of such conflict of interest shall be conclusively deemed fair and reasonable to the Partnership if such conflict of interest or resolution is (i) approved by Special Approval (as long as the material facts known to the General Partner or any of its Affiliates regarding any proposed transaction were disclosed to the Audit Committee at the time it gave its approval), (ii) on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties or (iii) fair to the Partnership, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Partnership). The General Partner may also adopt a resolution or course of action that has not received Special Approval. The General Partner (including the Audit Committee in connection with Special Approval) shall be authorized in connection with its determination of what is "fair and reasonable" to the Partnership and in connection with its resolution of any conflict of interest to consider (A) the relative interests of any party to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interest; (B) any customary or accepted industry practices and any customary or historical dealings with a particular Person; (C) any applicable generally accepted accounting practices or principles; and (D) such additional factors as the General Partner (including the Audit Committee) determines in its sole discretion to be relevant, reasonable or appropriate under the circumstances. Nothing contained in this Agreement, however, is intended to nor shall it be construed to require the General Partner (including the Audit Committee) to consider the interests of any Person other than the Partnership. In the absence of bad faith by the General Partner, the resolution, action or terms so made, taken or provided by the General Partner with respect to such matter shall not constitute a breach of this Agreement or any other agreement contemplated herein or a breach of any standard of care or duty imposed herein or therein or, to the extent permitted by law, under the Delaware Act or any other law, rule or regulation.

     (b) Whenever this Agreement or any other agreement contemplated hereby provides that the General Partner or any of its Affiliates is permitted or required to make a decision (i) in its "sole discretion" or "discretion," that it deems "necessary or appropriate" or "necessary or advisable" or under a grant of similar authority or latitude, except as otherwise provided herein, the General Partner or such Affiliate shall be entitled to consider only such interests and factors as it desires and shall have no duty or obligation to give any consideration to any interest of, or factors affecting, Genesis MLP, the Partnership, any Limited Partner or any Assignee, (ii) it may make such decision in its sole discretion (regardless of whether there is a reference to "sole discretion" or "discretion") unless another express standard is provided for, or
(iii) in "good faith" or under another express standard, the General Partner or such Affiliate shall act under such express standard and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby or under the Delaware Act or any other law, rule or regulation. In addition, any actions taken by the General Partner or such Affiliate consistent with the standards of "reasonable discretion" set forth in the definitions of Available Cash or Operating Surplus shall not constitute a breach of any duty of the General Partner to the Partnership or the Limited Partner. The General Partner shall have no duty, express or implied, to sell or otherwise dispose of any asset of the Partnership Group other than in the ordinary course of business. No borrowing by any Group Member or the approval thereof by the General Partner shall be deemed to constitute a breach of any duty of the General Partner to the Partnership, any Limited Partner or any Assignee by reason of the fact that the purpose or effect of such borrowing is directly or indirectly to enable distributions to the General Partner to receive Incentive Compensation Payments.

     (c) Whenever a particular transaction, arrangement or resolution of a conflict of interest is required under this Agreement to be "fair and reasonable" to any Person, the fair and reasonable nature of such transaction, arrangement or resolution shall be considered in the context of all similar or related transactions.

     (d) The Limited Partner hereby authorizes the General Partner, on behalf of the Partnership as a partner of a Group Member, to approve of actions by the general partner of such Group Member similar to those actions permitted to be taken by the General Partner pursuant to this Section 7.9.

7.10  OTHER MATTERS CONCERNING THE GENERAL PARTNER

     (a) The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     (b) The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

     (c) The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers, a duly appointed attorney or attorneys-in-fact or the duly authorized officers of the Partnership.

     (d) Any standard of care and duty imposed by this Agreement or under the Delaware Act or any applicable law, rule or regulation shall be modified, waived or limited, to the extent permitted by law, as required to permit the General Partner to act under this Agreement or any other agreement contemplated by this Agreement and to make any decision pursuant to the authority prescribed in this Agreement, so long as such action is reasonably believed by the General Partner to be in, or not inconsistent with, the best interests of the Partnership.

7.11  RELIANCE BY THIRD PARTIES

     Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner and any officer of the General Partner authorized by the General Partner to act on behalf of and in the name of the Partnership has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any authorized contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner or any such officer as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner or any such officer in connection with any such dealing. In no event shall any Person dealing with the General Partner or any such officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or any such officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

7.12  INCENTIVE COMPENSATION PAYMENTS TO THE GENERAL PARTNER

     (a) Within 45 days following the end of each Quarter and ending with the Quarter immediately preceding the Quarter in which a Conversion Election is made, the Partnership shall make the following payments to the General Partner as compensation for management and other services provided to the

Partnership (such payments will be characterized for federal income tax purposes as guaranteed payments within the meaning of Section 707(c) of the Code):

          (i) An amount equal to 13/85ths of all amounts distributed to the Partners with respect to such Quarter pursuant to Section 6.4(b) that are in excess of the First Target Distribution up to and including the Second Target Distribution;

          (ii) An amount equal to 23/75ths of all amounts distributed to the Partners with respect to such Quarter pursuant to Section 6.4(b) that are in excess of the Second Target Distribution up to and including the Third Target Distribution; and

          (iii) An amount equal to 48/50ths of all amounts distributed to the Partners with respect to such Quarter pursuant to Section 6.4(b) on a per Unit basis that are in excess of the Third Target Distribution.

     (b) The General Partner shall not be entitled to transfer the right to receive Incentive Compensation Payments to any Person; provided, however, that upon the admission of a successor General Partner pursuant to Section 10.3(a), such successor General Partner shall, unless a Conversion Election has been previously made, be entitled to receive Incentive Compensation Payments and shall have the right to elect to convert its right to receive Incentive Compensation Payments into a right to participate with all other Partners in distributions made in excess of the First Target Distribution as provided in
Section 7.13.

7.13  CONVERSION OF GENERAL PARTNER'S INCENTIVE COMPENSATION PAYMENT RIGHTS

     At any time following the second anniversary of the Closing Date, the General Partner may elect to convert (a "Conversion Election") its right to receive Incentive Compensation Payments pursuant to Section 7.12 into a right to participate with all other Partners in distributions made in excess of the First Target Distribution in a ratio which would result in the General Partner receiving additional cash distributions with respect to the Quarter in which the Conversion Election is made and for any subsequent Quarter in an amount equal to the amount of Incentive Compensation Payments which would have otherwise been made to the General Partner pursuant to Section 7.12 for such Quarters. If the General Partner makes a Conversion Election, the Partnership Agreement shall be amended to reflect the following:

          (a) the General Partner's right to Incentive Compensation Payments has been extinguished;

          (b) the General Partner's right to participate in distributions in excess of the First Target Distribution in a ratio which would result in the General Partner receiving additional cash distributions with respect to the Quarter in which the Conversion Election is made and for any subsequent Quarter pursuant to such provisions in an amount equal to the amount of Incentive Compensation Payments which would have otherwise been made to the General Partner pursuant to Section 7.12 for such Quarters;

          (c) the special allocation of additional Net Income to the General Partner in a manner which matches the General Partner's increased share of subsequent distributions, but only to the extent that the Partnership has sufficient net income to achieve such matching in that year or later years;

          (d) the General Partner's right to participate in an increased share of any gains realized (or deemed realized) by the Partnership following the Conversion Election in connection with (i) an issuance of additional Partnership Interests, (ii) distributions of Partnership property, or (iii) the liquidation of the Partnership; and

          (e) any special allocations or other matters associated with and reasonably necessary to the implementation of the foregoing to the extent such special allocations or other matters do not adversely impact the interests of the other Partners.

                                  ARTICLE VIII

                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

8.1  RECORDS AND ACCOUNTING

     The General Partner shall keep or cause to be kept at the principal office of the Partnership, appropriate books and records with respect to the Partnership's business, including all books and records necessary to provide to the Limited Partners any information required to be provided pursuant to Section 3.4(a). Any books and records maintained by or on behalf of the Partnership in the regular course of its business, including books of account and records of Partnership proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

8.2  FISCAL YEAR

     The fiscal year of the Partnership shall be the calendar year.

                                   ARTICLE IX

                                  TAX MATTERS

9.1  TAX RETURNS AND INFORMATION

     The Partnership shall timely file all returns of the Partnership that are required for federal, state and local income tax purposes on the basis of the accrual method and a taxable year ending on December 31. The tax information reasonably required by the Partners for federal and state income tax reporting purposes with respect to a taxable year shall be furnished to them within 90 days of the close of the calendar year in which the Partnership's taxable year ends. The classification, realization and recognition of income, gain, losses and deductions and other items shall be on the accrual method of accounting for federal income tax purposes.

9.2  TAX ELECTIONS

     (a) The Partnership shall make the election under Section 754 of the Code in accordance with applicable regulations thereunder, subject to the reservation of the right to seek to revoke any such election upon the General Partner's determination that such revocation is in the best interests of the Limited Partners.

     (b) The Partnership shall elect to deduct expenses incurred in organizing the Partnership ratably over a sixty-month period as provided in Section 709 of the Code.

     (c) Except as otherwise provided herein, the General Partner shall determine whether the Partnership should make any other elections permitted by the Code.

9.3  TAX CONTROVERSIES

     Subject to the provisions hereof, the General Partner is designated as the Tax Matters Partner (as defined in the Code) and is authorized and required to represent the Partnership (at the Partnership's expense) in connection with all examinations of the Partnership's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Partnership funds for professional services and costs associated therewith. Each Partner agrees to cooperate with the General Partner and to do or refrain from doing any or all things reasonably required by the General Partner to conduct such proceedings.

9.4  WITHHOLDING

     Notwithstanding any other provision of this Agreement, the General Partner is authorized to take any action that it determines in its discretion to be necessary or appropriate to cause the Partnership to comply with any withholding requirements established under the Code or any other federal, state or local law including, without limitation, pursuant to Sections 1441, 1442, 1445 and 1446 of the Code. To the extent that the Partnership is required or elects to withhold and pay over to any taxing authority any amount resulting from the allocation or distribution of income to any Partner or Assignee (including, without limitation, by reason of Section 1446 of the Code), the amount withheld may at the discretion of the General Partner be treated by the Partnership as a distribution of cash pursuant to Section 6.3 in the amount of such withholding from such Partner.

                                   ARTICLE X

                             ADMISSION OF PARTNERS

10.1  STATUS OF GENERAL PARTNER

     Upon the execution of this Agreement, the General Partner shall be the sole general partner of the Partnership.

10.2  ADMISSION OF SUCCESSOR OR TRANSFEREE GENERAL PARTNER

     A successor General Partner approved pursuant to Section 11.1 or 11.2 or the transferee of or successor to all of such General Partner's Partnership Interest pursuant to Section 4.6 who is proposed to be admitted as a successor General Partner shall, subject to compliance with the terms of Section 11.3, if applicable, be admitted to the Partnership as the General Partner, effective immediately prior to the withdrawal or removal of the predecessor or transferring General Partner pursuant to Section 11.1 or 11.2 or the transfer of the General Partner Interest pursuant to Section 4.2; provided, however, that no such successor shall be admitted to the Partnership until compliance with the terms of Section 4.4(a) has occurred and such successor has executed and delivered such other documents or instruments as may be required to effect such admission. Any such successor shall, subject to the terms hereof, carry on the business of the members of the Partnership Group without dissolution.

10.3  ADMISSION OF SUBSTITUTED LIMITED PARTNER

     By transfer of a Limited Partner Interest in accordance with Article IV, the transferor shall be deemed to have given the transferee the right to seek admission as a Substituted Limited Partner subject to the conditions of, and in the manner permitted under, this Agreement. A transferor of a Limited Partner Interest shall, however, only have the authority to convey to a purchaser or other transferee (a) the right to negotiate such Limited Partner Interest to a purchaser or other transferee and (b) the right to request admission as a Substituted Limited Partner to such purchaser or other transferee in respect of the transferred Limited Partner Interests. Each transferee of a Limited Partner Interest shall be an Assignee and be deemed to have applied to become a Substituted Limited Partner with respect to the Limited Partner Interest so transferred to such Person. Such Assignee shall become a Substituted Limited Partner (x) at such time as the General Partner consents thereto, which consent may be given or withheld in the General Partner's discretion and (y) when any such admission is shown on the books and records of the Partnership. If such consent is withheld, such transferee shall be an Assignee. An Assignee shall have an interest in the Partnership equivalent to that of a Limited Partner with respect to allocations and distributions, including liquidating distributions, of the Partnership. With respect to voting rights attributable to Limited Partner Interests that are held by Assignees, the General Partner shall be deemed to be the Limited Partner with respect thereto and shall, in exercising the voting rights in respect of such Limited Partner Interests on any matter, vote such Limited Partner Interests at the written direction of the Assignee. If no such written direction is received, such Partnership Interests will not be voted. An Assignee shall have no other rights of a Limited Partner.

10.4  ADMISSION OF ADDITIONAL LIMITED PARTNERS

     (a) A Person (other than the General Partner, Genesis MLP or a Substituted Limited Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including the power of attorney granted in Section 2.6, and (ii) such other documents or instruments as may be required in the discretion of the General Partner to effect such Person's admission as an Additional Limited Partner.

     (b) Notwithstanding anything to the contrary in this Section 10.4, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded as such in the books and records of the Partnership, following the consent of the General Partner to such admission.

10.5  AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP

     To effect the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Delaware Act to amend the records of the Partnership to reflect such admission and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if necessary, to prepare as soon as practicable an amendment to this Agreement and, if required by law, the General Partner shall prepare and file an amendment to the Certificate of Limited Partnership, and the General Partner may for this purpose, among others, exercise the power of attorney granted pursuant to
Section 2.6.

                                   ARTICLE XI

                       WITHDRAWAL OR REMOVAL OF PARTNERS

11.1  WITHDRAWAL OF THE GENERAL PARTNER

     (a) The General Partner shall be deemed to have withdrawn from the Partnership upon the occurrence of any one of the following events (each such event herein referred to as an "Event of Withdrawal");

          (i) the General Partner voluntarily withdraws from the Partnership by giving written notice to the other Partners (and it shall be deemed that the General Partner has withdrawn pursuant to this Section 11.1(a)(i) if the General Partner voluntarily withdraws as a general partner of Genesis
     MLP);

          (ii) the General Partner transfers all of its General Partner Interest pursuant to Section 4.6;

          (iii) the General Partner is removed pursuant to Section 11.2;

          (iv) the General Partner (A) makes a general assignment for the benefit of creditors; (B) files a voluntary bankruptcy petition for relief under Chapter 7 of the United States Bankruptcy Code; (C) files a petition or answer seeking for itself a liquidation, dissolution or similar relief (but not a reorganization) under any law; (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the General Partner in a proceeding of the type described in clauses (A)-(C) of this Section 11.1(a)(iv); or (E) seeks, consents to or acquiesces in the appointment of a trustee (but not a debtor in possession), receiver or liquidator of the General Partner or of all or any substantial part of its properties;

          (v) a final and non-appealable order of relief under Chapter 7 of the United States Bankruptcy Code is entered by a court with appropriate jurisdiction pursuant to a voluntary or involuntary petition by or against the General Partner; or

          (vi)(A) in the event the General Partner is a corporation, a certificate of dissolution or its equivalent is filed for the General Partner, or 90 days expire after the date of notice to the General Partner of revocation of its charter without a reinstatement of its charter, under the laws of its state of incorporation; (B) in the event the General Partner is a partnership or a limited liability company, the dissolution and commencement of winding up of the General Partner; (C) in the event the General Partner is acting in such capacity by virtue of being a trustee of a trust, the termination of the trust; (D) in the event the General Partner is a natural person, his death or adjudication of incompetency; and (E) otherwise in the event of the termination of the General Partner.

If an Event of Withdrawal specified in Section 11.1(a)(iv), (v) or (vi)(A), (B),
(C) or (E) occurs, the withdrawing General Partner shall give notice to the Partners within 30 days after such occurrence. The Partners hereby agree that only the Events of Withdrawal described in this Section 11.1 shall result in the withdrawal of the General Partner from the Partnership.

     (b) Withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall not constitute a breach of this Agreement under the following circumstances: (i) if the General Partner has voluntarily withdrawn as a general partner of Genesis MLP and such withdrawal was not in breach of the Genesis MLP Partnership Agreement or (ii) at any time that the General Partner ceases to be the General Partner pursuant to Section 11.1(a)(ii) or is removed pursuant to Section 11.2. The withdrawal of the General Partner from the Partnership upon the occurrence of an Event of Withdrawal shall also constitute the withdrawal of the General Partner as general partner of the other Group Members. If the General Partner gives a notice of withdrawal pursuant to Section 11.1(a)(i), the Person elected as successor general partner of Genesis MLP shall, upon admission as a successor general partner of Genesis MLP, automatically become the successor General Partner and a successor general partner of the other Group Members of which the General Partner is a general partner. If, prior to the effective date of the General Partner's withdrawal, a successor General Partner is not selected as provided herein, the Partnership shall be dissolved in accordance with Section
12.1. Any successor General Partner selected in accordance with the terms of this Section 11.1 shall be subject to the provisions of Section 10.3.

11.2  REMOVAL OF GENERAL PARTNER

     The General Partner may not be removed as a general partner of the Partnership unless the General Partner is removed as a general partner of Genesis MLP pursuant to Section 11.2 of the Genesis MLP Partnership Agreement. If the General Partner is removed as a general partner of Genesis MLP pursuant to Section 11.2 of the Genesis MLP Partnership Agreement, the General Partner shall be removed as a general partner of the Partnership. Such removal shall be effective concurrently with the effectiveness of the removal of the General Partner as a general partner of Genesis MLP pursuant to the terms of the Genesis MLP Partnership Agreement. If a Person is elected as a successor general partner of Genesis MLP in connection with the removal of the General Partner as a general partner of Genesis MLP, such Person shall, upon admission as a successor general partner of Genesis MLP, automatically become the successor General Partner of the Partnership and a successor general partner of the other Group Members of which the General Partner is a general partner.

11.3  INTEREST OF DEPARTING PARTNER

     (a) The Partnership Interest of a Departing Partner departing as a result of withdrawal or removal pursuant to Section 11.1 or 11.2 shall (unless it is otherwise required to be converted into MLP Common Units pursuant to Section 11.3(b) of the Genesis MLP Partnership Agreement) be purchased by the successor to the Departing Partner for cash in the manner specified in the Genesis MLP Partnership Agreement. Such purchase (or conversion into MLP Common Units, as applicable) shall be a condition to the admission to the Partnership of the successor as the General Partner. Any successor General Partner shall indemnify the Departing General Partner as to all debts and liabilities of the Partnership arising on or after the effective date of the withdrawal or removal of the Departing Partner.

     (b) The Departing Partner shall be entitled to receive all reimbursements due such Departing Partner pursuant to Section 7.4, including any employee-related liabilities (including severance liabilities), incurred in connection with the termination of any employees employed by such Departing Partner for the benefit of the Partnership.

11.4  WITHDRAWAL OF LIMITED PARTNERS

     Without the prior written consent of the General Partner, which may be granted or withheld in its sole discretion, and except as provided in Section 10.1, no Limited Partner shall have the right to withdraw from the Partnership.

                                  ARTICLE XII

                          DISSOLUTION AND LIQUIDATION

12.1  DISSOLUTION

     The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the removal or withdrawal of the General Partner, if a successor General Partner is selected as provided in Section 11.1 or 11.2, the Partnership shall not be dissolved and such successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and (subject to Section 12.2) its affairs shall be wound up, upon:

          (a) the expiration of its term as provided in Section 2.7;

          (b) an Event of Withdrawal of the General Partner as provided in
     Section 11.1(a) (other than Section 11.1(a)(ii)), unless a successor is elected and an opinion of counsel is received as provided in Section 11.1(b) or 11.2 and such successor is admitted to the Partnership pursuant to Section 10.3;

          (c) an election to dissolve the Partnership by the General Partner that is approved by all of the Limited Partners;

          (d) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Delaware Act;

          (e) the sale of all or substantially all of the assets and properties of the Partnership Group; or

          (f) the dissolution of Genesis MLP.

12.2  CONTINUATION OF THE BUSINESS OF THE PARTNERSHIP AFTER DISSOLUTION

     Upon (a) dissolution of the Partnership following an Event of Withdrawal caused by the withdrawal or removal of the General Partner as provided in
Section 11.1(a)(i) or (iii) and the failure of the Partners to select a successor to such Departing Partner pursuant to Section 11.1 or 11.2, then within 90 days thereafter, or (b) dissolution of the Partnership upon an event constituting an Event of Withdrawal as defined in Section 11.1(a)(iv), (v) or
(vi), then, to the maximum extent permitted by law, within 180 days thereafter, all of the Limited Partners may elect to reconstitute the Partnership and continue its business on the same terms and conditions set forth in this Agreement by forming a new limited partnership on terms identical to those set forth in this Agreement and having as a general partner a Person approved by a majority in interest of the Limited Partners. Unless such an election is made within the applicable time period as set forth above, the Partnership shall conduct only activities necessary to wind up its affairs. If such an election is so made, then:

          (i) the reconstituted Partnership shall continue until the end of the term set forth in Section 2.7 unless earlier dissolved in accordance with this Article XII;

          (ii) if the successor General Partner is not the former General Partner, then the interest of the former General Partner shall be treated in the manner provided in Section 11.3; and

          (iii) all necessary steps shall be taken to cancel this Agreement and the Certificate of Limited Partnership and to enter into and, as necessary, to file a new partnership agreement and certificate of limited partnership, and the successor General Partner may for this purpose exercise the powers of attorney granted the General Partner pursuant to Section 2.6; provided, that the right to approve a successor General Partner and to reconstitute and to continue the business of the Partnership shall not exist and may not be exercised unless the Partnership has received an Opinion of Counsel that
     (x) the exercise of the right would not result in the loss of limited liability of any Limited Partner or any limited partner of Genesis MLP and
     (y) neither the Partnership, the reconstituted limited partnership, Genesis MLP nor any Group Member would be treated as an association taxable as a corporation or otherwise be taxable as an entity for federal income tax purposes upon the exercise of such right to continue.

12.3  LIQUIDATOR

     Upon dissolution of the Partnership, unless the Partnership is continued under an election to reconstitute and continue the Partnership pursuant to
Section 12.2, the General Partner shall select one or more Persons to act as Liquidator. The Liquidator (if other than the General Partner) shall be entitled to receive such compensation for its services as may be approved by a majority in interest of the Limited Partners. The Liquidator (if other than the General Partner) shall agree not to resign at any time without 15 days' prior notice and may be removed at any time, with or without cause, by notice of removal approved by a majority in interest of the Limited Partners. Upon dissolution, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be approved by a majority in interest of the Limited Partners. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the General Partner under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, other than the limitation on sale set forth in Section 7.3(b)) to the extent necessary or desirable in the good faith judgment of the Liquidator to carry out the duties and functions of the Liquidator hereunder for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the Partnership as provided for herein.

12.4  LIQUIDATION

     The Liquidator shall proceed to dispose of the assets of the Partnership, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as the Liquidator determines to be in the best interest of the Partners, subject to Section 17-804 of the Delaware Act and the following:

          (a) DISPOSITION OF ASSETS. The assets may be disposed of by public or private sale or by distribution in kind to one or more Partners on such terms as the Liquidator and such Partner or Partners may agree. If any property is distributed in kind, the Partner receiving the property shall be deemed for purposes of Section 12.4(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Partners. The Liquidator may, in its absolute discretion, defer liquidation or distribution of the Partnership's assets for a reasonable time if it determines that an immediate sale of all or some of the Partnership's assets would be impractical or would cause undue loss to the Partners. The Liquidator may, in its absolute discretion, distribute the Partnership's assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Partners.

          (b) DISCHARGE OF LIABILITIES. Liabilities of the Partnership include amounts owed to Partners otherwise than in respect of their distribution rights under Article VI. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reasonable reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be distributed as additional liquidation proceeds.

          (c) LIQUIDATION DISTRIBUTIONS. All property and all cash in excess of that required to discharge liabilities as provided in Section 12.4(b) shall be distributed to the Partners in accordance with, and to the extent of, the positive balances in their respective Capital Accounts, as determined after taking into account all Capital Account adjustments (other than those made by reason of distributions pursuant to this Section 12.4(c)) for the taxable year of the Partnership during which the liquidation of the Partnership occurs (with such date of occurrence being determined pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(g)), and such distribution shall be made by the end of such taxable year (or, if later, within 90 days after said date of such occurrence).

12.5  CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP

     Upon the completion of the distribution of Partnership cash and property as provided in Section 12.4 in connection with the liquidation of the Partnership, the Partnership shall be terminated and the Certificate of Limited Partnership, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware, shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

12.6  RETURN OF CONTRIBUTIONS

     The General Partner shall not be personally liable for, and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate, the return of the Capital Contributions of the Limited Partners, or any portion thereof, it being expressly understood that any such return shall be made solely from Partnership assets.

12.7  WAIVER OF PARTITION

     To the maximum extent permitted by law, each Partner hereby waives any right to partition of the Partnership property.

12.8  CAPITAL ACCOUNT RESTORATION

     No Limited Partner shall have any obligation to restore any negative balance in its Capital Account upon liquidation of the Partnership. The General Partner shall be obligated to restore any negative balance in its Capital Account upon liquidation of its interest in the Partnership by the end of the taxable year of the Partnership during which such liquidation occurs, or, if later, within 90 days after the date of such liquidation.

                                  ARTICLE XIII

                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

13.1  AMENDMENT TO BE ADOPTED SOLELY BY GENERAL PARTNER

     Each Partner agrees that the General Partner, without the approval of any Partner or Assignee, may amend any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

          (a) a change in the name of the Partnership, the location of the principal place of business of the Partnership, the registered agent of the Partnership or the registered office of the Partnership;

          (b) the admission, substitution, withdrawal or removal of Partners in accordance with this Agreement;

          (c) a change that, in the sole discretion of the General Partner, is necessary or advisable to qualify or continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or to ensure that no Group Member will be treated as an association taxable as a corporation or otherwise taxed as an entity for federal income tax purposes;

          (d) a change that, in the discretion of the General Partner, (i) does not adversely affect the Limited Partners in any material respect, (ii) is necessary or advisable (A) to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act), (B) to facilitate the trading of limited partner interests of Genesis MLP (including the division of any class or classes of outstanding limited partner interests of Genesis MLP into different classes to facilitate uniformity of tax consequences within such classes of limited partner interests of Genesis
     MLP), or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which such limited partner interests are or will be listed for trading, compliance with any of which the General Partner determines in its discretion to be in the best interests of Genesis MLP and the limited partners of Genesis MLP, (iii) is required to effect the intent expressed in the Registration Statement, as modified by the Proxy Statement, or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement or (iv) is required to conform the provisions of this Agreement with the provisions of the Genesis MLP Partnership Agreement as the provisions of the Genesis MLP Partnership Agreement may be amended, supplemented or restated from time to time;

          (e) a change in the fiscal year or taxable year of the Partnership and any changes that, in the discretion of the General Partner, are necessary or advisable as a result of a change in the fiscal year or taxable year of the Partnership including, if the General Partner shall so determine, a change in the definition of "Quarter" and the dates on which distributions are to be made by the Partnership;

          (f) an amendment that is necessary, in the Opinion of Counsel, to prevent the Partnership, or the General Partner or its directors, officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisers Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

          (g) an amendment that, in the discretion of the General Partner, is necessary or advisable in connection with the authorization of issuance of any class or series of Partnership Securities pursuant to Section 5.5;

          (h) any amendment expressly permitted in this Agreement to be made by the General Partner acting alone;

          (i) an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 14.3;

          (j) an amendment that, in the discretion of the General Partner, is necessary or advisable to reflect, account for and deal with appropriately the formation by the Partnership of, or investment by the Partnership in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Partnership of activities permitted by the terms of Section 2.4;

          (k) a merger or conveyance pursuant to Section 14.3(d); or

          (l) any other amendments substantially similar to the foregoing.

13.2  AMENDMENT PROCEDURES

     Except with respect to amendments of the type described in Section 13.1, all amendments to this Agreement shall be made in accordance with the following requirements: Amendments to this Agreement may be proposed only by or with the consent of the General Partner which consent may be given or withheld in its sole discretion. A proposed amendment shall be effective upon its approval by the Limited Partner.

                                  ARTICLE XIV

                                     MERGER

14.1  AUTHORITY

     The Partnership may merge or consolidate with one or more corporations, limited liability companies, business trusts or associations, real estate investment trusts, common law trusts or unincorporated businesses, including a general partnership or limited partnership, formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation ("Merger Agreement") in accordance with this Article XIV.

14.2  PROCEDURE FOR MERGER OR CONSOLIDATION

     Merger or consolidation of the Partnership pursuant to this Article XIV requires the prior approval of the General Partner. If the General Partner shall determine, in the exercise of its discretion, to consent to the merger or consolidation, the General Partner shall approve the Merger Agreement, which shall set forth:

          (a) The names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

          (b) The name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the "Surviving Business Entity");

          (c) The terms and conditions of the proposed merger or consolidation;

          (d) The manner and basis of exchanging or converting the equity securities of each constituent business entity for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity; and (i) if any general or limited partner interests, securities or rights of any constituent business entity are not to be exchanged or converted solely for, or into, cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity, the cash, property or general or limited partner interests, rights, securities or obligations of any limited partnership, corporation, trust or other entity (other than the Surviving Business Entity) which the holders of such general or limited partner interests, securities or rights are to receive in exchange for, or upon conversion of their general or limited partner interests, securities or rights, and (ii) in the case of securities represented by certificates, upon the surrender of such certificates, which cash, property or general or limited partner interests, rights, securities or obligations of the Surviving Business Entity or any general or limited partnership, corporation, trust or other entity (other than the Surviving Business Entity), or evidences thereof, are to be delivered;

          (e) A statement of any changes in the constituent documents or the adoption of new constituent documents (the articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

          (f) The effective time of the merger, which may be the date of the filing of the certificate of merger pursuant to Section 14.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger is to be later than the date of the filing of the certificate of merger, the effective time shall be fixed no later than the time of the filing of the certificate of merger and stated therein); and

          (g) Such other provisions with respect to the proposed merger or consolidation as are deemed necessary or appropriate by the General Partner.

14.3  APPROVAL BY LIMITED PARTNERS OF MERGER OR CONSOLIDATION

     (a) Except as provided in Section 14.3(d), the General Partner, upon its approval of the Merger Agreement, shall direct that the Merger Agreement be submitted to a vote of Limited Partners, whether at a special meeting or by written consent, in either case in accordance with the requirements of Article
XIII. A copy or a summary of the Merger Agreement shall be included in or enclosed with the notice of a special meeting or the written consent.

     (b) Except as provided in Section 14.3(d), the Merger Agreement shall be approved upon receiving the affirmative vote or consent of the Limited Partners.

     (c) Except as provided in Section 14.3(d), after such approval by vote or consent of the Limited Partners, and at any time prior to the filing of the certificate of merger pursuant to Section 14.4, the merger or consolidation may be abandoned pursuant to provisions therefor, if any, set forth in the Merger Agreement.

     (d) Notwithstanding anything else contained in this Article XIV or in this Agreement, the General Partner is permitted, in its discretion, without Limited Partner approval, to merge the Partnership or any Group Member into, or convey all of the Partnership's assets to, another limited liability entity which shall be newly formed and shall have no assets, liabilities or operations at the time of such Merger other than those it receives from the Partnership or other Group Member if (i) the General Partner has received an Opinion of Counsel that the merger or conveyance, as the case may be, would not result in the loss of the limited liability of any Limited Partner or cause the Partnership or Genesis MLP to be treated as an association taxable as a corporation or otherwise to be taxed as an entity for federal income tax purposes (to the extent not previously treated as such), (ii) the sole purpose of such merger or conveyance is to effect a mere change in the legal form of the Partnership into another limited liability entity and (iii) the governing instruments of the new entity provide the Limited Partners and the General Partner with the same rights and obligations as are herein contained.

14.4  CERTIFICATE OF MERGER

     Upon the required approval by the General Partner and the Limited Partners of a Merger Agreement, a certificate of merger shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

14.5  EFFECT OF MERGER

     (a) At the effective time of the certificate of merger:

          (i) all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities and all other things and causes of action belonging to each of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity to the extent they were of each constituent business entity;

          (ii) the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

          (iii) all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

          (iv) all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity, and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

     (b) A merger or consolidation effected pursuant to this Article shall not be deemed to result in a transfer or assignment of assets or liabilities from one entity to another.

                                   ARTICLE XV

                               GENERAL PROVISIONS

15.1  ADDRESSES AND NOTICES

     Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address described below. Any notice to the Partnership shall be deemed given if received by the General Partner at the principal office of the Partnership designated pursuant to
Section 2.3. The General Partner may rely and shall be protected in relying on any notice or other document from a Partner, Assignee or other Person if believed by it to be genuine.

15.2  FURTHER ACTION

     The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

15.3  BINDING EFFECT

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

15.4  INTEGRATION

     This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

15.5  CREDITORS

     None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

15.6  WAIVER

     No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

15.7  COUNTERPARTS

     This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto, independently of the signature of any other party.

15.8  APPLICABLE LAW

     This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

15.9  INVALIDITY OF PROVISIONS

     If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

15.10  CONSENT OF PARTNERS

     Each Partner hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Partners, such action may be so taken upon the concurrence of less than all of the Partners and each Partner shall be bound by the results of such action.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                            GENERAL PARTNER
                                            GENESIS ENERGY, L.L.C.

                                            By:
                                              ----------------------------------
                                                Name: Mark J. Gorman
                                                Title: President and Chief
                                                Executive Officer

                                            MANAGING GENERAL PARTNER
                                            GENESIS ENERGY, L.P.

                                            By: GENESIS ENERGY, L.L.C.,
                                                As General Partner

                                            By:
                                              ----------------------------------
                                                Name: Mark J. Gorman
                                                Title: President and Chief
                                                Executive Officer

                                            ORGANIZATIONAL LIMITED PARTNER
                                            GENESIS ENERGY, L.P.

                                            By: GENESIS ENERGY, L.L.C.,
                                                As General Partner

                                            By:
                                              ----------------------------------
                                                Name: Mark J. Gorman
                                                Title: President and Chief
                                                Executive Officer

                                            LIMITED PARTNERS
                                            All Limited Partners now and
                                            hereafter admitted as Limited
                                            Partners of the Partnership,
                                            pursuant to powers of attorney now
                                            and hereafter executed in favor of,
                                            and granted and delivered to the
                                            General Partner.

                                            By: Genesis Energy, L.L.C.
                                                General Partner, as
                                                attorney-in-fact for all Limited
                                                Partners pursuant to the Powers
                                                of Attorney granted pursuant to
                                                Section 2.6.

                                            By:
                                              ----------------------------------

                                                                         ANNEX D

                                    GLOSSARY

     ADJUSTED OPERATING SURPLUS: Generally, for any period, operating surplus generated during that period as adjusted to

     (a) decrease operating surplus by (i) any net increase in working capital borrowings during that period; and (ii) any net reduction in cash reserves for operating expenditures during that period not relating to an operating expenditure made during that period; and (iii) any capital contributed to purchase APIs pursuant to the distribution support agreement during that period; and

     (b) increase operating surplus by (i) any net decrease in working capital borrowings during that period; and (ii) any net increase in cash reserves for operating expenditures during that period required by any debt instrument for the repayment of principal, interest or premium; and (iii) the amount of any incentive compensation payments that reduced operating surplus for that period.

     Adjusted operating surplus does not include that portion of operating surplus included in clause (a)(i) of the definition of operating surplus.

     APIS: Non-voting, limited partner interests in the operating partnership issued (at a rate of $100 per API) pursuant to the operating partnership agreement and in accordance with the distribution support agreement. The APIs confer upon the holder only the rights and obligations specifically provided in the operating partnership agreement for APIs (and no other rights otherwise available to holders of limited partner interests in the operating partnership). If the restructuring proposal is approved, the APIs will be eliminated.

     AVAILABLE CASH: For any quarter prior to liquidation:

     (a) the sum of (i) all cash and cash equivalents of the partnership, the operating partnership and any other subsidiary of the partnership on hand at the end of that quarter; and (ii) all additional cash and cash equivalents of the partnership on hand on the date of determination of available cash for that quarter resulting from working capital borrowings after the end of that quarter;

     (b) less the amount of cash reserves that is necessary or appropriate in the reasonable discretion of the general partner to (i) provide for the proper conduct of the business of the partnership, the operating partnership and any other subsidiary of the partnership (including reserves for future capital expenditures and for anticipated future credit needs of the partnership, any subsidiary and the operating partnership) after that quarter; (ii) comply with applicable law or any debt instrument (including the Master Credit Support Agreement), security agreement, mortgage, or other agreement or obligation to which any member of the partnership, the operating partnership or any subsidiary is a party or by which it is bound or its assets are subject; and (iii) provide funds for distributions to unitholders and the general partner or to make incentive compensation payments for any one or more of the next four quarters;

     provided, however, that the general partner may not establish cash reserves for distributions to the subordinated units unless the general partner has determined that in its judgment the establishment of reserves will not prevent the partnership from distributing the minimum quarterly distribution on all common units and any common unit arrearages thereon for the next four quarters; and, provided further, that disbursements made by the partnership and its subsidiaries or cash reserves established, increased or reduced after the end of that quarter but on or before the date of determination of available cash for that quarter shall be deemed to have been made, established, increased or reduced, for purposes of determining available cash, within that quarter if the general partner so determines.

     BARREL: One barrel of crude oil equals 42 U.S. gallons.

     CAPITAL SURPLUS: All available cash distributed by the partnership from any source will be treated as distributed from operating surplus until the sum of all available cash distributed since the commencement of the partnership equals the operating surplus as of the end of the quarter prior to such distribution. Any excess available cash will be deemed to be capital surplus.

     CAPITAL IMPROVEMENTS: Additions or improvements to the capital assets owned by the partnership, the operating partnership or any other subsidiary of the partnership or the acquisition of existing or the construction of new capital assets (including pipeline systems, storage facilities and related assets), made to increase the operating capacity of the partnership, the operating partnership or any other subsidiary of the partnership from the operating capacity of the partnership, the operating partnership or any other subsidiary of the partnership existing immediately prior to such addition, improvement, acquisition or construction.

     COMMON UNIT: A unit representing a fractional part of the partnership interests of all limited partners and assignees and having the rights and obligations specified for common units in the partnership agreement.

     COMMON OLP UNIT: A Unit representing a fractional part of the partnership interests of all limited partners of the operating partnership and their assignees (other than holders of APIs) and having the rights and obligations specified with respect to common units in the operating partnership agreement.

     COMMON UNIT ARREARAGE: The amount by which the minimum quarterly distribution for a quarter during the subordination period exceeds the distribution of available cash from operating surplus actually made for that quarter on a common unit, cumulative for that quarter and all prior quarters during the subordination period.

     DISTRIBUTION SUPPORT AGREEMENT: The Distribution Support Agreement, dated as of December 3, 1996, among Salomon and the operating partnership, which sets forth the agreement of Salomon and the operating partnership relating to the purchase of APIs in exchange for up to $17.6 million contributed to the partnership as necessary to support the partnership's ability to pay the minimum quarterly distributions on outstanding common units for quarters ending on or prior to December 31, 2001.

     DISTRIBUTION SUPPORT PERIOD: The period of time which Salomon will provide distribution support to the operating partnership ending on the first to occur of December 31, 2001 or the amount of support used equals $17.6 million.

     EBITDA: Net income before interest expense, income taxes, depreciation and amortization and minority interests (if applicable). As used in this proxy, EBITDA is not intended to be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow as a measure of liquidity or ability to service debt obligations.

     EXCHANGE ACT: The Securities Exchange Act of 1934.

     FUTURES CONTRACT: A contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity, product, instrument, or indices at a specified price and delivery point, or for cash settlement. A market participant can make a futures contract to buy or sell the underlying commodity, product, instrument, or indices. The contractual obligations may be satisfied either by taking or making, as the case may be, physical delivery of the commodity, product, instrument, or indices or by making an offsetting sale or purchase of an equivalent but opposite futures contract on the same, or a mutually offsetting, exchange prior to the designated date of delivery.

     GENERAL PARTNER: Genesis Energy, L.L.C., a Delaware limited liability company, and its successors and permitted assigns as general partner of the partnership.

     GROSS MARGIN: For gathering and marketing operations, the difference between the price of the crude oil where it is purchased and the sales price of crude oil where it is sold, minus the associated costs of aggregation and transportation; for pipeline operations, pipeline operations revenues minus pipeline operations costs.

     INCENTIVE COMPENSATION PAYMENTS: Incentive compensation payments paid to the general partner as compensation for providing management and other services to the partnership in the event the target distribution levels have been reached. If the restructuring proposal is approved, the general partner will relinquish its 2% share of the special distribution and any rights to the incentive compensation payments it may have in connection with this special distribution.

     INDEBTEDNESS: As applied to any person, without duplication, any indebtedness, liabilities or obligations, exclusive of deferred taxes, (i) for borrowed money (whether or not the recourse of the lender is to the whole or only a portion of the assets of such person); (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit in support of bonds, notes, debentures or similar instruments; (iii) representing the balance deferred and unpaid of the purchase price of any property, if and to the extent such indebtedness would appear as a liability on a balance sheet of such person prepared in accordance with United States generally accepted accounting principles consistently applied ("US GAAP") (but excluding trade accounts payable arising in the ordinary course of business that are not overdue by more than 90 days or are being contested by such person in good faith); (iv) any capitalized lease obligations (as defined below) of such person; and (v) indebtedness of others guaranteed by such person, including, without imitation, every obligation of such person (A) to purchase or pay (or advance or supply funds for the purchase of) such indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such indebtedness, or (B) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such indebtedness.

     For purposes of this definition, "Capitalized lease obligations" means obligations to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real and/or personal property, which obligations are accounted for as a capital lease on a balance sheet under US GAAP; for the purpose of this proxy the amount of such obligations shall be the capitalized amount reflected on such balance sheet.

     IRS: The Internal Revenue Service.

     MARGIN: A good faith deposit with a broker to assure fulfillment of a purchase or sale of a futures, forward or options contract. Margins on these contracts do not usually involve the payment of interest.

     MASTER CREDIT SUPPORT AGREEMENT: The Master Credit Support Agreement, as amended, dated as of December 3, 1996, the date of the closing of the initial public offering, between the operating partnership and Salomon relating to the credit support Salomon has agreed to provide to the operating partnership.

     MASTER CREDIT SUPPORT: The $300 million credit support provided to the partnership by Salomon on favorable terms pursuant to the Master Credit Support Agreement, for a period ending on December 31, 2000. If the restructuring proposal is approved, Salomon will extended the credit support provided under the Master Credit Agreement on the same terms and conditions until December 31, 2001.

     MINIMUM QUARTERLY DISTRIBUTION: Currently, $0.50 per unit for each quarter, subject to adjustment as described in the partnership agreement. If the restructuring proposal is approved, the minimum quarterly distribution will be established at $0.20 per unit.

     OLP UNIT: Common OLP unit or a subordinated OLP unit.

     OPERATING EXPENDITURES: All expenditures of the partnership, the operating partnership and any other subsidiary of the partnership, including, but not limited to, taxes, reimbursements of the general partner, debt service payments, and capital expenditures, subject to the following:

     (a) payments (including prepayments) of principal of and premium on indebtedness shall not be an operating expenditure if the payment is
         (i) required in connection with the sale or other disposition of assets or (ii) made in connection with the refinancing or refunding of indebtedness with the proceeds from new indebtedness or from the sale of equity interests. For purposes of the foregoing, at the election and in the reasonable discretion of the general partner, any payment of principal or premium shall be deemed to be refunded or refinanced by any indebtedness incurred or to be incurred by the partnership, the operating partnership and any other subsidiary of the partnership within 180 days before or after such payment to the extent of the principal amount of such indebtedness.

     (b) operating expenditures shall not include (i) capital expenditures made for acquisitions or for capital improvements, (ii) payment of transaction expenses relating to interim capital transactions or (iii) distributions to partners. Where capital expenditures are made in part for acquisitions or for capital improvements and in part for other purposes, the general partner's good faith allocation between the amounts paid for each shall be conclusive.

     OPERATING PARTNERSHIP: Genesis Crude Oil, L.P., a Delaware limited partnership, and any successors to Genesis Crude Oil, L.P.

     OPERATING PARTNERSHIP AGREEMENT: The Amended and Restated Agreement of Limited Partnership of the operating partnership, as it may be amended, supplemented or restated from time to time (the form of Second Amended and Restated Agreement of Limited Partnership of Genesis Crude Oil, L.P. is filed as Annex B to this proxy statement).

     OPERATING SURPLUS: With respect to any period prior to liquidation on a cumulative basis and without duplication:

     (a) the sum of (i) $20 million plus all cash and cash equivalents of the partnership, the operating partnership and other subsidiaries of the partnership on hand as of the close of business on December 3, 1996, the date of the closing of the initial public offering, (ii) all cash receipts of the partnership, the operating partnership and other subsidiaries of the partnership for the period beginning on December 3, 1996, the date of the closing of the initial public offering, and ending with the last day of such period, other than cash receipts from interim capital transactions (except to the extent specified in Section
         6.5 of the operating partnership agreement) and (iii) all cash receipts of the partnership, the operating partnership and other subsidiaries of the partnership after the end of such period but on or before the date of determination of operating surplus with respect to such period resulting from borrowings for working capital purposes, less

     (b) the sum of (i) operating expenditures for the period beginning on December 3, 1996, the date of the closing of the initial public offering and ending with the last day of that period and (ii) the amount of cash reserves that is necessary or advisable in the reasonable discretion of the general partner to provide funds for future operating expenditures, provided however, that disbursements made (including contributions to a member of the partnership, the operating partnership and other subsidiaries of the partnership or disbursements on behalf of a member of the partnership, the operating partnership and other subsidiaries of the partnership) or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of available cash with respect to such period shall be deemed to have been made, established, increased or reduced for purposes of determining operating surplus, within such period if the general partner so determines.

     PARTNERSHIP: Genesis Energy, L.P., a Delaware limited partnership, and any successors to Genesis Energy, L.P.

     PARTNERSHIP AGREEMENT: The Amended and Restated Agreement of Limited Partnership of Genesis Energy L.P., as it may be amended, restated or supplemented from time to time (the form of the Second Amended and Restated Agreement of Limited Partnership of Genesis Energy L.P. is filed as Annex C to this proxy statement), unless otherwise specified.

     PARTNERSHIP INTEREST: An ownership interest in the partnership, which includes general partner interests, common units or other equity securities of the partnership, as the case may be.

     SECURITIES ACT: The Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute.

     SUBORDINATED OLP UNIT: A unit representing a fractional part of the limited partner partnership interests of all limited partners of the operating partnership and assignees of any such limited partner interest and having the rights and obligations specified for subordinated OLP units in the operating partnership agreement. If the restructuring proposal is approved, the subordinated OLP units will be eliminated.

     SUBORDINATION PERIOD: The subordination period will generally extend from the date of the closing of the initial public offering until the first day of any quarter beginning after September 30, 2001 for which (i) distributions of available cash from operating surplus on all of the outstanding common units and the subordinated units for each of the three consecutive four-quarter periods immediately preceding that date, equaled or exceeded the sum of the minimum quarterly distribution on all of the outstanding common units and subordinated units during those periods, (ii) the adjusted operating surplus generated during each of the three consecutive four-quarter periods immediately preceding such date equaled or exceeded the sum of minimum quarterly distribution on all of the outstanding common units and subordinated OLP units, and the related distribution on the general partner interest in the partnership, during such periods, and (iii) there are no outstanding common unit arrearages. Prior to the end of the subordination period, a portion of the subordinated OLP units will convert into common OLP units on a one-for-one basis on the first day after the record date established for any quarter ending on or after (a) September 30, 1999 (with respect to subordinated OLP units) and (b) September 30, 2000 (with respect to an additional subordinated OLP units), on a cumulative basis, for which (i) distributions of available cash from operating surplus on the common units and the subordinated OLP units with respect to each of the two consecutive four-quarter periods immediately preceding such date equaled or exceeded the sum of the minimum quarterly distribution on all of the outstanding common units and subordinated OLP units during such periods, (ii) the adjusted operating surplus generated during each of the two consecutive four-quarter periods immediately preceding such date equaled or exceeded the sum of the minimum quarterly distribution on all of the outstanding common units and subordinated OLP units and the related distribution on the general partner interest in the partnership during such periods, and (iii) there are no outstanding common unit arrearages; provided, however, that the early conversion of the second tranche of subordinated OLP units may not occur until at least one year following the early conversion of the first tranche of subordinated OLP units. In addition, if the general partner is removed as general partner of the partnership under circumstances where cause does not exist and units held by the general partner and its affiliates are not voted in favor of such removal (i) the subordination period will end and all outstanding subordinated OLP units will immediately convert into common OLP units on a one-for-one basis, (ii) any existing common unit arrearages will be extinguished and (iii) the general partner will have the right to convert its general partner interests (including the incentive distribution rights) into common units or to receive cash in exchange for such interests.

     If the restructuring period is approved, the subordinated units will be eliminated and the subordination period will terminate.

     TARGET DISTRIBUTION LEVELS: The distribution levels at which the general partner's incentive compensation payments are determined as described in the partnership agreement. Currently, the levels that must be achieved before the general partner is entitled to an increasing share of excess distributions are $0.55, $0.625 and $0.825. If the restructuring proposal is approved, these levels will be $0.25, $0.28 and $0.33, respectively.

     TARGET DISTRIBUTIONS: The distribution levels at which the general partner's interest in distributions will increase from 2% to 13.3% (the "First Target Distribution"), from 15% to 23.5% (the "Second Target Distribution") and from 25% to 49% (the "Third Target Distribution").

     TRANSFER AGENT: American Stock Transfer & Trust Company or such bank, trust company or other person (including the general partner or one of its affiliates) as shall be appointed from time to time by the partnership to act as registrar and transfer agent for the units.

     UNIT MAJORITY: During the subordination period, at least a majority of the outstanding common units, voting as a class, and at least a majority of the outstanding subordinated OLP units, voting as a class and, thereafter, at least a majority of the outstanding units voting as a class.

     UNITHOLDERS: Holders of the common units, the common OLP units and the subordinated OLP units.

     UNITS: The common units, the common OLP units and the subordinated OLP units, collectively, but shall not include the right to receive incentive distributions.

                                                                         ANNEX E

                              GENESIS ENERGY, L.P.
                         QUARTERLY REPORT ON FORM 10-Q
                 FOR THE QUARTERLY PERIOD ENDED MARCH 31, 2000

                                                                         ANNEX E

==============================================================================


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                         ----------------------------


                                   FORM 10-Q



                 [X] QUARTERLY REPORT UNDER SECTION 13 or 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                 For the quarterly period ended March 31, 2000

                                       OR

             [ ]  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                         Commission File Number 1-12295


                              GENESIS ENERGY, L.P.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        DELAWARE                                    76-0513049
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)


500 DALLAS, SUITE 2500, HOUSTON, TEXAS                77002
(Address of principal executive offices)           (Zip Code)


                                 (713) 860-2500
              (Registrant's telephone number, including area code)



Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                    Yes X      No
                                       ---        ---

=============================================================================

                         This report contains 19 pages

                              GENESIS ENERGY, L.P.

                                   FORM 10-Q

                                     INDEX

                         PART I.  FINANCIAL INFORMATION

Item 1.  Financial Statements                                                     Page
                                                                                  ----
         Condensed Consolidated Balance Sheets - March 31, 2000 and
           December 31, 1999 .................................................      3

         Condensed Consolidated Statements of Operations for the Three
           Months Ended March 31, 2000 and 1999 ..............................      4

         Condensed Consolidated Statements of Cash Flows for the Three
           Months Ended March 31, 2000 and 1999 ..............................      5

         Condensed Consolidated Statement of Partners' Capital for the
           Three Months Ended March 31, 2000 .................................      6

         Notes to Condensed Consolidated Financial Statements ................      7


Item 2.  Management's Discussion and Analysis of Financial Condition
           and Results of Operations .........................................     13

Item 3.  Quantitative and Qualitative Disclosures about Market Risk ..........     17




                           PART II.  OTHER INFORMATION

Item 1.  Legal Proceedings ...................................................      18

Item 6.  Exhibits and Reports on Form 8-K ....................................      18


                              GENESIS ENERGY, L.P.
                          CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                                                                 March 31, December 31,
                                                                                 2000              1999
                                                                               --------          --------
               ASSETS                                                         (Unaudited)
CURRENT ASSETS
     Cash and cash equivalents .................................               $  1,975          $  6,664
     Accounts receivable -
          Trade ................................................                422,806           241,529
          Related party ........................................                     --             7,030
     Inventories ...............................................                  2,409               404
     Other .....................................................                  9,454            19,090
                                                                               --------          --------
          Total current assets .................................                436,644           274,717

FIXED ASSETS, at cost ..........................................                116,417           116,332
     Less:  Accumulated depreciation ...........................                (24,133)          (22,419)
                                                                               --------          --------
          Net fixed assets .....................................                 92,284            93,913

OTHER ASSETS, net of amortization ..............................                 11,630            11,962
                                                                               --------          --------
TOTAL ASSETS ...................................................               $540,558          $380,592
                                                                               ========          ========

     LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES
     Current portion of long-term debt .........................               $ 21,900          $ 19,900
     Accounts payable -
          Trade ................................................                395,913           251,742
          Related party ........................................                 25,887             1,604
     Accrued liabilities .......................................                 11,634            19,290
                                                                               --------          --------
          Total current liabilities ............................                455,334           292,536

COMMITMENTS AND CONTINGENCIES (Note 8)

ADDITIONAL PARTNERSHIP INTERESTS ...............................                  6,100             3,900

MINORITY INTERESTS .............................................                 30,426            30,571

PARTNERS' CAPITAL
     Common unitholders, 8,625 units issued, and 8,625 and 8,620 units outstanding at March 31, 2000 and December 31,
          1999, respectively ...................................                 47,748            52,574
     General partner ...........................................                    951             1,051
                                                                               --------          --------
          Subtotal .............................................                 48,699            53,625
     Treasury Units, 5 units at December 31, 1999 ..............                     (1)              (40)
                                                                               --------          --------
          Total partners' capital ..............................                 48,698            53,585
                                                                               --------          --------
TOTAL LIABILITIES AND PARTNERS' CAPITAL ........................               $540,558          $380,592
                                                                               ========          ========


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                              GENESIS ENERGY, L.P.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands, except per unit amounts)
                                  (Unaudited)

                                                    Three Months Ended March 31,
                                                     2000                  1999
                                                 -----------           -----------
REVENUES:
     Gathering and marketing revenues
          Unrelated parties ...........          $   998,430           $   370,373
          Related parties .............                   --                 9,254
     Pipeline revenues ................                3,413                 4,096
                                                 -----------           -----------
               Total revenues .........            1,001,843               383,723
COST OF SALES:
     Crude costs, unrelated parties ...              957,496               365,917
     Crude costs, related parties .....               34,781                 7,417
     Field operating costs ............                3,214                 2,652
     Pipeline operating costs .........                2,053                 1,968
                                                 -----------           -----------
          Total cost of sales .........              997,544               377,954
                                                 -----------           -----------
GROSS MARGIN ..........................                4,299                 5,769
EXPENSES:
     General and administrative .......                2,656                 3,023
     Depreciation and amortization ....                2,046                 2,048
                                                 -----------           -----------

OPERATING INCOME (LOSS) ...............                 (403)                  698
OTHER INCOME (EXPENSE):
     Interest income ..................                   37                    30
     Interest expense .................                 (348)                 (210)
     (Loss) gain on asset disposals ...                  (12)                  869
                                                 -----------           -----------
Income (loss) before minority interests                 (726)                1,387

Minority interests ....................                 (145)                  278
                                                 -----------           -----------
NET INCOME (LOSS) .....................          $      (581)          $     1,109
                                                 ===========           ===========

NET INCOME (LOSS) PER COMMON UNIT -
  BASIC AND DILUTED ...................          $     (0.07)          $      0.13
                                                 ===========           ===========

NUMBER OF COMMON UNITS OUTSTANDING ....                8,624                 8,604
                                                 ===========           ===========



                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                              GENESIS ENERGY, L.P.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)
                                  (Unaudited)


                                                                  Three Months Ended March 31,
                                                                    2000               1999
                                                                  --------           --------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss) .................................          $   (581)          $  1,109
     Adjustments to reconcile net income to net
       cash provided by (used in) operating
       activities -
          Depreciation .................................             1,716              1,699
          Amortization of intangible assets ............               330                349
          Minority interests equity in earnings (losses)              (145)               278
          (Loss) gain on asset disposals ...............                12               (869)
          Other noncash charges ........................               333                373
          Changes in components of working capital -
               Accounts receivable .....................          (174,247)            25,721
               Inventories .............................            (2,005)            (4,675)
               Other current assets ....................             9,636             (1,178)
               Accounts payable ........................           168,454            (24,683)
               Accrued liabilities .....................            (7,895)            (1,307)
                                                                  --------           --------
Net cash used in operating activities ..................            (4,392)            (3,183)
                                                                  --------           --------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property and equipment ...............               (99)              (665)
     Decrease in other assets ..........................                 2                  1
     Proceeds from sale of assets ......................                --                983
                                                                  --------           --------
Net cash (used in) provided by investing activities ....               (97)               319
                                                                  --------           --------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings under Loan Agreement ...................             2,000              6,700
     Distributions:
          To common unitholders ........................            (4,312)            (4,301)
          To General Partner ...........................               (88)               (88)
     Issuance of additional partnership interests ......             2,200                 --
                                                                  --------           --------
Net cash (used in) provided by financing activities ....              (200)             2,311
                                                                  --------           --------
Net decrease in cash and cash equivalents ..............            (4,689)              (553)

Cash and cash equivalents at beginning of period .......             6,664              7,710
                                                                  --------           --------
Cash and cash equivalents at end of period .............          $  1,975           $  7,157
                                                                  ========           ========


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                              GENESIS ENERGY, L.P.
                   CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL
                                 (In thousands)
                                  (Unaudited)


                                                                          Partners' Capital
                                                         --------------------------------------------------
                                                           Common          General     Treasury
                                                         Unitholders       Partner       Units       Total
                                                         -----------      --------     --------     -------
Partners' capital at December 31, 1999 ..............      $ 52,574       $  1,051     $    (40)    $53,585
Net loss for the three months ended March 31, 2000 ..          (569)           (12)          --        (581)
Cash distributions for the three months ended
  March 31, 2000 ....................................        (4,312)           (88)          --      (4,400)
Issuance of treasury units to Restricted Unit Plan
  participants ......................................            --             --           39          39
Excess of expense over cost of treasury units issued
  for Restricted Unit Plan ..........................            55             --           --          55
                                                           --------       --------     --------     -------
Partners' capital at March 31, 2000 .................      $ 47,748       $    951     $     (1)    $48,698
                                                           ========       ========     ========     =======

                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                              GENESIS ENERGY, L.P.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


1.  FORMATION AND OFFERING

  In December 1996, Genesis Energy, L.P. ("GELP") completed an initial public offering of 8.6 million Common Units at $20.625 per unit, representing limited partner interests in GELP of 98%. Genesis Energy, L.L.C. (the "General Partner") serves as general partner of GELP and its operating limited partnership, Genesis Crude Oil, L.P. Genesis Crude Oil, L.P. has two subsidiary limited partnerships, Genesis Pipeline Texas, L.P. and Genesis Pipeline USA, L.P. Genesis Crude Oil, L.P. and its subsidiary partnerships will be referred to collectively as GCOLP. The General Partner owns a 2% general partner interest in GELP.

  Transactions at Formation

    At the closing of the offering, GELP contributed the net proceeds of the offering to GCOLP in exchange for an 80.01% general partner interest in GCOLP. With the net proceeds of the offering, GCOLP purchased a portion of the crude oil gathering, marketing and pipeline operations of Howell Corporation ("Howell") and made a distribution to Basis Petroleum, Inc. ("Basis") in exchange for its conveyance of a portion of its crude oil gathering and marketing operations. GCOLP issued an aggregate of 2.2 million subordinated limited partner units ("Subordinated OLP Units") to Basis and Howell to obtain the remaining operations. After formation, Basis and Howell owned 54% and 46% of the General Partner, respectively.

    Basis' Subordinated OLP units and its interest in the General Partner were transferred to its then parent, Salomon Smith Barney Holdings Inc. ("Salomon") in May 1997. In February 2000, Salomon acquired Howell's interest in the General Partner. Salomon now owns 100% of the General Partner.

  Unless the context otherwise requires, the term "the Partnership" hereafter refers to GELP and its operating limited partnership.

2.  BASIS OF PRESENTATION

  The accompanying financial statements and related notes present the consolidated financial position as of March 31, 2000 and December 31, 1999 for GELP and its results of operations, cash flows and changes in partners' capital for the three months ended March 31, 2000 and 1999.

  The financial statements included herein have been prepared by the Partnership without audit pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). Accordingly, they reflect all adjustments (which consist solely of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial results for interim periods. Certain information and notes normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the Partnership believes that the disclosures are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the financial statements and notes thereto included in the Partnership's Annual Report on Form 10-K for the year ended December 31, 1999 filed with the SEC.

  Basic net income per Common Unit is calculated on the weighted average number of outstanding Common Units. The weighted average number of Common Units outstanding for the three months ended March 31, 2000 and 1999 was 8,624,324 and 8,603,525, respectively. For this purpose, the 2% General Partner interest is excluded from net income. Diluted net income per Common Unit did not differ from basic net income per Common Unit for either period presented.

3.  NEW ACCOUNTING PRONOUNCEMENTS

  In November 1998, the Emerging Issues Task Force (EITF) reached a consensus on EITF Issue 98-10, "Accounting for Energy Trading and Risk Management Activities". This consensus, effective in the first quarter of 1999, requires that "energy trading" contracts be marked-to-market, with gains or losses recognized in current earnings. The Partnership has determined that its activities do not meet the definition in EITF Issue 98-10 of "energy trading" activities and, therefore, it was not required to make any change in its accounting.

                              GENESIS ENERGY, L.P.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


  SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", was issued in June 1998. This standard was subsequently amended by SFAS 137. This new standard, which the Partnership will be required to adopt for its fiscal year 2001, will change the method of accounting for changes in the fair value of certain derivative instruments by requiring that an entity recognize the derivative at fair value as an asset or liability on its balance sheet. Depending on the purpose of the derivative and the item it is hedging, the changes in fair value of the derivative will be recognized in current earnings or as a component of other comprehensive income in partners' capital. The Partnership is in the process of evaluating the impact that this statement will have on its results of operations and financial position. This new standard could increase volatility in net income and comprehensive income.

4.  BUSINESS SEGMENT AND CUSTOMER INFORMATION

  Based on its management approach, the Partnership believes that all of its material operations revolve around the gathering and marketing of crude oil, and it currently reports its operations, both internally and externally, as a single business segment. No customer accounted for more than 10% of the Partnership's revenues in any period.

5.  CREDIT RESOURCES

  GCOLP entered into credit facilities with Salomon (collectively, the "Credit Facilities") pursuant to a Master Credit Support Agreement. GCOLP's obligations under the Credit Facilities are secured by its receivables, inventories, general intangibles and cash.

  Guaranty Facility

    Salomon is providing a Guaranty Facility through December 31, 2000 in connection with the purchase, sale and exchange of crude oil by GCOLP. The aggregate amount of the Guaranty Facility is limited to $300 million for the year ending December 31, 2000 (to be reduced in each case by the amount of any obligation to a third party to the extent that such third party has a prior security interest in the collateral). GCOLP pays a guarantee fee to Salomon which increases over the remaining term, thereby increasing the cost of the credit support provided to GCOLP under the Guaranty Facility. At March 31, 2000, the aggregate amount of obligations covered by guarantees was $273 million, including $167 million in payable obligations and $106 million of estimated crude oil purchase obligations for April 2000.

    The Master Credit Support Agreement contains various restrictive and affirmative covenants including (i) restrictions on indebtedness other than (a) pre-existing indebtedness, (b) indebtedness pursuant to Hedging Agreements (as defined in the Master Credit Support Agreement) entered into in the ordinary course of business and (c) indebtedness incurred in the ordinary course of business by acquiring and holding receivables to be collected in accordance with customary trade terms, (ii) restrictions on certain liens, investments, guarantees, loans, advances, lines of business, acquisitions, mergers, consolidations and sales of assets and (iii) compliance with certain risk management policies, audit and receivable risk exposure practices and cash management practices as may from time to time be revised or altered by Salomon in its sole discretion.

    Pursuant to the Master Credit Support Agreement, GCOLP is required to maintain (a) Consolidated Tangible Net Worth of not less than $50 million, (b) Consolidated Working Capital of not less than $1 million, (c) a ratio of its Consolidated Current Liabilities to Consolidated Working Capital plus net property, plant and equipment of not more than 7.5 to 1, (d) a ratio of Consolidated Earnings before Interest, Taxes, Depreciation and Amortization to Consolidated Fixed Charges of at least 1.75 to 1 as of the last day of each fiscal quarter prior to December 31, 1999 and (e) a ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth of not more than 10.0 to 1 (as such terms are defined in the Master Credit Support Agreement).

    An Event of Default could result in the termination of the Credit Facilities at the discretion of Salomon. Significant Events of Default include
(a) a default in the payment of (i) any principal on any payment obligation under the Credit Facilities when due or (ii) interest or fees or other amounts within two business days of the due date, (b) the guaranty exposure amount exceeding the maximum credit support amount for two consecutive calendar months, (c) failure to perform or otherwise comply with any covenants contained in the Master Credit Support Agreement if such failure continues unremedied for a period of 30 days after written notice thereof and (d) a

                              GENESIS ENERGY, L.P.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

material misrepresentation in connection with any loan, letter of credit or guarantee issued under the Credit Facilities. Removal of the General Partner will result in the termination of the Credit Facilities and the release of all of Salomon's obligations thereunder.

    There can be no assurance of the availability or the terms of credit for the Partnership. At this time, Salomon does not intend to provide guarantees or other credit support after the credit support period expires in December 2000, except under the conditions discussed in note 10. If the General Partner is removed without its consent, Salomon's credit support obligations will terminate. In addition, Salomon's obligations under the Master Credit Support Agreement may be transferred or terminated early subject to certain conditions. Management of the Partnership intends to replace the Guaranty Facility with a letter of credit facility with one or more third party lenders prior to December 2000 and has had preliminary discussions with banks about a replacement letter of credit facility. The General Partner may be required to reduce or restrict the Partnership's gathering and marketing activities because of limitations on its ability to obtain credit support and financing for its working capital needs. The General Partner expects that the overall cost of a replacement facility may be substantially greater than what the Partnership is incurring under its existing Master Credit Support Agreement. Any significant decrease in the Partnership's financial strength, regardless of the reason for such decrease, may increase the number of transactions requiring letters of credit or other financial support, make it more difficult for the Partnership to obtain such letters of credit, and/or may increase the cost of obtaining them. This situation could in turn adversely affect the Partnership's ability to maintain or increase the level of its purchasing and marketing activities or otherwise adversely affect the Partnership's profitability and Available Cash.

  Working Capital Facility

    In August 1998, GCOLP entered into a revolving credit/loan agreement ("Loan Agreement") with Bank One, Texas, N.A. ("Bank One") to replace the Working Capital Facility that had been provided by Salomon. The Loan Agreement provides for loans or letters of credit in the aggregate not to exceed the greater of $35 million or the Borrowing Base (as defined in the Loan Agreement). Loans will bear interest at a rate chosen by GCOLP which would be one or more of the following: (a) a Floating Base Rate (as defined in the Loan Agreement) that is generally the prevailing prime rate less one percent; (b) a rate based on the Federal Funds Rate plus one and one-half percent or (c) a rate based on LIBOR plus one and one-quarter percent. The Loan Agreement provides for a revolving period until August 14, 2000, with interest to be paid monthly. All loans outstanding on August 14, 2000, are due at that time.

    The Loan Agreement is collateralized by the accounts receivable and inventory of GCOLP, subject to the terms of an Intercreditor Agreement between Bank One and Salomon. There is no compensating balance requirement under the Loan Agreement. A commitment fee of 0.35% on the available portion of the commitment is provided for in the agreement. Material covenants and restrictions include requirements to maintain a ratio of current assets (as defined in the Loan Agreement) to current liabilities of at least 1:1 and to maintain tangible net worth in GCOLP, as defined in the Loan Agreement, of not less than $65 million.

    At March 31, 2000 and December 31, 1999, the Partnership had $21.9 million and $19.9 million, respectively, of loans outstanding under the Loan Agreement. The Partnership had no letters of credit outstanding at March 31, 2000. At March 31, 2000, $13.1 million was available to be borrowed under the Loan Agreement.

    Management of the Partnership has entered into discussions regarding replacement of the Bank One Loan Agreement with a long-term facility. Based upon these discussions, management expects that it will be able to replace the Loan Agreement with a long-term facility subject to similar terms. If the Partnership is unable to complete the replacement agreement noted above, then other options will be pursued, some of which may have terms not as favorable to the Partnership, including increasing costs and pledging additional collateral. While management believes that it will be able to replace the Loan Agreement on a long-term basis prior to its maturity, there can be no assurance that it will be able to do so.

  Distributions

    Generally, GCOLP will distribute 100% of its Available Cash within 45 days after the end of each quarter to Unitholders of record and to the General Partner. Available Cash consists generally of all of the cash receipts less

                              GENESIS ENERGY, L.P.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS



cash disbursements of GCOLP adjusted for net changes to reserves. (A full definition of Available Cash is set forth in the Partnership Agreement.) Distributions of Available Cash to the holders of Subordinated OLP Units are subject to the prior rights of holders of Common Units to receive the minimum quarterly distribution ("MQD") for each quarter during the subordination period (which will not end earlier than December 31, 2001) and to receive any arrearages in the distribution of the MQD on the Common Units for prior quarters during the subordination period. MQD is $0.50 per unit.

    Salomon has committed, subject to certain limitations, to provide total cash distribution support, with respect to quarters ending on or before December 31, 2001, in an amount up to an aggregate of $17.6 million in exchange for Additional Partnership Interests ("APIs"). Salomon's obligation to purchase APIs will end no later than December 31, 2001, with the actual termination subject to the levels of distributions that have been made prior to the termination date. In 1999, the Partnership utilized $3.9 million of the distribution support from Salomon. An additional $2.2 million and $2.6 million were utilized in February 2000 and May 2000, respectively. After the distribution in May 2000, $8.7 million of distribution support has been utilized and $8.9 million remains available through December 31, 2001, or until such amount is fully utilized, whichever comes first.

    APIs purchased by Salomon are not entitled to cash distributions or voting rights. The APIs will be redeemed if and to the extent that Available Cash for any future quarter exceeds an amount necessary to distribute the MQD on all Common Units and Subordinated OLP Units and to eliminate any arrearages in the MQD on Common Units for prior periods.

    In addition, the Partnership Agreement authorizes the General Partner to cause GCOLP to issue additional limited partner interests and other equity securities, the proceeds from which could be used to provide additional funds for acquisitions or other GCOLP needs.

6.  TRANSACTIONS WITH RELATED PARTIES

  Sales, purchases and other transactions with affiliated companies, in the opinion of management, are conducted under terms no more or less favorable than those conducted with unaffiliated parties.

  Sales and Purchases of Crude Oil

    A summary of sales to and purchases from related parties of crude oil is as follows (in thousands).

                                          Three Months Three Months
                                             Ended         Ended
                                           March 31,     March 31,
                                              2000         1999
                                            -------       -------
    Sales to affiliates..................   $     -       $9,254
    Purchases from affiliates............   $34,781       $7,417


  General and Administrative Services

    The Partnership does not directly employ any persons to manage or operate its business. Those functions are provided by the General Partner. The Partnership reimburses the General Partner for all direct and indirect costs of these services. Total costs reimbursed to the General Partner by the Partnership were $3,969,000 and $4,441,000 for the three months ended March 31, 2000 and 1999, respectively.

  Credit Facilities

    As discussed in Note 4, Salomon provides Credit Facilities to the Partnership. For the three months ended March 31, 2000 and 1999, the Partnership paid Salomon $319,000 and $139,000, respectively, for guarantee fees under the Credit Facilities.

7.  SUPPLEMENTAL CASH FLOW INFORMATION

  Cash received by the Partnership for interest was $43,000 and $32,000 for the three months ended March 31, 2000 and 1999, respectively. Payments of interest were $335,000 and $198,000 for the three months ended March 31, 2000 and 1999, respectively.

                              GENESIS ENERGY, L.P.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


8.  CONTINGENCIES

  The Partnership is subject to various environmental laws and regulations. Policies and procedures are in place to monitor compliance. The Partnership's management has made an assessment of its potential environmental exposure and determined that such exposure is not material to its consolidated financial position, results of operations or cash flows. As part of the formation of the Partnership, Basis and Howell agreed to be responsible for certain environmental conditions related to their ownership and operation of their respective assets contributed to the Partnership and for any environmental liabilities which Basis or Howell may have assumed from prior owners of these assets.

  The Partnership is subject to lawsuits in the normal course of business and examination by tax and other regulatory authorities. Such matters presently pending are not expected to have a material adverse effect on the financial position, results of operations or cash flows of the Partnership.

  As part of the formation of the Partnership, Basis and Howell agreed to each retain liability and responsibility for the defense of any future lawsuits arising out of activities conducted by Basis and Howell prior to the formation of the Partnership and have also agreed to cooperate in the defense of such lawsuits.

  Pipeline Oil Spill

    On December 20, 1999, the Partnership had a spill of crude oil from its Mississippi System. Approximately 8,000 barrels of oil spilled from the pipeline near Summerland, Mississippi and entered a creek nearby. Some of the oil then flowed into the Leaf River.

    The Partnership responded to this incident immediately, deploying crews to evaluate, clean up and monitor the spilled oil. At February 1, 2000, the spill had been substantially cleaned up, with ongoing maintenance and reduced clean-up activity expected to continue for several more months.

    The estimated cost of the spill clean-up is expected to be $18 million. The incident was reported to insurers, and incurred costs related to the clean- up efforts have been reimbursed or approved for reimbursement by the insurers.

    As a result of this crude oil spill, certain federal and state regulatory agencies may impose fines and penalties that would not be reimbursed by insurance. At this time, it is not possible to predict whether the Partnership will be fined, the amounts of such fines, or whether such governmental agencies would prevail in imposing such fines.

    The segment of the Mississippi System where the spill occurred has been temporarily shut down and will not be returned to service until regulators give their approval. Regulatory authorities may require specific testing or changes to the pipeline before allowing the Partnership to restart that segment of the system. At this time, it is unknown whether there will be any required testing or changes and the related cost of that testing or changes.

    If Management of the Partnership determines that the costs of testing or changes are too high, that segment of the system may not be restarted. If this part of the Mississippi System is taken out of service, the net book value of that portion of the pipeline would be written down to its net realizable value, resulting in a non-cash write-off of approximately $6.0 million. Tariff revenues from this segment of the pipeline for the year 1999 were $0.6 million.

  Crude Oil Contamination

    In February and March 2000, the Partnership purchased crude oil from a third party that was subsequently determined to contain organic chlorides. These barrels were delivered into the Partnership's Texas pipeline system and contaminated at least 24,000 barrels of oil held in storage and some portion of 44,000 barrels of oil in the pipeline. The north end of the Texas pipeline system has been temporarily shut down. Some of these barrels were delivered to another party.

    The third party has provided the Partnership with evidence that it has sufficient resources to cover the total expected damages incurred by the Partnership. Management of the Partnership believes that it will recover any damages incurred from the third party. The contaminated barrels are reflected in inventory at their cost of approximately $2.0 million.

                              GENESIS ENERGY, L.P.
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS





9.  DISTRIBUTIONS

  On April 13, 2000, the Board of Directors of the General Partner declared a cash distribution of $0.50 per Unit for the three months ended March 31, 2000. This distribution will be paid on May 15, 2000, to the General Partner and all Common Unitholders of record as of the close of business on May 1, 2000. The Subordinated OLP Unitholders will not receive a distribution for that period.

  The distribution will be paid utilizing approximately $1.8 million of cash available from the Partnership and $2.6 million of cash provided by Salomon pursuant to Salomon's Distribution Support Agreement.

10.  SUBSEQUENT EVENT

  On May 10, 2000, the Partnership announced that based on the recommendation of the Special Committee appointed by the General Partner, the General Partner and the Board of Directors of the General Partner of the Partnership unanimously approved a financial restructuring of the Partnership. The proposal for a financial restructuring of the Partnership is subject to approval by holders of a majority of the Partnership's outstanding public common units. Assuming unitholder approval, the proposed restructuring is expected to be effective beginning with distributions for the third quarter of 2000. Under the terms of the restructuring:

  o the Partnership will set the minimum quarterly distribution at $0.20 per Common Unit, a level that is commensurate with the Partnership's current and anticipated future cash flow. The current minimum quarterly distribution is $0.50 per Common Unit;
  o Salomon will contribute to the operating partnership the remaining balance of its distribution support obligation;
  o the Partnership will make a special distribution to all common unitholders of the remaining distribution support obligation reduced by the amount of costs associated with the proposed restructuring;
  o the General Partner will relinquish its 2% share of the special distribution and any rights to incentive distributions that it may have in connection with such special distribution;
  o all outstanding Subordinated OLP Units will be eliminated, thereby increasing the common unitholder's effective combined ownership from the current 80% to 98% and eliminating the requirement that common units accrue arrearages;
  o Salomon will relinquish all of its $17.6 million of additional partnership interests received for meeting its distribution support obligation;
  o the respective distribution thresholds that must be achieved before the general partner is entitled to incentive distributions will be set at 125%, 140%, and 165% of the minimum quarterly distribution or $0.25, $0.28 and $0.33 per unit; and
  o Salomon will extend for one year, on the current terms and conditions, its $300 million Master Credit Support Agreement due to expire on December 31, 2000.

  In connection with the proposal for restructuring, the Partnership is preparing a proxy statement to be mailed to all of the Partnership's public unitholders that will contain a more detailed description of the proposal.

                              GENESIS ENERGY, L.P.
               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  Genesis Energy, L.P., operates crude oil common carrier pipelines and is one of the largest independent gatherers and marketers of crude oil in North America, with operations concentrated in Texas, Louisiana, Alabama, Florida, Mississippi, New Mexico, Kansas and Oklahoma. The following review of the results of operations and financial condition should be read in conjunction with the Condensed Consolidated Financial Statements and Notes thereto.

RESULTS OF OPERATIONS - THREE MONTHS ENDED MARCH 31, 2000 COMPARED WITH THREE MONTHS ENDED MARCH 31, 1999

  Selected financial data for this discussion of the results of operations follows, in thousands, except volumes per day.

                                                                             Three Months Ended March 31,
                                                                                 2000           1999
                                                                               --------       --------
  Gross margin
    Gathering and marketing ..............................................     $  2,939       $  3,641
    Pipeline .............................................................     $  1,360       $  2,128

  General and administrative expenses ....................................     $  2,656       $  3,023

  Depreciation and amortization ........................................       $  2,046       $  2,048

  Operating income (loss) ..............................................       $   (403)      $    698

  Interest income (expense), net .......................................       $   (311)      $   (180)

  Other income (expense), net ..........................................       $    (12)      $    869

  Volumes per day
    Wellhead ...........................................................        102,481         88,160
    Bulk and exchange ..................................................        289,652        273,195
    Pipeline ...........................................................         88,172         88,754

Gross margin from gathering and marketing operations is generated by the difference between the price of crude oil at the point of purchase and the price of crude oil at the point of sale, minus the associated costs of aggregation and transportation. The absolute price levels of crude oil do not necessarily bear a relationship to gross margin, although such price levels significantly impact revenues and cost of sales. As a result, period-to-period variations in revenues and cost of sales are generally not meaningful in analyzing the variation in gross margin. Such changes are not addressed in the following discussion.

  Pipeline gross margins are primarily a function of the level of throughput and storage activity and are generated by the difference between the regulated published tariff and the fixed and variable costs of operating the pipeline. Changes in revenues, volumes and pipeline operating costs, therefore, are relevant to the analysis of financial results of the Partnership's pipeline operations.

  Gross margin from gathering and marketing operations was $2.9 million for the quarter ended March 31, 2000, as compared to $3.6 million for the quarter ended March 31, 1999. Although the Partnership increased its average wellhead volumes by 14,000 barrels per day in the 2000 first quarter as compared to the 1999 period, these volume increases were a result of competitive marketing efforts. Volume increases obtained by competitive marketing efforts tend to result in incrementally lower average gross margin per barrel. Additionally, costs for guarantees under the Master Credit Support Agreement increased $0.2 million in the 2000 quarter when compared to the 1999 period due primarily to the higher crude oil prices in the 2000 period.

                              GENESIS ENERGY, L.P.
               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS




  Pipeline gross margin was $1.4 million for the quarter ended March 31, 2000, as compared to the pipeline gross margin of $2.1 million for the first quarter of 1999. Pipeline throughput declined only 582 barrels per day, but the average length of the hauls in the first quarter of 2000 was significantly shorter than in the prior year, thereby reducing revenues. Additionally, the segment of the Mississippi System where the Partnership had an oil spill in December 1999 was temporarily shut down during the first quarter of 2000, reducing tariffs from that system. Pipeline gross margin for the first quarter of 1999 includes $0.3 million of storage revenue.

  General and administrative expenses were $2.7 million for the three months ended March 31, 2000, a decrease of $0.3 million from the 1999 period. The decrease in 2000 can be attributed primarily to a decline in personnel costs and related benefits. Additionally, 1999 general and administrative expenses included $0.1 million of costs related to the preparing for the Year 2000 systems issues.

  Depreciation and amortization in the 2000 quarter was flat when compared to the 1999 period. Interest expense increased $0.1 million due to higher average debt and higher market interest rates. Other income in the 1999 period included a gain of $0.9 million as a result of the sale of excess tractors and trailers.

LIQUIDITY AND CAPITAL RESOURCES

  Cash Flows

    Cash flows used in operating activities were $4.4 million for the three months ended March 31, 2000. Fluctuations in the timing of payment for NYMEX transactions and related margin calls combined with fluctuations in the timing of payment of costs related to the oil spill discussed below and the collection of the related receivable from insurance companies contributed to the utilization of cash flows for operating activities. Operating activities in the prior year period utilized cash of $3.2 million primarily due to increases in inventory quantities and values.

    For the three months ended March 31, 2000, cash flows utilized in investing activities were $0.1 million. In the 1999 first quarter, investing activities provided cash flows of $0.3 million. The Partnership received cash of $1.0 million from the sale of excess equipment and expended $0.7 million for additions in property and equipment, primarily related to pipeline operations.

    Cash flows used in financing activities were $0.2 million in the quarter ended March 31, 2000. The Partnership borrowed $2.0 million under its Loan Agreement and received $2.2 from the issuance of APIs to Salomon. The Partnership also paid a distribution to common unitholders and the General Partner totaling $4.4 million.

  Working Capital and Credit Resources

    As discussed in Note 5 of the Notes to Condensed Consolidated Financial Statements, the Partnership has a Guaranty Facility with Salomon through December 31, 2000 and a Loan Agreement with Bank One for working capital purposes that extends through August 14, 2000. Management of the Partnership has entered into discussions regarding replacement of the Bank One Loan Agreement with a long-term facility. Based upon these discussions, management expects that it will be able to replace the Loan Agreement with a long-term facility subject to similar terms. If the Partnership is unable to complete the replacement agreement noted above, then other options will be pursued, some of which may have terms less favorable to the Partnership, including increasing costs and pledging additional collateral. While management believes that it will be able to replace the Loan Agreement on a long-term basis prior to its maturity, there can be no assurance that it will be able to do so.

    At this time, Salomon does not intend to provide guarantees or other credit support after the credit support period expires in December 2000, except as discussed in the proposed restructuring below. If the General Partner is removed without its consent, Salomon's credit support obligations will terminate. In addition, Salomon's obligations under the Master Credit Support Agreement may be transferred or terminated early subject to certain conditions. Management of the Partnership intends to replace the Guaranty Facility with a letter of credit facility with one or more third party lenders prior to December 2000. The General Partner may be required to reduce or restrict the Partnership's gathering and marketing activities because of limitations on its ability to obtain credit support and financing for its working capital needs. The General Partner expects that the overall cost of a replacement facility may be substantially greater than what the Partnership is incurring under its existing Master Credit Support

                              GENESIS ENERGY, L.P.
               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS



Agreement. Any significant decrease in the Partnership's financial strength, regardless of the reason for such decrease, may increase the number of transactions requiring letters of credit or other financial support, make it more difficult for the Partnership to obtain such letters of credit, and/or increase the cost of obtaining them. This situation could in turn adversely affect the Partnership's ability to maintain or increase the level of its purchasing and marketing activities or otherwise adversely affect the Partnership's profitability and Available Cash.

    The Partnership will pay a distribution of $0.50 per Unit for the three months ended March 31, 2000 on May 15, 2000 to the General Partner and all Common Unitholders of record as of the close of business on May 1, 2000. The subordinated OLP Unitholders will not receive a distribution for that period.

    The distribution will be paid utilizing approximately $1.8 million of cash available from the Partnership and $2.6 million of cash provided by Salomon pursuant to Salomon's Distribution Support Agreement.

    Under the Distribution Support Agreement, Salomon has committed, subject to certain limitations, to provide total cash distribution support, with respect to quarters ending on or before December 31, 2001, in an amount up to an aggregate of $17.6 million in exchange for Additional Partnership Interests ("APIs"). Salomon's obligation to purchase APIs will end no later than December 31, 2001, with the actual termination subject to the levels of distributions that have been made prior to the termination date. After the distribution in May 2000, $8.7 million of distribution support has been utilized and $8.9 million remains available through December 31, 2001, or until such amount is fully utilized, whichever comes first. The Distribution Support Agreement will be terminated effective July 1, 2000 if the proposed restructuring discussed below is approved by a majority of the Partnership's unitholders.

  Proposed Restructuring

  On May 10, 2000, the Partnership announced that based on the recommendation of the Special Committee appointed by the General Partner, the General Partner and the Board of Directors of the General Partner of the Partnership unanimously approved a financial restructuring of the Partnership. The proposal for a financial restructuring of the Partnership is subject to approval by holders of a majority of the Partnership's outstanding public common units. Assuming unitholder approval, the proposed restructuring is expected to be effective beginning with distributions for the third quarter of 2000. Under the terms of the restructuring:

  o the Partnership will set the minimum quarterly distribution at $0.20 per Common Unit, a level that is commensurate with the Partnership's current and anticipated future cash flow. The current minimum quarterly distribution is $0.50 per Common Unit;
  o Salomon will contribute to the operating partnership the remaining balance of its distribution support obligation;
  o the Partnership will make a special distribution to all common unitholders of the remaining distribution support obligation reduced by the amount of costs associated with the proposed restructuring;
  o the General Partner will relinquish its 2% share of the special distribution and any rights to incentive distributions that it may have in connection with such special distribution;
  o all outstanding Subordinated OLP Units will be eliminated, thereby increasing the common unitholder's effective combined ownership from the current 80% to 98% and eliminating the requirement that common units accrue arrearages;
  o Salomon will relinquish all of its $17.6 million of additional partnership interests received for meeting its distribution support obligation;
  o the respective distribution thresholds that must be achieved before the general partner is entitled to incentive distributions will be set at 125%, 140%, and 165% of the minimum quarterly distribution or $0.25, $0.28 and $0.33 per unit; and
  o Salomon will extend for one year, on the current terms and conditions, its $300 million Master Credit Support Agreement due to expire on December 31, 2000.

  In connection with the proposal for restructuring, the Partnership is preparing a proxy statement to be mailed to all of the Partnership's public unitholders that will contain a more detailed description of the proposal.

                              GENESIS ENERGY, L.P.
               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS



  Crude Oil Spill

    On December 20, 1999, the Partnership had a spill of crude oil from its Mississippi System. Approximately 8,000 barrels of oil spilled from the pipeline near Summerland, Mississippi and entered a creek nearby. Some of the oil then flowed into the Leaf River.

    The Partnership responded to this incident immediately, deploying crews to evaluate, clean up and monitor the spilled oil. At February 1, 2000, the spill had been substantially cleaned up, with ongoing maintenance and reduced clean-up activity expected to occur for several more months.

    The estimated cost of the spill clean-up is expected to be $18 million. The incident was reported to insurers, and incurred costs related to the clean-up efforts have been reimbursed or approved for reimbursement by the insurers.

    As a result of this crude oil spill, certain federal and state regulatory agencies may impose fines and penalties that would not be reimbursed by insurance. At this time, it is not possible to predict whether the Partnership will be fined, the amounts of such fines, or whether such governmental agencies would prevail in imposing such fines.

    The segment of the Mississippi System where the spill occurred has been temporarily shut down and will not be returned to service until regulators give their approval. Regulatory authorities may require specific testing or changes to the pipeline before allowing the Partnership to restart that segment of the system. At this time, it is unknown whether there will be any required testing or changes and the related cost of that testing or changes.

    If Management of the Partnership determines that the costs of testing or changes are too high, that segment of the system may not be restarted. If this part of the Mississippi System is taken out of service, the net book value of that portion of the pipeline would be written down to its net realizable value, resulting in a non-cash write-off of approximately $6.0 million. Tariff revenues for this segment of the system in the year 1999 were $0.6 million.

  Crude Oil Contamination

    In February and March 2000, the Partnership purchased crude oil from a third party that was subsequently determined to contain organic chlorides. These barrels were delivered into the Partnership's Texas pipeline system and contaminated at least 24,000 barrels of oil held in storage and some portion of 44,000 barrels of oil in the pipeline. The north end of the Texas pipeline system has been temporarily shut down. Some of these barrels were delivered to another party.

    The third party has provided the Partnership with evidence that it has sufficient resources to cover the total expected damages incurred by the Partnership. Management of the Partnership believes that it will recover any damages incurred from the third party. The contaminated barrels are reflected in inventory at their cost of approximately $2.0 million.

  Current Business Conditions

    Despite significant increases in crude oil prices in the first quarter of 2000, U.S. onshore crude oil production volumes have not improved. Further, management of the General Partner has not seen significant improvement in the drilling and workover rig counts that would indicate that producers are expending capital to increase production. The first sign of recovery is normally an increase in the number of workover rigs, the rigs used for jobs that increase production from existing wells. In 1998, the monthly average number of workover rigs operating in the Partnership's primary operating areas was 653 rigs. That count dropped to 497 in 1999. In the first quarter of 2000, that count had risen to 573. Similarly, the average number of rotary rigs being utilized in the Partnership's primary operating areas to find or develop oil or natural gas declined from 386 rigs in 1998 to 275 rigs in 1999. In the first quarter of 2000, that count had risen to 351. Management of the General Partner believes that producers that survived the price downturn in 1998 and early 1999 by borrowing from banks or utilizing cash reserves are using the increased cash flow from higher prices to repay debt and replenish cash. Although there has been some increase in the number of drilling and workover rigs being utilized in the Partnership's primary operating areas during the early part of 2000, management of the General Partner expects that this increased activity is more likely to have the effect of reducing natural production declines rather than significantly increasing wellhead volumes in its operating areas in 2000.

                              GENESIS ENERGY, L.P.
               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS


    The Partnership's improved volumes in 2000 compared to the first quarter 1999 were due primarily to obtaining existing production through competitive marketing efforts. Increased volumes obtained through competition for existing production generally results in incrementally lower margins per barrel.

    As crude oil prices rise, the Partnership's utilization of, and cost of credit under, the Guaranty Facility increases with respect to the same volume of business. The General Partner may be required to reduce or restrict the Partnership's gathering and marketing activities due to the $300 million limit of the Guaranty Facility. The cost of operating the Partnership's trucking fleet also rises as fuel costs rise.

    Additionally, as prices rise, the Partnership may have to increase the amount of its Working Capital Facility in order to have funds available to meet margin calls on the NYMEX and to fund inventory purchases. No assurances can be made that the Partnership would be able to increase the size of its Working Capital Facility or that changes to the terms of such increased Working Capital Facility would not have a material impact on the results of operations or cash flows of the Partnership.

FORWARD LOOKING STATEMENTS

  The statements in this Annual Report on Form 10-K that are not historical information are forward looking statements within the meaning of Section 27a of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Partnership believes that its expectations regarding future events are based on reasonable assumptions, it can give no assurance that its goals will be achieved or that its expectations regarding future developments will prove to be correct. Important factors that could cause actual results to differ materially from those in the forward looking statements herein include changes in regulations, the Partnership's success in obtaining additional lease barrels, changes in crude oil production volumes (both world-wide as well as in areas in which the Partnership has operations), developments relating to possible acquisitions or business combination opportunities, volatility of crude oil prices and grade differentials, the success of the Partnership's risk management activities, credit requirements by counterparties of the Partnership, the Partnership's ability to replace its Guaranty Facility from Salomon with a bank facility and replace its Working Capital Facility from Bank One with another facility, any requirements for testing or changes to the Mississippi System as a result of the December spill and conditions of the capital markets and equity markets during the periods covered by the forward looking statements.

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

  Price Risk Management and Financial Instruments

     The Partnership's primary price risk relates to the effect of crude oil price fluctuations on its inventories and the fluctuations each month in grade and location differentials and their effects on future contractual commitments. The Partnership utilizes New York Mercantile Exchange ("NYMEX") commodity based futures contracts, forward contracts, swap agreements and option contracts to hedge its exposure to these market price fluctuations. Management believes the hedging program has been effective in minimizing overall price risk. At March 31, 2000, the Partnership used futures, forward and option contracts in its hedging program with the latest contract being settled in May 2001. Information about these contracts is contained in the table set forth below.

                              GENESIS ENERGY, L.P.
               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS


                                            Sell (Short)    Buy (Long)
                                              Contracts     Contracts
                                              --------      ---------
Crude Oil Inventory:
  Volume (1,000 bbls) ....................          46
  Carrying value (in thousands) ..........    $  1,192
  Fair value (in thousands) ..............    $  1,192

Commodity Futures Contracts:
  Contract volumes (1,000 bbls) ..........      16,247         16,832
  Weighted average price per bbl .........    $  27.01       $  25.66
  Contract value (in thousands) ..........    $438,901       $431,921
  Fair value (in thousands) ..............    $432,275       $444,889

Commodity Forward Contracts:
  Contract volumes (1,000 bbls) ..........       5,415          4,473
  Weighted average price per bbl .........    $  28.37       $  27.77
  Contract value (in thousands) ..........    $153,642       $131,692
  Fair value (in thousands) ..............    $142,785       $126,652

Commodity Option Contracts:
  Contract volumes (1,000 bbls) ..........       3,040
  Weighted average strike price per bbl...    $   3.25
  Contract value (in thousands) ..........    $    590
  Fair value (in thousands) ..............    $    405

     The table above presents notional amounts in barrels, the weighted average contract price, total contract amount in U.S. dollars and total fair value amount in U.S. dollars. Fair values were determined by using the notional amount in barrels multiplied by the March 31, 2000 closing prices of the applicable NYMEX futures contract adjusted for location and grade differentials, as necessary.



                           PART II. OTHER INFORMATION

ITEM 1.  LEGAL PROCEEDINGS

  See Part I. Item 1. Note 8 to the Condensed Consolidated Financial Statements entitled "Contingencies", which is incorporated herein by reference.

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K.

   (a)   Exhibits.

         27    Financial Data Schedule

   (b)   Reports on Form 8-K.

         None

                              GENESIS ENERGY, L.P.
               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS



                                   SIGNATURES



  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                  GENESIS ENERGY, L.P.
                                  (A Delaware Limited Partnership)

                             By:  GENESIS ENERGY, L.L.C., as
                                  General Partner


Date:  May 12, 2000          By:  /s/  ROSS A. BENAVIDES
                                  ------------------------------
                                  Ross A. Benavides
                                  Chief Financial Officer

                                                                         ANNEX F

                              GENESIS ENERGY, L.P.
                           ANNUAL REPORT ON FORM 10-K
                  FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999

                                                                         ANNEX F

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 10-K

  X   ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
----- ACT OF 1934

                   For the fiscal year ended December 31, 1999

                                       OR

      TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ----- EXCHANGE ACT OF 1934

                         Commission file number 1-12295

                              GENESIS ENERGY, L.P.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                                 76-0513049
    (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                  Identification No.)

 500 DALLAS, SUITE 2500, HOUSTON, TEXAS                     77002
(Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code:  (713) 860-2500

SECURITIES REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                      NAME OF EACH EXCHANGE
       TITLE OF EACH CLASS             ON WHICH REGISTERED
       -------------------            ---------------------
           Common Units              New York Stock Exchange

SECURITIES REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE

  Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                                    Yes  X      No
                                       -----      ----

  Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.

                                        X
                                      -----

Aggregate market value of the Common Units held by non-affiliates of the Registrant, based on closing prices in the daily composite list for transactions on the New York Stock Exchange on March 1, 2000, was approximately $68 million. At March 31, 2000, 8,624,910 Common Units were outstanding.


================================================================================

                              GENESIS ENERGY, L.P.
                          1999 FORM 10-K ANNUAL REPORT
                                TABLE OF CONTENTS



                                                                      Page
                                                                      ----
                                     PART I
Item 1.  Business......................................................  3
Item 2.  Properties....................................................  9
Item 3.  Legal Proceedings............................................. 10
Item 4.  Submission of Matters to a Vote of Security Holders........... 10

                                      PART II

Item 5.  Market for Registrant's Common Units and Related Security
         Holder Matters................................................ 11
Item 6.  Selected Financial Data....................................... 12
Item 7.  Management's Discussion and Analysis of Financial
         Condition and Results of Operations........................... 13
Item 7a. Quantitative and Qualitative Disclosures about Market Risk.... 19
Item 8.  Financial Statements and Supplementary Data................... 20
Item 9.  Changes in and Disagreements with Accountants on
         Accounting and Financial Disclosure........................... 20

                                     PART III

Item 10. Directors and Executive Officers of the Registrant............ 20
Item 11. Executive Compensation........................................ 22
Item 12. Security Ownership of Certain Beneficial Owners and
         Management.................................................... 25
Item 13. Certain Relationships and Related Transactions................ 26

                                      PART IV

Item 14. Exhibits, Financial Statement Schedules and Reports on
         Form 8-K...................................................... 26

                                     PART I

ITEM 1.  BUSINESS

  General

     Genesis Energy, L.P., a Delaware limited partnership, was formed in December 1996. With the proceeds of an offering of common limited partnership units ("Common Units") to the public, Genesis Energy, L.P., through its affiliated limited partnership, Genesis Crude Oil, L.P., and its subsidiary partnerships (collectively the "Partnership" or "Genesis") acquired the crude oil gathering and marketing operations of Basis Petroleum, Inc. ("Basis") and the crude oil gathering, marketing and pipeline operations of Howell Corporation and its subsidiaries ("Howell"). The Partnership is one of the largest independent gatherers and marketers of crude oil in North America. Genesis' operations are concentrated in Texas, Louisiana, Alabama, Florida, Mississippi, New Mexico, Kansas and Oklahoma. In its gathering and marketing business, Genesis is principally engaged in the purchase and aggregation of crude oil at the wellhead and the bulk purchase of crude oil at pipeline and terminal facilities for resale at various points along the crude oil distribution chain, which extends from the wellhead to aggregation and terminal facilities, refineries and other end markets (the "Distribution Chain"). The Partnership's gathering and marketing margins are generated by buying crude oil at competitive prices, efficiently transporting or exchanging the crude oil along the Distribution Chain and marketing the crude oil to refineries or other customers at favorable prices. In addition to its gathering and marketing business, Genesis' operations include transportation of crude oil at regulated published tariffs on its three common carrier pipeline systems.

     Genesis utilizes its trucking fleet of approximately 76 tractor-trailers and its gathering lines to transport crude oil purchased at the wellhead to pipeline injection points, terminals and refineries for sale to its customers. It also transports purchased crude oil on trucks, barges and pipelines owned and operated by third parties. In addition, as part of its gathering and marketing business, Genesis makes purchases of crude oil in bulk at pipeline and terminal facilities for resale to refineries or other customers. When opportunities arise to increase margin or to acquire a grade of crude oil that more nearly matches the specifications for crude oil the Partnership is obligated to deliver, Genesis exchanges crude oil with third parties through exchange or buy/sell agreements. In the fourth quarter of 1999, Genesis purchased an average of approximately 99,000 barrels per day of crude oil at the wellhead from approximately 9,600 leases.

     Genesis currently transports a total of approximately 91,000 barrels per day on its three common carrier crude oil pipeline systems and related gathering lines. These systems are the Texas System, the Jay System extending between Florida and Alabama, and the Mississippi System extending between Mississippi and Louisiana. In October 1998, Genesis acquired 200 additional miles of pipelines and gathering lines that have become part of its Texas System. This additional pipeline mileage extends from the West Columbia area in Texas to Webster, Texas. Approximately 2.0 million barrels of associated storage capacity is owned by Genesis.

     Genesis Energy, L.L.C. (the "General Partner"), a Delaware limited liability company, serves as the sole general partner of Genesis Energy, L.P., and as the operating general partner of its affiliated limited partnership, Genesis Crude Oil, L.P. (GCOLP) and GCOLP's subsidiary partnerships, Genesis Pipeline Texas, L.P. and Genesis Pipeline USA, L.P. The General Partner was owned 54% by Salomon Smith Barney Holdings Inc. ("Salomon") and 46% by Howell. Effective February 28, 2000, Salomon acquired Howell's 46% interest in the General Partner. Salomon also owns 1,163,700 subordinated limited partner units in GCOLP, representing 10.58% of GCOLP. Howell owns 991,300 subordinated limited partner units in GCOLP, representing 9.01% of GCOLP. These subordinated limited partner interests are hereinafter referred to as Subordinated OLP Units.

  Business Overview

     In its gathering and marketing business, the Partnership seeks to purchase and sell crude oil at points along the Distribution Chain where gross margins can be achieved. Genesis generally purchases crude oil at prevailing prices from producers at the wellhead under short-term contracts or in bulk from major oil companies, intermediaries and other third parties. Genesis then transports the crude oil along the Distribution Chain for sale to or exchange with customers. The Partnership's margins from its gathering and marketing operations are generated by the difference between the price of crude oil at the point of purchase and the price of crude oil at the point of sale, minus the associated costs of aggregation and transportation. Genesis generally enters into an exchange transaction only when the cost of the exchange is less than the alternative costs that it would otherwise incur in transporting or storing the crude oil. In addition, Genesis often exchanges one grade of crude oil for another to maximize margins or meet contract delivery requirements.

     Generally, as Genesis purchases crude oil, it simultaneously establishes a margin by selling crude oil for physical delivery to third party users, such as independent refiners or major oil companies, or by entering into a future delivery obligation with respect to futures contracts on the New York Mercantile Exchange ("NYMEX"). Through these transactions, the Partnership seeks to maintain a position that is substantially balanced between crude oil purchases, on the one hand, and sales or future delivery obligations, on the other hand. It is the Partnership's policy not to acquire and hold crude oil, futures contracts or other derivative products for the purpose of speculating on crude oil price changes.

     Gross margin from gathering, marketing and pipeline operations varies from period to period, depending to a significant extent upon changes in the supply and demand of crude oil and the resulting changes in U.S. crude oil inventory levels.

     Through the pipeline systems it owns and operates, the Partnership transports crude oil for itself and others pursuant to tariff rates regulated by the Federal Energy Regulatory Commission ("FERC") or the Texas Railroad Commission. Accordingly, the Partnership offers transportation services to any shipper of crude oil, provided that the products tendered for transportation satisfy the conditions and specifications contained in the applicable tariff. Pipeline revenues and gross margins are primarily a function of the level of throughput and storage activity. The margins from the Partnership's pipeline operations are generated by the difference between the regulated published tariff and the fixed and variable costs of operating the pipeline.

  Management Information and Risk Management Systems

     Genesis' computerized management information and risk management systems are integral to each stage of the gathering, transportation and marketing operations. Hand-held computer terminals combined with modems and satellite equipment are used by field personnel to provide data to Genesis' marketing personnel about crude oil purchases on a daily basis. Using this information from the field, management is able to monitor crude oil volumes, grades, locations and timing of delivery on a daily basis and to transmit instructions to field personnel regarding crude oil pick-up schedules and truck routing to crude oil injection stations and end markets. Using information transmitted from field personnel and representatives to its computers, Genesis has developed a database that includes volumes of crude oil purchases, volumes and prices under contracts with producers and customers, transportation costs and alternatives, and marketing and exchange opportunities. Genesis uses this database to support its management information and risk management systems.

     Risk management strategies, including those involving price hedges using NYMEX futures contracts, are important in creating and maintaining margins. Such hedging techniques require significant resources dedicated to managing forward positions and analyzing crude oil markets by grade and location so as to manage these differentials. By analyzing information in its database with internally developed software programs, Genesis is able to monitor crude oil volumes, grades, locations and delivery schedules and to coordinate marketing and exchange opportunities, as well as NYMEX hedging positions. This coordination enables the Partnership to net positions internally, thereby reducing NYMEX commissions, and further ensures that Genesis' NYMEX hedging activities are consistent with its business objectives.

  Producer Services

     Crude oil purchasers who buy from producers compete on the basis of competitive prices and highly responsive services. Through its team of crude oil purchasing representatives, Genesis maintains ongoing relationships with more than 580 producers. The Partnership believes that its ability to offer high-quality field and administrative services to producers is a key factor in its ability to maintain volumes of purchased crude oil and to obtain new volumes. High-quality field services include efficient gathering capabilities, availability of trucks, willingness to construct gathering pipelines where economically justified, timely pickup of crude oil from tank batteries at the lease or production point, accurate measurement of crude oil volumes received, avoidance of spills and effective management of pipeline deliveries. Accounting and other administrative services include securing division orders (statements from interest owners affirming the division of ownership in crude oil purchased by the Partnership), providing statements of the crude oil purchased each month, disbursing production proceeds to interest owners and calculation and payment of production taxes on behalf of interest owners. In order to compete effectively, the Partnership must maintain records of title and division order interests in an accurate and timely manner for purposes of making prompt and correct payment of crude oil production proceeds on a monthly basis, together with the correct payment of all severance and production taxes associated with such proceeds. In 1999, with its staff of division order specialists, Genesis distributed payments to approximately 24,000 interest owners.

  Credit

     Genesis' credit standing is a major consideration for parties with whom Genesis does business. At times, in connection with its crude oil purchases or exchanges, Genesis is required to furnish guarantees or letters of credit. In most purchases from producers and most exchanges, an open line of credit is extended by the seller up to a dollar limit, with credit support required for amounts in excess of the limit.

     In connection with the purchase, sale or exchange of crude oil, subject to Genesis' compliance with specified terms and conditions, Salomon entered into a Master Credit Support Agreement to provide credit support until December 31, 2000, in the form of guarantees issued from time to time at the Partnership's request. In addition, the Partnership has a relationship with a bank to provide a working capital facility. See Note 9 of Notes to Consolidated Financial Statements.

     When Genesis markets crude oil, it must determine the amount, if any, of the line of credit to be extended to any given customer. Since typical sales transactions can involve tens of thousands of barrels of crude oil, the risk of nonpayment and nonperformance by customers is a major consideration in Genesis' business. Management believes that Genesis' sales are made to creditworthy entities or entities with adequate credit support.

     Credit review and analysis are also integral to Genesis' leasehold purchases. Payment for all or substantially all of the monthly leasehold production is sometimes made to the operator of the lease, who is responsible for the correct payment and distribution of such production proceeds to the proper parties. In these situations, Genesis must determine whether the operator has sufficient financial resources to make such payments and distributions and to indemnify and defend Genesis in the event any third party should bring a protest, action or complaint in connection with the ultimate distribution of production proceeds by the operator.

  Competition

     In the various business activities described above, the Partnership is in competition with a number of major oil companies and smaller entities. There is intense competition among all participants in the business for leasehold purchases of crude oil. The number and location of the Partnership's pipeline systems and trucking facilities give the Partnership access to domestic crude oil production throughout its area of operations. The Partnership purchases leasehold barrels from more than 580 producers. In 1999, approximately 38% of the leasehold barrels were purchased from ten producers.

     The Partnership has considerable flexibility in marketing the volumes of crude oil that it purchases, without dependence on any single customer or transportation or storage facility. The Partnership's largest competitors in the purchase of leasehold crude oil production are EOTT Energy Partners, L.P., Equiva Trading Company, GulfMark Energy, Inc., Plains All American Pipeline, L.P. and TEPPCO Partners, L.P. Additionally, Genesis competes with many regional or local gatherers who may have significant market share in the areas in which they operate. Competitive factors include price, personal relationships, range and quality of services, knowledge of products and markets and capabilities of risk management systems.

     Genesis' most significant competitors in its pipeline operations are primarily common carrier and proprietary pipelines owned and operated by major oil companies, large independent pipeline companies and other companies in the areas where the Mississippi and Texas Systems deliver crude oil. The Jay System operates in an area not currently served by pipeline competitors. Competition among common carrier pipelines is based primarily on posted tariffs, quality of customer service and proximity to refineries and connecting pipelines. The Partnership believes that high capital costs, tariff regulation and problems in acquiring rights-of-way make it unlikely that other competing crude oil pipeline systems comparable in size and scope to Genesis' pipelines will be built in the same geographic areas in the near future, provided that Genesis' pipelines continue to have available capacity to satisfy demands of shippers and that its tariffs remain at competitive levels.

  Employees

     To carry out various purchasing, gathering, transporting and marketing activities, the General Partner employed, at December 31, 1999, approximately 260 employees, including management, truck drivers and other operating personnel, division order analysts, accountants, tax specialists, contract administrators, traders, schedulers, marketing and credit specialists and employees involved in Genesis' pipeline operations. None of the employees is represented by labor unions, and the General Partner believes that the relationships with the employees are good.

  Environmental Matters

     The Partnership is subject to federal and state laws and regulations relating to the protection of the environment. At the federal level such laws include, among others, the Clean Air Act, 42 U.S.C. Section 7401 et seq., as amended; the Clean Water Act, 33 U.S.C. Section 1251 et seq., as amended; the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., as amended; the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended; and the National Environmental Policy Act, 42 U.S.C. Section 4321 et seq., as amended. Although compliance with such laws has not had a significant effect on Genesis' business, such compliance in the future could prove to be costly, and there can be no assurance that the Partnership will not incur such costs in material amounts.

     The Clean Air Act regulates, among other things, the emission of volatile organic compounds in order to minimize the creation of ozone. Such emissions may occur from the handling or storage of crude oil. The required levels of emission control are established in state air quality control implementation plans. Both federal and state laws impose substantial penalties for violation of these applicable requirements.

     The Clean Water Act controls, among other things, the discharge of oil and derivatives into certain surface waters. The Clean Water Act provides penalties for any discharges of crude oil in harmful quantities and imposes liability for the costs of removing an oil spill. State laws for the control of water pollution also provide varying civil and criminal penalties and liabilities in the case of a release of crude oil in surface waters or into the ground. Federal and state permits for water discharges may be required. The Oil Pollution Act of 1990 ("OPA"), as amended by the Coast Guard Authorization Act of 1996, requires operators of offshore facilities to provide financial assurance in the amount of $35 million to cover potential environmental cleanup and restoration costs. This amount is subject to upward regulatory adjustment.

     The Resource Conservation and Recovery Act regulates, among other things, the generation, transportation, treatment, storage and disposal of hazardous wastes. Transportation of petroleum, petroleum derivatives or other commodities and maintenance activities may invoke the requirements of the federal statute, or state counterparts, which impose substantial penalties for violation of applicable standards.

     The Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), also known as the "Superfund" law, imposes liability, without regard to fault or the legality of the original conduct, on certain classes of persons that are considered to have contributed to the release of a "hazardous substance" into the environment. Such persons include the owner or operator of the disposal site or sites where the release occurred and companies that disposed or arranged for the disposal of the hazardous substances found at the site. Persons who are or were responsible for releases of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources, and it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment. In the ordinary course of the Partnership's operations, substances may be generated or handled which fall within the definition of "hazardous substances."

     Under the National Environmental Policy Act ("NEPA"), a federal agency, in conjunction with a permittee, may be required to prepare an environmental assessment or a detailed environmental impact study before issuing a permit for a pipeline extension or addition that would significantly affect the quality of the environment. Should an environmental impact study or assessment be required for any proposed pipeline extensions or additions, the effect of NEPA may be to delay or prevent construction or to alter the proposed location, design or method of construction.

     The Partnership is subject to similar state and local environmental laws and regulations that may also address additional environmental considerations of particular concern to a state.

     As part of the partnership formation, Salomon and Howell are responsible for certain environmental conditions related to their ownership and operation of their respective assets transferred to the Partnership and for any environmental liabilities which Salomon or Howell may have assumed from prior owners of these assets. Neither Salomon nor Howell, however, will be required to indemnify the Partnership for any liabilities resulting from an invasive environmental site investigation unless such investigation was undertaken as a result of (i) certain requirements imposed by a lending institution, (ii) any governmental or judicial proceeding, (iii) any disposition of assets, (iv) a discovery in the ordinary course of business of materials, or a discovery in prudent and customary business practice of the possible presence of such materials, that require regulatory disclosure or (v) any complaints by property owners or public groups. In addition, the Partnership has assumed responsibility for the first $25,000 per occurrence as to any environmental liability, up to an annual aggregate of $200,000 and a total maximum liability of $600,000.

     On December 20, 1999, the Partnership had a spill of crude oil from its Mississippi System. Approximately 8,000 barrels of oil spilled from the pipeline near Summerland, Mississippi, and entered a creek nearby. The oil then flowed into the Leaf River.

     The Partnership responded to this incident immediately, deploying crews to evaluate, clean up and monitor the spilled oil. At February 1, 2000, the spill had been substantially cleaned up, with ongoing monitoring and reduced clean-up activity expected to continue for several more months. The Partnership believes that the oil spill is covered by insurance and the financial impact on the Partnership for the cost of the clean-up will not be material.

     As a result of this crude oil spill, certain federal and state regulatory agencies may impose fines and penalties that would not be covered by insurance. At this time, it is not possible to predict whether the Partnership will be fined, the amount of such fines or whether such governmental agencies will prevail in imposing such fines. See Note 18 of Notes to Consolidated Financial Statement.

     The segment of the Mississippi System where the spill occurred has been shut down and will not be restarted until regulators give their approval. Regulatory authorities may require specific testing or changes to the pipeline before allowing the Partnership to restart the system. At this time, it is unknown whether there will be any required testing or changes and the related cost of that testing or changes.

  Regulation

     Pipeline regulation

       Interstate Regulation Generally. The interstate common carrier pipeline operations of the Jay and Mississippi systems are subject to rate regulation by FERC under the Interstate Commerce Act ("ICA"). The ICA requires, among other things, that to be lawful, petroleum pipeline rates be just and reasonable and not unduly discriminatory. The ICA permits challenges to proposed new or changed rates by protest and to rates that are already final and in effect by complaint, and provides that upon an appropriate showing a complainant may obtain reparations for damages sustained for a period of up to two years prior to the filing of a complaint. Howell is responsible for any ICA liabilities with respect to activities or conduct during periods prior to the closing of the Partnership's initial public offering of Common Units, and the Partnership is responsible for ICA liabilities with respect to activities or conduct thereafter. The Partnership adopted all of Howell's tariffs in effect on the date of the transfer of the assets to Genesis. None of the tariffs have been subjected to a protest or complaint by any shipper or other interested party.

       In general, the ICA requires that petroleum pipeline rates be cost based and permits them to generate operating revenues on the basis of projected volumes sufficient to cover, among other things, the following: (i) operating expenses, (ii) depreciation and amortization, (iii) federal and state income taxes determined on a separate company basis and adjusted or "normalized" to reflect the impact of timing differences between book and tax accounting for certain expenses, primarily depreciation and (iv) an overall allowed rate of return on the pipeline's "rate base." Generally, rate base is a measure of investment in or value of the common carrier assets which are used and useful in providing the regulated services.

       Effective January 1, 1995, FERC promulgated rules simplifying and streamlining the ratemaking process. Previously established rates were "grandfathered", limited the challenges that could be made to existing tariff rates. Under the new regulations, petroleum pipelines are able to change their rates within prescribed ceiling levels that are tied to the Producer Price Index for Finished Goods, minus one percent. Rate increases made pursuant to the index will be subject to protest, but such protests must show that the portion of the rate increase resulting from application of the index is substantially in excess of the pipeline's increase in costs. FERC's regulations provide, and a recent FERC order in a contested pipeline rate proceeding affirms, that shippers may not challenge that portion of the pipeline's rates which was grandfathered whenever the pipeline files for its annual indexed rate increase; such challenges are limited to the amount of the increase only unless, in a separate showing, the complainant satisfies the threshold requirement to show that a "substantial change" has occurred in the economic circumstances or the nature of the pipeline's services. Rate decreases are mandated under the new regulations if the index decreases and the carrier has been collecting rates equal to the rate ceiling. The new indexing methodology can be applied to any existing rate, including in particular all "grandfathered" rates, but also applies to rates under investigation. If such rate is subsequently adjusted, the ceiling level established under the index must be likewise adjusted.

       The new indexation methodology is expected to cover all normal cost increases. Cost-of-service ratemaking, while still available to the pipeline for certain rate increases and to establish initial rates for new service, is generally disfavored except in specified circumstances, primarily a substantial divergence between the actual cost experienced by the carrier and the rate resulting from the index such that the rate at the ceiling level would preclude the carrier from being able to charge a just and reasonable rate. FERC regulations also allow rate changes to occur through market- based rates (for pipeline services which have been found to be eligible for such rates) and through settlement rates, which are rates unanimously agreed by the carrier and all shippers as appropriate. In respect of new facilities and new services requiring the establishment of new, initial rates, the carrier may rely on either cost-of-service ratemaking or may initiate service under rates which have been contractually agreed with at least one nonaffiliated shipper; however, other shippers may protest any new rates established in this manner, in which event a cost-of-service showing is required.

       Because of the novelty and uncertainty surrounding the indexing methodology as well as numerous untested associated issues, the General Partner is unable to predict with certainty whether, how or the extent to which FERC may apply the methodologies to the Jay and Mississippi systems, which FERC regulates. The General Partner adopted Howell's preexisting tariffs and rates pertaining to the Jay and Mississippi Systems and intends to rely on the indexation procedures available under FERC regulations. Nevertheless, by protest, complaint or shipper challenge to the Partnership's grandfathered or indexed rates, the Partnership could become involved in a cost-of-service proceeding before FERC and be required to defend and support its rates based on costs. In any such cost-of-service rate proceeding involving rates of the FERC-regulated Jay and Mississippi Systems, FERC would be permitted to inquire into and determine all relevant matters including such issues as (i) the appropriate capital structure to be utilized in calculating rates, (ii) the appropriate rate of return, (iii) the rate base, including the proper starting rate base, (iv) the rate design and (v) the proper allowance for federal and state income taxes. In addition to the regulatory considerations noted above, it is expected that the interstate common carrier pipeline tariff rates will continue to be constrained by competitive and other market factors.

     Texas Intrastate Regulation

       The intrastate common carrier pipeline operations of the Partnership in Texas are subject to regulation by the Texas Railroad Commission. The applicable Texas statutes require that pipeline rates be non-discriminatory and provide a fair return on the aggregate value of the property of a common carrier used and useful in the services performed after providing reasonable allowance for depreciation and other factors and for reasonable operating expenses. There is no case law interpreting these standards as used in the applicable Texas statutes. This is because historically, as well as currently, the Texas Railroad Commission has not been aggressive in regulating common carrier pipelines such as those of the Partnership and has not investigated the rates or practices of such carriers in the absence of shipper complaints, which have been few and almost invariably settled informally. Given this history, although no assurance can be given that the tariffs to be charged by the Partnership would ultimately be upheld if challenged, the General Partner believes that the tariffs now in effect can be sustained. Howell is responsible for any liabilities under the applicable Texas statutes with respect to activities or conduct during periods prior to the closing, and the Partnership is responsible for such liabilities with respect to activities or conduct thereafter. The Partnership adopted the tariffs in effect on the date of the closing of the Partnership's initial public offering of Common Units.

     Pipeline Safety Regulation

       The Partnership's crude oil pipelines are subject to construction, installation, operating and safety regulation by the Department of Transportation ("DOT") and various other federal, state and local agencies. The Pipeline Safety Act of 1992, among other things, amends the Hazardous Liquid Pipeline Safety Act of 1979 ("HLPSA") in several important respects. It requires the Research and Special Programs Administration ("RSPA") of DOT to consider environmental impacts, as well as its traditional public safety mandate, when developing pipeline safety regulations. In addition, the Pipeline Safety Act mandates the establishment by DOT of pipeline operator qualification rules requiring minimum training requirements for operators, and requires that pipeline operators provide maps and records to RSPA. It also authorizes RSPA to require that pipelines be modified to accommodate internal inspection devices, to mandate the installation of emergency flow restricting devices for pipelines in populated or sensitive areas, and to order other changes to the operation and maintenance of petroleum pipelines. The Partnership has conducted hydrostatic testing of most segments. Significant expenses could be incurred in the future if additional safety measures are required or if safety standards are raised and exceed the current pipeline control system capabilities.

       States are largely preempted from regulating pipeline safety by federal law but may assume responsibility for enforcing federal intrastate pipeline regulations and inspection of intrastate pipelines. In practice, states vary considerably in their authority and capacity to address pipeline safety. The Partnership does not anticipate any significant problems in complying with applicable state laws and regulations in those states in which it operates.

       The Partnership's crude oil pipelines are also subject to the requirements of the Federal Occupational Safety and Health Act ("OSHA") and comparable state statutes. The General Partner believes that the Partnership's crude oil pipelines have been operated in substantial compliance with OSHA requirements, including general industry standards, record keeping requirements and monitoring of occupational exposure to regulated substances.

       In general, the General Partner expects to increase the Partnership's expenditures in the future to comply with higher industry and regulatory safety standards such as those described above. Such expenditures cannot be accurately estimated at this time, although the General Partner does not expect that such expenditures will have a material adverse impact on the Partnership, except to the extent additional testing requirements or safety measures are imposed.

     Trucking regulation

       The Partnership operates its fleet of trucks as a private carrier. Although a private carrier that transports property in interstate commerce is not required to obtain operating authority from the ICC, the carrier is subject to certain motor carrier safety regulations issued by the DOT. The trucking regulations cover, among other things, driver operations, keeping of log books, truck manifest preparations, the placement of safety placards on the trucks and trailer vehicles, drug testing, safety of operation and equipment, and many other aspects of truck operations. The Partnership is also subject to OSHA with respect to its trucking operations.

     Commodities regulation

       The Partnership's price risk management operations are subject to constraints imposed under the Commodity Exchange Act and the rules of the NYMEX. The futures and options contracts that are traded on the NYMEX are subject to strict regulation by the Commodity Futures Trading Commission.

  Information Regarding Forward-Looking Information

     The statements in this Annual Report on Form 10-K that are not historical information are forward looking statements within the meaning of Section 27a of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Partnership believes that its expectations regarding future events are based on reasonable assumptions, it can give no assurance that its goals will be achieved or that its expectations regarding future developments will prove to be correct. Important factors that could cause actual results to differ materially from those in the forward looking statements herein include changes in regulations, the Partnership's success in obtaining additional lease barrels, changes in crude oil production volumes (both world-wide as well as in areas in which the Partnership has operations), developments relating to possible acquisitions or business combination opportunities, volatility of crude oil prices and grade differentials, the success of the Partnership's risk management activities, credit requirements by counterparties of the Partnership, the Partnership's ability to replace its Guaranty Facility from Salomon with a bank facility and to replace its Working Capital Facility from Bank One with another facility, any requirements for testing or changes to the Mississippi System as a result of the December spill, the final determination of the causation of the December spill and the effects of that determination on insurance coverage, and conditions of the capital markets and equity markets during the periods covered by the forward looking statements.

ITEM 2.  PROPERTIES

  The Partnership owns and operates three common carrier crude oil pipeline systems. The pipelines and related gathering systems consist of the 750-mile Texas system, the 117-mile Jay System extending between Florida and Alabama, and the 281-mile Mississippi System extending between Mississippi and Louisiana. The Partnership also owns approximately 2.0 million barrels of storage capacity associated with the pipelines. These storage capacities include approximately 200,000 barrels each on the Mississippi and Jay Systems and 1.4 million barrels on the Texas System, primarily at the Satsuma terminal in Houston, Texas.

  In addition to transporting crude oil by pipeline, the Partnership transports crude oil through a fleet of owned and leased tractors and trailers. At December 31, 1999, the trucking fleet consisted of approximately 76 tractor-trailers.
The trucking fleet generally hauls the crude oil to one of the approximately 127 pipeline injection stations owned or leased by the Partnership.

ITEM 3.  LEGAL PROCEEDINGS

  The Partnership is involved from time to time in various claims, lawsuits and administrative proceedings incidental to its business. In the opinion of management of the General Partner, the ultimate outcome, if any, will not have a material adverse effect on the financial condition or results of operations of the Partnership. See Note 18 of Notes to Consolidated Financial Statements.



ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

  There were no matters submitted to a vote of security holders during the year ended December 31, 1999.

                                     PART II



ITEM 5.  MARKET FOR REGISTRANT'S COMMON UNITS AND RELATED SECURITY HOLDER
MATTERS

  The following table sets forth, for the periods indicated, the high and low sale prices per Common Unit, as reported on the New York Stock Exchange Composite Tape, and the amount of cash distributions paid per Common Unit.

                                        Price Range
                                    --------------------      Cash
                                      High         Low   Distributions(1)
                                    --------    -------- ----------------
1999
----
First Quarter ....................  $16.3125    $13.2500      $0.50
Second Quarter ...................  $15.2500    $13.7500      $0.50
Third Quarter ....................  $15.5000    $11.9375      $0.50
Fourth Quarter ...................  $12.8125    $ 6.6250      $0.50

1998
----
First Quarter ....................  $20.3750    $16.6250      $0.50
Second Quarter ...................  $19.8750    $17.2500      $0.50
Third Quarter ....................  $18.0000    $13.6875      $0.50
Fourth Quarter ...................  $19.1250    $13.6250      $0.50

---------------------
(1) Cash distributions are shown in the quarter paid and are based on the prior quarter's activities.


  At December 31, 1999, there were 8,620,062 Common Units and 2,155,000 Subordinated OLP Units outstanding. As of December 31, 1999, there were approximately 12,000 record holders and beneficial owners (held in street name) of the Partnership's Common Units. There is no established public trading market for the Partnership's Subordinated OLP Units. The Partnership will distribute 100% of its Available Cash as defined in the Partnership Agreement within 45 days after the end of each quarter to Unitholders of record and to the General Partner. Available Cash consists generally of all of the cash receipts less cash disbursements of the Partnership adjusted for net changes to reserves. The full definition of Available Cash is set forth in the Partnership Agreement and amendments thereto, which is filed as an exhibit hereto. Distributions of Available Cash to the Subordinated Unitholders will be subject to the prior rights of the Common Unitholders to receive the Minimum Quarterly Distribution ("MQD") for each quarter during the subordination period, which will not end earlier than December 31, 2001, and to receive any arrearages in the distribution of the MQD on the Common Units for prior quarters during the subordination period.

  In connection with the Partnership's initial public offering of Common Units in December 1996, Salomon and the Partnership entered into a Distribution Support Agreement pursuant to which, among other things, Salomon agreed that it would contribute up to $17.6 million to the Partnership in exchange for Additional Partnership Interests ("APIs"), if necessary, to support the Partnership's ability to pay the MQD on Common Units. Salomon's obligation to purchase APIs will end no later than December 31, 2001, with the actual termination subject to the levels of distributions that have been made prior to the termination date. At December 31, 1999, Salomon had provided $3.9 million of distribution support and provided $2.2 million additional distribution support in February 2000. After February 2000, $11.5 million remains of Salomon's distribution support commitment.

ITEM 6.  SELECTED FINANCIAL DATA

     (in thousands, except per unit and volume data)

  The table below includes selected financial data for the Partnership for the years ended December 31, 1999, 1998 and 1997 and one month ended December 31, 1996 and includes the results of operations acquired from Basis and Howell. Since Basis had the largest ownership interest in the Partnership, the net assets acquired from Basis were recorded at their historical carrying amounts and the crude oil gathering and marketing division of Basis was treated as the Predecessor and the acquirer of Howell's operations. The acquisition of Howell's operations was treated as a purchase for accounting purposes.

                                                                                                        Eleven
                                                                                        One Month       Months
                                         Year Ended December 31,                          Ended         Ended        Year Ended
                                  --------------------------------------------------   November 30,   December 31,    December 31,
                                     1999         1998          1997       1996(1)        1996          1996           1995
                                  -----------  -----------   -----------  ----------  -------------  -------------  -------------
                                                             (Pro forma)                             (Predecessor)  (Predecessor)
                                                             (Unaudited)
INCOME STATEMENT DATA:
Revenues:
  Gathering & marketing
     revenues ................... $ 2,144,646  $ 2,216,942   $ 3,354,939  $4,565,834  $     370,559  $   3,598,107  $   3,440,065
  Pipeline revenues .............      16,366       16,533        17,989      16,780          1,426             --             --
                                  -----------  -----------   -----------  ----------  -------------  -------------  -------------
  Total revenues ................   2,161,012    2,233,475     3,372,928   4,582,614        371,985      3,598,107      3,440,065
Cost of sales:
  Crude cost ....................   2,118,318    2,184,529     3,331,184   4,526,363        366,723      3,573,086      3,409,759
  Field operating costs .........      11,669       12,778        12,107      15,092          1,290          6,744          7,152
  Pipeline operating
   costs ........................       8,161        7,971         6,016       4,978            463             --             --
                                  -----------  -----------   -----------  ----------  -------------  -------------  -------------
  Total cost of sales ...........   2,138,148    2,205,278     3,349,307   4,546,433        368,476      3,579,830      3,416,911
                                  -----------  -----------   -----------  ----------  -------------  -------------  -------------
Gross margin ....................      22,864       28,197        23,621      36,181          3,509         18,277         23,154
General and
  administrative expenses .......      11,649       11,468         8,557       9,470          1,363         3,316          3,658
Depreciation and
  amortization ..................       8,220        7,719         6,300       6,834            518         1,396          4,815
Nonrecurring charge .............          --          373            --          --             --            --             --
                                  -----------  -----------   -----------  ----------  -------------  -------------  -------------
Operating income ................       2,995        8,637         8,764      19,877          1,628        13,565         14,681
Interest income
  (expense), net ................        (929)         154         1,063          56             56           294            173
Other income (expense) ..........         849           28            21         (74)            --           (83)          (197)
                                  -----------  -----------   -----------  ----------  -------------  -------------  -------------
Net income before
  minority interests ............       2,915        8,819         9,848      19,859          1,684        13,776         14,657
Minority interests ..............         583        1,763         1,968       3,970            337            --             --
                                  -----------  -----------   -----------  ----------  -------------  -------------  -------------
Net income(2) ................... $     2,332  $     7,056   $     7,880      15,889  $       1,347  $      13,776  $      14,657
                                  ===========  ===========   ===========  ==========  =============  =============  =============
Net income per common
  unit-basic and
  diluted ....................... $      0.27  $      0.80   $      0.90        1.81  $        0.15            N/A            N/A
                                  ===========  ===========   ===========  ==========  =============

BALANCE SHEET DATA
(AT END OF PERIOD):
Current assets .................. $   274,717  $   185,216   $   232 202  $  410,371  $     410,371            N/A  $     279,285
Total assets ....................     380,592      297,173       331,114     509,900        509,900            N/A        283,036
Long-term liabilities ...........       3,900       15,800            --          --             --            N/A             --
Equity of parent ................          --           --            --          --             --            N/A         (8,437)
Minority interest ...............      30,571       29,988        28,225      26,257         26,257            N/A             --
Partners' capital ...............      53,585       67,871        78,351      85,080         85,080            N/A             --

Other Data:
Maintenance capital
   expenditures(3) .............. $     1,682  $     1,509   $     3,785  $    2,535  $         106  $       1,100  $          17
EBITDA(4) ....................... $    12,064  $    16,384   $    15,085  $   26,637  $       2,146  $      14,878  $      19,299
Volumes (bpd):
  Gathering and
    marketing:
  Wellhead ......................      93,397      114,400       104,506     116,263        120,553        83,239          83,551
  Bulk and exchange .............     242,992      325,468       346,760     463,054        380,354       417,939         439,060
  Pipeline ......................      94,048       85,594        89,117      86,557         85,874            --              --

-------------------------

(1)  The unaudited pro forma selected financial data of the Partnership includes
     (a) the historical operating results of the crude oil gathering and marketing operations of Basis, (b) the historical crude gathering, marketing and pipeline transportation operations of Howell and (c) certain pro forma adjustments to the historical results of operations of Basis and Howell as if the Partnership had been formed on January 1, 1996.

(2)  Net income excludes the effect of income taxes for the Predecessor.

(3) The General Partner estimates that capital expenditures necessary to maintain the existing asset base at current operating levels will be $2 million each year.

(4) EBITDA (earnings before interest expense, income taxes, depreciation and amortization and minority interests) should not be considered as an alternative to net income (as an indicator of operating performance) or as an alternative to cash flow (as a measure of liquidity or ability to service debt obligations).

  The table below summarizes the Partnership's quarterly financial data for 1999 and 1998 (in thousands, except per unit data).

                                              1999 Quarters
                                   --------------------------------------
                                     First    Second    Third     Fourth
                                   --------  --------  --------  --------
     Revenues .................... $383,723  $513,388  $593,817  $670,084
     Gross margin ................ $  5,769  $  6,321  $  5,461  $  5,313
     Operating income ............ $    698  $  1,241  $    667  $    389
     Net income .................. $  1,109  $    804  $    254  $    165
     Net income per Common
        Unit-basic and diluted ... $   0.13  $   0.09  $   0.03  $   0.02

                                              1998 Quarters
                                   --------------------------------------
                                     First    Second    Third     Fourth
                                   --------  --------  --------  --------
     Revenues .................... $650,257  $561,813  $526,442  $494,963
     Gross margin ................ $  6,336  $  6,047  $  8,432  $  7,382
     Operating income ............ $  1,962  $    889  $  3,365  $  2,421
     Net income .................. $  1,728  $    811  $  2,662  $  1,855
     Net income per Common
       Unit-basic and diluted .... $   0.20  $   0.09  $   0.30  $   0.21

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following review of the results of operations and financial condition should be read in conjunction with the Consolidated Financial Statements and Notes thereto.

  Results of Operations

     Selected financial data for this discussion of the results of operations follows, in thousands.

                                                    Years Ended December 31,
                                           ----------------------------------------
                                               1999           1998          1997
                                           -----------    -----------   -----------
Revenues
  Gathering & marketing ................   $ 2,144,646    $ 2,216,942   $ 3,354,939
  Pipeline .............................   $    16,366    $    16,533   $    17,989

Gross margin
  Gathering & marketing ................   $    14,659    $    19,635   $    11,648
  Pipeline .............................   $     8,205    $     8,562   $    11,973

General and administrative expenses ....   $    11,649    $    11,468   $     8,557

Depreciation and amortization ..........   $     8,220    $     7,719   $     6,300

Operating income .......................   $     2,995    $     8,637   $     8,764

Interest income (expense), net .........   $      (929)   $       154   $     1,063

Other income (expense) .................   $       849    $        28   $        21

     The profitability of Genesis depends to a significant extent upon its ability to maximize gross margin. The gross margin from gathering and marketing operations is generated by the difference between the price of crude oil at the point of purchase and the price of crude oil at the point of sale, minus the associated costs of aggregation and transportation. In addition to purchasing crude oil at the wellhead, Genesis purchases crude oil in bulk at major pipeline terminal points and enters into exchange transactions with third parties. These bulk and exchange transactions are characterized by large volumes and narrow profit margins on purchase and sales transactions, and the absolute price levels for crude oil do not necessarily bear a relationship to gross margin, although such price levels significantly impact revenues and cost of sales. Because period-to-period variations in revenues and cost of sales are not generally meaningful in analyzing the variation in gross margin for gathering and marketing operations, such changes are not addressed in the following discussion. Pipeline revenues and gross margins are primarily a function of the level of throughput and storage activity and are generated by the difference between the regulated published tariff and the fixed and variable costs of operating the pipeline. Changes in revenues, volumes and pipeline operating costs, therefore, are relevant to the analysis of financial results of Genesis' pipeline operations and are addressed in the following discussion of pipeline operations of Genesis.

     Gross margin from gathering, marketing and pipeline operations varies from period to period, depending to a significant extent upon changes in the supply and demand of crude oil and the resulting changes in U.S. crude oil inventory levels. In general, gathering and marketing gross margin increases when crude oil inventories decline, resulting in crude oil for prompt (generally the next month) delivery being priced at an increased premium over crude oil for future delivery.

     Year Ended December 31, 1999 Compared with Year Ended December 31, 1998

       Gross Margin. Gathering and marketing gross margins decreased $4.9 million or 25% to $14.7 million for the year ended December 31, 1999, as compared to $19.6 million for the year ended December 31, 1998. The decline in gross margin is primarily attributed to lower volumes purchased at the wellhead and in bulk at major trade locations.

       In 1999, the Partnership's average wellhead volumes declined approximately 21,000 barrels per day. Wellhead purchases fell from an average of 114,000 barrels per day in 1998 to 93,000 barrels per day in 1999.

       The decline in wellhead volumes began during the second half of 1998 in response to weakening crude oil prices. Volumes declined from 118,000 barrels per day during the first half of the year to 111,000 barrels per day during the second half of the year. A large contract with Pioneer Natural Resources expired at the end of 1998, reducing volumes at the beginning of 1999 by an additional 21,000 barrels per day. The loss of the Pioneer volumes and continued declines associated with low crude oil prices cut wellhead volume during the first half of 1999 to an average of 89,000 barrels per day. The Partnership increased wellhead volumes during the second half of 1999 by competitive marketing efforts. Wellhead purchases increased to 92,000 barrels per day during the third quarter and to 99,000 barrels per day for the fourth quarter.

       The Partnership's lease business feeds into its marketing and exchange activities. The decline in wellhead volumes, as well as significant changes in price relationships for various grades, locations and timing of delivery of crude oil, resulted in lower bulk and exchange volumes in 1999. Bulk and exchange volumes declined 82,000 barrels per day, dropping from 325,000 barrels per day in 1998 to 243,000 barrels per day in 1999.

       Gathering and marketing gross margins in 1999 were positively impacted by a widening spread between the price of crude oil paid at the wellhead and the price of crude oil at the point of sale, as crude oil inventories declined and refinery demand for prompt supply improved. The Partnership also implemented changes in its operations in response to declining wellhead volumes that reduced field operating costs by $1.1 million.

       Pipeline gross margin decreased $0.4 million or 4% to $8.2 million for the year ended December 31, 1999, as compared to $8.6 million for the year ended December 31, 1998. Although average daily volumes increased 10%, the average length of the pipeline movement was shorter, resulting in less tariff income. Pipeline operating costs increased due to increased expenditures for corrosion control and the costs associated with the spill the Partnership had from its Mississippi System in December 1999.

       General and administrative expenses. General and administrative expenses increased $0.2 million in 1999 over the 1998 level. This increase can be attributed to expenditures related to addressing the Year 2000 issue in 1999, totaling $0.4 million that were charged to general and administrative expenses. This increase in costs for the Year 2000 issue was partially offset by small decreases in a number of areas.

       Depreciation and amortization. In April 1998, the Partnership acquired the gathering and marketing assets of Falco S&D, Inc. ("Falco"). Twelve months of depreciation and amortization on these assets is included in 1999, while 1998 only included depreciation and amortization from the date of acquisition. The increase of $0.5 million in depreciation and amortization to $8.2 million for the year ended December 31, 1999, resulted primarily from this asset acquisition.

       Interest income (expense), net. In 1998, the Partnership had net interest income of $0.2 million. In 1999, the Partnership had net interest expense of $0.9 million. This difference of $1.1 million is attributable to increased borrowings by the Partnership in 1998 to acquire the Falco assets and to acquire a pipeline near West Columbia, Texas. As these acquisitions occurred, the Partnership had less available funds and increased its borrowings under its loan agreement. The borrowings were outstanding throughout 1999. Additionally, market interest rates, as evidenced by the prime rate, rose during 1999 by 0.75%, also increasing the Partnership's interest costs.

       Other income (expense). In 1999, the Partnership recognized a gain of $0.9 million as a result of the sale of excess tractors and trailers.

     Year Ended December 31, 1998 Compared with Year Ended December 31, 1997

       Gross Margin. Gathering and marketing gross margins increased $7.9 million or 68% to $19.6 million for the year ended December 31, 1998, as compared to $11.7 million for the year ended December 31, 1997. The increase in gross margin can be attributed to the acquisition of the gathering and marketing assets of Falco in April 1998 and improvements in the relationships between various market prices during 1998, allowing the Partnership to apply its risk management techniques to forward purchases and sales opportunities to increase gross margin.

       By the end of 1998, price levels for crude oil had declined approximately 39% from prices at the beginning of 1998. While the decline in price levels, as previously stated, does not directly impact the Partnership's gross margins, the decline generally does reduce the quantities of crude oil available for purchase at the wellhead due to curtailed production and drilling activity. Through the acquisition of the gathering and marketing assets of Falco in April 1998, the Partnership was able to improve its average wellhead volumes over 1997 levels, although volumes in the fourth quarter had declined to an average of 107,758 barrels per day.

       Pipeline gross margin decreased $3.4 million or 28% to $8.6 million for the year ended December 31, 1998, as compared to $12.0 million for the year ended December 31, 1997. The Partnership experienced a decline in its daily throughput volumes of 8%, decreasing pipeline revenues by $1.5 million. In October 1998, the Partnership acquired 200 additional miles of pipeline in the West Columbia area of Texas. This addition resulted in a restoration of throughput volumes by the end of 1998 to levels at the beginning of the year. Throughput volumes on the existing pipelines declined in 1998 as oil producers reduced exploration and production volumes in areas serviced by the Partnership's pipelines.

       Also contributing to the decline in pipeline gross margins were higher operating costs in 1998. These higher costs can be attributed to lease payments beginning in the second quarter of 1998 on a new segment of pipeline, repairs on the Main Pass pipeline prior to its shut-in, and increased routine maintenance expenditures.

       General and administrative expenses. In 1998, general and administrative expenses increased by $2.9 million or 34% to $11.5 million. This increase can be attributed primarily to three factors. First, the estimated total charge for the Restricted Unit Plan is being recognized over the three-year vesting period beginning in 1998. In 1998, that noncash charge was $1.6 million. Second, in 1998 the Partnership no longer benefited from the sharing of certain costs with Basis under the terms of a Corporate Services Agreement as it did in 1997. Third, costs increased due to the addition of marketing and administrative personnel by the Partnership in April 1998 as a result of the Falco asset acquisition.

       Depreciation and amortization. Depreciation and amortization increased from $6.3 million in 1997 to $7.7 million in 1998, primarily attributable to depreciation and amortization on the assets acquired from Falco.

       Nonrecurring charge. In 1998, the Partnership recorded a non-recurring charge of $0.4 million as a result of the shut-in of its Main Pass pipeline located offshore. The charge consisted of $0.1 million of costs related to the shut-in and a $0.3 million write-down of the asset.

       Interest income (expense), net. Net interest income declined $0.8 million or 89% to $0.2 million for the year ended December 31, 1998 as compared to $1.0 million for the year ended December 31, 1997. As a result of the acquisition of the assets of Falco and the pipeline near West Columbia, Texas, in 1998, the Partnership had less cash available to temporarily invest. Interest expense increased as the Partnership borrowed funds under its loan agreement during the year.

  Liquidity and Capital Resources

     Cash Flows

       Net cash provided by operations was $10.1 million for the year ended December 31, 1999 as compared to $16.4 million for the year ended December 31, 1998. The decrease in cash flow in 1999 was due primarily to the reduction in the Partnership's gross margin.

       Net cash used in investing activities was $1.3 million and $17.5 million for the years ended December 31, 1999 and 1998, respectively. In 1999, the Partnership expended $2.7 million on property additions and received $1.0 million from the sale of excess trucking equipment. In 1998, the Partnership acquired the gathering and marketing assets of Falco, a pipeline near West Columbia, Texas, and other pipeline property additions.

       Net cash used in financing activities was $9.8 million and $3.0 million for the years ended December 31, 1999 and 1998, respectively. In 1999 and 1998, the Partnership paid distributions to the Common Unitholders and the General Partner totaling $17.6 million. In 1999, the Partnership received $3.9 million of Distribution Support from Salomon. The Partnership also paid $0.3 million and $1.2 million in 1999 and 1998, respectively, to acquire Common Units in the open market for treasury, some of which were subsequently reissued under the Restricted Unit Plan. Cash flows from financing activities were provided by borrowings in the amount of $4.1 million and $15.8 million under the loan agreement in 1999 and 1998, respectively.

     Capital Expenditures

       In 1999, the Partnership expended $2.7 million for capital expenditures, with $1.7 million of that amount for maintenance capital expenditures. Business expansion project expenditures totaled $1 million for various small projects.

       In 1998, the Partnership expended $16.2 million for capital expenditures for projects related to the expansion of its business activities and $1.5 million for maintenance capital expenditures. The expansion projects included the acquisition of the gathering and marketing assets of Falco, located primarily in Louisiana and East Texas and the acquisition of 200 miles of pipeline in the West Columbia area of Texas. This pipeline begins in Jackson County, Texas, and ends at Genesis' Webster Station in Harris County.

       In 1997, the Partnership made a one-time expenditure of $1.5 million for furnishings for new offices. Additionally, the Partnership expended $2.3 million for capital expenditures relating to its existing operations and $2.2 million for project additions. The principal project addition related to expenditures that enabled the Partnership to transport crude from a new area in Texas in its pipeline.

     Working Capital and Credit Resources

       Pursuant to the Master Credit Support Agreement, Salomon is providing credit support in the form of a Guaranty Facility in connection with the purchase, sale or exchange of crude oil in the ordinary course of the Partnership's business with third parties. The aggregate amount of the Guaranty Facility will be limited to $300 million for the year ending December 31, 2000 (to be reduced in each case by the amount of any obligation to a third party to the extent that such party has a prior security interest in the collateral under the Master Credit Support Agreement). The Partnership is required to pay a guaranty fee to Salomon which will increase over the remaining year, thereby increasing the cost of the credit support provided to the Partnership under the Guaranty Facility.

       At December 31, 1999, the aggregate amount of obligations covered by guarantees was $164 million, including $72 million in payable obligations and $92 million in estimated crude oil purchase obligations for January 2000.

       Salomon received a security interest in all the Partnership's receivables, inventories, general intangibles and cash to secure obligations under the Master Credit Support Agreement. Salomon provided a Working Capital Facility to the Partnership until August 1998. At that time, the Working Capital Facility was replaced with a revolving credit/loan agreement ("Loan Agreement") with Bank One, Texas, N.A. ("Bank One"). The Loan Agreement provides for loans or letters of credit in the aggregate not to exceed the greater of $35 million or the Borrowing Base (as defined in the Loan Agreement). Loans will bear interest at a rate chosen by GCOLP which would be one or more of the following:
(a) a Floating Base Rate (as defined in the Loan Agreement) that is generally the prevailing prime rate less one percent; (b) a rate based on the Federal Funds Rate plus one and one-half percent or (c) a rate based on LIBOR plus one and one-quarter percent. The Loan Agreement provides for a revolving period until August 14, 2000, during which time interest will be paid monthly. All loans outstanding on August 14, 2000, are due at that time.

       The Loan Agreement is collateralized by the accounts receivable and inventory of GCOLP, subject to the terms of an Intercreditor Agreement between Bank One and Salomon. There is no compensating balance requirement under the Loan Agreement. A commitment fee of 0.35% on the available portion of the commitment is provided for in the agreement. Material covenants and restrictions include requirements to maintain a ratio of current assets (as defined in the Loan Agreement) to current liabilities of at least 1:1 and to maintain tangible net worth in GCOLP, as defined in the Loan Agreement, of $65 million.

       At December 31, 1999, the Partnership had $19.9 million of loans outstanding under the Loan Agreement. The Partnership had no letters of credit outstanding at December 31, 1999. At December 31, 1999, $15.1 million was available to be borrowed under the Loan Agreement.

       Management of the Partnership has entered into discussions with a bank regarding replacement of the Bank One Loan Agreement with a long-term facility. Based upon these discussions, management expects that it will be able to replace the Loan Agreement with a long-term facility subject to similar terms. If the Partnership is unable to complete the replacement agreement noted above, then other options will be pursued, some of which may have terms not as favorable to the Partnership, including increasing costs and pledging additional collateral. While management believes that it will be able to replace the Loan Agreement on a long-term basis prior to its maturity, there can be no assurance that it will be able to do so.

       There can be no assurance of the availability or the terms of credit for the Partnership. At this time, Salomon does not intend to provide guarantees or other credit support after the credit support period expires in December 2000. In addition, if the General Partner is removed without its consent, Salomon's credit support obligations will terminate. Further, Salomon's obligations under the Master Credit Support Agreement may be transferred or terminated early subject to certain conditions. Management of the Partnership intends to replace the Guaranty Facility with a letter of credit facility with one or more third party lenders prior to December 2000 and has had preliminary discussions with banks about a replacement letter of credit facility. The General Partner may be required to reduce or restrict the Partnership's gathering and marketing activities because of limitations on its ability to obtain credit support and financing for its working capital needs. The General Partner expects that the overall cost of a replacement facility may be substantially greater than what the Partnership is incurring under its existing Master Credit Support Agreement. Any significant decrease in the Partnership's financial strength, regardless of the reason for such decrease, may increase the number of transactions requiring letters of credit or other financial support, make it more difficult for the Partnership to obtain such letters of credit, and/or may increase the cost of obtaining them. This situation could in turn adversely affect the Partnership's ability to maintain or increase the level of its purchasing and marketing activities or otherwise adversely affect the Partnership's profitability and Available Cash.

     Distributions

       Generally, GCOLP will distribute 100% of its Available Cash within 45 days after the end of each quarter to Unitholders of record and to the General Partner. Available Cash consists generally of all of the cash receipts less cash disbursements of GCOLP adjusted for net changes to reserves. (A full definition of Available Cash is set forth in the Partnership Agreement.) Distributions of Available Cash to the holders of Subordinated OLP Units are subject to the prior rights of holders of Common Units to receive the minimum quarterly distribution ("MQD") for each quarter during the subordination period (which will not end earlier than December 31, 2001) and to receive any arrearages in the distribution of the MQD on the Common Units for prior quarters during the subordination period. MQD is $0.50 per unit.

       Salomon has committed, subject to certain limitations, to provide total cash distribution support, with respect to quarters ending on or before December 31, 2001, in an amount up to an aggregate of $17.6 million in exchange for Additional Partnership Interests ("APIs"). Salomon's obligation to purchase APIs will end no later than December 31, 2001, with the actual termination subject to the levels of distributions that have been made prior to the termination date. In 1999, the Partnership utilized $3.9 million of the distribution support from Salomon. An additional $2.2 million of distribution support was utilized in February 2000. After the distribution in February 2000, $6.1 million of distribution support has been utilized, and $11.5 million remains available through December 31, 2001 or until such amount is fully utilized, whichever comes first. Based on current market conditions, management of the General Partner expects to continue using distribution support at levels similar to recent support requirements. Management expects that distribution support will be fully utilized before its expiration at the end of 2001.

       Any APIs purchased by Salomon are not entitled to cash distributions or voting rights. The APIs will be redeemed if and to the extent that Available Cash for any future quarter exceeds an amount necessary to distribute the MQD on all Common Units and Subordinated OLP Units and to eliminate any arrearages in the MQD on Common Units for prior periods.

       In 1999 and 1998, the Partnership paid total distributions of $2.00 per unit to the Common Unitholders and the General Partner. This amount represented distributions for the period from October 1, 1997 to September 31, 1999. A distribution of $0.50 per unit, applicable to the fourth quarter of 1999, was paid on February 14, 2000 to holders of record on January 30, 2000. In 1997, the Partnership paid total distributions of $1.66 per unit, representing distributions for the period from the Partnership's inception in December 1996 through September 30, 1997.

     Crude Oil Spill

       On December 20, 1999, the Partnership had a spill of crude oil from its Mississippi System. Approximately 8,000 barrels of oil spilled from the pipeline near Summerland, Mississippi and entered a creek nearby. The oil then flowed into the Leaf River.

       The Partnership responded to this incident immediately, deploying crews to evaluate, clean up and monitor the spilled oil. At February 1, 2000, the spill had been substantially cleaned up, with ongoing maintenance and reduced clean-up activity expected to occur for several more months.

       The estimated cost of the spill clean-up is expected to be $17 million. A final determination as to the cause of the spill has not been completed. The incident was reported to insurers, and incurred costs related to the clean-up efforts have been reimbursed or approved for reimbursement by the insurers. The insurers, however, have reserved the right to claim the return of the insurance proceeds should the final determination of cause be a cause not covered by the insurance policies. Based on its review of the policies and its understanding of the facts associated with the spill, management of the General Partner believes that the costs of the spill are covered by insurance and collection of the receivable is probable.

       In its 1999 financial statements, the Partnership charged to expense the deductible of $50,000, recorded a liability for the $17 million of estimated clean-up costs and recorded a receivable from the insurance company for the insurance proceeds. Should the ultimate determination of the cause of the spill prove not to be covered by insurance, the Partnership will be required to write off the receivable of $17 million.

       As a result of this crude oil spill, certain federal and state regulatory agencies may impose fines and penalties that would not be reimbursed by insurance. At this time, it is not possible to predict whether the Partnership will be fined, the amounts of such fines, or whether such governmental agencies would prevail in imposing such fines.

       The segment of the Mississippi System where the spill occurred has been temporarily shut down and will not be returned to service until regulators give their approval. Regulatory authorities may require specific testing or changes to the pipeline before allowing the Partnership to restart that segment of the system. At this time, it is unknown whether there will be any required testing or changes and the related cost of that testing or changes.

       If the costs of testing or changes are too high, that segment of the system may not be restarted. If this part of the Mississippi System is taken out of service, annual tariff revenues would be reduced by approximately $0.6 million and the net book value of that portion of the pipeline would be written down to its net realizable value, resulting in a non-cash write-off of approximately $6.0 million.

     Current Business Conditions

       Despite significant increases in crude oil prices since the first quarter of 1999, U.S. onshore crude oil production volumes have not improved. Further, management of the General Partner has not seen significant improvement in the drilling and workover rig counts that would indicate that producers are expending capital to increase production. The first sign of recovery is normally an increase in the number of workover rigs, the rigs used for jobs that increase production from existing wells. In 1998, the monthly average number of workover rigs operating in the Partnership's primary operating areas was 653 rigs. That count dropped to 497 in 1999. Similarly, the average number of rotary rigs being utilized in the Partnership's primary operating areas to find or develop oil or natural gas declined from 386 rigs in 1998 to 275 rigs in 1999. Management of the General Partner believes that producers that survived the price downturn in 1998 and early 1999 by borrowing from banks or utilizing cash reserves are using the increased cash flow from higher prices to repay debt and replenish cash. Although there has been some increase in the number of drilling and workover rigs being utilized in the Partnership's primary operating areas during the early part of 2000, management of the General Partner expects that this increased activity is more likely to have the effect of reducing natural production declines rather than significantly increasing wellhead volumes in its operating areas.

       The Partnership's improved volumes during 1999 were due primarily to obtaining existing production through competitive marketing efforts. Increased competition for existing production generally results in lower margins per barrel. Therefore, the Partnership expects production obtained through competitive marketing efforts will result in incrementally lower gross margins per barrel.

       As crude oil prices rise, the Partnership's utilization of, and cost of credit under, the Guaranty Facility increases with respect to the same volume of business. The General Partner may be required to reduce or restrict the Partnership's gathering and marketing activities due to the $300 million limit of the Guaranty Facility. The cost of operating the Partnership's trucking fleet also rises as fuel costs rise.

       Additionally, as prices rise, the Partnership may have to increase the amount of its Working Capital Facility in order to have funds available to meet margin calls on the NYMEX and to fund inventory purchases. No assurances can be made that the Partnership would be able to increase the size of its Working Capital Facility or that changes to the terms of such increased Working Capital Facility would not have a material impact on the results of operations or cash flows of the Partnership.

ITEM 7a.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

  The Partnership's primary price risk relates to the effect of crude oil price fluctuations on its inventories and the fluctuations each month in grade and location differentials and their effects on future contractual commitments. The Partnership utilizes New York Mercantile Exchange ("NYMEX") commodity based futures contracts, forward contracts, swap agreements and option contracts to hedge its exposure to these market price fluctuations. Management believes the hedging program has been effective in minimizing overall price risk. At December 31, 1999, the Partnership used futures, forward and options contracts exclusively in its hedging program with the latest contract being settled in January 2001. Information about these contracts is contained in the table set forth below.

                                          Sell (Short)    Buy (Long)
                                           Contracts      Contracts
                                          ------------   ------------
Crude Oil Inventory
  Volume (1,000 bbls) .................             17
  Carrying value ......................   $        424
  Fair value ..........................   $        424

Commodity Futures Contracts:
  Contract volumes (1,000 bbls) .......         12,665         13,132
  Weighted average price per bbl ......   $      23.26   $      22.75
  Contract value (in thousands) .......   $    294,617   $    298,715
  Fair value (in thousands) ...........   $    313,937   $    316,640

Commodity Forward Contracts:
  Contract volumes (1,000 bbls) .......          4,830          4,090
  Weighted average price per bbl ......   $      25.50   $      24.81
  Contract value (in thousands) .......   $    123,173   $    101,492
  Fair value (in thousands) ...........   $    122,500   $    102,555

Commodity Option Contracts:
  Contract volumes (1,000 bbls) .......          1,960
  Weighted average strike price
    per bbl ...........................   $       3.15
  Contract value (in thousands) .......   $        363
  Fair value (in thousands) ...........   $        390

  The table above presents notional amounts in barrels, the weighted average contract price, total contract amount in U.S. dollars and total fair value amount in U.S. dollars. Fair values were determined by using the notional amount in barrels multiplied by the December 31, 1999 closing prices of the applicable NYMEX futures contract adjusted for location and grade differentials, as necessary.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

  The information required hereunder is included in this report as set forth in the "Index to Consolidated Financial Statements" on page 30.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

     None.

                                 PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

  The Partnership does not directly employ any persons responsible for managing or operating the Partnership or for providing services relating to day-to-day business affairs. The General Partner provides such services and is reimbursed for its direct and indirect costs and expenses, including all compensation and benefit costs.

  The Board of Directors of the General Partner has established a committee (the "Audit Committee") consisting of individuals who are neither officers nor employees of the General Partner or any affiliate of the General Partner. The committee has the authority to review, at the request of the General Partner, specific matters as to which the General Partner believes there may be a conflict of interest in order to determine if the resolution of such conflict is fair and reasonable to the Partnership. In addition, the committee reviews the external financial reporting of the Partnership, recommends engagement of the Partnership's independent accountants, and reviews the Partnership's procedures for internal auditing and the adequacy of the Partnership's internal accounting controls.

  Directors and Executive Officers of the General Partner

     Set forth below is certain information concerning the directors and executive officers of the General Partner. All directors of the General Partner are elected annually by the General Partner. All executive officers serve at the discretion of the General Partner.

              Name                       Age                           Position
       -----------------                 ---   --------------------------------------------------------
       A. Richard Janiak .............    53   Director and Chairman of the Board
       Mark J. Gorman ................    46   Director, Chief Executive Officer and President
       John P. vonBerg ...............    46   Director, Vice Chairman of the Board, and Executive
                                                 Vice President, Trading and Price Risk Management
       Michael A. Peak ...............    46   Director
       Robert T. Moffett .............    48   Director
       Herbert I. Goodman ............    77   Director
       J. Conley Stone ...............    68   Director
       John M. Fetzer ................    46   Executive Vice President
       Ross A. Benavides .............    46   Chief Financial Officer, General Counsel and Secretary
       Ben F. Runnels ................    59   Vice President, Trucking Operations
       Kerry W. Mazoch ...............    53   Vice President, Crude Oil Acquisitions

  A. Richard Janiak has served as Director and Chairman of the Board of the General Partner since June 1999. He is a Managing Director of Salomon Smith Barney Inc., where he has served in various investment banking and management positions since 1970.

  Mark J. Gorman has served as a Director of the General Partner since December 1996 and as President and Chief Executive Officer since October 1999. From December 1996 to October 1999 he served as Executive Vice President and as Chief Operating Officer from October 1997 to October 1999. He was President of Howell Crude Oil Company, a wholly-owned subsidiary of Howell Corporation, from September 1992 to December 1996. Prior to joining Howell, Mr. Gorman worked for Marathon Oil Company ("Marathon") for fifteen years in various capacities in Crude Oil Acquisition and Finance and Administration, including Manager of Crude Oil Purchases and Sales and Manager of Crude Oil Trading and Risk Management.

  John P. vonBerg has served as a Director of the General Partner since December 1996 and as Vice Chairman of the Board and Executive Vice President, Trading and Price Risk Management, since October 1999. From December 1996 to October 1999, he served as President and Chief Executive Officer of the General Partner. He was Vice President of Crude Oil Gathering, Domestic Supply and Trading, for Basis and its predecessor, Phibro

USA, from January 1994 to December 1996. He managed the Gathering and Domestic Trading and Commercial Support functions for Phibro USA during 1993. Prior to 1993, Mr. vonBerg worked for Marathon for 13 years in various capacities, including Product Trading, Risk Management, Crude Oil Purchases and Sales, Finance, Auditing and Operations.

  Michael A. Peak was elected to the Board of Directors of the General Partner in April 1997. Since 1989, Mr. Peak has been a crude oil trader with Phibro, Inc., a wholly-owned subsidiary of Salomon Smith Barney Holdings Inc. Prior to joining Phibro, Inc., Mr. Peak worked for Marathon for thirteen years in various capacities, including Manager of Crude Oil Trading, Business Development for the Gulf Coast Pipeline Division, Controller of the Gulf Coast Pipeline Division, Natural Gas Liquids Trader and several planning positions.

  Robert T. Moffett became a Director of the General Partner in February 1999. He has held the position of Vice President, General Counsel and Secretary of Howell since December 1996. He was Vice President and General Counsel of Howell from January 1995 to December 1996. Mr. Moffett joined Howell as General Counsel in September 1992. From 1987 to 1992, Mr. Moffett was a partner in Moffett and Brewster, an oil and gas investment firm.

  Herbert I. Goodman was elected to the Board of Directors of the General Partner in January 1997. He is the Chairman of IQ Holdings, Inc., a manufacturer and marketer of petrochemical-based consumer products. From 1988 until 1996 he was Chairman and Chief Executive Officer of Applied Trading Systems, Inc., a trading and consulting business. Prior to 1988, Mr. Goodman was with Gulf Trading and Transportation Company and Gulf Oil Corporation.

  Mr. J. Conley Stone was elected to the Board of Directors of the General Partner in January 1997. From 1987 to his retirement in 1995, he served as President, Chief Executive Officer, Chief Operating Officer and Director of Plantation Pipe Line Company, a common carrier liquid petroleum products pipeline transporter. From 1976 to 1987, Mr. Stone served in a variety of executive positions with Exxon Pipeline Company.

  John M. Fetzer has served as Executive Vice President since October 1999. He was Senior Vice President, Crude Oil, for the General Partner since December 1996. He served in the same capacity for Howell Crude Oil Company from September 1994 to December 1996. From 1993 to September 1994, Mr. Fetzer was a private investor and a consultant and expert witness in oil and gas related matters. He held the positions of Senior Vice President, Marketing, from 1991 to 1993 and Vice President of Crude Oil Trading from 1986 to 1991 at Enron Oil Trading and Transportation. From 1981 to 1986, Mr. Fetzer served as Manager, Crude Oil Trading for UPG Falco and P&O Falco, which later became Enron Oil Trading and Transportation. Prior to joining P&O Falco he held various financial and commercial positions with Marathon, which he joined in 1976.

  Ross A. Benavides has served as Chief Financial Officer of the General Partner since October 1998. He has served as General Counsel and Secretary since December 1999. He served as Tax Counsel for Lyondell Petrochemical Company ("Lyondell") from May 1997 to October 1998. Prior to joining Lyondell, he was Vice President of Basis from June 1996 to May 1997 and Tax Director of Basis from May 1994 to May 1996. From March 1990 to April 1994, he served as Tax Manager for Lyondell.

  Ben F. Runnels has served as Vice President, Trucking Operations of the General Partner since December 1996. He held the position of General Manager, Operations with Basis and its predecessor, Phibro USA, for the previous four years. Prior to that, he was Manager, Operations for JM Petroleum Corporation for four years. From 1974 until 1988, he was employed by Tesoro Petroleum Corp. and held the positions of Terminal Manager, Regional Manager, Pipeline Manager, and Division Manager, respectively. From 1962 until 1974, Mr. Runnels held various managerial positions at Ryder Tank Lines, Coastal Tank Lines, Robertson Tank Lines and Gulf Oil Corporation.

  Kerry W. Mazoch has served as Vice President, Crude Oil Acquisitions, of the General Partner since August 1997. From 1991 to 1997 he held the position of Vice President and General Manager of Crude Oil Acquisitions at Northridge Energy Marketing Corp., a wholly-owned subsidiary of TransCanada Pipelines Limited. From 1972 until 1991 he was employed by Mesa Pipe Line Company and held the positions of Vice President, Crude Oil, and General Manager, Refined Products Marketing. Prior to 1972, Mr. Mazoch worked for Exxon Company U.S.A. in various refined products marketing capacities.

  Section 16(a) of the Securities Exchange Act of 1934 requires the officers and directors of the General Partner and persons who own more than ten percent of a registered class of the equity securities of the Partnership to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the General Partner believes that during 1999 its officers and directors complied with all applicable filing requirements in a timely manner.

  Representatives of Salomon and Howell and officers of the General Partner do not receive any additional compensation for serving Genesis Energy, L.L.C., as members of the Board of Directors or any of its committees. Each of the independent directors receives an annual fee of $30,000.

ITEM 11.  EXECUTIVE COMPENSATION

  Under the terms of the Partnership Agreement, the Partnership is required to reimburse the General Partner for expenses relating to the operation of the Partnership, including salaries and bonuses of employees employed on behalf of the Partnership, as well as the costs of providing benefits to such persons under employee benefit plans and for the costs of health and life insurance. See "Certain Relationships and Related Transactions."

  The following table summarizes certain information regarding the compensation paid or accrued by Genesis during 1999, 1998 and 1997 to the Chief Executive Officer and each of Genesis' four other most highly compensated executive officers (the "Named Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                 Long-Term
                                                  Annual Compensation           Compensation
                                          -----------------------------------   ------------
                                                                                  Awards
                                                                                ------------
                                                                 Other Annual    Restricted          All Other
                                          Salary        Bonus    Compensation   Stock Awards       Compensation
Name and Principal Position        Year      $             $         $(1)            $                  $
---------------------------        ----   -------       ------   ------------   ------------       ------------
Mark J. Gorman                     1999   236,000(2)        --             --             --              9,600(3)
  Chief Executive Officer          1998   230,000       37,500             --        570,891(5)(6)        9,600(3)
    and President                  1997   212,500       37,500             --             --              9,550(13)

John P. vonBerg                    1999   410,000(2)        --             --             --              9,600(3)
  Executive Vice President,        1998   350,000           --             --        570,891(5)(7)        9,600(3)
    Trading and Price Risk         1997   350,000       50,000             --             --              9,550(13)
    Management

John M. Fetzer                     1999   211,000(2)        --             --             --              9,600(3)
  Executive Vice President         1998   200,000       37,500             --        570,891(5)(8)        9,600(3)
                                   1997   200,000       37,500             --             --              9,550(13)

Kerry W. Mazoch                    1999   166,000           --             --             --              9,600(3)
  Vice President, Crude            1998   166,000       25,000             --        231,057(5)(9)        4,800(10)
    Oil Acquisitions               1997    62,250       15,000             --             --              1,743(14)

Ross A. Benavides                  1999   150,000           --             --             --              9,586(4)
  Chief Financial Officer,         1998    31,700       10,000             --        185,000(11)          1,904(12)
  General Counsel and
  Secretary


(1) No Named Officer had "Perquisites and Other Personal Benefits" with a value greater than the lesser of $50,000 or 10% of reported salary and bonus.

(2)  Annual salary for the year 2000 is $270,000.

(3) Includes $4,800 of Company-matching contributions to a defined contribution plan and $4,800 of profit-sharing contributions to a defined contribution plan.

(4) Includes $4,793 of Company-matching contributions to a defined contribution plan and $4,793 of profit-sharing contributions to a defined contribution plan.

(5) Restricted units were awarded to the Named Officer on January 27, 1998. Under the terms of the Amended and Restated Restricted Unit Plan, the award will vest in increments of one-third annually beginning on December 8, 1998. The vested units cannot be sold until one year after vesting. Prior to vesting, distributions will be paid on restricted units any time distributions are paid on the Subordinated OLP Units. After vesting, the Named Officer will receive distributions whenever distributions are paid to the Common Unitholders.

(6) Mr. Gorman received an award of 29,090 restricted units. At December 31, 1999, Mr. Gorman had 19,293 vested restricted units with a value of $155,550 (determined using closing market price of unrestricted units on December 31, 1999). He had 6,842 unvested restricted units with a value of $55,164. Mr. Gorman relinquished 2,855 of the units that vested in 1999 and 1998, respectively, so that the value of the units on the vesting date ($6.6875 and $16.8125 per unit, respectively) could be used to pay federal income taxes owed on the vested portion of the award.

(7) Mr. vonBerg received an award of 29,090 restricted units. At December 31, 1999, Mr. vonBerg had 12,558 vested restricted units with a value of $101,249 (determined using closing market price of unrestricted units on December 31, 1999). He had 6,842 unvested restricted units with a value of $55,164. Mr. vonBerg relinquished 3,980 and 2,855 of the units that vested in 1999 and 1998, respectively, so that the value of the units on the vesting date ($6.6875 and $16.8125 per unit, respectively) could be used to pay federal income taxes owed on the vested portion of the award.

(8) Mr. Fetzer received an award of 29,090 restricted units. At December 31, 1999, Mr. Fetzer had 19,293 vested restricted units with a value of $155,550 (determined using closing market price of unrestricted units on December 31, 1999). He had 6,842 unvested restricted units with a value of $55,164. Mr. Fetzer relinquished 2,855 of the units that vested in 1999 and 1998 so that the value of the units on the vesting date ($6.6875 and $16.8125 per unit, respectively) could be used to pay federal income taxes owed on the vested portion of the award.

(9) Mr. Mazoch received an award of 12,121 restricted units. At December 31, 1999, Mr. Mazoch had 5,702 vested restricted units with a value of $45,972 (determined using closing market price of unrestricted units on December 31, 1999). He had 4,041 unvested restricted units with a value of $32,581. Mr. Mazoch relinquished 1,189 of the units that vested in 1999 and 1998 so that the value of the units on the vesting date ($6.6875 and $16.8125 per unit, respectively) could be used to pay federal income taxes owed on the vested portion of the award.

(10) Includes $4,800 of profit-sharing contributions to a defined contribution plan.

(11) Mr. Benavides received an award of 10,000 restricted units on October 27, 1998. Under the terms of the Amended and Restated Restricted Unit Plan, the award will vest in increments of one-third annually beginning on December 8, 1999. The vested units cannot be sold until one year after vesting. Prior to vesting, distributions will be paid on restricted units any time distributions are paid on the Subordinated OLP Units. After vesting, and Named Officer will receive distributions whenever distributions are paid to the Common Unitholders. At December 31, 1999, Mr. Benavides had 1,965 vested restricted units with a value of $15,843 (determined using closing market price of unrestricted units on December 31, 1999). He had 6,667 unvested restricted units with a value of $53,753. Mr. Benavides relinquished 1,368 of the units that vested in 1999 so that the value of the units on the vesting date ($6.6875 per unit) could be used to pay federal income taxes owed on the vested portion of the award.

(12) Includes $952 of Company matching contributions to a defined contribution plan and $952 of profit-sharing contributions to a defined contribution plan.

(13) Includes $4,750 of Company-matching contributions to a defined contribution plan and $4,800 of profit-sharing contributions to a defined contribution plan.

(14) Includes $1,743 of profit-sharing contributions to a defined contribution plan.


  Employment and Severance Agreements

     At formation, the General Partner entered into employment agreements with the following executive officers: Mr. vonBerg, Mr. Gorman, Mr. Fetzer and Mr. Runnels. When Mr. Benavides was employed, the General Partner entered into an employment agreement with him. The agreements with Mr. Gorman, Mr. vonBerg and Mr. Fetzer expired December 31, 1999 and were replaced with severance agreements. The initial agreement with Mr. Runnels expired December 31, 1999; however, the General Partner exercised its option to extend the agreement for an additional two years. The agreement with Mr. Benavides expires in October 2000. The agreement with

Mr. Runnels has five additional optional extension terms of one year each ("Extension Terms"). The agreements with Mr. Runnels and Mr. Benavides include the following additional provisions: (i) an annual base salary, (ii) eligibility to participate in the Restricted Unit Plan (including the allocation of Initial Restricted Units) and Incentive Compensation Plan described below, (iii) confidential information and noncompetition provisions and (iv) an involuntary termination provision pursuant to which the executive officer will receive severance compensation under certain circumstances. Severance compensation applicable under the employment agreements for an involuntary termination during the Initial Term and Extension Terms (other than a termination for cause, as defined in the agreements) will include payment of the greater of (i) the base salary for the balance of the applicable term, or (ii) one year's base salary then in effect and, in addition, the executive will be entitled to receive incentive compensation payable to the executive in accordance with the Incentive Plan. Upon expiration or termination of the agreement, the confidential information and noncompetition provisions will continue until the earlier of one year after the date of termination or the remainder of the unexpired term, but in no event for less than six months following the expiration or termination.

     The severance agreements with Mr. Gorman, Mr. vonBerg and Mr. Fetzer include the following provisions should there be a Change in Control (defined as a sale of substantially all of the Partnership's assets or a change in the ownership of fifty percent or more of the General Partner): (i) a lump sum payment of $270,000 for Mr. Gorman and Mr. Fetzer and $420,000 for Mr. vonBerg,
(ii) immediate vesting of any unvested awards under the Restricted Unit Plan and
(iii) payment of any incentive compensation payable to the executive in accordance with the Incentive Plan. These provisions also apply to an involuntary termination of the executive (other than a termination for cause, as defined in the agreements). The severance agreements terminate on December 31, 2000, provided, however, that the benefits under the severance agreements apply through July 1, 2001.

  Restricted Unit Plan

     In January 1997, the General Partner adopted a restricted unit plan for key employees of the General Partner that provided for the award of rights to receive Common Units under certain restrictions including meeting thresholds tied to Available Cash and Adjusted Operating Surplus. In January 1998, the restricted unit plan was amended and restated, and the thresholds tied to Available Cash and Adjusted Operating Surplus were eliminated. The discussion that follows is based on the terms of the Amended and Restated Restricted Unit Plan (the "Restricted Unit Plan"). Initially, rights to receive 291,000 Common Units are available under the Restricted Unit Plan. From these Units, rights to receive 240,000 Common Units (the "Restricted Units") have been allocated to approximately 32 individuals, subject to the vesting conditions described below and subject to other customary terms and conditions.

     One-third of the Restricted Units allocated to each individual vest annually beginning in December 1998. The remaining rights to receive 51,000 Common Units initially available under the Restricted Unit Plan may be allocated or issued in the future to key employees on such terms and conditions (including vesting conditions) as the Compensation Committee of the General Partner ("Compensation Committee") shall determine.

     Upon "vesting" in accordance with the terms and conditions of the Restricted Unit Plan, Common Units allocated to a plan participant will be issued to such participant. Units issued to participants may be newly issued Units acquired by the General Partner from the Partnership at then prevailing market prices or may be acquired by the General Partner in the open market. In either case, the associated expense will be borne by the Partnership. Until Common Units have vested and have been issued to a participant, such participant shall not be entitled to any distributions or allocations of income or loss and shall not have any voting or other rights in respect of such Common Units. The participant shall receive cash awards based on the number of non-vested units held by such participant to the extent that distributions are paid on Subordinated OLP Units. To date, no distributions have been paid with respect to Subordinated OLP Units. No consideration will be payable by the plan participants upon vesting and issuance of the Common Units. The plan participant cannot sell the Common Units until one year after the date of vesting.

     Termination without cause in violation of a written employment agreement, or a Significant Event as defined in the Restricted Unit Plan, will result in immediate vesting of all non-vested units and conversion to Common Units without any restrictions.

  Incentive Plan

     In January 1997, the General Partner adopted the Genesis Incentive Compensation Plan (the "Incentive Plan") and amended it in January 1998. The Incentive Plan is designed to enhance the financial performance of the

Partnership by rewarding the executive officers and other specific key employees for achieving annual financial performance objectives. The Incentive Plan will be administered by the Compensation Committee. Individual participants and payments, if any, for each calendar year will be determined by and in the discretion of the Compensation Committee. No incentive payments will be made with respect to any year unless (i) the aggregate MQD in the Incentive Plan year has been distributed to each holder of Common Units, plus any arrearage thereon,
(ii) the Adjusted Operating Surplus generated during such year has equaled or exceeded the sum of the MQD on all of the outstanding Common Units and the related distribution on the General Partner's interest during such year and
(iii) no APIs are outstanding. In addition, incentive payments will not exceed $375,000 with respect to any year unless (i) each holder of Subordinated OLP Units has also received the aggregate MQD and (ii) the Adjusted Operating Surplus generated during such year exceeded the sum of the MQD on all of the outstanding Common Units and Subordinated OLP Units and the related distribution on the General Partner's interest during such year. Any incentive payments will be at the discretion of the Compensation Committee, and the General Partner will be able to amend or change the Incentive Plan at any time.

ITEM 12.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The Partnership knows of no one who beneficially owns in excess of five percent of the Common Units of the Partnership. As set forth below, certain beneficial owners own interests in the General Partner of the Partnership as of February 29, 2000.

                                                               Amount and Nature
                                    Name and Address          of Beneficial Ownership   Percent
       Title of Class              of Beneficial Owner         as of January 1, 2000    of Class
  ------------------------  --------------------------------  -----------------------   --------
  General Partner Interest  Genesis Energy, L.L.C.                      1 (1)            100.00
                            500 Dallas, Suite 2500
                            Houston, TX  77002

  General Partner Interest  Salomon Smith Barney Holdings Inc.          1 (1)            100.00
                            Seven World Trade Center
                               New York, NY 10048

---------------------
(1) Salomon owns Genesis Energy, L.L.C. The reporting of the General Partner interest shall not be deemed to be a concession that such interest represents a security.

  The following table sets forth certain information as of February 29, 2000, regarding the beneficial ownership of the Common Units by all directors of the General Partner, each of the named executive officers and all directors and executive officers as a group.

                                                Amount and Nature of Beneficial Ownership
                                               --------------------------------------------
                                               Sole Voting and   Shared Voting and  Percent
     Title of Class            Name            Investment Power  Investment Power   of Class
  --------------------  -----------------      ----------------  -----------------  --------
  Genesis Energy, L.P.  A. Richard Janiak               --               --           --
  Common Unit           Mark J. Gorman              18,683               --            *
                        John P. vonBerg             18,558               --            *
                        Michael A. Peak             25,420               --            *
                        Robert T. Moffett               --               --           --
                        Herbert I. Goodman           2,000               --            *
                        J. Conley Stone              1,000               --            *
                        John M. Fetzer              18,683               --            *
                        Kerry W. Mazoch              5,702               --            *
                        Ross A. Benavides            4,965               --            *

                        All directors and
                          executive officers
                          as a group (11 in
                          number)                  100,073               --            1

  ------------------
  * Less than 1%

  The above table includes shares owned by certain members of the families of the directors or executive officers, including shares in which pecuniary interest may be disclaimed.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  See Note 12 to the Consolidated Financial Statements for information regarding certain transactions between Genesis and the General Partner, Salomon, Howell and their subsidiaries and affiliates.

  Salomon and Howell own 1,163,700 and 991,300 Subordinated OLP Units, respectively, representing a 10.58% and 9.01% limited partner interest in GCOLP. During 1999, Salomon and Howell owned 54% and 46%, respectively, of the General Partner. Effective February 28, 2000, Salomon acquired Howell's 46% interest in the General Partner. Through its control of the General Partner, Salomon has the ability to control the management of the Partnership and GCOLP.

  Redemption and Registration Rights Agreement. Pursuant to the Redemption and Registration Rights Agreement, the Partnership has agreed, at the end of the Subordination Period or upon earlier conversion of Subordinated OLP Units into Common OLP Units, to use reasonable efforts to sell that number of Common Units equal to the number of Common OLP Units that Salomon or Howell is requesting be redeemed. The proceeds, net of underwriting discount or placement fees, if any, from such sale will be used by the Operating Partnership to redeem such Common OLP Units. The Partnership is obligated to pay the expenses incidental to redemption requests, other than the underwriting discount or placement fees, if any. The General Partner will have a proportionate percentage of its general partner interest in the Operating Partnership redeemed when Common OLP Units are redeemed in connection with the exercise of the redemption right.

  Distribution Support Agreement. To further enhance the Partnership's ability to distribute the Minimum Quarterly Distribution on the Common Units with respect to each quarter through the quarter ending December 31, 2001, Salomon has agreed in the Distribution Support Agreement, subject to certain limitations, to contribute or cause to be contributed cash, if necessary, to the Partnership in return for APIs. Salomon's obligation to purchase APIs is limited to a maximum amount outstanding at any one time equal to $17.6 million. As of December 31, 1999, $3.9 million of the Distribution Support had been utilized and an additional $2.2 million was utilized in February 2000. $11.5 million remains available for periods after February 2000. The Unitholders have no independent right separate and apart from the Partnership to enforce obligations of Salomon under the Distribution Support Agreement.

ITEM 14.  EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

  (a)(1) and (2)  Financial Statements and Financial Statement Schedules

  See "Index to Consolidated Financial Statements" set forth on page 30.

  (a)(3)  Exhibits

       3.1 Certificate of Limited Partnership of Genesis Energy, L.P. ("Genesis") (incorporated by reference to Exhibit 3.1 to Registration Statement, File No. 333-11545)

    ** 3.2  Agreement of Limited Partnership of Genesis

    ** 3.3 Certificate of Limited Partnership of Genesis Crude Oil, L.P. (the "Operating Partnership")

       3.4 Agreement of Limited Partnership of the Operating Partnership (incorporated by reference to Exhibit 3.4 to Registration Statement, File No. 333-11545)

   ** 10.1 Purchase & Sale and Contribution & Conveyance Agreement dated as of December 3, 1996 among Basis Petroleum, Inc. ("Basis"), Howell Corporation ("Howell"), certain subsidiaries of Howell, Genesis, the Operating Partnership and Genesis Energy, L.L.C.

   ** 10.2  First Amendment to Purchase & Sale and Contribution &
            Conveyance Agreement

   ** 10.3 Distribution Support Agreement among the Operating Partnership and Salomon Inc

   ** 10.4 Master Credit Support Agreement among the Operating Partnership, Salomon Inc and Basis

   ** 10.5 Redemption and Registration Rights Agreement among Basis, Howell, certain Howell subsidiaries, Genesis and the Operating Partnership

       10.7 Non-competition Agreement among Genesis, the Operating Partnership, Salomon Inc, Basis and Howell (incorporated by reference to Exhibit 10.6 to Registration Statement, File No. 333-11545)

       10.8 Severance Agreement between Genesis Energy, L.L.C. and John P. vonBerg (incorporated by reference to Exhibit 10.3 to Form 10-Q for the quarterly period ended September 30, 1999)

       10.9 Severance Agreement between Genesis Energy, L.L.C. and Mark J. Gorman (incorporated by reference to Exhibit 10.2 to Form 10-Q for the quarterly period ended September 30, 1999)

      10.10 Severance Agreement between Genesis Energy, L.L.C. and
            John M. Fetzer (incorporated by reference to Exhibit 10.4 to Form 10-Q for the quarterly period ended September 30, 1999)

      10.11 Employment Agreement between Genesis Energy, L.L.C. and
            Ross A. Benavides (incorporated by reference to Exhibit 10.3 to Form 10-Q for the quarterly period ended September 30, 1998)

   ** 10.12 Employment Agreement between Genesis Energy, L.L.C. and
            Ben F. Runnels

      10.13 Extension of Employment Agreement between Genesis Energy,
            L.L.C. and Ben F. Runnels, (incorporated by reference to Exhibit
            10.6 to Form 10-Q for the quarterly period ended September 30,
            1999)

      10.14 Office Lease at One Allen Center between Trizec Allen Center Limited Partnership (Landlord) and Genesis Crude Oil, L.P. (Tenant) (incorporated by reference to Exhibit 10 to Form 10-Q for the quarterly period ended September 30, 1997)

      10.15 Third Amendment to Master Credit Support Agreement (incorporated by reference to Exhibit 10 to Form 10-Q for the quarterly period ended September 30, 1997)

      10.16 Sixth Amendment to Master Credit Support Agreement (incorporated by reference to Exhibit 10.17 to Form 10-K for the year ended December 31, 1997)

      10.17 Tenth Amendment to Master Credit Support Agreement (incorporated by reference to Exhibit 10.1 to Form 8-K dated June 1, 1999)

      10.18 Eleventh Amendment to Master Credit Support Agreement (incorporated by reference to Exhibit 10.1 to Form 10-Q for the quarterly period ended September 30, 1999)

      10.19 Amended and Restated Restricted Unit Plan (incorporated by reference to Exhibit 10.18 to Form 10-K for the year ended December 31, 1997)

      10.20 Agreement by and between Genesis Crude Oil, L.P. and Bank
            One, Texas, N.A. dated as of August 14, 1998 (incorporated by reference to Exhibit 10.1 to Form 10-Q for the quarterly period ended September 30, 1998)

      10.21 Amendment No. 1 to Loan Agreement by and between Genesis
            Crude Oil, L.P. and Bank One, Texas, N.A. dated as of August 14, 1998 (incorporated by reference to Exhibit 10.2 to Form 10-Q for the quarterly period ended September 30, 1998)

      10.22 Amendment No. 2 to Loan Agreement by and between Genesis
            Crude Oil, L.P. and Bank One, Texas, N.A. dated as of August 14, 1998 (incorporated by reference to Exhibit 10.21 to Form 10-K for the year ended December 31, 1998)

      10.23 Credit Agreement dated as of March 29, 2000, between
            Genesis Crude Oil, L.P. and Certain Lenders, with Paribas as Agent

       11.1 Statement Regarding Computation of Per Share Earnings (See Note 3 to the Consolidated Financial Statements - "Net Income Per Common Unit")

       21.1 Subsidiaries of the Registrant

       27   Financial Data Schedule

     ----------------------

     ** Filed as an exhibit to the Partnership's Annual Report on Form 10-K for the year ended December 31, 1996.

  (b)  Reports on Form 8-K

     None.

                                   SIGNATURES



  Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the 27th day of March, 2000.



                                 GENESIS ENERGY, L.P.
                                 (A Delaware Limited Partnership)

                             By: GENESIS ENERGY, L.L.C., as
                                      General Partner



                             By: /s/ Mark J. Gorman
                                ------------------------
                                Mark J. Gorman
                                Chief Executive Officer and President



  Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons in the capacities and on the dates indicated.




   /s/ MARK J. GORMAN             Director, Chief Executive Officer       March 27, 2000
--------------------------                  and President
    Mark J. Gorman                 (Principal Executive Officer)

   /s/ ROSS A. BENAVIDES          Chief Financial Officer,                March 27, 2000
--------------------------           General Counsel and
   Ross A. Benavides                     Secretary
                                  (Principal Financial and
                                      Accounting Officer)

   /s/ A. RICHARD JANIAK          Chairman of the Board and               March 27, 2000
--------------------------                Director
   A. Richard Janiak

   /s/ HERBERT I. GOODMAN                 Director                        March 27, 2000
--------------------------
   Herbert I. Goodman

   /s/ J. CONLEY STONE                    Director                        March 27, 2000
--------------------------
   J. Conley Stone

  /s/ MICHAEL A. PEAK                     Director                        March 27, 2000
--------------------------
   Michael A. Peak

   /s/ ROBERT T. MOFFETT                  Director                        March 27, 2000
--------------------------
   Robert T. Moffett

   /s/ JOHN P. VONBERG       Vice Chairman, Director, and Executive       March 27, 2000
--------------------------      Vice President, Trading and Price
   John P. vonBerg                     Risk Management

                              GENESIS ENERGY, L.P.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                         Page
                                                                         ----
Report of Independent Public Accountants................................. 30

Consolidated Balance Sheets, December 31, 1999 and 1998.................. 31

Consolidated Statements of Operations for the Years Ended December
 31, 1999, 1998 and 1997................................................. 32

Consolidated Statements of Cash Flows for the Years Ended December
 31, 1999, 1998 and 1997................................................. 33

Consolidated Statements of Partners' Capital for the Years Ended
 December 31, 1999, 1998 and 1997........................................ 34

Notes to Consolidated Financial Statements............................... 35

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Genesis Energy, L.P.:

We have audited the accompanying consolidated balance sheets of Genesis Energy, L.P., (a Delaware limited partnership) as of December 31, 1999 and 1998 and the related consolidated statements of operations, cash flows and partners' capital for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Genesis Energy, L.P. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.



                                       ARTHUR ANDERSEN LLP


Houston, Texas
March 2, 2000

                              GENESIS ENERGY, L.P.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)


                                                     December 31,     December 31,
                                                        1999             1998
                                                    -------------    -------------
                      ASSETS

CURRENT ASSETS
     Cash and cash equivalents ..................   $       6,664    $       7,710
     Accounts receivable -
          Trade .................................         241,529          167,600
          Related party .........................           7,030            4,634
     Inventories ................................             404            1,966
     Other ......................................          19,090            3,306
                                                    -------------    -------------
          Total current assets ..................         274,717          185,216

FIXED ASSETS, at cost ...........................         116,332          119,310
     Less:  Accumulated depreciation ............         (22,419)         (20,707)
                                                    -------------    -------------
     Net fixed assets ...........................          93,913           98,603

OTHER ASSETS, net of amortization ...............          11,962           13,354
                                                    -------------    -------------
TOTAL ASSETS ....................................   $     380,592    $     297,173
                                                    =============    =============

        LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES
     Current portion of long-term debt ..........   $      19,900    $          --
     Accounts payable -
          Trade .................................         251,742          172,143
          Related party .........................           1,604            6,200
     Accrued liabilities ........................          19,290            5,171
                                                    -------------    -------------
          Total current liabilities .............         292,536          183,514

LONG-TERM DEBT ..................................              --           15,800

COMMITMENTS AND CONTINGENCIES (Note 18)

ADDITIONAL PARTNERSHIP INTERESTS ................           3,900               --

MINORITY INTERESTS ..............................          30,571           29,988

PARTNERS' CAPITAL
     Common unitholders, 8,625 units issued;
       8,620 and 8,604 units outstanding
       at December 31, 1999 and 1998,
       respectively .............................          52,574           66,832
     General partner ............................           1,051            1,357
                                                    -------------    -------------
          Subtotal ..............................          53,625           68,189
     Treasury units, 5 and 21 units at
       December 31, 1999 and 1998,
       respectively .............................             (40)            (318)
                                                    -------------    -------------
          Total partners' capital ...............          53,585           67,871
                                                    -------------    -------------

TOTAL LIABILITIES AND PARTNERS' CAPITAL .........   $     380,592    $     297,173
                                                    =============    =============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                              GENESIS ENERGY, L.P.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands, except per unit amounts)

                                                                   Year Ended December 31,
                                                           -----------------------------------------
                                                              1999           1998           1997
                                                           -----------    -----------    -----------
REVENUES:
     Gathering and marketing revenues
          Unrelated parties ............................   $ 2,067,451    $ 2,178,224    $ 2,911,333
          Related parties ..............................        77,195         38,718        443,606
     Pipeline revenues .................................        16,366         16,533         17,989
                                                           -----------    -----------    -----------
            Total revenues .............................     2,161,012      2,233,475      3,372,928
COST OF SALES:
     Crude costs, unrelated parties ....................     2,043,506      2,141,715      3,147,694
     Crude costs, related parties ......................        74,812         42,814        183,490
     Field operating costs .............................        11,669         12,778         12,107
     Pipeline operating costs ..........................         8,161          7,971          6,016
                                                           -----------    -----------    -----------
            Total cost of sales ........................     2,138,148      2,205,278      3,349,307
                                                           -----------    -----------    -----------
GROSS MARGIN ...........................................        22,864         28,197         23,621
EXPENSES:
     General and administrative ........................        11,649         11,468          8,557
     Depreciation and amortization .....................         8,220          7,719          6,300
     Nonrecurring charges ..............................            --            373             --
                                                           -----------    -----------    -----------
OPERATING INCOME .......................................         2,995          8,637          8,764
OTHER INCOME (EXPENSE):
     Interest income ...................................           156            421          1,190
     Interest expense ..................................        (1,085)          (267)          (127)
     Other, net ........................................           849             28             21
                                                           -----------    -----------    -----------
Net income before minority interests ...................         2,915          8,819          9,848

Minority interests .....................................           583          1,763          1,968
                                                           -----------    -----------    -----------
NET INCOME .............................................   $     2,332    $     7,056    $     7,880
                                                           ===========    ===========    ===========

NET INCOME PER COMMON UNIT-BASIC AND DILUTED ...........   $      0.27    $      0.80    $      0.90
                                                           ===========    ===========    ===========

WEIGHTED AVERAGE NUMBER OF COMMON UNITS OUTSTANDING ....         8,604          8,606          8,625
                                                           ===========    ===========    ===========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                              GENESIS ENERGY, L.P.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)


                                                                   Year Ended December 31,
                                                              1999         1998         1997
                                                            ---------    ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income .........................................   $   2,332    $   7,056    $   7,880
     Adjustments to reconcile net income to net
       cash provided by (used in) operating
       activities -
          Depreciation ..................................       6,832        6,529        5,820
          Amortization of intangible assets .............       1,388        1,190          480
          (Gain) loss on disposal of assets .............        (849)         269          (21)
          Minority interests equity in earnings .........         583        1,763        1,968
          Other noncash charges .........................       1,459        1,503           66
          Changes in components of working capital -
               Accounts receivable ......................     (76,325)      37,635      178,938
               Inventories ..............................       1,562        1,384        1,257
               Other current assets .....................     (15,784)         182       (2,092)
               Accounts payable .........................      75,003      (39,648)    (172,761)
               Accrued liabilities ......................      13,861       (1,446)      (1,330)
                                                            ---------    ---------    ---------
Net cash provided by operating activities ...............      10,062       16,417       20,205

CASH FLOWS FROM INVESTING ACTIVITIES:
     Additions to property and equipment ................      (2,717)     (13,431)      (5,848)
     Change in other assets .............................         416       (4,270)        (162)
     Proceeds from sales of assets ......................       1,012          188          348
                                                            ---------    ---------    ---------
Net cash used in investing activities ...................      (1,289)     (17,513)      (5,662)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings under Loan Agreement ....................       4,100       15,800           --
     Distributions to common unitholders ................     (17,206)     (17,208)     (14,317)
     Distributions to General Partner ...................        (352)        (352)        (292)
     Issuance of additional partnership interests .......       3,900           --           --
     Purchase of treasury units .........................        (261)      (1,246)          --
                                                            ---------    ---------    ---------
Net cash used in financing activities ...................      (9,819)      (3,006)     (14,609)

Net decrease in cash and cash equivalents ...............      (1,046)      (4,102)         (66)

Cash and cash equivalents at beginning of period ........       7,710       11,812       11,878
                                                            ---------    ---------    ---------
Cash and cash equivalents at end of period ..............   $   6,664    $   7,710    $  11,812
                                                            =========    =========    =========

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                             GENESIS ENERGY, L.P.
                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
                                 (In thousands)


                                                                             Partners' Capital
                                                     ------------------------------------------------------------
                                                        Common         General        Treasury
                                                     Unitholders       Partner          Units           Total
                                                     ------------    ------------    ------------    ------------
Partners' capital at December 31, 1996 ...........   $     83,378    $      1,702    $         --    $     85,080
Net income .......................................          7,722             158              --           7,880
Cash distributions ...............................        (14,317)           (292)             --         (14,609)
                                                     ------------    ------------    ------------    ------------
Partners' capital at December 31, 1997 ...........         76,783           1,568              --          78,351
Net income .......................................          6,915             141              --           7,056
Cash distributions ...............................        (17,208)           (352)             --         (17,560)
Purchase of treasury units .......................             --              --          (1,246)         (1,246)
Issuance of treasury units to Restricted
  Unit Plan participants .........................             --              --             928             928
Excess of expense over cost of treasury
  units issued for Restricted Unit Plan ..........            342              --              --             342
                                                     ------------    ------------    ------------    ------------
Partners' capital, December 31, 1998 .............         66,832           1,357            (318)         67,871
Net income .......................................          2,286              46              --           2,332
Cash distributions ...............................        (17,206)           (352)             --         (17,558)
Purchase of treasury units .......................             --              --            (261)           (261)
Issuance of treasury units to Restricted Unit
  Plan participants ..............................             --              --             539             539
Excess of expense over cost of treasury units
  issued for Restricted Unit Plan ................            662              --              --             662
                                                     ------------    ------------    ------------    ------------
Partners' capital, December 31, 1999 .............   $     52,574    $      1,051    $        (40)   $     53,585
                                                     ============    ============    ============    ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                              GENESIS ENERGY, L.P.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



1.  FORMATION AND OFFERING

  In December 1996, Genesis Energy, L.P. ("GELP" or the "Partnership") completed an initial public offering of 8.6 million Common Units at $20.625 per unit, representing limited partner interests in GELP of 98%. Genesis Energy, L.L.C. (the "General Partner") serves as general partner of GELP and its operating limited partnership, Genesis Crude Oil, L.P. Genesis Crude Oil, L.P. has two subsidiary limited partnerships, Genesis Pipeline Texas, L.P. and Genesis Pipeline USA, L.P. Genesis Crude Oil, L.P. and its subsidiary partnerships will be referred to collectively as GCOLP. The General Partner owns a 2% general partner interest in GELP.

  Transactions at Formation

    At the closing of the offering, GELP contributed the net proceeds of the offering ($163.0 million) to GCOLP in exchange for a 80.01% general partner interest in GCOLP. With the net proceeds of the offering, GCOLP purchased for $74.0 million a portion of the crude oil gathering, marketing and pipeline operations of Howell Corporation ("Howell") and made a distribution of $86.9 million to Basis Petroleum, Inc. ("Basis") in exchange for its conveyance of a portion of its crude oil gathering and marketing operations. GCOLP issued an aggregate of 2.2 million subordinated limited partner units ("Subordinated OLP Units") to Basis and Howell to obtain the remaining operations. Basis' Subordinated OLP Units were transferred to its then parent, Salomon Smith Barney Holdings Inc. ("Salomon") in May 1997. The General Partner received an effective 2% general partner interest in GELP in exchange for a contribution of $2.9 million. The effects of these transactions, and the dilutive effect of differences in the consideration paid by the respective parties for their interests, have been reflected in the initial capital recorded by the Partnership.

    At formation, Basis had the largest ownership interest in the Partnership, with an effective 10.58% limited partner interest in GCOLP and ownership of 54% of the General Partner; therefore, the net assets acquired from Basis were recorded at their historical carrying amounts and the crude oil gathering and marketing division of Basis were treated as the Predecessor and the acquirer of Howell's operations. The acquisition of Howell's operations was treated as a purchase for accounting purposes.

2.  BASIS OF PRESENTATION

  The accompanying financial statements and related notes present the consolidated financial position as of December 31, 1999 and 1998 for GELP and its results of operations, cash flows and changes in partners' capital for the years ended December 31, 1999, 1998 and 1997.

  No provision for income taxes related to the operation of GELP is included in the accompanying consolidated financial statements, as such income will be taxable directly to the partners holding partnership interests in the Partnership.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

    The Partnership owns and operates its assets through GCOLP, an operating limited partnership. The accompanying consolidated financial statements reflect the combined accounts of the Partnership and the operating partnership after elimination of intercompany transactions. All material intercompany accounts and transactions have been eliminated.

  Nature of Operations

    The principal business activities of the Partnership are the purchasing, gathering, transporting and marketing of crude oil in the United States. The Partnership gathers approximately 99,000 barrels per day at the wellhead principally in the southern and southwestern states. The Partnership also owns and operates three crude oil pipelines onshore. The onshore pipelines are in Texas, Mississippi/Louisiana and Florida/Alabama.

                              GENESIS ENERGY, L.P.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


  Use of Estimates

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities, if any, at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Cash and Cash Equivalents

    The Partnership considers investments purchased with an original maturity of three months or less to be cash equivalents. The Partnership has no requirement for compensating balances or restrictions on cash.

  Inventories

    Crude oil inventories held for sale are valued at market. Store warehouse inventories, including tractor and trailer parts, supplies and fuel, are carried at the lower of cost or market.

  Fixed Assets

    Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method over the respective estimated useful lives of the assets. Asset lives are 20 years for pipelines and related assets, 3 to 7 years for vehicles and transportation equipment, and 3 to 10 years for buildings, office equipment, furniture and fixtures and other equipment. Maintenance and repair costs are charged to expense as incurred. Costs incurred for major replacements and upgrades are capitalized and depreciated over the remaining useful life of the asset. Certain volumes of crude oil are classified in fixed assets, as they are necessary to ensure efficient and uninterrupted operations of the gathering businesses. These crude oil volumes are carried at their weighted average cost.

  Other Assets

    Other assets consist primarily of intangibles and goodwill. Intangibles include a covenant not to compete, which is being amortized over five years. Goodwill represents the excess of purchase price over fair value of the net assets acquired for acquisitions accounted for as purchases and is being amortized over a period of 20 years.

  Minority Interests

    Minority interests represent the Subordinated OLP Units held by Salomon and Howell totaling 19.59% in GCOLP and the 0.4% interest the General Partner owns directly in GCOLP.

  Environmental Liabilities

    The Partnership provides for the estimated costs of environmental contingencies when liabilities are likely to occur and reasonable estimates can be made. Ongoing environmental compliance costs, including maintenance and monitoring costs, are charged to expense as incurred.

  Hedging Activities

    The Partnership routinely utilizes forward contracts, swaps, options and futures contracts in an effort to minimize the impact of crude oil price fluctuations on inventories and contractual commitments. Gains and losses related to these hedging activities are deferred until the transaction being hedged has settled and its related profit or loss is recognized. Deferred gains and losses from hedging activities are included in the Consolidated Balance Sheets in accrued liabilities or accounts receivable, respectively. Recognized gains and losses from hedging activities are included in crude costs in the Consolidated Statements of Operations. Unrecognized loss of $1,718,000 and $1,042,000 were deferred on these contracts at December 31, 1999 and 1998, respectively.

    Based on the historical correlations between the NYMEX price for West Texas intermediate crude at Cushing, Oklahoma, and the various trading hubs at which the Partnership trades, the Partnership's management believes the hedging program has been effective in minimizing the overall price risk. The Partnership continuously monitors the basis (location) differentials between its various trading hubs and Cushing, Oklahoma, to further manage its exposure.

    Should a hedging contract became ineffective or otherwise cease to serve as a hedge, the hedging instrument is accounted for under the mark-to-market method of accounting. Under this method, the contract is reflected at

                              GENESIS ENERGY, L.P.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


market value, and the resulting unrealized gains and losses are recognized currently in crude costs in the Consolidated Statements of Operations.

  Revenue Recognition

    Gathering and marketing revenues are recognized when title to the crude oil is transferred to the customer. Pipeline revenues are recognized upon delivery of the barrels to the location designated by the shipper.

  Cost of Sales

    Cost of sales consists of the cost of crude oil and field and pipeline operating expenses. Field and pipeline operating expenses consist primarily of labor costs for drivers and pipeline field personnel, truck rental costs, fuel and maintenance, utilities, insurance and property taxes.

  Net Income Per Common Unit

    Basic net income per Common Unit is calculated on the weighted average number of outstanding Common Units. The weighted average number of Common Units outstanding was 8,604,352, 8,605,934 and 8,625,000 for the years ended December 31, 1999, 1998 and 1997, respectively. For this purpose, the 2% General Partner interest is excluded from net income. Diluted net income per Common Unit did not differ from basic net income per Common Unit for any period presented.

4.  NEW ACCOUNTING PRONOUNCEMENTS

  In November 1998, the Emerging Issues Task Force (EITF) reached a consensus on EITF Issue 98-10, "Accounting for Energy Trading and Risk Management Activities". This consensus, effective in the first quarter of 1999, requires that certain energy related contracts be marked-to-market, with gains or losses recognized in current earnings. The Partnership has determined that its activities do not meet the definition in EITF Issue 98-10 of "energy trading" activities and, therefore, it was not required to make any change in its accounting.

  SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", was issued in June 1998. This standard was subsequently amended by SFAS 137. This new standard, which the Partnership will be required to adopt for its fiscal year 2001, will change the method of accounting for changes in the fair value of certain derivative instruments by requiring that an entity recognize the derivative at fair value as an asset or liability on its balance sheet. Depending on the purpose of the derivative and the item it is hedging, the changes in fair value of the derivative will be recognized in current earnings or as a component of other comprehensive income in partners' capital. The Partnership is in the process of evaluating the impact that this statement will have on its results of operations and financial position. This new standard could increase volatility in net income and comprehensive income.

5.  BUSINESS SEGMENT AND CUSTOMER INFORMATION

  Based on its management approach, the Partnership believes that all of its material operations revolve around the gathering, transportation and marketing of crude oil, and it currently reports its operations, both internally and externally, as a single business segment. A significant portion of the Partnership's revenues in 1997 resulted from transactions with Basis and other Salomon affiliates. No other customer accounted for more than 10% of the Partnership's revenues in any period.

6.  INVENTORIES

  Inventories consisted of the following (in thousands).

                                                  December 31,
                                                ---------------
                                                 1999     1998
                                                ------   ------
Crude oil inventories, at market ............   $   --   $1,644
Store warehouse inventories, at lower of
  cost or market ............................      404      322
                                                ------   ------
   Total inventories ........................   $  404   $1,966
                                                ======   ======

                              GENESIS ENERGY, L.P.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


7.  FIXED ASSETS

  Fixed assets consisted of the following (in thousands).

                                                     December 31,
                                                ----------------------
                                                  1999         1998
                                                ---------    ---------
Land and buildings ..........................   $   3,726    $   3,489
Pipelines and related assets ................      95,378       93,796
Vehicles and transportation equipment .......       5,950        8,006
Office equipment, furniture and fixtures ....       2,347        5,281
Other .......................................       8,931        8,738
                                                ---------    ---------
                                                  116,332      119,310
Less - Accumulated depreciation .............     (22,419)     (20,707)
                                                ---------    ---------
Net fixed assets ............................   $  93,913    $  98,603
                                                =========    =========

  Depreciation expense was $6,832,000, $6,529,000 and $5,820,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

8.  OTHER ASSETS

  Other assets consisted of the following (in thousands).

                                            December 31,
                                       --------------------
                                         1999        1998
                                       --------    --------
Goodwill ...........................   $  9,401    $  9,401
NYMEX seats ........................      1,203       1,203
Covenant not to compete ............      4,238       4,393
Other ..............................         62          66
                                       --------    --------
                                         14,904      15,063
Less - Accumulated amortization ....     (2,942)     (1,709)
                                       --------    --------
Net other assets ...................   $ 11,962    $ 13,354
                                       ========    ========

  Amortization expense was $1,388,000, $1,190,000 and $480,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

9.  CREDIT RESOURCES AND LIQUIDITY

  GCOLP entered into credit facilities with Salomon (collectively, the "Credit Facilities"), pursuant to a Master Credit Support Agreement. GCOLP's obligations under the Credit Facilities are secured by its receivables, inventories, general intangibles and cash.

  Guaranty Facility

    Salomon is providing a Guaranty Facility through December 31, 2000 in connection with the purchase, sale and exchange of crude oil by GCOLP. The aggregate amount of the Guaranty Facility is limited to $300 million for the year ending December 31, 2000 (to be reduced in each case by the amount of any obligation to a third party to the extent that such third party has a prior security interest in the collateral). GCOLP pays a guarantee fee to Salomon which increases over the remaining term, thereby increasing the cost of the Guaranty Facility. At December 31, 1999, the aggregate amount of obligations covered by guarantees was $164 million, including $72 million in payable obligations and $92 million of estimated crude oil purchase obligations for January 2000.

    The Master Credit Support Agreement contains various restrictive and affirmative covenants including (i) restrictions on indebtedness other than (a) pre-existing indebtedness, (b) indebtedness pursuant to Hedging Agreements (as defined in the Master Credit Support Agreement) entered into in the ordinary course of business and (c) indebtedness incurred in the ordinary course of business by acquiring and holding receivables to be collected in accordance with customary trade terms, (ii) restrictions on certain liens, investments, guarantees, loans, advances, lines of business, acquisitions, mergers, consolidations and sales of assets and (iii) compliance with certain risk management policies, audit and receivable risk exposure practices and cash management practices as may from time to time be revised or altered by Salomon in its sole discretion.

    Pursuant to the Master Credit Support Agreement, GCOLP is required to maintain (a) Consolidated Tangible Net Worth of not less than $50 million, (b) Consolidated Working Capital of not less than $1 million, (c) a ratio of

                              GENESIS ENERGY, L.P.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


its Consolidated Current Liabilities to Consolidated Working Capital plus net property, plant and equipment of not more than 7.5 to 1, (d) a ratio of Consolidated Earnings before Interest, Taxes, Depreciation and Amortization to Consolidated Fixed Charges of at least 1.75 to 1 as of the last day of each fiscal quarter prior to December 31, 1999 and (e) a ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth of not more than 10.0 to 1 (as such terms are defined in the Master Credit Support Agreement). The Partnership is currently in compliance with the provisions of this agreement.

    An Event of Default could result in the termination of the Credit Facilities at the discretion of Salomon. Significant Events of Default include (a) a default in the payment of (i) any principal on any payment obligation under the Credit Facilities when due or (ii) interest or fees or other amounts within two business days of the due date, (b) the guaranty exposure amount exceeding the maximum credit support amount for two consecutive calendar months, (c) failure to perform or otherwise comply with any covenants contained in the Master Credit Support Agreement if such failure continues unremedied for a period of 30 days after written notice thereof and (d) a material misrepresentation in connection with any loan, letter of credit or guarantee issued under the Credit Facilities. Removal of the General Partner will result in the termination of the Credit Facilities and the release of all of Salomon's obligations thereunder.

    There can be no assurance of the availability or the terms of credit for the Partnership. At this time, Salomon does not intend to provide guarantees or other credit support after the credit support period expires in December 2000. If the General Partner is removed without its consent, Salomon's credit support obligations will terminate. In addition, Salomon's obligations under the Master Credit Support Agreement may be transferred or terminated early subject to certain conditions. Management of the Partnership intends to replace the Guaranty Facility with a letter of credit facility with one or more third party lenders prior to December 2000 and has had preliminary discussions with banks about a replacement letter of credit facility. The General Partner may be required to reduce or restrict the Partnership's gathering and marketing activities because of limitations on its ability to obtain credit support and financing for its working capital needs. The General Partner expects that the overall cost of a replacement facility may be substantially greater than what the Partnership is incurring under its existing Master Credit Support Agreement. Any significant decrease in the Partnership's financial strength, regardless of the reason for such decrease, may increase the number of transactions requiring letters of credit or other financial support, make it more difficult for the Partnership to obtain such letters of credit, and/or may increase the cost of obtaining them. This situation could in turn adversely affect the Partnership's ability to maintain or increase the level of its purchasing and marketing activities or otherwise adversely affect the Partnership's profitability and Available Cash.

  Working Capital Facility

    Until replaced as described below, Salomon provided GCOLP with a Working Capital Facility of up to $50 million, which amount included direct cash advances not to exceed $35 million outstanding at any one time and letters of credit that may be required in the ordinary course of GCOLP's business.

    In August 1998, GCOLP entered into a revolving credit/loan agreement ("Loan Agreement") with Bank One, Texas, N.A. ("Bank One") to replace the Working Capital Facility that had been provided by Salomon. The Loan Agreement provides for loans or letters of credit in the aggregate not to exceed the greater of $35 million or the Borrowing Base (as defined in the Loan Agreement). Loans will bear interest at a rate chosen by GCOLP which would be one or more of the following: (a) a Floating Base Rate (as defined in the Loan Agreement) that is generally the prevailing prime rate less one percent; (b) a rate based on the Federal Funds Rate plus one and one-half percent or (c) a rate based on LIBOR plus one and one-quarter percent. The Loan Agreement provides for a revolving period until August 14, 2000, with interest to be paid monthly. All loans outstanding on August 14, 2000, are due at that time.

    The Loan Agreement is collateralized by the accounts receivable and inventory of GCOLP, subject to the terms of an Intercreditor Agreement between Bank One and Salomon. There is no compensating balance requirement under the Loan Agreement. A commitment fee of 0.35% on the available portion of the commitment is provided for in the agreement. Material covenants and restrictions include requirements to maintain a ratio of current assets (as defined in the Loan Agreement) to current liabilities of at least 1:1 and to maintain tangible net worth in GCOLP, as defined in the Loan Agreement, of not less than $65 million. The Partnership is currently in compliance with the provisions of this agreement.

                              GENESIS ENERGY, L.P.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


    At December 31, 1999, the Partnership had $19.9 million of loans outstanding under the Loan Agreement. The Partnership had no letters of credit outstanding at December 31, 1999. At December 31, 1999, $15.1 million was available to be borrowed under the Loan Agreement.

       Management of the Partnership has entered into discussions with a bank regarding replacement of the Bank One Loan Agreement with a long-term facility. Based upon these discussions, management expects that it will be able to replace the Loan Agreement with a long-term facility subject to similar terms. If the Partnership is unable to complete the replacement agreement noted above, then other options will be pursued, some of which may have terms not as favorable to the Partnership, including increasing costs and pledging additional collateral. While management believes that it will be able to replace the Loan Agreement on a long-term basis prior to its maturity, there can be no assurance that it will be able to do so.

  Distributions

    Generally, GCOLP will distribute 100% of its Available Cash within 45 days after the end of each quarter to Unitholders of record and to the General Partner. Available Cash consists generally of all of the cash receipts less cash disbursements of GCOLP adjusted for net changes to reserves. (A full definition of Available Cash is set forth in the Partnership Agreement.) Distributions of Available Cash to the holders of Subordinated OLP Units are subject to the prior rights of holders of Common Units to receive the minimum quarterly distribution ("MQD") for each quarter during the subordination period (which will not end earlier than December 31, 2001) and to receive any arrearages in the distribution of the MQD on the Common Units for prior quarters during the subordination period. MQD is $0.50 per unit.

    Salomon has committed, subject to certain limitations, to provide total cash distribution support, with respect to quarters ending on or before December 31, 2001, in an amount up to an aggregate of $17.6 million in exchange for Additional Partnership Interests ("APIs"). Salomon's obligation to purchase APIs will end no later than December 31, 2001, with the actual termination subject to the levels of distributions that have been made prior to the termination date. In 1999, the Partnership utilized $3.9 million of the distribution support from Salomon. An additional $2.2 million of distribution support was utilized in February 2000. After the distribution in February 2000, $6.1 million of distribution support has been utilized and $11.5 million remains available through December 31, 2001 or until such amount is fully utilized, whichever comes first.

    APIs purchased by Salomon are not entitled to cash distributions or voting rights. The APIs will be redeemed if and to the extent that Available Cash for any future quarter exceeds an amount necessary to distribute the MQD on all Common Units and Subordinated OLP Units and to eliminate any arrearages in the MQD on Common Units for prior periods.

    In addition, the Partnership Agreement authorizes the General Partner to cause GCOLP to issue additional limited partner interests and other equity securities, the proceeds from which could be used to provide additional funds for acquisitions or other GCOLP needs.

10.  Partnership Equity

  Partnership equity in GELP consists of the general partner interest of 2% and
8.6 million Common Units representing limited partner interests of 98%. The Common Units were sold to the public in an initial public offering in December 1996. The general partner interest is held by the General Partner.

  GELP has an approximate 80.01% general partner interest in GCOLP. The remainder of GCOLP is held by Salomon, Howell and the General Partner. These interests, reflected in the consolidated financial statements as minority interests, are as follows.

                                                                 Interest in
                                                                    GCOLP
                                                                -------------
           Subordinated limited partner interest held by:
             Salomon ..........................................    10.58%
             Howell ...........................................     9.01
           General partner interest in GCOLP held by the
             General Partner ..................................     0.40
                                                                  ------
           Total minority interests ...........................    19.99%
                                                                  ======

  The Partnership is managed by the General Partner. Common Units will receive distributions in liquidation in preference to Subordinated OLP Units. See Note 9 for a discussion regarding distributions.

                              GENESIS ENERGY, L.P.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


  Conversion of Subordinated OLP Units

    There is no established public market for the Subordinated OLP Units. The Subordinated OLP Units will convert into common units of GCOLP ("Common OLP Units") upon the expiration of the subordination period. The subordination period will not end prior to December 31, 2001 and will only end thereafter if GCOLP satisfies certain cash distribution and earnings tests. Subordinated OLP Units that have converted into Common OLP Units will share equally in distributions of Available Cash with the Common Units.

    Once the Subordinated OLP Units have converted into Common OLP Units, Salomon or Howell may request that these units be redeemed. At such time, pursuant to a Redemption and Registration Rights Agreement, GELP will use its reasonable best efforts to sell the number of Common Units equal to the number of Common OLP Units in GCOLP that are to be redeemed. The proceeds, net of underwriting discount or placement fees from such sale, will be contributed to GCOLP and used to redeem such Common OLP Units. GELP is obligated to pay the expenses incidental to redemption requests, other than underwriting discount or placement fees. The General Partner will have a proportionate percentage of its general partner interest in GCOLP redeemed when Common OLP Units are redeemed in connection with the exercise of the redemption right.

11.  NONRECURRING CHARGE

  In the second quarter of 1998, the Partnership shut-in its Main Pass pipeline. A charge of $373,000 was recorded, consisting of $109,000 of costs related to the shut-in and a non-cash write-down of the asset of $264,000.

12.  TRANSACTIONS WITH RELATED PARTIES

  Sales, purchases and other transactions with affiliated companies, except the guarantee fees paid to Salomon, in the opinion of management, are conducted under terms no more or less favorable than those conducted with unaffiliated parties. Basis was a wholly-owned subsidiary of Salomon until May 1, 1997, when Basis was sold to Valero Energy Corporation. Basis transferred its 54% interest in the general partner and its approximately 1.2 million Subordinated OLP Units to Salomon in conjunction with the sale of Basis.

  Sales and Purchases of Crude Oil

    A summary of sales to and purchases from related parties of crude oil is as follows (in thousands).

                                    Year Ended December 31,
                                 ------------------------------
                                   1999       1998       1997
                                 --------   --------   --------
Sales to affiliates ..........   $ 77,195   $ 38,718   $443,606
Purchases from affiliates ....   $ 74,812   $ 42,814   $183,490

  Clearing of Commodities Futures Transactions

    The Partnership cleared a portion of its commodity futures transactions on the NYMEX through Basis Clearing, Inc., a wholly-owned subsidiary of Basis. In April 1997, Basis Clearing, Inc. ceased its clearing activities for the Partnership. The Partnership paid commissions to Basis Clearing, Inc. of $29,000 in 1997.

  General and Administrative Services

    The Partnership does not directly employ any persons to manage or operate its business. Those functions are provided by the General Partner. The Partnership reimburses the General Partner for all direct and indirect costs of these services. Total costs reimbursed to the General Partner by the Partnership were $16,687,000, $15,428,000 and $14,973,000 for the years ended December 31,
1999, 1998 and 1997, respectively.

    The Partnership entered into a Corporate Services Agreement with Basis pursuant to which Basis, directly or through its affiliates, provided certain administrative and support services for the benefit of the Partnership. Such services included human resources, tax, accounting, data processing, NYMEX transaction clearing and other similar administrative services. The Partnership no longer receives any services under the Corporate Services Agreement. Charges by Basis under the Corporate Services Agreement during the period in 1997 that Basis was a related party to the Partnership were approximately $100,000 per month.

  Treasury Services

    The Partnership entered into a Treasury Management Agreement with Basis. Effective May 1, 1997, Salomon replaced Basis as a party to the Treasury Management Agreement. Under the Treasury Management Agreement, the Partnership invested excess cash with Salomon and earned interest at market rates. At

                              GENESIS ENERGY, L.P.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


December 31, 1998 and 1997, the Partnership had $9.0 million and $14.0 million in funds, respectively, deposited with Salomon under the Treasury Management Agreement. Such amounts have been classified in the consolidated balance sheets as cash and cash equivalents. For the years ended December 31, 1998 and 1997, the Partnership earned interest of $288,000 and $833,000, respectively, on the investments with Salomon. The Treasury Management Agreement has expired.

  Credit Facilities

    As discussed in Note 9, Salomon provides Credit Facilities to the Partnership. For the years ended December 31, 1999, 1998 and 1997, the Partnership paid Salomon $680,000, $578,000 and $730,000, respectively, for guarantee fees under the Credit Facilities. The Partnership paid Salomon $18,000 for interest under the Credit Facilities during 1998. The Partnership paid Basis $85,000 for interest under the Credit Facilities during 1997.

13.  SUPPLEMENTAL CASH FLOW INFORMATION

  Cash received by the Partnership for interest for the years ended December 31, 1999, 1998 and 1997 was $152,000, $422,000 and $1,139,000, respectively.
Payments of interest were $1,035,000, $274,000 and $122,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

14.  EMPLOYEE BENEFIT PLANS

  The Partnership does not directly employ any of the persons responsible for managing or operating the Partnership. Employees of the General Partner provide those services and are covered by various retirement and other benefit plans. The General Partner's employees participated in the plans of Basis in 1997. Beginning in 1998, the General Partner maintained its own plans.

  In order to encourage long-term savings and to provide additional funds for retirement to its employees, the General Partner sponsors a profit-sharing and retirement savings plan. Under this plan, the General Partner's matching contribution is calculated as the lesser of 50% of each employee's annual pretax contribution or 3% of each employee's total compensation. The General Partner also made a profit-sharing contribution of at least 3% of each eligible employee's total compensation. The General Partner's costs relating to this plan were $566,000, $619,000 and $474,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

  The General Partner also provided certain health care and survivor benefits for its active employees. In 1998, these plans were fully-insured. In 1999 and 1997, these benefit programs were self-insured. In 2000, these plans will be self-insured. The expenses of the General Partner for these benefits were $1,067,000, $1,338,000 and $1,731,000 in 1999, 1998, 1997, respectively.

  The General Partner also adopted two plans in January 1997 and amended these plans in January 1998. These plans are a restricted unit plan ("Restricted Unit Plan") for key employees of the General Partner and the Genesis Incentive Compensation Plan ("Incentive Plan").

  Restricted Unit Plan

     In January 1997, the General Partner adopted a restricted unit plan for key employees of the General Partner that provided for the award of rights to receive Common Units under certain restrictions, including meeting thresholds tied to Available Cash and Adjusted Operating Surplus. Initially, rights to receive 291,000 Common Units were available under the restricted unit plan with rights to receive 194,000 Common Units allocated to approximately 30 individuals. The restricted units would vest upon the conversion of Subordinated OLP Units to Common OLP Units. In the event of early conversion of a portion of the Subordinated OLP Units into Common OLP Units, the restricted units would vest in the same proportion. The Partnership recorded no compensation expense related to the restricted unit plan in 1997 due to uncertainty as to whether the necessary vesting conditions would be met. Likewise, the restricted units were not considered in diluted net income per common unit in 1997 as none of the vesting conditions had been met in any period.

     In January 1998, the restricted unit plan was amended and restated, and the thresholds tied to Available Cash and Adjusted Operating Surplus were eliminated. The discussion that follows is based on the terms of the Amended and Restated Restricted Unit Plan (the "Restricted Unit Plan"). Initially, rights to receive 291,000 Common Units are available under the Restricted Unit Plan. From these Units, rights to receive 240,000 Common Units (the "Restricted Units") have been allocated to approximately 32 individuals, subject to the vesting conditions described below and subject to other customary terms and conditions. The remaining rights to receive 51,000

                              GENESIS ENERGY, L.P.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Common Units initially available under the Restricted Unit Plan may be allocated or issued in the future to key employees on such terms and conditions (including vesting conditions) as the Compensation Committee of the General Partner ("Compensation Committee") shall determine.

     Upon "vesting" in accordance with the terms and conditions of the Restricted Unit Plan, Common Units allocated to a plan participant will be issued to such participant. Units issued to participants may be newly issued Units acquired by the General Partner from the Partnership at then prevailing market prices or may be acquired by the General Partner in the open market. In 1998, one-third of the Restricted Units allocated to each individual vested and the units issued were acquired on the open market. In either case, the associated expense will be borne by the Partnership. Until Common Units have vested and have been issued to a participant, such participant shall not be entitled to any distributions or allocations of income or loss and shall not have any voting or other rights in respect of such Common Units. The participant shall receive cash awards based on the number of non-vested units held by such participant to the extent that distributions are paid on Subordinated OLP Units. To date, no distributions have been paid with respect to Subordinated OLP Units. No consideration will be payable by the participants in the Restricted Unit Plan upon vesting and issuance of the Common Units. Additionally, the participant cannot sell the Common Units until one year after the date of vesting.

     Termination without cause in violation of a written employment agreement, or a Significant Event as defined in the Restricted Unit Plan, will result in immediate vesting of all non-vested units and conversion to Common Units without any restrictions.

     In 1999 and 1998, the Partnership recorded expense of $1,459,000 and $1,617,000, respectively, related to the Restricted Units.

  Incentive Plan

     The Incentive Plan is designed to enhance the financial performance of the Partnership by rewarding the executive officers and other specific key employees for achieving annual financial performance objectives. The Incentive Plan will be administered by the Compensation Committee. Individual participants and payments, if any, for each calendar year will be determined by and in the discretion of the Compensation Committee. No incentive payment will be made with respect to any year unless (i) the aggregate MQD in the Incentive Plan year has been distributed to each holder of Common Units, plus any arrearage thereon,
(ii) the Adjusted Operating Surplus generated during such year has equaled or exceeded the sum of the MQD on all of the outstanding Common Units and the related distribution on the General Partner's interest during such year and
(iii) no APIs are outstanding. In addition, incentive payments will not exceed $375,000 with respect to any year unless (i) each holder of Subordinated OLP Units has also received the aggregate MQD and (ii) the Adjusted Operating Surplus generated during such year exceed the sum of the MQD on all of the outstanding Common Units and Subordinated OLP Units and the related distribution on the General Partner's interest during such year. Any incentive payments will be at the discretion of the Compensation Committee, and the General Partner will be able to amend or change the Incentive Plan at any time. No incentive payments have been made under the Incentive Plan, although the Compensation Committee has awarded performance bonuses.

15.  MARKET RISK

  The Partnership's market risk in the purchase and sale of its crude oil contracts is the potential loss that can be caused by a change in the market value of the asset or commitment. In order to hedge its exposure to such market fluctuations, the Partnership enters into various financial contracts, including futures, options and swaps. Normally, any contracts used to hedge market risk are less than one year in duration. Changes in the market value of these transactions are deferred until the gain or loss is recognized on the hedged transaction, at which time such gains and losses are recognized through crude costs.

16.  CONCENTRATION AND CREDIT RISK

  The Partnership derives its revenues from customers primarily in the crude oil industry. This industry concentration has the potential to impact the Partnership's overall exposure to credit risk, either positively or negatively, in that the Partnership's customers could be affected by similar changes in economic, industry or other conditions. However, the Partnership believes that the credit risk posed by this industry concentration is offset by the creditworthiness of the Partnership's customer base. The Partnership's portfolio of accounts receivable is comprised primarily of major international corporate entities with stable payment experience. The credit risk

                              GENESIS ENERGY, L.P.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


related to contracts which are traded on the New York Mercantile Exchange (NYMEX) is limited due to the daily cash settlement procedures and other NYMEX requirements.

  The Partnership has established various procedures to manage its credit exposure, including initial credit approvals, credit limits, collateral requirements and rights of offset. Letters of credit, prepayments and guarantees are also utilized to limit credit risk to ensure that management's established credit criteria are met.

17.  Fair Value of Financial Instruments

  The carrying values of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities in the Consolidated Balance Sheets approximated fair value due to the short maturity of these instruments. Additionally, the carrying value of the long-term debt approximated fair value due to its floating rate of interest.

  Estimated fair values of option contracts used as hedges and the net gains and losses, both recognized and deferred, arising from hedging activities at December 31, 1999, 1998 and 1997 are as follows (in thousands).

                                         1999                   1998                     1997
                              ----------------------- ----------------------- -----------------------
                                               Net                     Net                     Net
                              Carrying Fair   Gains   Carrying Fair   Gains   Carrying Fair   Gains
                               Amount  Value (Losses)  Amount  Value (Losses)  Amount  Value (Losses)
                              -------- ----- -------- -------- ----- -------- -------- ----- --------
Option contracts written .... $    390 $ 390 $     -- $     -- $  -- $     -- $  1,356 $ 803 $    553

  Quoted market prices are used in determining the fair value of the option contracts. If quoted prices are not available, fair values are estimated on the basis of pricing models or quoted prices for contracts with similar characteristics. Judgment is required in interpreting market data and the use of different market assumptions or estimation methodologies may affect the estimated fair value amounts.

18.  Commitments and Contingencies

  The Partnership uses surface, vehicle and office leases in the course of its business operations. The Partnership also leases a segment of pipeline and four tanks for use in its pipeline operations. The future minimum rental payments under all noncancelable operating leases as of December 31, 1999, were as follows (in thousands).

     2000 ....................................  $1,051
     2001 ....................................     776
     2002 ....................................     672
     2003 ....................................     481
     2004 ....................................     513
     2005 and thereafter .....................     448
                                                ------
     Total minimum lease obligations .........  $3,941
                                                ======

  Total operating lease expense was as follows (in thousands).

     Year ended December 31, 1999 ............  $1,674
     Year ended December 31, 1998 ............  $1,921
     Year ended December 31, 1997 ............  $1,060

  The Partnership has contractual commitments (primarily forward contracts) arising in the ordinary course of business. At December 31, 1999, the Partnership had commitments to purchase 17,222,000 barrels of crude oil at fixed prices ranging from $14.87 to $27.20 per barrel extending to January 2001, and commitments to sell 17,495,000 barrels of crude oil at fixed prices ranging from $14.60 to $27.25 per barrel extending to February 2001. Additionally, the Partnership had commitments to purchase 28,514,000 barrels of crude oil extending to February 2001, and commitments to sell 13,268,000 barrels of crude oil extending to June 2000, both associated with market-price related contracts.

  The Partnership is subject to various environmental laws and regulations. Policies and procedures are in place to monitor compliance. The Partnership's management has made an assessment of its potential environmental exposure and determined that such exposure is not material to its consolidated financial position, results of operations or cash flows. As part of the formation of the Partnership, Basis and Howell agreed to be responsible for certain environmental conditions related to their ownership and operation of their respective assets contributed to

                              GENESIS ENERGY, L.P.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


the Partnership and for any environmental liabilities which Basis or Howell may have assumed from prior owners of these assets.

  The Partnership is subject to lawsuits in the normal course of business and examinations by tax and other regulatory authorities. Such matters presently pending are not expected to have a material adverse effect on the financial position, results of operations or cash flows of the Partnership.

  As part of the formation of the Partnership, Basis and Howell agreed to each retain liability and responsibility for the defense of any future lawsuits arising out of activities conducted by Basis and Howell prior to the formation of the Partnership and have also agreed to cooperate in the defense of such lawsuits.

  Pipeline Oil Spill

    On December 20, 1999, the Partnership had a spill of crude oil from its Mississippi System. Approximately 8,000 barrels of oil spilled from the pipeline near Summerland, Mississippi and entered a creek nearby. The oil then flowed into the Leaf River.

    The Partnership responded to this incident immediately, deploying crews to evaluate, clean up and monitor the spilled oil. At February 1, 2000, the spill had been substantially cleaned up, with ongoing maintenance and reduced clean-up activity expected to continue for several more months.

    The estimated cost of the spill clean-up is expected to be $17 million. A final determination as to the cause of the spill has not been completed. The incident was reported to insurers, and incurred costs related to the clean-up efforts have been reimbursed or approved for reimbursement by the insurers. The insurers, however, have reserved the right to claim the return of the insurance proceeds should the final determination of cause be a cause not covered by the insurance policies. Based on its review of the policies and its understanding of the facts associated with the spill, management of the General Partner believes that the costs of the spill are covered by insurance and collection of the receivable is probable.

    In its 1999 financial statements, the Partnership charged to expense the deductible of $50,000, recorded a liability for the $17 million of estimated clean-up costs and recorded a receivable from the insurance company for the insurance proceeds. Should the ultimate determination of the cause of the spill proves not to be covered by insurance, the Partnership will be required to write off the receivable of $17 million.

    As a result of this crude oil spill, certain federal and state regulatory agencies may impose fines and penalties that would not be reimbursed by insurance. At this time, it is not possible to predict whether the Partnership will be fined, the amounts of such fines, or whether such governmental agencies would prevail in imposing such fines.

    The segment of the Mississippi System where the spill occurred has been temporarily shut down and will not be returned to service until regulators give their approval. Regulatory authorities may require specific testing or changes to the pipeline before allowing the Partnership to restart that segment of the system. At this time, it is unknown whether there will be any required testing or changes and the related cost of that testing or changes.

    If the costs of testing or changes are too high, that segment of the system may not be restarted. If this part of the Mississippi System is taken out of service, annual tariff revenues would be reduced by approximately $0.6 million and the net book value of that portion of the pipeline would be written down to its net realizable value, resulting in a non-cash write-off of approximately $6.0 million.

19.  SUBSEQUENT EVENT

  On February 28, 2000, Howell sold its 46% interest in the General Partner to Salomon, resulting in Salomon owning 100% of the General Partner.

                              GENESIS ENERGY, L.P.



     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GENESIS ENERGY L.L.C., THE GENERAL PARTNER OF THE PARTNERSHIP.

     The undersigned hereby (a) acknowledges receipt of the Notice of Special
Meeting of Genesis Energy, L.P., to be held at    a.m. local time, on
          , 2000 at         ,         , Houston, TX 77002, (b) acknowledges
receipt of the proxy statement of the general partner in connection therewith, dated , 2000, (c) appoints Mark J. Gorman and Ross A. Benavides, or either of them, each with full power to appoint his substitute, as proxies of the undersigned, and (d) authorizes the proxies to represent and vote, as designated on the reverse side hereof, all the common units of the partnership which the undersigned would be entitled to vote if personally present at the special meeting, or any adjournment thereof.

     The undersigned hereby revokes any proxy to vote common units held by the undersigned previously given to the extent such proxy permits the holder thereof to vote on the matter covered by this proxy.

     THE UNDERSIGNED ACKNOWLEDGES THAT THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED UNITHOLDER AND THAT, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL.

     This proxy may be revoked at any time prior to the voting of this proxy by the execution and submission of a revised proxy or by voting in person at the meeting.

     PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE.

                (Continued and to be signed on the reverse side.)




                                SEE REVERSE SIDE

     The board of directors of the general partner recommends a vote "FOR" the proposal that, if approved will:

     o set the minimum quarterly distribution on the common units at $0.20 per unit (the current minimum quarterly distribution is $0.50 per unit); and

     o set the respective per unit distribution thresholds that must be achieved before the general partner is entitled to incentive compensation payments at 125%, 140% and 165% of the minimum quarterly distribution, or $0.25, $0.28 and $0.33 per unit; and

     o    ratify and approve the following additional actions:

          o the elimination of all outstanding subordinated limited partnership units and the termination of the subordination period;

          o    the elimination of all outstanding additional partner interests;

          o the elimination of the requirement that the common units accrue arrearages;

          o the payment of Salomon's remaining distribution support obligation in the amount of $[ ];

          o a special distribution of an aggregate of $[ ] million, or $[ ] per unit, on the common units held by the public; and

          o the extension of Salomon's $300 million credit support obligation to the partnership until December 31, 2001, on the current terms and conditions.

               A more detailed description of the proposal is contained in this proxy statement.


                     [ ] FOR             [ ] AGAINST             [ ] ABSTAIN


               Dated:


               -------------------------------------
                   Signature(s) of Unitholder(s)

               (Executors, administrators, guardians, trustees, attorneys, and officers signing for corporations or other organizations should give full title. If a partnership or jointly owned, each owner should sign.)

               If you need assistance in voting your shares, please call [PROXY SOLICITOR], toll free, at [TELEPHONE NUMBER], or, outside the United States, collect at [TELEPHONE NUMBER].


                                      -2-